FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206582-17

MSC 2018-L1

Free Writing Prospectus

Structural and Collateral Term Sheet

$900,598,709

(Approximate Total Mortgage Pool Balance)

$781,517,000

(Approximate Offered Certificates)

Morgan Stanley Capital I Inc.

as Depositor

Morgan Stanley Mortgage Capital Holdings LLC

KeyBank National Association

Starwood Mortgage Capital LLC

Cantor Commercial Real Estate Lending, L.P.

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates

Series 2018-L1

October 3, 2018

MORGAN STANLEY Co-Lead Bookrunning Manager		Cantor Fitzgerald & Co. Co-Lead Bookrunning Manager

KeyBanc Capital Markets Co-Manager	The Williams Capital Group, L.P. Co-Manager	Mischler Financial Group, Inc. Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File No. 333-206582) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the Preliminary Prospectus. The information contained herein supersedes any such information previously delivered. The information contained herein should be reviewed only in conjunction with the entire Preliminary Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Preliminary Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Preliminary Prospectus. The information contained herein will be more fully described in the Preliminary Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Preliminary Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Structural Overview

Offered Certificates

Class	Expected Ratings (DBRS/Fitch/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class A-1	AAA(sf)/AAAsf/Aaa(sf)	$19,800,000	30.000%	(7)	3.01	1 – 59	15.6%	39.8%
Class A-2	AAA(sf)/AAAsf/Aaa(sf)	$36,700,000	30.000%	(7)	4.96	59 – 60	15.6%	39.8%
Class A-SB	AAA(sf)/AAAsf/Aaa(sf)	$32,900,000	30.000%	(7)	7.35	60 – 114	15.6%	39.8%
Class A-3	AAA(sf)/AAAsf/Aaa(sf)	(8)	30.000%	(7)	(8)	(8)	15.6%	39.8%
Class A-4	AAA(sf)/AAAsf/Aaa(sf)	(8)	30.000%	(7)	(8)	(8)	15.6%	39.8%
Class X-A	AAA(sf)/AAAsf/Aaa(sf)	$615,541,000(9)	N/A	Variable(10)	N/A	N/A	N/A	N/A
Class X-B	A(high)(sf)/A-sf/NR	$165,976,000(9)	N/A	Variable(10)	N/A	N/A	N/A	N/A
Class A-S	AAA(sf)/AAAsf/Aa3(sf)	$94,529,000	19.250%	(7)	9.89	119 – 119	13.5%	45.9%
Class B	AA(high)(sf)/AA-sf/NR	$35,174,000	15.250%	(7)	9.89	119 – 119	12.9%	48.1%
Class C	A(sf)/A-sf/NR	$36,273,000	11.125%	(7)	9.95	119 – 120	12.3%	50.5%

Privately Offered Certificates(11)

Class	Expected Ratings (DBRS/Fitch/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class X-D	BBB(sf)/BBB-sf/NR	$40,670,000(9)	N/A	Variable(10)	N/A	N/A	N/A	N/A
Class D	BBB(high)(sf)/BBBsf/NR	$21,984,000	8.625%	(7)	9.98	120 – 120	11.9%	51.9%
Class E	BBB(low)(sf)/BBB-sf/NR	$18,686,000	6.500%	(7)	9.98	120 – 120	11.7%	53.1%
Class F-RR	BB(high)(sf)/BB+sf/NR	$10,991,000	5.250%	(7)	9.98	120 – 120	11.5%	53.8%
Class G-RR	BB(sf)/BB-sf/NR	$8,794,000	4.250%	(7)	9.98	120 – 120	11.4%	54.4%
Class H-RR	B(sf)/B-sf/NR	$8,793,000	3.250%	(7)	9.98	120 – 120	11.3%	55.0%
Class J-RR	NR/NR/NR	$28,579,579	0.000%	(7)	9.98	120 – 120	10.9%	56.8%

Non-Offered Eligible Vertical Interest(11)

Non-Offered Eligible Vertical Interest	Expected Ratings (DBRS/Fitch/Moody’s)	Approximate Initial VRR Interest Balance	Approximate Initial Credit Support(3)	VRR Interest Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield	Certificate Principal to Value Ratio
VRR Interest	NR/NR/NR	$21,254,129.53	N/A	(12)	9.36	1 – 120	N/A	N/A

(1)	Ratings shown are those of DBRS, Inc. (“DBRS”), Fitch Ratings, Inc. (“Fitch”) and Moody’s Investors Service, Inc. (“Moody’s”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated on or about October 3, 2018 (the “Preliminary Prospectus”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus.

(2)	Approximate, subject to a permitted variance of plus or minus 5%. In addition, the notional amounts of the Class X-A, Class X-B and Class X-D certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B or Class X-D certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.

(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, are represented in the aggregate. The VRR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the certificates, on the other hand, pro rata in accordance with their respective Percentage Allocation Entitlements (as defined below). See “Credit Risk Retention” in the Preliminary Prospectus.

(4)	The Expected Weighted Average Life and Expected Principal Window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance and the VRR Interest are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Structural Overview

(5)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the sum of the total initial certificate balance of all the principal balance certificates and the initial principal balance of the VRR Interest, and the denominator of which is the sum of (x) the total initial certificate balance of the subject class of principal balance certificates and all other classes of principal balance certificates, if any, that are senior to such class and (y) a portion of the outstanding principal balance of the VRR Interest, to the extent that the VRR Interest is pari passu or senior to the subject class of principal balance certificates. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.

(6)	Certificate Principal to Value Ratio for any class of principal balance certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the sum of (x) the total initial certificate balance of the subject class of principal balance certificates and all other classes of principal balance certificates, if any, that are senior to such class and (y) a portion of the outstanding principal balance of the VRR Interest, to the extent that the VRR Interest is pari passu or senior to the subject class of principal balance certificates, and the denominator of which is the sum of the total initial certificate balance of all the principal balance certificates and the initial principal balance of the VRR Interest. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.

(7)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates (collectively referred to as the “principal balance certificates”) will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date; (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date; or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The exact initial certificate balances of the Class A-3 and Class A-4 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the initial certificate balances, assumed final distribution dates, weighted average lives and principal windows of the Class A-3 and Class A-4 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-3 and Class A-4 certificates is expected to be approximately $526,141,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Assumed Final Distribution Dates	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-3	$98,000,000 - $250,000,000	May 2028 – July 2028	9.53 – 9.64	114 – 115 / 114 – 117
Class A-4	$276,141,000 - $428,141,000	September 2028 – September 2028	9.80 – 9.84	115 – 119 / 117 – 119

(9)	The Class X-A, Class X-B and Class X-D certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates. If the certificate balance of a class of principal balance certificates constitutes all or part of the notional amount of a class of Class X certificates, then such class of principal balance certificates constitutes “an underlying class of principal balance certificates” for such class of Class X certificates.

(10)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(11)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates and the VRR Interest is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R certificates, which do not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the chart. The Class V certificates represent a beneficial ownership interest held through the grantor trust in a specified percentage of certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus. The VRR Interest will be in certificated form, but it will not be considered a class of certificates for purposes of this Term Sheet.

(12)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective pass-through rate for the VRR Interest will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Structural Overview

Issue Characteristics

Offered Certificates:	$781,517,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of eight principal balance classes (Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C) and two interest-only classes (Class X-A and Class X-B)

Co-Lead Bookrunning Managers:	Morgan Stanley & Co. LLC and Cantor Fitzgerald & Co.

Co-Manager:	KeyBanc Capital Markets Inc., The Williams Capital Group, L.P. and Mischler Financial Group, Inc.

Mortgage Loan Sellers:	Morgan Stanley Mortgage Capital Holdings LLC, KeyBank National Association, Starwood Mortgage Capital LLC and Cantor Commercial Real Estate Lending, L.P.

Rating Agencies:	DBRS, Fitch and Moody’s

Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association

Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association

Trustee/Certificate Administrator/ Certificate Registrar/Custodian:	Wells Fargo Bank, National Association

Operating Advisor:	Pentalpha Surveillance LLC

Asset Representations Reviewer:	Pentalpha Surveillance LLC

Initial Directing Certificateholder:	KKR Real Estate Credit Opportunity Partners Aggregator I L.P. or an affiliate thereof

Risk Retention Consultation Party:	KeyBank National Association

Credit Risk Retention:	Eligible vertical interest and eligible horizontal residual interest

Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in October 2018 (or, in the case of any mortgage loan that has its first due date after October 2018, the date that would have been its due date in October 2018 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Expected Pricing Date:	Week of October 8, 2018

Expected Closing Date:	October 23, 2018

Determination Dates:	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

Distribution Dates:	The 4th business day following each determination date. The first distribution date will be in November 2018.

Rated Final Distribution Date:	The distribution date in October 2051

Interest Accrual Period:	Preceding calendar month

Payment Structure:	Sequential pay

Tax Treatment:	REMIC

Optional Termination:	1.00% clean-up call

Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A and Class X-B certificates); $1,000,000 for the Class X-A and Class X-B certificates

Settlement Terms:	DTC, Euroclear and Clearstream

Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.

Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Preliminary Prospectus.

Bloomberg Ticker:	MSC 2018-L1<MTGE><GO>

Risk Factors:	THE OFFERED CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Structural Overview

Structural Overview

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.

Allocation Between the Certificates and the VRR Interest:	The Aggregate amount available for distributions to the holders of the certificates and the VRR Interest will be (i) net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, any primary servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®; and (ii) allocated between amounts available for distribution to the holders of the VRR Interest, on the one hand, and to the holders of the certificates, on the other hand. The portion of such aggregate amount (a) allocable to the VRR Interest will at all times be the product of such amounts multiplied by a fraction, expressed as a percentage, the numerator of which is the initial principal balance of the VRR Interest and the denominator of which is the sum of (x) the aggregate initial certificate balance of all the classes of certificates and (y) the initial principal balance of the VRR Interest (the “Vertically Retained Percentage”), and (b) allocable to the certificates will at all times be the product of such aggregate amount multiplied by the difference between 100% and the percentage set forth in clause (a) (the “Non-Vertically Retained Percentage,” and the Non-Vertically Retained Percentage and the Vertically Retained Percentage are each a “Percentage Allocation Entitlements” ).

Amount and Order of Distributions:

On each distribution date, the Non-Vertically Retained Percentage of the aggregate funds available for distribution from the mortgage loans, net of (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates as follows, to the extent of applicable available funds allocated to principal: either (i)(a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to the Preliminary Prospectus, and (b) second, to principal on each class of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, in that order, in each case until the certificate balance of such class of certificates has been reduced to zero, or (ii) if the certificate balance of each class of the Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates, to principal on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates: (a) first, up to an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class, and (b) second, up to an amount equal to, and pro rata based on, interest on such unreimbursed losses previously allocated to each such class at the pass-through rate for such class from the date the related loss was allocated to such class;

Fourth, to each class of the Class A-S, Class B and Class C certificates, in that order, as follows: (a) to interest on such class of certificates in the amount of its interest entitlement; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in this clause or prior enumerated clauses set forth above), to principal on such class of certificates until its certificate balance has been reduced to zero; and (c) to reimburse such class of certificates, first, for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, and second, for interest on such unreimbursed losses at the pass-through rate for such class from the date the related loss was allocated to such class;

Fifth, to the Class D, Class E, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates in the amounts and order of priority described in “Description of the Certificates—Distributions” in the Preliminary Prospectus; and

Sixth, to the Class R certificates, any remaining amounts.

Interest and Principal Entitlements:

The interest entitlement of each class of Offered Certificates on each distribution date generally will be the interest accrued during the related interest accrual period on the related certificate balance or notional amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that class for such distribution date as described below. If prepayment interest shortfalls arise from voluntary prepayments on serviced mortgage loans during any collection period, the master servicer is required to make a limited compensating interest payment to offset those shortfalls. See “Description of the Certificates—Prepayment Interest Shortfalls” in the Preliminary Prospectus. The remaining amount of prepayment interest shortfalls will be allocated between the VRR Interest, on one hand, and the certificates, on the other hand, in accordance with their respective Percentage Allocation Entitlements. The prepayment interest shortfalls allocated to the certificates will be allocated to all classes thereof (other than the Class V and Class R Certificates) to reduce the interest entitlement on each such class of certificates, on a pro rata basis, based on their respective amounts of accrued interest for the related distribution date. If a class receives less than the entirety of its interest entitlement on any distribution date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding distribution date.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Structural Overview

The aggregate principal distribution amount for each distribution date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and any workout-delayed reimbursement amounts that are reimbursed to the master servicer or the trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections before reimbursement from other amounts. Workout-delayed reimbursement amounts will be reimbursable from principal collections. The certificates and the VRR Interest will be entitled to their respective Percentage Allocation Entitlements of the aggregate principal distribution amount.

Special Servicer Compensation:

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated at the special servicing fee rate based on the outstanding principal balance of each mortgage loan and any related companion loan that is serviced under the pooling and servicing agreement for this securitization (a “serviced mortgage loan” and “serviced companion loan”, respectively) that is being specially serviced or as to which the related mortgaged property has become an REO property. The special servicing fee rate will be a rate equal to the greater of 0.25% per annum and the per annum rate that would result in a special servicing fee for the related month of (i) $3,500 or (ii) with respect to any mortgage loan with respect to which the risk retention consultation party is entitled to consult with the special servicer, for so long as the related mortgage loan is a specially serviced loan during the occurrence and continuance of a consultation termination event, $5,000. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related specially serviced mortgage loan or REO property and, then, from general collections on all the mortgage loans and any REO properties.

The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% of liquidation proceeds and certain other collections in respect of a specially serviced mortgage loan (and any related serviced companion loan) or related REO property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers and (ii) workout fees generally equal to 1.0% of interest (other than post-ARD excess interest on mortgage loans with anticipated repayment dates and other than default interest) and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan), in the case of each of clause (i) and (ii), subject to a cap of $1,000,000 and a floor of $25,000 with respect to any mortgage loan, whole loan or related REO property and subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”.

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:

If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay to the holders of each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D and Class E certificates the product of (a) the Non-Vertically Retained Percentage of such yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates (other than the Control Eligible Certificates) for that distribution date.  Any portion of the Non-Vertically Retained Percentage of any yield maintenance charge or prepayment premium described in the prior sentence that is remaining after the distributions in the preceding sentence (as to the applicable distribution date, the “Class X YM Distribution Amount”) will be distributed to the holders of the Class X certificates as follows:  (a) first, to the Class X-A and Class X-B certificates, in the case of each such class in an amount equal to the product of (i) a fraction, the numerator of which is equal to the amount of principal distributed on the applicable distribution date with respect to the underlying class(es) of principal balance certificates whose certificate balances comprise the notional amount of such class of Class X certificates, and the denominator of which is the total amount of principal distributed on the applicable distribution date with respect to the principal balance certificates, multiplied by (ii) the Class X YM Distribution Amount for the applicable distribution date, and (2) second, to the Class X-D certificates, in an amount equal to the portion of the Class X YM Distribution Amount remaining after the distributions to the holders of the Class X-A and Class X-B certificates.  The Vertically Retained Percentage of such yield maintenance charge or prepayment premium will be distributed to the holders of the VRR Interest.

Notwithstanding any of the foregoing to the contrary, if at any time the certificate balances of the principal balance certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, the certificate administrator will pay to the holders of each class of principal balance certificates then entitled to distributions of principal on the related distribution date the product of (a) the Non-Vertically Retained Percentage of any yield maintenance charge or prepayment premium distributable on the subject distribution date and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates for that distribution date.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of principal balance certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Structural Overview

between (i) the pass-through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that: under no circumstances will the Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

Realized Losses:	On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans expected to be outstanding immediately following that distribution date is less than (ii) the sum of the then aggregate certificate balance of the principal balance certificates and the principal balance of the VRR Interest after giving effect to distributions of principal on that distribution date. The Non-Vertically Retained Percentage of the amount described in the first sentence will be applied to reduce the certificate balances of the Class J-RR, Class H-RR, Class G-RR, Class F-RR, Class E, Class D, Class C, Class B and Class A-S certificates, in that order, in each case until the related certificate balance has been reduced to zero, and then to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, based upon their respective certificate balances, until their respective certificate balances have been reduced to zero. The Vertically Retained Percentage of the amount described in the first sentence will be applied to reduce the principal balance of the VRR Interest until its principal balance has been reduced to zero.

Serviced Whole Loans:

Each of the following mortgaged properties secures a mortgage loan and one or more pari passu promissory notes (each, a “serviced pari passu companion loan”) that will be serviced pursuant to the related intercreditor agreement and (subject to the discussion in the next paragraph) the pooling and servicing agreement for this transaction: Navika Six Portfolio, Plaza Frontenac, Regions Tower (prior to the securitization of the related control note) and Alex Park South. With respect to each such mortgaged property, the related mortgage loan, together with the related serviced pari passu companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for this transaction) as a “serviced pari passu whole loan.” Each serviced pari passu companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. See the table below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

With respect to the Regions Tower whole loan (a “servicing shift whole loan”), the pooling and servicing agreement for this transaction will govern servicing of such whole loan until the securitization of the related control note; however, servicing of such whole loan will generally be directed by the holder of such control note (which is not included in this securitization), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. After the securitization of the related control note, such servicing shift whole loan will cease to be a serviced whole loan and will be serviced pursuant to the pooling and servicing agreement for another securitization transaction (see “Non-Serviced Whole Loans” below).

Non-Serviced Whole Loans:	Each of the following mortgaged properties secures a mortgage loan (each, a “non-serviced mortgage loan”), one or more pari passu promissory notes and, in some cases, one or more generally subordinate promissory notes (each such pari passu or generally subordinate promissory note, a “non-serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement or trust and servicing agreement (referred to herein as a related “pooling and servicing agreement”) for another securitization transaction: Aventura Mall, Griffin Portfolio II, Millennium Partners Portfolio, The Gateway, Regions Tower (on and after the securitization of the related control note), Zenith Ridge, Playa Largo, Shelbourne Global Portfolio I and Shoppes at Chino Hills. With respect to each such mortgaged property, the related mortgage loan, together with the related non-serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for another securitization transaction) as a “non-serviced whole loan.” Each non-serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. Servicing of each non-serviced whole loan will generally be directed by the holder of the related control note (or, if such control note is included in a securitization, the directing certificateholder thereunder (or other party designated to exercise the rights of such control note)), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. See the table below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus for additional information regarding each such whole loan.

Directing Certificateholder/ Controlling Class:

The initial Directing Certificateholder is expected to be KKR Real Estate Credit Opportunity Partners Aggregator I L.P. (or an affiliate thereof)

The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% (by certificate balance) of the Controlling Class Certificateholders; provided, that (1) absent that

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Structural Overview

selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders (by certificate balance) that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate certificate balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (i) if such holder elects or has elected to not be the Directing Certificateholder, the holder of the next largest aggregate certificate balance of the Controlling Class will be the Directing Certificateholder, (ii) in the event no one holder owns the largest aggregate certificate balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the pooling and servicing agreement, and (iii) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then current Directing Certificateholder.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by the Non-Vertically Retained Percentage of any Cumulative Appraisal Reduction Amounts (as defined below)) at least equal to 25% of the initial certificate balance thereof; provided, that if at any time the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a certificate balance greater than zero without regard to the application of the Non-Vertically Retained Percentage of any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the closing date will be the Class J-RR certificates.

The “Control Eligible Certificates” will be any of the Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates.

Control Rights:

Prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Control Termination Event” will occur when the Class F-RR certificates have a certificate balance (taking into account the application of the Non-Vertically Retained Percentage of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance thereof) of less than 25% of the initial certificate balance thereof; provided, that a Control Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder will have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then outstanding certificate balance at least equal to 25% of the initial certificate balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, that a Consultation Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the operating advisor will retain certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

Notwithstanding any proviso to, or any contrary provision of, the definitions of “Control Termination Event,” “Consultation Termination Event” and “Operating Advisor Consultation Event,” a Control Termination Event, a Consultation Termination Event and an Operating Advisor Consultation Event will be deemed to have occurred with respect to any Excluded DCH Loan, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded DCH Loan.

An “Excluded DCH Loan” is a mortgage loan or whole loan with respect to which the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party. It is expected that there will be no Excluded DCH Loans as of the Closing Date with respect to this securitization.

“Borrower Party” means a borrower, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person or entity controlling or controlled by or under common control with such borrower, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, manager or Accelerated Mezzanine Loan Lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person or entity means the power to direct the management and policies of such person or entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Structural Overview

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the Directing Certificateholder’s consent and/or consultation rights with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each non-serviced whole loan and each servicing shift whole loan, the Directing Certificateholder will only have certain consultation rights with respect to certain major decisions and other matters related to such whole loan, in each case only prior to a Control Termination Event, and the holder of the related control note (or, if such control note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to similar consent and/or consultation rights with respect to such whole loan.

Risk Retention Consultation Party:

The risk retention consultation party will be the party selected by the holder or holders of more than 50% of the VRR interest (by principal balance). The initial risk retention consultation party is expected to be KeyBank National Association.

With respect to certain material servicing actions related to serviced mortgage loans that are not Excluded RRCP Loans, upon request of the risk retention consultation party, generally the party processing such servicing action will be required to consult on a non-binding basis with the risk retention consultation party, in each case within the same time period as such party would be required to consult with the Directing Certificateholder with respect to such servicing action (assuming the Directing Certificateholder had such right with respect to such mortgage loan); provided, that prior to the occurrence and continuance of a Consultation Termination Event, such mortgage loan must also be a specially serviced mortgage loan.

An “Excluded RRCP Loan” is a mortgage loan or whole loan with respect to which the Risk Retention Consultation Party or the holder of the majority of the VRR Interest is a Borrower Party. It is expected that there will be no Excluded RRCP Loans as of the Closing Date with respect to this securitization.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be subject to an Appraisal Reduction Amount when it has been brought current for at least three consecutive months, no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other circumstances exist that would cause such mortgage loan or any related companion loan to be a specially serviced mortgage loan; however, a “Collateral Deficiency Amount” may exist with respect to any mortgage loan that is modified into an AB loan structure (an “AB Modified Loan”) and remains a rehabilitated mortgage loan and, if so, will generally equal the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein, as well as any equity interests or other obligations senior thereto), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) an AB Modified Loan for the benefit of the related mortgaged property plus (z) certain escrows or reserves (including letters of credit) in addition to any amounts set forth in the immediately preceding clause (y) held with respect to the mortgage loan.

As used herein, a “Cumulative Appraisal Reduction Amount” will be the sum of any Appraisal Reduction Amounts and any Collateral Deficiency Amounts.

Any Appraisal Reduction Amount in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

If any mortgage loan is part of a whole loan, any Appraisal Reduction Amount or Collateral Deficiency Amount will (or effectively will) be calculated in respect of such whole loan taken as a whole and allocated, to the extent provided in the related intercreditor agreement and the related pooling and servicing agreement, first, to any related subordinate companion loan until the principal balance thereof has been notionally reduced to zero, and second, to the related mortgage loan and any pari passu companion loan on a pro rata basis by unpaid principal balance.

Appraisal Reduction Amounts will proportionately reduce the interest portion of debt service advances required to be made in respect of the related mortgage loan. Appraisal Reduction Amounts and Collateral Deficiency Amounts will be taken into account in determining the identity of the controlling class entitled to appoint the Directing Certificateholder, the existence of a Control Termination Event and the allocation and/or exercise of voting rights for certain purposes (see “Directing Certificateholder/Controlling Class” above).

Appraised-Out Class:	An “Appraised-Out Class” is any class of Control Eligible Certificates, the certificate balance of which (taking into account the application of the Non-Vertically Retained Percentage of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the certificate balance of such class) has been reduced to less than 25% of its initial certificate balance. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the most subordinate class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Structural Overview

Appraisal Remedy:	The holders of the majority (by certificate balance) of an Appraised-Out Class (such holders, the “Requesting Holders”) will have the right, at their sole expense, to require the special servicer to order (or, with respect to a non-serviced mortgage loan, require the master servicer to request from the applicable outside special servicer) a second appraisal of any mortgage loan (or serviced whole loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount. With respect to any serviced mortgage loan, the special servicer will be required to use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser. With respect to any non-serviced mortgage loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable outside special servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the master servicer (for Collateral Deficiency Amounts on the non-serviced mortgage loans), the outside special servicer (for Appraisal Reduction Amounts on non-serviced mortgage loans, but only to the extent provided for in the applicable outside pooling and servicing agreement and applicable intercreditor agreement) and the special servicer (for any serviced mortgage loans) will be required to determine, in accordance with the servicing standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information requested by the special servicer from the master servicer. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related certificate balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Sale of Defaulted Loans:

Under certain circumstances, the special servicer may be required to use reasonable efforts to solicit offers for a defaulted serviced mortgage loan (and any related companion loan (to the extent provided under the related intercreditor agreement) and/or related REO properties). If the special servicer does not receive an offer at least equal to the outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other specified amounts (the “Par Purchase Price”), the special servicer may purchase the defaulted loan or REO property at the Par Purchase Price or may accept the highest offer received from any person that is determined to be a fair price for such defaulted loan or REO property. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. If the highest offer is made by an Interested Person (i.e., certain specified parties under the pooling and servicing agreement for this transaction, including the parties to such agreement, the Directing Certificateholder, any risk retention consultation party, any sponsor, any Borrower Party and known affiliates of the foregoing), the trustee, rather than the special servicer, will generally be required to determine whether the offer constitutes a fair price. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and (y) at least one other offer is received from an independent third party. Neither the trustee nor any of its affiliates may make an offer for or purchase any specially serviced loan or REO property. See “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” in the Prospectus.

Notwithstanding any of the foregoing to the contrary, the special servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if it determines (in consultation with the Directing Certificateholder (unless a Consultation Termination Event exists or the mortgage loan is an Excluded DCH Loan) and any related companion loan holders), in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders, the VRR Interest owners and any related companion loan holders, as a collective whole as if they constituted a single lender, so long as such lower offer was not made by the special servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the special servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the special servicer, trustee and the certificate administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or cause any REMIC of the trust fund to fail to qualify as a REMIC.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

The foregoing applies to mortgage loans serviced under the pooling and servicing agreement. With respect to any non-serviced whole loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related controlling companion loan if it becomes a defaulted mortgage loan, then the applicable special servicer will be required to sell the related whole loan, including the related mortgage loan included in the MSC 2018-L1 securitization trust and the related pari passu companion loan(s) and, under certain circumstances, any subordinate companion loan(s), as a single loan. In connection with any such sale, the special servicer under the applicable pooling and servicing agreement will be required to follow procedures substantially similar to those set forth above.

Appointment and Replacement of Special Servicer:	The Directing Certificateholder will appoint the initial special servicer as of the closing date. Prior to the occurrence and continuance of a Control Termination Event, the special servicer may generally be replaced by the Directing Certificateholder with or without cause.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Structural Overview

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of not less than 25% of the voting rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable and the principal balance of the VRR Interest) allocable to the principal balance certificates and the VRR Interest, as applicable, requesting a vote to replace the special servicer with a replacement special servicer, (b) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (c) delivery by such holders to each applicable rating agency of a rating agency communication, the certificate administrator will be required to post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of principal balance certificates and the VRR Interest representing at least 75% of the voting rights that constitute a minimum Quorum, the trustee will be required to immediately replace the special servicer with a qualified replacement special servicer designated by such holders of certificates.

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (ii) the replacement of the special servicer would be in the best interest of the certificateholders and the VRR Interest owners as a collective whole, then the operating advisor may recommend the replacement of the special servicer. The operating advisor’s recommendation to replace the special servicer must be confirmed within 180 days of the posting of such notice by an affirmative vote of holders of ABS Interests representing a majority of the outstanding principal balance of all ABS Interests whose holders voted on the matter, provided that the ABS Interest holders that so voted on the matter (i) hold ABS interests representing at least 20% of the outstanding principal balance of all ABS Interests on an aggregate basis and (ii) include at least three certificateholders, certificate owners and/or VRR Interest owners that are not affiliated with each other.

A “Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer, the holders of ABS Interests representing at least 75% of the aggregate voting rights allocable to all classes of certificates entitled to principal and the VRR Interest on an aggregate basis (taking into account, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of the certificates and the principal balance of the VRR Interest).

“ABS Interest” means any class of certificates (other than the Class R certificates) or the VRR Interest, as applicable.

With respect to each serviced whole loan, any holder of a related pari passu companion loan, following a servicer termination event with respect to the special servicer that affects such holder, will be entitled to direct the trustee (and the trustee will be required) to terminate the special servicer solely with respect to such serviced whole loan. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to such whole loan can generally not be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan.

Notwithstanding any of the foregoing to the contrary, with respect to each servicing shift whole loan, the holder of the related control note will be entitled to replace the special servicer with respect to such whole loan at any time, with or without cause, and while it is a serviced pari passu whole loan, no other party may replace the special servicer for such whole loan unless there is a servicer termination event with respect thereto.

With respect to any non-serviced whole loan, the MSC 2018-L1 trust, as holder of the related mortgage loan, has the right to terminate the special servicer under the related pooling and servicing agreement if a servicer termination event occurs with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Control Termination Event (or the operating advisor, following the occurrence and during the continuance of a Control Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Servicing Standard:	Each of the master servicer and the special servicer is obligated to service and administer the mortgage loans (and, if applicable, the serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Preliminary Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of the related companion loan, which entities will be obligated to service and administer such non-serviced mortgage loan pursuant to a similar standard set forth in the related pooling and servicing agreement.

Voting Rights:

Voting rights for the ABS Interests will be allocated as follows: (1) 2% in the case of the Class X Certificates, allocated pro rata among the respective classes thereof based upon their respective notional amounts as of the date of determination; and (2) in the case of any class of principal balance certificates or the VRR Interest, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the related certificate balance of the class of certificates or the principal balance of the VRR Interest, as applicable, in each case, determined as of the prior distribution date, and the denominator of which is equal to the aggregate of the certificate balances of all classes of the principal balance certificates and the principal balance of the VRR Interest, in each case, determined as of the prior Distribution Date, provided that, solely in connection with certain votes relating to the replacement of the special servicer and the operating advisor as described in the Preliminary Prospectus, the certificate balances of the respective classes of the principal balance certificates

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Structural Overview

and the principal balance of the VRR interest referred to in this clause (2) will take into account any notional reduction in such certificate balances and/or VRR Interest principal balance for Cumulative Appraisal Reduction Amounts allocated to the principal balance certificates or VRR Interest, as applicable.

The voting rights of any class of certificates or the VRR Interest will be allocated among certificateholders of such class or the VRR Interest owners, as applicable, in proportion to their respective percentage interests. The Class R certificates will not be entitled to any voting rights.

Excluded Special Servicer:	If the special servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan (an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will be entitled to select a separate special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to any Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded DCH Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded DCH Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of such resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. Any Excluded Special Servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned while the related mortgage loan is an Excluded Special Servicer Loan.

Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied under the pooling and servicing agreement for this transaction so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or that accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made.

Operating Advisor:

The operating advisor will have access to any final asset status report and information available with respect to the transaction on the certificate administrator’s website and will have certain monitoring responsibilities on behalf of the entire issuing entity. After the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be entitled to consult with the master servicer and the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and the VRR Interest owners, as a collective whole, as if those certificateholders and VRR Interest owners constituted a single lender.

The operating advisor will be subject to termination without cause if the holders of ABS Interests representing at least 15% of the voting rights allocable to the Non-Reduced Interests vote to terminate and replace the operating advisor and such vote is approved by the holders of ABS Interests representing more than 50% of the voting rights allocable to the Non-Reduced Interests that exercise their right to vote, provided that the holders of at least 50% of ABS Interests representing the voting rights allocable to the Non-Reduced Interests have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

An “Operating Advisor Consultation Event” will occur when either (i) the aggregate certificate balance of the HRR Certificates (taking into account the application of the Non-Vertically Retained Percentage of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial aggregate certificate balance of such classes or (ii) a Control Termination Event has occurred and is continuing.

“Non-Reduced Interest” means any ABS Interest then outstanding for which (a)(1) the initial certificate balance of such class of certificates or initial principal balance of the VRR Interest, as applicable, minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the certificateholders of such class of certificates or the VRR Interest owners, as applicable, (y) any Cumulative Appraisal Reduction Amounts allocated to such class of certificates or VRR Interest, as applicable and (z) any realized losses previously allocated to such class of certificates or VRR Interest, as applicable, is equal to or greater than (b) 25% of the difference between (1) the initial certificate balance of such class of certificates or initial principal balance of the VRR Interest, as applicable, and (2) any payments of principal (whether as principal prepayments or otherwise) distributed to the certificateholders of such class of certificates or the VRR Interest owners, as applicable.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Structural Overview

Operating Advisor Expenses:	In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the pooling and servicing agreement for this transaction. “Operating Advisor Expenses” for each distribution date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the pooling and servicing agreement for this transaction (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).
Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review as described below. The asset representations reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The certificate administrator will be required to notify certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “—The Asset Representations Reviewer”.

If holders of ABS Interests representing not less than 5.0% of the voting rights request a vote to commence an asset review, and if subsequently (i) a majority of the votes cast and (ii) a majority of a minimum Asset Review Quorum authorizes an asset review within 150 days of the request for a vote, the asset representations reviewer will be required to conduct an asset review of delinquent loans.

An “Asset Review Quorum” is, in connection with any solicitation of votes to authorize an asset review as described above, the holders of ABS Interests representing at least 5.0% of the aggregate voting rights.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of holders of ABS Interests representing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide notice to all certificateholders, VRR Interest owners and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders, VRR Interest owners and the asset representations reviewer. Upon the written direction of holders of ABS Interests representing at least 75% of a minimum Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the pooling and servicing agreement for this transaction to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the first certificateholder (or beneficial owner) or VRR Interest owner to deliver a repurchase request with respect to the mortgage loan (the “Initial Requesting Holder”) (if any) and to the certificate administrator (which will be required to make such notice available to certificateholders and the VRR Interest owners via the certificate administrator’s website) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Holder, if any, or any other certificateholder, certificate owner or VRR Interest owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Holder, if any, or any other certificateholder, certificate owner or VRR Interest owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Holder, if any, or such other certificateholder, certificate owner or VRR Interest owner may deliver a written notice to the special servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or breach has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Structural Overview

Investor Communications:	The certificate administrator is required to include on any Form 10-D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the pooling and servicing agreement for this transaction. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the pooling and servicing agreement for this transaction will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.

Deal Website:	The certificate administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by the special servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Morgan Stanley Mortgage Capital Holdings LLC	16	32	$326,231,829	36.2%
KeyBank National Association	10	14	$226,826,427	25.2%
Starwood Mortgage Capital LLC	15	15	$224,240,453	24.9%
Cantor Commercial Real Estate Lending, L.P.	6	13	$123,300,000	13.7%
Total:	47	74	$900,598,709	100.0%

Pool Statistics
Aggregate Cut-off Date Balance:	$900,598,709
Number of Mortgage Loans:	47
Average Cut-off Date Balance per Mortgage Loan:	$19,161,675
Number of Mortgaged Properties:	74
Average Cut-off Date Balance per Mortgaged Property:	$12,170,253
Weighted Average Mortgage Rate:	4.8197%
% of Pool Secured by 5 Largest Mortgage Loans:	29.3%
% of Pool Secured by 10 Largest Mortgage Loans:	50.0%
% of Pool Secured by ARD Loans(2):	2.9%
Weighted Average Original Term to Maturity (months)(2):	118
Weighted Average Remaining Term to Maturity (months)(2):	116
Weighted Average Seasoning (months):	2
% of Pool Secured by Single Tenant Mortgaged Properties:	11.1%
% of Pool Secured by Refinance Loans:	81.0%
% of Pool Secured by Acquisition Loans:	17.2%
% of Pool Secured by Recapitalization Loans:	1.9%

Additional Debt
% of Pool with Pari Passu Mortgage Debt:	50.3%
% of Pool with Subordinate Mortgage Debt:	17.3%
% of Pool with Mezzanine Debt:	9.5%

Credit Statistics(3)
Weighted Average UW NOI DSCR:	2.06x
Weighted Average UW NOI Debt Yield(4):	10.9%
Weighted Average UW NCF DSCR:	1.93x
Weighted Average UW NCF Debt Yield(4):	10.2%
Weighted Average Cut-off Date LTV Ratio(4)(5):	56.8%
Weighted Average Maturity Date LTV Ratio(2)(5):	52.8%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months)(6):	358
Weighted Average Remaining Amortization Term (months)(6):	357
% of Pool Interest Only through Maturity:	51.6%
% of Pool Interest Only followed by Amortizing Balloon:	29.1%
% of Pool Amortizing Balloon:	16.4%
% of Pool Interest Only through Maturity and ARD(2):	2.9%

Lockboxes
% of Pool with Springing Lockboxes:	40.5%
% of Pool with Hard Lockboxes:	44.0%
% of Pool with Soft Lockboxes:	13.7%
% of Pool with No Lockboxes:	1.8%

Reserves
% of Pool Requiring Tax Reserves:	75.3%
% of Pool Requiring Insurance Reserves:	21.8%
% of Pool Requiring Replacement Reserves:	68.6%
% of Pool Requiring TI/LC Reserves(7):	65.9%

Call Protection
% of Pool with lockout period, followed by defeasance until open period:	78.8%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	13.2%
% of Pool with lockout period, followed by greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	7.4%
% of Pool with lockout period, followed by defeasance or yield maintenance until open period:	0.6%

(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to October 2018.

(2)	With respect to any ARD Loan, unless otherwise indicated, references in this Term Sheet to the applicable “maturity date” or “maturity” refer to the applicable anticipated repayment date with respect to such ARD Loan, and such applicable anticipated repayment date is treated as its maturity date for all purposes hereof.

(3)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. For mortgaged properties securing residential cooperative mortgage loans all LTV, DSCR and Debt Yield calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. With respect to any leased fee loans, the SF/Units and Balance per SF/Unit figures in this Term Sheet are based on the size of the non-collateral improvements.

(4)	With respect to certain mortgage loans, debt yields and LTVs (such as, for example, UW NOI Debt Yield, UW NCF Debt Yield or Cut-off Date LTV Ratio) have been calculated based on a principal balance that is net of a holdback or earnout reserve. Any such mortgage loans are identified under the definitions of “Underwritten NOI Debt Yield”, “Underwritten NCF Debt Yield” and “Cut-off Date LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(5)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided that the “as-is” value for a portfolio of mortgaged properties may include a premium relating to the valuation of the mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties; provided, further, that such LTV ratios may be based on “as-stabilized”, “as complete” or other contingent values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization; and provided, further, that such LTV ratios may have been calculated based on a principal balance that is net of a holdback or earnout reserve. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(6)	Excludes mortgage loans that provide for payments of interest only through the related maturity date or anticipated repayment date, as applicable.

(7)	Excludes hospitality, multifamily and self storage properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans(1)

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units/Rooms	Cut-off Date Balance per SF/Unit/Room	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	MSMCH	Aventura Mall	Aventura	FL	Retail	$60,000,000	6.7%	1,217,508	$1,155.39	2.58x	11.0%	40.8%	40.8%
2	KeyBank	Griffin Portfolio II	Various	Various	Various	$60,000,000	6.7%	2,726,080	$91.71	2.01x	9.3%	60.2%	60.2%
3	MSMCH	Millennium Partners Portfolio	Various	Various	Various	$55,660,526	6.2%	1,549,699	$304.58	3.43x	15.7%	32.3%	32.3%
4	MSMCH	Navika Six Portfolio	Various	Various	Hospitality	$45,942,179	5.1%	803	$100,744.94	2.02x	14.2%	63.9%	52.3%
5	SMC	Offices at Mall of America	Bloomington	MN	Office	$42,000,000	4.7%	169,311	$248.06	1.30x	8.8%	64.6%	57.5%
6	CCRE	The Gateway	San Francisco	CA	Multifamily	$40,000,000	4.4%	1,254	$263,157.89	2.98x	11.3%	38.0%	38.0%
7	MSMCH	Plaza Frontenac	Frontenac	MO	Retail	$40,000,000	4.4%	351,006	$284.90	2.09x	10.0%	47.6%	47.6%
8	KeyBank	5 Cuba Hill Road	Greenlawn	NY	Mixed Use	$38,100,000	4.2%	199,128	$191.33	1.37x	9.4%	63.9%	53.0%
9	KeyBank	Market at Estrella Falls	Goodyear	AZ	Retail	$35,325,000	3.9%	292,048	$120.96	1.45x	10.1%	75.0%	64.7%
10	SMC	Embassy Suites Atlanta Airport	Atlanta	GA	Hospitality	$33,000,000	3.7%	236	$139,830.51	1.70x	12.4%	54.5%	46.0%
		Total/Wtd. Avg.				$450,027,705	50.0%			2.17x	11.3%	52.9%	48.7%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Balance per SF/Unit/Room calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR, Debt Yield and Balance per SF/Unit figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any leased fee loans, the SF/Units/Rooms and Balance per SF/Unit/Room figures in this Term Sheet are based on the size of the non-collateral improvements.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Characteristics of the Mortgage Loans

Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV(1)
1	MSMCH	Aventura Mall	$60,000,000	$1,346,700,000	$1,406,700,000	AVMT 2018-AVM	Wells Fargo	CWCapital	AVMT 2018-AVM	2.58x	11.0%	40.8%
2	KeyBank	Griffin Portfolio II	$60,000,000	$190,000,000	$250,000,000	BANK 2018-BNK13	Wells Fargo	Torchlight	BANK 2018-BNK13	2.01x	9.3%	60.2%
3	MSMCH	Millennium Partners Portfolio	$55,660,526	$416,339,474	$472,000,000	MSC 2018-MP	Wells Fargo	Wells Fargo	MSC 2018-MP	3.43x	15.7%	32.3%
4	MSMCH	Navika Six Portfolio	$45,942,179	$34,956,005	$80,898,184	MSC-2018-L1	Midland	Midland	MSC-2018-L1	2.02x	14.2%	63.9%
6	CCRE	The Gateway	$40,000,000	$290,000,000	$330,000,000	COMM 2018-HOME	Wells Fargo	AEGON	COMM 2018-HOME(2)	2.98x	11.3%	38.0%
7	MSMCH	Plaza Frontenac	$40,000,000	$60,000,000	$100,000,000	MSC-2018-L1	Midland	Midland	MSC-2018-L1	2.09x	10.0%	47.6%
11	MSMCH	Regions Tower	$30,000,000	$43,000,000	$73,000,000	MSC-2018-L1(3)	Midland(3)	Midland(3)	(3)	1.85x	10.1%	58.7%
12	SMC	Zenith Ridge	$30,000,000	$60,000,000	$90,000,000	CD 2018-CD7	KeyBank	Rialto	CD 2018-CD7	1.54x	10.5%	67.6%
13	KeyBank	Alex Park South	$28,000,000	$14,900,000	$42,900,000	MSC-2018-L1	Midland	Midland	MSC-2018-L1	1.32x	10.1%	65.0%
15	SMC	Playa Largo	$25,000,000	$65,000,000	$90,000,000	MSC 2018-H3	Wells Fargo	LNR	MSC 2018-H3	1.69x	12.4%	47.7%
16	CCRE	Shelbourne Global Portfolio I	$25,000,000	$68,000,000	$93,000,000	UBS 2018-C13(4)	Midland(4)	Midland(4)	UBS 2018-C13(4)	1.45x	9.1%	65.1%
23	MSMCH	Shoppes at Chino Hills	$13,000,000	$97,000,000	$110,000,000	MSC 2018-H3	Wells Fargo	LNR	MSC 2018-H3	1.55x	8.5%	62.5%

(1)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans, as applicable.

(2)	With respect to The Gateway whole loan, the initial control note is the majority (by principal balance) of Note C-1 and Note C-2, so long as no control appraisal period under the related intercreditor agreement is in effect with respect to Note C-1 and Note C-2. If a control appraisal period under the related intercreditor agreement is in effect with respect to Note C-1 and Note C-2, then the control note will be the majority (by principal balance) of Note B-1-A, Note B-1-B, Note B-2-A and Note B-2-B, so long as no control appraisal period is in effect with respect to Note B-1-A, Note B-1-B, Note B-2-A and Note B-2-B. If a control appraisal period is in effect with respect to Note B-1-A, Note B-1-B, Note B-2-A and Note B-2-B, then the control note will be Note A-1-A1. Note C-1 and Note C-2 are currently held by Teachers Insurance and Annuity Association of America.

(3)	The Regions Tower controlling pari passu companion loan is currently held by Morgan Stanley Bank, N.A. and is expected to be contributed to one or more future securitization transactions. The Regions Tower whole loan will be serviced pursuant to the MSC 2018-L1 pooling and servicing agreement until the securitization of the related control note.

(4)	The Shelbourne Global Portfolio I control note is currently held by CCRE and is expected to be contributed to the UBS 2018-C13 securitization trust, which is expected to close prior to the closing date of this securitization transaction.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Characteristics of the Mortgage Loans

Mortgage Loans with Subordinate Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per Unit/SF	Subordinate Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR(1)	Total Debt UW NOI Debt Yield(1)	Total Debt Cut-off Date LTV(1)
1	MSMCH	Aventura Mall	$60,000,000	$1,155.39	$343,300,000	2.58x	11.0%	40.8%	2.07x	8.8%	50.7%
3	MSMCH	Millennium Partners Portfolio	$55,660,526	$304.58	$238,000,000	3.43x	15.7%	32.3%	1.41x	7.5%	67.8%
6	CCRE	The Gateway	$40,000,000	$263,157.89	$220,000,000	2.98x	11.3%	38.0%	1.61x	6.8%	63.3%

(1)	Total Debt UW NCF DSCR, Total Debt UW NOI Debt Yield and Total Debt Cut-off Date LTV figures shown above are calculated based on any related pari passu notes, any related subordinate note(s) and any mezzanine debt.

Mortgage Loans with Mezzanine Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per Unit/SF	Mezzanine Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR(1)	Total Debt UW NOI Debt Yield(1)	Total Debt Cut-off Date LTV(1)
3	MSMCH	Millennium Partners Portfolio	$55,660,526	$304.58	$280,150,000	3.43x	15.7%	32.3%	1.41x	7.5%	67.8%
11	MSMCH	Regions Tower	$30,000,000	$106.22	$11,000,000	1.85x	10.1%	58.7%	1.45x	8.8%	67.5%

(1)	Total Debt UW NCF DSCR, Total Debt UW NOI Debt Yield and Total Debt Cut-off Date LTV figures shown above are calculated based on any related pari passu notes, any related subordinate note(s) and the mezzanine debt.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units/ Rooms	Cut-off Date Balance per SF/Unit/Room	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Prior Securitization
3	MSMCH	Millennium Partners Portfolio(2)	Various	Various	Various	$55,660,526	6.2%	1,549,699	$304.58	3.43x	15.7%	32.3%	32.3%	MSCI 2014-MP
11	MSMCH	Regions Tower	Indianapolis	IN	Office	$30,000,000	3.3%	687,237	$106.22	1.85x	10.1%	58.7%	58.7%	CGCC 2014-FL2
16	CCRE	Shelbourne Global Portfolio I(2)(3)	Various	NJ	Various	$25,000,000	2.8%	640,983	$145.09	1.45x	9.1%	65.1%	65.1%	COMM 2012-CR4 & COMM 2012-CR3
17	MSMCH	KVC Retail Portfolio(2)	Various	AZ	Retail	$22,530,000	2.5%	121,811	$184.96	1.96x	10.4%	60.0%	60.0%	CGCMT 2014-GC19
23	MSMCH	Shoppes at Chino Hills	Chino Hills	CA	Retail	$13,000,000	1.4%	378,676	$290.49	1.55x	8.5%	62.5%	62.5%	GSMS 2011-GC5
25	SMC	2600 & 2700 Falkenburg Road	Riverview	FL	Industrial	$10,250,000	1.1%	134,082	$76.45	1.64x	12.1%	65.8%	58.5%	GCCFC 2005-GG5
26	SMC	Hotel Provincial	New Orleans	LA	Hospitality	$9,800,000	1.1%	92	$106,521.74	3.18x	17.7%	45.6%	45.6%	COMM 2012-LC4
29	KeyBank	Staybridge Suites-San Antonio Sea World	San Antonio	TX	Hospitality	$8,600,000	1.0%	98	$87,755.10	1.62x	14.2%	64.7%	50.0%	COMM 2012-LC4
30	SMC	Laurel Pointe Apartments	Hawthorne	CA	Multifamily	$7,500,000	0.8%	115	$65,217.39	1.60x	10.0%	38.1%	38.1%	WBCMT 2007-C31
37	SMC	Shoppes & Offices at PGA West	Palm Beach Gardens	FL	Mixed Use	$5,693,399	0.6%	37,782	$150.69	1.60x	11.1%	60.6%	50.3%	LBUBS 2003-C8
		Total				$188,033,925	20.8%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit/Room calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

(2)	For properties that are part of a portfolio, the SF/Unit/Rooms, Cut-off Date Balance Per SF/Unit/Room, UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations reflect the values of the portfolio as a whole.

(3)	The 1515 Broad Street property, which is a part of the Shelbourne Global Portfolio I, was previously securitized in the COMM 2012-CR4 transaction. The remaining Shelbourne Global Portfolio I properties were previously securitized in the COMM 2012-CR3 transaction.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-2 ($36,700,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Maturity Date Balance	% of Class A-2 Certificate Principal Balance	SF/ Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
11	MSMCH	Regions Tower	IN	Office	$30,000,000	3.3%	$30,000,000	81.7%	687,237	$106.22	1.85x	10.1%	58.7%	58.7%	60	60
30	SMC	Laurel Pointe Apartments	CA	Multifamily	$7,500,000	0.8%	$7,500,000	20.4%	115	$65,217.39	1.60x	10.0%	38.1%	38.1%	59	59
		Total/Wtd. Avg.			$37,500,000	4.2%	$37,500,000	102.2%			1.80x	10.1%	54.6%	54.6%	60	60

(1)	The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of any mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Retail	26	$280,618,457	31.2%	4.6370%	2.07x	10.9%	54.7%	51.4%
Anchored	7	$115,682,173	12.8%	4.7001%	1.73x	10.3%	62.3%	56.3%
Super Regional Mall	1	$60,000,000	6.7%	4.1213%	2.58x	11.0%	40.8%	40.8%
Shadow Anchored	7	$36,121,952	4.0%	4.9327%	1.88x	10.4%	61.6%	59.3%
Urban Retail	6	$35,204,332	3.9%	4.4408%	3.11x	14.7%	37.5%	36.8%
Unanchored	4	$20,610,000	2.3%	5.2610%	1.44x	9.8%	65.1%	59.1%
Lifestyle Center	1	$13,000,000	1.4%	5.1750%	1.55x	8.5%	62.5%	62.5%
Office	13	$225,617,354	25.1%	4.9908%	1.66x	9.9%	62.5%	59.0%
Suburban	11	$184,300,150	20.5%	4.9531%	1.64x	10.0%	62.9%	58.7%
CBD	1	$30,000,000	3.3%	4.8974%	1.85x	10.1%	58.7%	58.7%
Flex	1	$11,317,204	1.3%	5.8530%	1.45x	9.1%	65.1%	65.1%
Hospitality	10	$122,342,179	13.6%	4.9733%	1.93x	13.6%	56.6%	47.7%
Full Service	4	$80,136,433	8.9%	4.9649%	1.79x	12.9%	55.0%	46.3%
Limited Service	4	$25,041,482	2.8%	4.7804%	2.47x	15.6%	56.7%	49.7%
Extended Stay	1	$8,600,000	1.0%	5.8300%	1.62x	14.2%	64.7%	50.0%
Select Service	1	$8,564,263	1.0%	4.7550%	2.02x	14.2%	63.9%	52.3%
Mixed Use	8	$100,599,593	11.2%	4.9248%	2.05x	11.4%	54.8%	49.3%
Office & Retail	6	$56,999,593	6.3%	4.7162%	2.52x	12.8%	48.1%	45.7%
Office & Industrial	1	$38,100,000	4.2%	5.1900%	1.37x	9.4%	63.9%	53.0%
Hospitality & Retail	1	$5,500,000	0.6%	5.2500%	1.85x	10.0%	61.8%	61.8%
Multifamily	5	$75,350,000	8.4%	4.4570%	2.37x	10.5%	46.7%	46.7%
High rise	1	$40,000,000	4.4%	3.7218%	2.98x	11.3%	38.0%	38.0%
Garden	4	$35,350,000	3.9%	5.2889%	1.67x	9.7%	56.6%	56.6%
Industrial	8	$64,869,699	7.2%	4.8602%	1.71x	9.9%	61.7%	59.4%
Warehouse Distribution	4	$42,842,280	4.8%	4.6169%	1.71x	9.1%	60.4%	58.6%
Flex	4	$22,027,419	2.4%	5.3333%	1.70x	11.4%	64.4%	61.0%
Self Storage	4	$31,201,427	3.5%	5.0772%	1.64x	9.1%	55.3%	52.0%
Self Storage	4	$31,201,427	3.5%	5.0772%	1.64x	9.1%	55.3%	52.0%
Total/Wtd. Avg.	74	$900,598,709	100.0%	4.8197%	1.93x	10.9%	56.8%	52.8%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
California	10	$140,226,235	15.6%	4.6279%	2.18x	11.0%	51.5%	49.4%
California – Southern(2)	8	$93,544,620	10.4%	5.0398%	1.75x	10.5%	58.6%	55.5%
California – Northern(2)	2	$46,681,615	5.2%	3.8024%	3.04x	11.9%	37.2%	37.2%
Florida	7	$115,327,607	12.8%	4.5452%	2.24x	11.9%	47.1%	43.6%
New York	7	$111,274,243	12.4%	5.0155%	1.89x	10.9%	55.4%	49.9%
Arizona	8	$69,729,996	7.7%	4.8772%	1.61x	10.1%	67.9%	60.9%
Georgia	2	$49,125,000	5.5%	4.8814%	1.67x	11.9%	60.1%	51.2%
Ohio	3	$45,910,000	5.1%	4.7465%	2.08x	10.7%	58.1%	58.1%
Minnesota	1	$42,000,000	4.7%	5.1360%	1.30x	8.8%	64.6%	57.5%
New Jersey	9	$41,064,263	4.6%	5.5102%	1.58x	10.5%	64.6%	60.2%
Missouri	1	$40,000,000	4.4%	4.4330%	2.09x	10.0%	47.6%	47.6%
Indiana	2	$35,993,383	4.0%	4.9911%	1.78x	10.1%	59.0%	57.4%
Alabama	2	$32,554,000	3.6%	4.4970%	1.87x	9.6%	61.5%	59.5%
Pennsylvania	1	$30,000,000	3.3%	4.7000%	1.54x	10.5%	67.6%	62.2%
Texas	5	$29,945,202	3.3%	5.2247%	1.66x	12.5%	64.7%	54.7%
Tennessee	2	$20,650,000	2.3%	5.2100%	1.69x	9.8%	61.8%	61.8%
Illinois	3	$19,401,498	2.2%	4.7000%	1.80x	10.3%	62.9%	58.5%
Nevada	2	$18,072,000	2.0%	4.5740%	1.89x	9.1%	60.5%	60.5%
Massachusetts	2	$17,533,139	1.9%	4.4262%	3.07x	14.8%	38.1%	35.2%
Michigan	2	$16,687,053	1.9%	5.3927%	1.45x	10.7%	68.1%	56.8%
Louisiana	1	$9,800,000	1.1%	4.8200%	3.18x	17.7%	45.6%	45.6%
Utah	1	$6,700,000	0.7%	4.8090%	2.07x	10.8%	59.3%	59.3%
Washington, DC	2	$5,105,089	0.6%	4.2850%	3.43x	15.7%	32.3%	32.3%
Connecticut	1	$3,500,000	0.4%	5.2700%	1.67x	9.6%	60.3%	60.3%
Total/Wtd. Avg.	74	$900,598,709	100.0%	4.8197%	1.93x	10.9%	56.8%	52.8%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
3,194,674 - 10,000,000	22	136,553,951	15.2
10,000,001 - 20,000,000	6	86,062,053	9.6
20,000,001 - 30,000,000	9	227,955,000	25.3
30,000,001 - 40,000,000	5	186,425,000	20.7
40,000,001 - 55,000,000	2	87,942,179	9.8
55,000,001 - 60,000,000	3	175,660,526	19.5
Total:	47	$900,598,709	100.0%
Min: $3,194,674 Max: $60,000,000 Avg: $19,161,675

State or Other Jurisdiction(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
California	10	140,226,235	15.6
California – Southern(3)	8	93,544,620	10.4
California – Northern(3)	2	46,681,615	5.2
Florida	7	115,327,607	12.8
New York	7	111,274,243	12.4
Arizona	8	69,729,996	7.7
Georgia	2	49,125,000	5.5
Ohio	3	45,910,000	5.1
Minnesota	1	42,000,000	4.7
New Jersey	9	41,064,263	4.6
Missouri	1	40,000,000	4.4
Indiana	2	35,993,383	4.0
Alabama	2	32,554,000	3.6
Pennsylvania	1	30,000,000	3.3
Texas	5	29,945,202	3.3
Tennessee	2	20,650,000	2.3
Illinois	3	19,401,498	2.2
Nevada	2	18,072,000	2.0
Massachusetts	2	17,533,139	1.9
Michigan	2	16,687,053	1.9
Louisiana	1	9,800,000	1.1
Utah	1	6,700,000	0.7
Washington, DC	2	5,105,089	0.6
Connecticut	1	3,500,000	0.4
Total:	74	$900,598,709	100.0%

Property Type(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Retail	26	280,618,457	31.2
Anchored	7	115,682,173	12.8
Super Regional Mall	1	60,000,000	6.7
Shadow Anchored	7	36,121,952	4.0
Urban Retail	6	35,204,332	3.9
Unanchored	4	20,610,000	2.3
Lifestyle Center	1	13,000,000	1.4
Office	13	225,617,354	25.1
Suburban	11	184,300,150	20.5
CBD	1	30,000,000	3.3
Flex	1	11,317,204	1.3
Hospitality	10	122,342,179	13.6
Full Service	4	80,136,433	8.9
Limited Service	4	25,041,482	2.8
Extended Stay	1	8,600,000	1.0
Select Service	1	8,564,263	1.0
Mixed Use	8	100,599,593	11.2
Office & Retail	6	56,999,593	6.3
Office & Industrial	1	38,100,000	4.2
Hospitality & Retail	1	5,500,000	0.6
Multifamily	5	75,350,000	8.4
High rise	1	40,000,000	4.4
Garden	4	35,350,000	3.9
Industrial	8	64,869,699	7.2
Warehouse Distribution	4	42,842,280	4.8
Flex	4	22,027,419	2.4
Self Storage	4	31,201,427	3.5
Self Storage	4	31,201,427	3.5
Total:	74	$900,598,709	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
3.7218 - 4.4999	5	255,660,526	28.4
4.5000 - 4.9999	15	295,742,721	32.8
5.0000 - 5.85300	27	349,195,462	38.8
Total:	47	$900,598,709	100.0%
Min: 3.7218% Max: 5.8530% Wtd Avg: 4.8197%

Original Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
60	2	37,500,000	4.2
120	45	863,098,709	95.8
Total:	47	$900,598,709	100.0%
Min: 60 mos. Max: 120 mos. Wtd Avg: 118 mos.

Remaining Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
59 - 60	2	37,500,000	4.2
114 - 120	45	863,098,709	95.8
Total:	47	$900,598,709	100.0%
Min: 59 mos. Max: 120 mos. Wtd Avg: 116 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	22	490,815,526	54.5
300	3	15,582,173	1.7
360	22	394,201,010	43.8
Total:	47	$900,598,709	100.0%
Min: 300 mos. Max: 360 mos. Wtd Avg: 358 mos.

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	22	490,815,526	54.5
298 - 300	3	15,582,173	1.7
357 - 360	22	394,201,010	43.8
Total:	47	$900,598,709	100.0%
Min: 298 mos. Max: 360 mos. Wtd Avg: 357 mos.

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
MSMCH	16	326,231,829	36.2
SMC	15	224,240,453	24.9
KeyBank	10	226,826,427	25.2
CCRE	6	123,300,000	13.7
Total:	47	$900,598,709	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	21	464,265,526	51.6
Partial Interest Only	13	262,410,000	29.1
Amortizing Balloon	12	147,373,183	16.4
Interest Only, ARD	1	26,550,000	2.9
Total:	47	$900,598,709	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
32.3 - 50.0	8	243,560,526	27.0
50.1 - 55.0	3	58,208,044	6.5
55.1 - 60.0	5	94,380,000	10.5
60.1 - 65.0	20	347,111,134	38.5
65.1 - 75.0	11	157,339,005	17.5
Total:	47	$900,598,709	100.0%
Min: 32.3% Max: 75.0% Wtd Avg: 56.8%

Maturity Date or ARD LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
32.3 - 40.0	3	103,160,526	11.5
40.1 - 50.0	10	193,965,217	21.5
50.1 - 55.0	6	123,453,961	13.7
55.1 - 60.0	14	231,144,005	25.7
60.1 - 65.0	13	223,875,000	24.9
65.1 - 65.1	1	25,000,000	2.8
Total:	47	$900,598,709	100.0%
Min: 32.3% Max: 65.1% Wtd Avg: 52.8%

UW NCF DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.27 - 1.40	8	147,718,044	16.4
1.41 - 1.60	13	164,860,462	18.3
1.61 - 1.80	10	153,150,000	17.0
1.81 - 2.00	5	80,017,498	8.9
2.01 - 2.20	6	183,792,179	20.4
2.21 - 3.43	5	171,060,526	19.0
Total:	47	$900,598,709	100.0%
Min: 1.27x Max: 3.43x Wtd Avg: 1.93x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
8.5 - 9.0	8	118,158,044	13.1
9.1 - 10.0	12	225,620,335	25.1
10.1 - 11.0	14	297,399,674	33.0
11.1 - 12.0	3	57,180,453	6.3
12.1 - 13.0	4	73,850,000	8.2
13.1 - 14.0	1	4,600,000	0.5
14.1 - 16.0	4	113,990,203	12.7
16.1 - 17.7	1	9,800,000	1.1
Total:	47	$900,598,709	100.0%
Min: 8.5% Max: 17.7% Wtd Avg: 10.9%

(1)	All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.
(2)	In the case of mortgage loans secured by multiple properties, cut-off date balance information is based on allocated loan amounts with respect to such properties.

(3)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Aventura Mall

Mortgage Loan No. 1 – Aventura Mall

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Aventura Mall

Mortgage Loan No. 1 – Aventura Mall

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Aventura Mall

Mortgage Loan No. 1 – Aventura Mall

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Aventura Mall

Mortgage Loan No. 1 – Aventura Mall

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Aventura Mall

Mortgage Loan No. 1 – Aventura Mall

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Aventura Mall

Mortgage Loan No. 1 – Aventura Mall

Aventura Mall
19501 Biscayne Boulevard
Aventura, FL 33180
Ft. Lauderdale/
Hollywood Intl. Airport
7 miles
Memorial
Regional
Hospital
Hollywood
BROWARD
COUNTY
Hollywood
Hills Plaza
Hollywood Blvd
Eco Grande
Golf Course
West Lake
Park
Hollywood
Country Club
Orange
Brook
Golf Course
Washington St
Federal Hwy
Pembroke Rd
The
Big Easy
Casino
Hallandale
Beach
Diplomat
Country
Club
Ocean Dr
Hallandale Beach Blvd
Hallandale
Shopping
Center
Gulfstream
Park Race
Track
TRI RAIL
S 26th Ave
Biscayne Blvd
Miramar
NE 215th St
Ives
Estates
Park
Aventura
Medical
Center
Aventura
Commons
Ives Dairy Rd
Promenade
Shops
Turnberry
Isle Golf
Course
NE 26th Ave
Hard Rock
Stadium
NW 199th St
Florida's Turnpike
Miami
Gardens
Williams Island
Country Club
Presidential
Country Club
Town Center
Aventura
Aventura
Dumfoundling
Bay
Collins Ave
Atlantic
Ocean
Rolling
Oaks Park
NW 183rd St
Greynolds
Park
North
Miami Beach
Maule
Lake
Intracoastal
Mall
Palmetto Expwy
NE 167th St
Mall at
163rd Street
Senator
Gwen Margolis
Amphitheatre
GOLDEN
GLADES
NE 6th Ave
Oak
Grove
Park
Southern
Mem. Park
Oleta River
State
Park
Haulover
Park
Marina
NW 151st St
Golden
Glades
MIAMI-DADE
COUNTY
W. Dixie Hwy
Biscayne
Commons
Florida
International
University-
Biscayne Bay Campus
NW 143rd St
NW 135th St
NW 131st St
North
Miami
127th Street
Shopping
Center
Johnson &
Wales Univ.
Bay
Harbor
Islands
Bal
Harbour
NE 125th St
NW 125th St
Museum of
Contemporary
Art
Broad Causeway
Bal Harbour
Shops
NW 17th Ave
N Miami Ave
NE 2nd Ave
NW 119th St
NW 7th Ave
Barry
University
NW 111th St
Indian
Creek
Golf Course
Surfside
Pinewood
Miami
Shores
Indian
Creek
NW 103rd St
Biscayne
Bay
North Shore
Open Space
Park
West
Little River
North Shore
Medical
Center
Miami
Intl. Airport
8 miles
MIAMI
Biscayne
Point
North
Beach
Weston
Davie
FORT
LAUDERDALE
Pembroke
Pines
Miramar
Hollywood
Hallandale
Aventura
North
Miami Beach
Miami
Gardens
Medley
Hialeah
Opa-
locka
North
Miami
Miami
Beach
MIAMI-DADE
COUNTY
Doral
MIAMI
Tamiami
Coral
Gables
Atlantic
Ocean
Kendale
Lakes
EVERGLADES
NATIONAL
PARK
The
Hammocks
Kendall
Pinecrest
Biscayne
Bay
Richmond
Hts.
Palmetto
Bay
South
Miami
Heights
Cutler
Bay
Princeton
Naranja
Leisure
City
BISCAYNE
NATIONAL
PARK
Homestead

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Aventura Mall

Mortgage Loan No. 1 – Aventura Mall

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(2):	$60,000,000			Location:	Aventura, FL 33180
Cut-off Date Balance(2):	$60,000,000			General Property Type:	Retail
% of Initial Pool Balance:	6.7%			Detailed Property Type:	Super Regional Mall
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	Simon Property Group, L.P.; Jacquelyn			Year Built/Renovated:	1983/2017
	Soffer; Jeffrey Soffer			Size:	1,217,508 SF
Mortgage Rate:	4.12125%			Cut-off Date Balance per SF(2):	$1,155
Note Date:	6/7/2018			Maturity Date Balance per SF(2):	$1,155
First Payment Date:	8/1/2018			Property Manager:	TB All Fees Operating LP
Maturity Date:	7/1/2028				(borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	3 months			Underwriting and Financial Information
Prepayment Provisions(3):	LO (27); DEF (86); O (7)			UW NOI(7):	$154,858,979
Lockbox/Cash Mgmt Status(4):	Hard/Springing			UW NOI Debt Yield(2):	11.0%
Additional Debt Type(2)(5):	Pari Passu / Subordinate			UW NOI Debt Yield at Maturity(2):	11.0%
Additional Debt Balance(2)(5):	$1,346,700,000 / $343,300,000			UW NCF DSCR(2):	2.58x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI:	$118,291,397 (3/31/2018 TTM)
Reserves(6)				2nd Most Recent NOI:	$115,240,562 (12/31/2017)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$110,653,403 (12/31/2016)
RE Tax:	$0	Springing	N/A	Most Recent Occupancy(8):	92.8% (2/14/2018)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy:	99.1% (12/31/2017)
Recurring Replacements:	$0	Springing	$487,003	3rd Most Recent Occupancy:	99.1% (12/31/2016)
TI/LC:	$0	Springing	$6,087,540	Appraised Value (as of):	$3,450,000,000 (4/16/2018)
Outstanding Rollover:	$19,392,145	$0	N/A	Cut-off Date LTV Ratio(2):	40.8%
Free Rent/Gap Reserve:	$6,776,765	$0	N/A	Maturity Date LTV Ratio(2):	40.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(2):	$1,750,000,000	100.0%	Existing CMBS Mortgage Loan Payoff:	$1,230,695,723	70.3%
			Construction Debt Payoff (Expansion):	$200,853,019	11.5%%
			Upfront Reserves:	$26,168,910	1.5%%
			Closing Costs:	$13,967,630	0.8%%
			Return of Equity:	$278,314,718	15.9%%
Total Sources:	$1,750,000,000	100.0%	Total Uses:	$1,750,000,000	100.0%

(1)	The Aventura Mall Whole Loan (as defined below), was co-originated by JPMCB, WFB, DBNY (all as defined below) and Morgan Stanley Bank, N.A.

(2)	The Aventura Mall Mortgage Loan (as defined below) is part of the Aventura Mall Whole Loan, which is comprised of 26 pari passu senior promissory notes with an aggregate original principal balance of $1,406,700,000 (collectively, the “Aventura Mall Senior Loans”) and four pari passu subordinate promissory notes with an aggregate original principal balance of $343,300,000 (collectively, the “Aventura Mall B Notes”). The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Aventura Mall Senior Loans. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the Aventura Mall Whole Loan are $1,437, $1,437, 8.8%, 8.8%, 2.07x, 50.7% and 50.7%, respectively.

(3)	Defeasance of the Aventura Mall Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last Aventura Mall Senior Loans to be securitized and (b) August 1, 2021. The assumed defeasance lockout period of 27 payments is based on the closing date of this transaction in October 2018.

(4)	Lockbox is soft for master lease rents (see “Master Lease” below), and hard for other lease rents.

(5)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(6)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(7)	UW NOI is based on the February 14, 2018 rent roll, executed leases and lender adjustments. See “Cash Flow Analysis” herein.

(8)	Most Recent Occupancy includes SF to be leased by 12 tenants (33,813 SF) with leases out for signature that are covered under a master lease as described under “Master Lease” below.

The Mortgage Loan. The largest mortgage loan (the “Aventura Mall Mortgage Loan”) is part of a whole loan (the “Aventura Mall Whole Loan”) in the original principal balance of $1,750,000,000. The Aventura Mall Whole Loan is secured by a first priority fee mortgage encumbering a retail property in Aventura, Florida (the “Aventura Mall Property”). The Aventura Mall Whole Loan was co-originated by Deutsche Bank AG, New York Branch (“DBNY”), Wells Fargo Bank, National Association (“WFB”), JP Morgan Chase Bank, National Association (“JPMCB”) and Morgan Stanley Bank, N.A. The Aventura Mall Whole Loan is comprised of (i) a senior loan, comprised of 26 senior notes, that are pari passu with each other, with an aggregate original principal balance of $1,406,700,000 and (ii) a subordinate companion loan, comprised of four subordinate notes that are pari passu with each other and subordinate to the Aventura Mall Senior Loans, with an aggregate original principal balance of $343,300,000, each as described below. Promissory Note A-2-C-1, in the original principal balance of $60,000,000, represents the Aventura Mall Mortgage Loan and will be included in the MSC 2018-L1

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Aventura Mall

securitization trust. Of the remaining Aventura Mall Senior Loans (collectively, the “Aventura Mall Non-Serviced Pari Passu Companion Loans”), the Aventura Mall Non-Serviced Pari Passu Companion Loans evidenced by Promissory Notes A-1-A, A-1-B, A-1-C and A-1-D, in the aggregate original principal balance of $406,700,000 and all of the Aventura Mall B Notes were contributed to the Aventura Mall Trust 2018-AVM securitization trust. The Aventura Mall Whole Loan will be serviced pursuant to the trust and servicing agreement for the Aventura Mall Trust 2018-AVM securitization trust. The remaining Aventura Mall Non-Serviced Pari Passu Companion Loans, which had an aggregate original principal balance of $940,000,000, have either been contributed to securitization trusts or are expected to be contributed to future securitization trusts or may be otherwise transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Aventura Mall Pari Passu A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Aventura Mall Whole Loan Summary
Notes(1)	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece(2)
Aventura Mall Mortgage Loan
A-2-C-1	$60,000,000	$60,000,000	MSC 2018-L1	No
Aventura Mall Non-Serviced Pari Passu Companion Loans
A-1-A, A-1-B, A-1-C, A-1-D	$406,700,000	$406,700,000	Aventura Mall Trust 2018-AVM	Yes
A-2-A-1, A-2-B-3	$115,000,000	$115,000,000	Benchmark 2018-B4	No
A-2-A-2, A-2-B-2-A	$103,000,000	$103,000,000	Benchmark 2018-B5	No
A-2-C-2, A-2-D-1	$100,000,000	$100,000,000	BANK 2018-BNK14	No
A-2-B-1	$60,000,000	$60,000,000	CD 2018-CD7	No
A-2-A-3, A-2-A-4, A-2-A-5	$200,000,000	$200,000,000	JPMCB	No
A-2-C-3, A-2-C-4, A-2-C-5	$110,000,000	$110,000,000	Morgan Stanley Bank, N.A.	No
A-2-B-2-B, A-2-B-2-C, A-2-B-4, A-2-B-5	$82,000,000	$82,000,000	DBNY	No
A-2-D-3, A-2-D-4, A-2-D-5	$120,000,000	$120,000,000	WFB	No
A-2-D-2	$50,000,000	$50,000,000	CSAIL 2018-CX12	No
Aventura Mall B Notes
B-1, B-2, B-3, B-4(1)	$343,300,000	$343,300,000	Aventura Mall Trust 2018-AVM	No
Total	$1,750,000,000	$1,750,000,000

(1)	The Aventura Mall B Notes are subordinate to the A-Notes.

(2)	All notes held under Aventura Mall Trust 2018-AVM together constitute the controlling noteholders for the Aventura Mall Whole Loan.

Proceeds of the Aventura Mall Whole Loan were used to refinance existing securitized mortgage debt and construction debt, cover defeasance costs, fund outstanding landlord obligations in connection with recent leasing, pay closing costs, and return equity to the Aventura Mall Borrower (as defined below). The most recent prior financing of the Aventura Mall Property was included in the AVMT 2013-AVM securitization trust.

The Borrower and the Sponsors. The borrower is Aventura Mall Venture, a Florida general partnership structured to be a bankruptcy remote entity with two independent directors in its organizational structure (the “Aventura Mall Borrower”).

The loan sponsors and non-recourse carveout guarantors are Jacquelyn Soffer and Jeffrey Soffer (the “Turnberry Guarantors”) and Simon Property Group, L.P. (the “Simon Guarantor”, and together with the Turnberry Guarantors, the “Non-Recourse Carveout Guarantors”). The liability of the Non-Recourse Carveout Guarantors for breaches or violations of the non-recourse carveout provisions in the loan documents is capped at $350.0 million plus all reasonable, out-of-pocket costs and expenses (including, but not limited to, court costs and fees and reasonable attorney’s fees) incurred by the lender in connection with the enforcement of, or preservation of the lender’s rights under, the guaranty. The liability as between the Turnberry Guarantors and the Simon Guarantor will be several but not joint.

The Property. Aventura Mall Property is an approximately 2.2 million SF, super regional mall that was developed by Turnberry in 1983 and subsequently expanded and renovated in 1997, 2008 and 2017. Of the 2.2 million SF, 1,217,508 SF serves as collateral for the Aventura Mall Whole Loan which collateral also includes four anchor pad sites ground leased from the Aventura Mall Borrower. The collateral does not include 942,842 SF of tenant-owned anchor improvements on those sites.

The Aventura Mall Property is located approximately 17 miles from downtown Miami and is surrounded by master-planned residential areas including Turnberry Isle, Porto Vita and the Waterways of Biscayne Bay. The Aventura Mall Property is the largest mall in Florida and the third largest mall in the United States. According to the appraisal, the Aventura Mall Property is the second most-visited shopping center in the United States with more than 28 million annual visitors. The Aventura Mall Property is anchored by a number of traditional mall anchors, including Macy’s, Bloomingdale’s, Macy’s Men’s & Home, Nordstrom and J.C. Penney Co., as well as a number of non-traditional mall anchors. The Aventura Mall Property has a mix of luxury, bridge to luxury and mass market tenants that appeal to a variety of shoppers.

The Aventura Mall Property is currently 92.8% leased as of February 14, 2018. According to the appraisal, the Aventura Mall Property is one of the top-performing malls in the United States, with comparable in-line sales of $1,681 PSF and total gross reported sales of approximately $1.2 billion as of the trailing twelve months ending February 2018.

In November 2017, the owners of the Aventura Mall Borrower opened a new 225,641 SF expansion (the “Expansion Parcel”) at a cost of a $230.0 million, which is included in the collateral for the Aventura Mall Whole Loan. The Expansion Parcel features a 20,218 SF, two-level Apple store along with Tesla, Topshop, Zara, Serafina and Shake Shack. The Expansion Parcel is 72.2% leased as of February 14, 2018.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Aventura Mall

The following table presents a summary of historical comparable in-line sales at the Aventura Mall Property.

Historical Comparable In-line Tenant Sales Summary(1)(2)
	2015	2016	2017	TTM February 2018 Sales PSF	TTM February 2018 Occupancy Cost
Comparable Sales PSF w/ Apple	$1,626	$1,544	$1,630	$1,681	13.0%
Comparable Sales PSF w/o Apple	$1,229	$1,114	$1,147	$1,162	18.9%

(1)	Information as provided by the borrower sponsors and only includes tenants reporting comparable sales.

(2)	Apple’s sales are based on the tenant’s 6,303 SF of space in the existing mall.

The Aventura Mall Property is anchored by six tenants which combined generate approximately $298.9 million in annual sales as of TTM February 2018. The anchors include collateral tenants J.C. Penney Co. and AMC Theatres and four ground lease anchors (as to which the related improvements are not collateral): Macy’s, Bloomingdale’s, Macy’s (Men’s & Home) and Nordstrom.

J. C. Penney Co. occupies a 193,759 SF store (15.9% NRA, 0.5% underwritten base rent) under an initial lease dated April 27, 1983, expiring April 30, 2023 and renewed two times, with six five-year renewal options remaining. J. C. Penney Co. was not required to report sales at the Aventura Mall Property. AMC Theatres occupies a 78,738 SF theatre unit (6.5% NRA, 1.3% underwritten base rent) under an initial lease dated August 7, 1998, expiring August 31, 2023 and had renewed one time, leaving three five-year renewal options remaining. AMC Theatres achieved annual sales of $16.9 million as of TTM February 2018. The Aventura Mall Property’s non-collateral ground lease anchors are Macy’s (two stores – 524,011 SF), Bloomingdale’s (251,831 SF) and Nordstrom (167,000 SF) that each owns their own improvements and leases the related land under a ground lease. The operating covenants for J.C. Penney Co., Macy’s, and Bloomingdale’s have terminated. Generally the operating covenants of the anchors have expired, or the anchors are not required to operate.

The following table presents a summary of historical anchor sales at the Aventura Mall Property.

Historical Sales Summary(1)
Annual Sales $ mil / Sales PSF
Anchor	Size (SF)	2015	2016	2017	TTM February 2018
Macy’s (non-collateral)	299,011	$96.4 / $322	$88.0 / $294	$80.3 / $268	$81.2 / $271
Bloomingdale’s (non-collateral)	251,831	$128.2 / $509	$110.7 / $440	$104.1 / $413	$105.3 / $418
Macy’s Men’s & Home (non-collateral)	225,000	$50.9 / $226	$44.8 / $199	$41.3 / $184	$42.0 / $187
J. C. Penney Co.	193,759	NAV	NAV	NAV	NAV
Nordstrom (non-collateral)	167,000	$69.2 / $414	$55.3 / $331	$52.8 / $316	$53.5 / $321
AMC Theatres	78,738	$20.4 / $258	$18.8 / $238	$16.8 / $213	$16.9 / $215
Total	1,215,339	$365.0 / $357	$317.5 / $311	$295.2 / $289	$298.9 / $293

(1)	Information is estimated and provided by the borrower sponsors.

Historical and Current Occupancy(1)
	2008(2)	2009	2010	2011	2012	2013	2014	2015	2016	2017	Current
Occupancy – Excluding Anchors	84.1%	94.9%	95.2%	96.6%	94.9%	98.9%	97.8%	97.8%	97.3%	97.7%	91.4%
Occupancy – Including Anchors	93.3%	98.1%	98.2%	98.8%	98.2%	99.6%	99.2%	99.2%	99.1%	99.1%	92.8%

(1)	Historical and Current Occupancy is based on the average of each respective year. Current occupancy is based on the February 14, 2018 rent roll, including recently executed leases and master leased tenants.

(2)	In 2008, occupancy declined due to a challenging corporate environment for several tenants including Stride Rite, Kay Bee Toys, The Sharper Image, Walden Books and Sigrid Olsen. 2008 occupancy as of December 31 was 87.9% and 96.1% for Occupancy – Excluding Anchors and Occupancy – Including Anchors, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Aventura Mall

The following table presents certain information relating to the major tenants at the Aventura Mall Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent(3)		Annual UW Rent PSF(4)	TTM February 2018 Sales		Occ. Cost %	Lease Expiration
					% of Annual UW Rent		$	PSF
Major Tenants
J. C. Penney Co.	B/B3/B-	193,759	15.9%	$661,053	0.5%	$3.41	NAV	NAV	NAV	4/30/2023
AMC Theatres(5)	B/B2/B+	78,738	6.5%	$1,850,343	1.3%	$23.50	$16,894,104	$703,921	10.6%	8/31/2023
Zara(6)(7)	NR/NR/NR	34,454	2.8%	$4,120,000	2.9%	$119.58	$33,469,155	$971	16.3%	10/31/2029
XXI Forever	NR/NR/NR	32,504	2.7%	$2,464,387	1.7%	$75.82	$12,398,653	$381	22.6%	1/31/2019
H & M	NR/NR/NR	28,830	2.4%	$3,375,705	2.4%	$117.09	$19,196,951	$666	18.4%	1/31/2027
Equinox Fitness	NR/NR/NR	25,458	2.1%	$727,192	0.5%	$28.56	$4,422,511	$174	18.4%	1/31/2024
Topshop	NR/NR/NR	23,296	1.9%	$2,842,112	2.0%	$122.00	NAV	NAV	NAV	10/31/2029
Apple (2 Levels)(6)(8)	NR/Aa1/AA+	20,218	1.7%	$3,500,000	2.5%	$173.11	$196,173,582	$31,124	0.5%	1/31/2030
Victoria’s Secret	NR/NR/NR	18,387	1.5%	$3,033,855	2.1%	$165.00	$19,147,672	$1,041	12.7%	7/31/2026
Louis Vuitton	WD/NR/A+	18,180	1.5%	$1,999,800	1.4%	$110.00	$36,167,622	$1,989	7.8%	11/30/2022
Banana Republic	BB+/Baa2/BB+	16,857	1.4%	$2,950,818	2.1%	$175.05	$9,771,975	$580	37.8%	2/29/2020
Restoration Hardware	NR/NR/NR	11,988	1.0%	$2,399,638	1.7%	$200.17	$25,775,211	$2,150	11.4%	2/28/2019
Urban Outfitters	NR/NR/NR	11,638	1.0%	$590,785	0.4%	$50.76	$7,489,656	$644	11.0%	12/31/2023
Express	NR/NR/NR	11,320	0.9%	$1,649,890	1.2%	$145.75	$7,253,138	$641	28.7%	1/31/2022
Abercrombie & Fitch	NR/NR/BB-	11,246	0.9%	$3,164,399	2.2%	$281.38	$17,491,686	$1,555	20.9%	1/31/2020
Anthropologie	NR/NR/NR	11,089	0.9%	$674,444	0.5%	$60.82	$6,920,057	$624	16.5%	6/30/2019
The Gap	BB+/Baa2/BB+	11,065	0.9%	$1,825,725	1.3%	$165.00	NAV	NAV	NAV	7/31/2024
Grand Lux Café	NR/NR/NR	10,442	0.9%	$490,774	0.3%	$47.00	$6,591,919	$631	14.1%	3/31/2027
The Cheesecake Factory	NR/NR/NR	10,421	0.9%	$847,488	0.6%	$81.33	$17,955,891	$1,723	6.8%	6/30/2023
Calvin Klein	NR/NR/NR	10,280	0.8%	$982,844	0.7%	$95.61	$5,708,260	$555	25.8%	1/31/2019
Subtotal/Wtd. Avg.		590,170	48.5%	$40,151,252	28.3%	$68.03

Other Tenants		539,111	44.3%	$101,486,942	71.7%	$188.25
Vacant Space		88,227	7.2%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,217,508	100.0%	$141,638,194	100.0%	$125.42

Non-Collateral Anchors
Macy’s (GL)	BBB/Baa3/BBB-	299,011		$168,480						7/31/2029
Bloomingdale’s (GL)	BBB/Baa3/BBB-	251,831		$150,000						2/5/2033
Macy’s (Men’s & Home) (GL)	BBB/Baa3/BBB-	225,000		$150,000						2/3/2035
Nordstrom (GL)	BBB+/Baa1/BBB+	167,000		$800,000						2/28/2023

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Total/Wtd. Avg. Annual UW Rent reflects the following: (a) in-place leases based on the February 14, 2018 rent roll, (b) contractual rent steps of $6.5 million through June 2019, including the $1.4 million contractual rent step that is scheduled to occur in August 2019 for the executed renewal of Victoria’s Secret (included in the Free Rent/Gap Reserve), (c) ground rent in an amount of approximately $1.3 million for tenants that own their improvements (Macy’s, Bloomingdale’s, Macy’s Men’s & Home and Nordstrom).

(4)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(5)	AMC Sales PSF number reflects sales per screen (24 screens).

(6)	A full year of sales and occupancy costs are not available for Expansion Parcel tenants.

(7)	Zara was originally a tenant in the existing Aventura Mall Property, occupying 18,717 SF, before departing for Bal Harbour Shops in 2012. Zara has since returned to the Aventura Mall Property and opened in the Expansion Parcel in November 2017. The TTM sales are based on the tenant’s annualized sales from November 2017 through April 2018.

(8)	Sales and Sales PSF for Apple are based on the tenant’s 6,303 SF space in the pre-existing portion of the Aventura Mall Property. Apple recently executed a lease for 20,218 SF at the Expansion Parcel.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Aventura Mall

The following table presents certain information relating to the lease rollover at the Aventura Mall Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling(3)	SF Rolling	Annual UW Rent PSF Rolling(4)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(5)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM(6)	25	20,093	$124.31	1.7%	1.7%	$2,497,856	1.8%	1.8%
2018	23	41,733	$143.50	3.4%	5.1%	$5,988,502	4.2%	6.0%
2019	32	124,307	$119.39	10.2%	15.3%	$14,841,136	10.5%	16.5%
2020	36	96,193	$191.02	7.9%	23.2%	$18,375,213	13.0%	29.4%
2021	24	54,397	$251.59	4.5%	27.7%	$13,685,691	9.7%	39.1%
2022	24	76,594	$169.31	6.3%	33.9%	$12,967,832	9.2%	48.3%
2023	29	352,941	$47.98	29.0%	62.9%	$16,933,820	12.0%	60.2%
2024	27	79,905	$166.60	6.6%	69.5%	$13,311,865	9.4%	69.6%
2025	13	19,020	$271.45	1.6%	71.1%	$5,163,035	3.6%	73.3%
2026	9	46,368	$169.47	3.8%	74.9%	$7,858,163	5.5%	78.8%
2027	20	78,035	$136.36	6.4%	81.3%	$10,641,238	7.5%	86.3%
2028	13	41,146	$148.89	3.4%	84.7%	$6,126,042	4.3%	90.6%
2029 & Beyond(7)	13	98,549	$134.43	8.1%	92.8%	$13,247,802	9.4%	100.0%
Vacant	0	88,227	$0.00	7.2%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	288	1,217,508	$125.42	100.0%		$141,638,194	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	# of Leases Rolling excludes approximately 30 temporary/kiosk tenants who operate under short term leases.

(4)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

(5)	Total UW Rent Rolling reflects the following: (a) in-place leases based on the February 2018 rent roll, (b) contractual rent steps of $6.5 million through June 2019 including the $1.4 million contractual rent step that is scheduled to occur in August 2019 for the executed renewal of Victoria’s Secret (included in the free rent/gap reserve), (c) ground rent in an amount of approximately $1.3 million for tenants that own their improvements (Macy’s, Bloomingdale’s, Macy’s Men’s & Home and Nordstrom).

(6)	MTM includes temporary tenants.

(7)	2029 & Beyond includes the recently executed Apple lease SF and lease expiration for the Expansion Parcel.

The Market. The Aventura Mall Property is located in Aventura, Miami Dade County, Florida, approximately 11 miles north of the Miami central business district and 11 miles south of the Fort Lauderdale central business district. Regional access to the Aventura Mall Property is provided by I-95 and Biscayne Boulevard (U.S. Highway 1). The William Lehman Causeway, which connects the beach areas with U.S. Highway 1, also provides access to the Aventura Mall Property. The Aventura Mall Property is located approximately 17 miles from downtown Miami and is surrounded by Turnberry Isle, Porto Vita and the Waterways of Biscayne Bay. According to the appraisal, as of year-end 2017, Aventura Mall Property’s local trade area within a 15 mile radius is home to over 2.3 million people with an average income of $66,306.

According to the appraisal, the estimated 2017 population within a one-, three- and five-mile radius of the Aventura Mall Property was 25,173, 188,456 and 414,744, respectively. The estimated 2017 average household income within a one-, three- and five-mile radius was $86,750, $72,828 and $66,753, respectively. The appraiser considers the 15-mile radius to be the Aventura Mall Property’s primary trade area. From 2000 to 2017, the one-mile radius trade area experienced compound annual growth in population of 2.2% and in average household income of 1.3%. The primary trade area had 2017 average retail sales per household of $48,617.

The Aventura Mall Property is a part of the Miami submarket of the Miami retail market. The Miami submarket contains approximately 5.6 million SF of retail space which as of the year end 2017 had a vacancy rate of 7.1% and asking rents of $30.88 PSF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Aventura Mall

The following table presents certain competitive properties to the Aventura Mall Property:

Competitive Property Summary
Property, Location	Type	Year Built/ Renovated	Size (SF)	Occ.	Sales PSF	Anchor Tenants	Distance to Subject (mi.)
Aventura Mall Property Aventura, FL	Super Regional Mall	1983 / 2017	2,156,203	92.8%(1)	$1,681(2)	Macy’s (non-collateral), J.C. Penney Co., Bloomingdale’s (non-collateral), Macy’s Men’s & Home (non-collateral), Nordstrom (non-collateral)	N/A
Primary Competition
Bal Harbour Shops Bal Harbour, FL	Regional Center	1965 / 2008	460,000	99%	$2,200	Neiman Marcus, Saks Fifth Avenue	4.7
Sawgrass Mills Sunrise, FL	Super Regional Mall	1990 / 2006	2,384,000	89%	$1,100	Super Target, Bloomingdale’s Outlet, Neiman Marcus Last Call, Nordstrom Rack, Saks Off Fifth, Burlington, Dick’s Sporting Goods	19.0
Dadeland Mall Kendall, FL	Super Regional Mall	1962 / 2013	1,488,000	95%	$1,400	JC Penney, Macy’s, Macy’s, Nordstrom, Saks Fifth Avenue	22.0
Secondary Competition
Pembroke Lakes Mall Pembroke Pines, FL	Super Regional Mall	1992 / 1998	1,136,000	96%	$490	Dillard’s, Dillard’s Men’s & Home, Macy’s, Macy’s Home Store, JC Penney, Sears	11.0
Galleria Mall Fort Lauderdale, FL	Super Regional Mall	1980 / 2005	955,000	80%	$870	Dillard’s, Macy’s, Neiman Marcus	13.0
Dolphin Mall Miami, FL	Super Regional Mall	2001 / 2010	1,403,000	97%	$950	Burlington, Bass Pro Outdoor World, Bloomingdale’s Outlet, Cobb Theater	16.0

Source: Appraisal

(1)	Occupancy as of February 14, 2018 includes 12 tenants (33,813 SF) with leases out for signature that are covered under a master lease.

(2)	Comparable inline sales shown as of the trailing twelve months ending February 28, 2018 including Apple.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Aventura Mall Property:

Cash Flow Analysis
	2015	2016	2017	3/31/2018 TTM	UW	UW PSF
Base Rent(1)	$99,418,818	$103,197,968	$106,500,453	$109,896,747	$141,638,194	$116.33
Vacant Income	$0	$0	$0	$0	$13,640,745	$11.20
Gross Potential Rent	$99,418,818	$103,197,968	$106,500,453	$109,896,747	$155,278,939	$127.54
Percentage Rent	$5,466,448	$4,115,391	$3,447,721	$3,326,930	$3,627,027	$2.98
Total Recoveries	$26,727,546	$26,287,600	$27,329,454	$28,195,516	$32,253,113	$26.49
Specialty Leasing Income	$3,536,265	$3,076,589	$4,453,595	$4,900,785	$3,805,199	$3.13
Other Income(2)	$3,628,986	$3,701,438	$3,994,113	$4,090,769	$4,156,114	$3.41
Less Vacancy & Credit Loss	($272,229)	($422,401)	($438,454)	($634,418)	($13,640,745)	($11.20)
Effective Gross Income	$138,505,834	$139,956,585	$145,286,882	$149,776,330	$185,479,647	$152.34
Total Expenses	$29,480,495	$29,303,182	$30,046,320	$31,484,933	$30,620,668	$25.15
Net Operating Income(1)	$109,025,339	$110,653,403	$115,240,562	$118,291,397	$154,858,979	$127.19
Capital Expenditures	$0	$0	$0	$0	$243,502	$0.20
TI/LC	$0	$0	$0	$0	$3,043,770	$2.50
Net Cash Flow	$109,025,339	$110,653,403	$115,240,562	$118,291,397	$151,571,708	$124.49

Occupancy %	99.2%	99.1%	99.1%	92.8%(3)	92.9%
NOI DSCR(4)	1.85x	1.88x	1.96x	2.01x	2.63x
NCF DSCR(4)	1.85x	1.88x	1.96x	2.01x	2.58x
NOI Debt Yield(4)	7.8%	7.9%	8.2%	8.4%	11.0%
NCF Debt Yield(4)	7.8%	7.9%	8.2%	8.4%	10.8%

(1)	The increase in Base Rent and Net Operating Income from 3/31/2018 TTM is primarily driven by the inclusion of the executed leases on the new Expansion Parcel which opened in November 2017 and is based on the February 2018 annualized rent roll. Base Rent also includes $1.3 million of ground rent paid by Bloomingdale’s, Macy’s, Macy’s Men’s & Home, and Nordstrom and approximately $3.4 million of master lease rent for current leases that are out for signature. Contractual rent steps were underwritten through June 2019 totaling approximately $6.5 million, including the $1.4 million contractual rent step for the executed renewal of Victoria’s Secret that is scheduled to occur in August 2019 (included in the free rent/gap reserve).

(2)	Other Income includes fee income (revenues associated with license fees and valet management fees), and miscellaneous revenues (revenues associated with commissions, late charges, and other miscellaneous sources).

(3)	Occupancy is as of February 14, 2018 and includes SF to be leased by 12 tenants (33,813 SF) with leases out for signature that are covered under a master lease.

(4)	Debt service coverage ratios and debt yields are based on the Aventura Mall Senior Loans and exclude the Aventura Mall B Notes.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Aventura Mall

Escrows and Reserves. At closing of the Aventura Mall Whole Loan, the Aventura Mall Borrower was required to deposit with the lender $6,776,765 for certain free rent credits remaining in connection with certain leases at the Aventura Mall Property and $19,392,145 for certain outstanding tenant improvement and leasing costs due in connection with certain leases at the Aventura Mall Property. If the debt service coverage ratio (as calculated pursuant to the loan agreement based on the trailing four quarters) falls below 1.50x for two consecutive calendar quarters (among other conditions in certain cases), the Aventura Mall Borrower is required to deposit monthly escrows for real estate taxes in the amount of 1/12 of projected annual property taxes, insurance premiums in the amount of 1/12 of projected annual insurance premiums (also waived if a blanket policy is in place and there is no event of default continuing), replacement funds (approximately $20,292 monthly (or $0.20 PSF annually), subject to a cap of $487,003) and tenant rollover funds (approximately $253,648 monthly (or $2.50 PSF annually), subject to a cap of $6,087,540).

Lockbox and Cash Management.     The Aventura Mall Whole Loan is structured with a hard lockbox and springing cash management for all rents except rents from the Master Lease (as defined below), which are structured with a soft springing hard lockbox. The Aventura Mall Borrower is required to cause all Master Lease rents to be deposited directly into the lockbox account, while for remaining rents Aventura Mall Borrower is required to notify each tenant under each lease (except the Master Lease) that has not received instructions from the Aventura Mall Borrower to send all payments of rents directly to the lender-controlled lockbox account. Provided no Lockbox Event (as defined below) has occurred, all sums in the lockbox account are required to be transferred daily to an account designated by the Aventura Mall Borrower. In the event a Lockbox Event has occurred and is continuing, all funds in the lockbox account are required to be swept weekly into a cash management account controlled by the lender. In the event a Lockbox Event is caused only by the occurrence of a DSCR Trigger Event (as defined below), all funds in the cash management account are required to be applied by the lender each business day to payments of taxes, insurance, debt service, operating expenses, capital expenditure reserves and any remaining funds in the cash management account are required to be released to the Aventura Mall Borrower only to the extent necessary to reimburse the Aventura Mall Borrower for extraordinary expenses approved by the lender. All additional funds in the cash management account are required to be held by the lender as additional collateral for the Aventura Mall Whole Loan. In the event any Lockbox Event other than a DSCR Trigger Event has occurred and is continuing, all amounts in the cash management account may be applied in the lender’s sole discretion. In addition, following the occurrence and during the continuance of a Lockbox Event or a DSCR Trigger Event, all Master Lease rents are also required to be deposited directly into the lockbox account.

A “Lockbox Event” means the occurrence of (a) an event of default under the loan agreement, (b) the bankruptcy or insolvency of the Aventura Mall Borrower, (c) the bankruptcy or insolvency of the property manager except where such bankruptcy or insolvency does not result in the cash or bank accounts associated with the Aventura Mall Property being subsumed in such proceedings or result in a material adverse effect upon the operations of the Aventura Mall Property or the value or security of the lender’s lien, or (d) if the debt service coverage ratio (as calculated pursuant to the loan agreement based on the trailing four quarters) for the Aventura Mall Whole Loan falls below 1.35x for two consecutive quarters (a “DSCR Trigger Event”).

Additional Secured Indebtedness (not including trade debts). The Aventura Mall Property also secures the Aventura Mall Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $1,346,700,000 and the Aventura Mall B Notes, which have an aggregate Cut-off Date principal balance of $343,300,000. The Aventura Mall Non-Serviced Pari Passu Companion Loans and the Aventura Mall B Notes are coterminous with the Aventura Mall Mortgage Loan. The Aventura Mall Non-Serviced Pari Passu Companion Loans and Aventura Mall B Notes accrue interest at the same rate as the Aventura Mall Mortgage Loan. The Aventura Mall Mortgage Loan and the Aventura Mall Non-Serviced Pari Passu Companion Loans are each pari passu in right of payment and together are senior in right of payment to the Aventura Mall B Notes. The holders of the Aventura Mall Mortgage Loan, the Aventura Mall Non-Serviced Pari Passu Companion Loans and the Aventura Mall B Notes have entered into a co-lender agreement which sets forth the allocation of collections on the Aventura Mall Whole Loan. See “Description of the Mortgage Pool— The Whole Loans-The Aventura Mall Pari Passu/AB Whole Loan” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. The Aventura Mall Borrower is permitted to (a) obtain the release of (i) immaterial or non-income producing portions of the Aventura Mall Property to any federal, state or local government or any political subdivision thereof in connection with takings or condemnations of any portion of the Aventura Mall Property (including portions of the “ring road”) for dedication or public use and (ii) non-income producing portions of the Aventura Mall Property (including, without limitation, certain outparcels containing parking areas and portions of the “ring road”) (by sale, ground lease, sublease or other conveyance of any interest) to third parties or affiliates of the Aventura Mall Borrower, and (b) dedicate portions of the Aventura Mall Property or grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for traffic circulation, ingress, egress, parking, access, utilities lines or for other similar purposes.

Master Lease. The Aventura Mall Borrower entered into a master lease (the “Master Lease”) at origination with the Guarantors and Turnberry Retail Holding, L.P., which Master Lease covers a certain portion (33,813 SF) of the Aventura Mall Property that is currently not occupied. The Master Lease provides for payment of rent in an annual amount up to $3,426,159 in equal monthly installments of approximately $285,513 during (x) a period commencing on the occurrence of the debt service coverage ratio based on the trailing four quarters falling below 1.50x for two consecutive quarters until cured in accordance with the loan documents, and/or (y) any of the following (i) an event of default, (ii) bankruptcy of the Aventura Mall Borrower, (iii) bankruptcy of the property manager, or (iv) a period commencing on the occurrence of a Lockbox Event until cured in accordance with the loan documents. The Master Lease covers the spaces for 12 proposed tenants with leases that are out for signature or which were otherwise not occupied prior to the loan origination date. The Master Lease provides for a reduction of rent as third-party tenants sign leases, take occupancy of space and commence paying rent in the premises covered by the Master Lease (as well as tenants signing leases in any portion of the Aventura Mall Property, including the space under the Master Lease, to the extent the total annualized lease payments (excluding Master Lease rents) exceed $178,400,000. The term will expire on the earliest to occur of (a) 10 years after loan maturity, (b) the earlier of the date on which the annual rent under the Master Lease is reduced to zero or the date on which the annualized total lease payments from tenants at the Aventura Mall Property (not including percentage rent) exceeds $181,850,000 or (c) following the exercise of the master lessees’ cancellation option after a lender foreclosure or deed-in-lieu of foreclosure. The Master Lease rents equal 1.8% of the approximately $185.5 million of underwritten effective gross income.

Redevelopment Rights. If J.C. Penney Co. or any of Macy’s, Bloomingdale’s, Macy’s (Men’s & Home) or Nordstrom (each, a “Department Store”) ceases operations or seeks to assign its lease in any manner not expressly permitted thereunder, the Aventura Mall Borrower has the right to enter into a ground lease with a third party or an affiliate of the Aventura Mall Borrower for the related parcel and obtain a release of the lien of the Aventura Mall Whole Loan on the ground leasehold interest in such J.C. Penney Co. or Department Store parcel so long as certain conditions in the loan agreement are satisfied, including (i) the ground lease is in form and substance reasonably acceptable to the lender, including that the rent to be paid thereunder is not less than the rent payable by J.C. Penney Co. or the Department Store immediately prior to such new lease, (ii) the tenant or the guarantor of such ground lease is a creditworthy person acceptable to the lender, (iii) no event of default is continuing, (iv) delivery of a rating agency confirmation, (v) if

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Aventura Mall

material work is being performed, delivery of a completion guaranty (or a collateral assignment of a completion guaranty in favor of the Aventura Mall Borrower) from a credit-worthy entity acceptable to the lender, (vi) the term of the ground lease expires no less than 20 years after the maturity of the Aventura Mall Whole Loan, and (vii) compliance with the “anti-poaching” conditions set forth in the loan agreement. In lieu of entering into a new ground lease, the loan documents permit an affiliate of the Aventura Mall Borrower to accept an assignment of the existing leasehold interest, provided that the Aventura Mall Borrower satisfies the requirements in the loan documents including, without limitation, condition (i) above. J.C. Penney Co. has six, five-year renewal options remaining (each requiring 12 months’ notice).

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the Aventura Mall Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Aventura Mall Property; provided that if TRIPRA (or extension thereof or similar government program) is no longer in effect, the Aventura Mall Borrower is required to carry terrorism coverage throughout the term of the Aventura Mall Whole Loan subject to an annual terrorism premium cap of two times the cost of the then-current annual insurance premium payable by the Aventura Mall Borrower for the policies insuring only the Aventura Mall Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Griffin Portfolio II

Mortgage Loan No. 2 – Griffin Portfolio II

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Griffin Portfolio II

Mortgage Loan No. 2 – Griffin Portfolio II

Adamsville
Irondale
East Birmingham
Downtown
BIRMINGHAM
Mountain Brook
West End Manor
Brighton
JEFFERSON COUNTY
Homewood
Vestavia Hills
Lipscomb
Hoover
Bessemer
Indian Springs Village
Oak Mountain State Park
SHELBY COUNTY
Chelsea
Helena
Pelham
1

Westerville
Alexandria
New Albany
LICKING COUNTY
COLUMBUS
Gahanna
Pataskala
Bexley
Whitehall
Reynoldsburg
Kirkersville
2
Etna
Grove City
FRANKLIN COUNTY
Blacklick Estates
Pickerington
Groveport
FAIRFIELD COUNTY
Baltimore
Canal Winchester
Grove City
Lithopolis
PICKAWAY CO

Griffin Portfolio II	
1 Southern Company Services Headquarters	Birmingham, AL
2 Amazon.com Sortable Fulfillment Center	Pataskala, OH
3 IGT North American Gaming & Interactive Headquarters	Las Vegas, NV
4 3M Distribution Facility	DeKalb, IL

Summerlin
South Summerlin
LAS VEGAS
Spring Valley
3
CLARK COUNTY
Enterprise

Beloit
WISCONSIN
Pleasant Prairie
Antioch
Harvard
Fox Lake
Zion
Gurnee
Waukegan
Machesney Park
Loves Park
McHenry
North Chicago
ROCKFORD
Woodstock
Mundelein
Belvidere
Marengo
Crystal Lake
Lake Zurich
Lake Michigan
Highland Park
Algonquin
Palatine
Arlington Hts
Genoa
ILLINOIS
ELGIN
Schaumburg
Evanston
Sycamore
St. Charles
Addison
Rochelle
4
De Kalb
Elmhurst
Wheaton
N. Aurora
CHICAGO
AURORA
Lisle
NAPERVILLE
Oak Lawn
Bolingbrook
Oswego
Lake Holiday
Orland Park
Yorkville
Plainfield
JOLIET
Tinley Park
Mendota
Chicago Hts.
Manhattan
Peru
Ottawa
Mokena

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Griffin Portfolio II

Mortgage Loan No. 2 – Griffin Portfolio II

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$60,000,000			Location:	Various
Cut-off Date Balance(1):	$60,000,000			General Property Type:	Various
% of Initial Pool Balance:	6.7%			Detailed Property Type:	Various
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Griffin Capital Company, LLC			Year Built/Renovated:	Various/Various
Mortgage Rate:	4.3150%			Size:	2,726,080 SF
Note Date:	4/27/2018			Cut-off Date Balance per SF(1):	$92
First Payment Date:	6/1/2018			Maturity Date Balance per SF(1):	$92
Maturity Date:	5/1/2028			Property Manager:	Griffin Capital Essential Asset Property Management II, LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	5 months			UW NOI(4):	$23,227,540
Prepayment Provisions:	LO (24); YM1 (90); O (6)			UW NOI Debt Yield(1):	9.3%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	9.3%
Additional Debt Type(1)(2):	Pari Passu			UW NCF DSCR(1):	2.01x
Additional Debt Balance(1)(2):	$190,000,000			Most Recent NOI(4):	$15,300,404 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(4):	N/A
Reserves(3)				3rd Most Recent NOI(4):	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy(5):	100.0% (10/1/2018)
RE Tax:	$90,000	$45,000	N/A	2nd Most Recent Occupancy(5):	100.0% (12/31/2017)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy(5):	100.0% (12/31/2016)
Recurring Replacements:	$0	Springing	(3)	Appraised Value (as of)(6):	$415,500,000 (Various)
TI/LC:	$0	Springing	(3)	Cut-off Date LTV Ratio(1)(6):	60.2%
Unfunded Obligations:	$1,900,229	$0	N/A	Maturity Date LTV Ratio(1)(6):	60.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$250,000,000	98.9%	Loan Payoff(7):	$249,757,720	98.8%
Borrower Equity:	$2,896,561	1.1%	Reserves:	$1,990,229	0.8%
			Closing Costs:	$1,148,612	0.5%
Total Sources:	$252,896,561	100.0%	Total Uses:	$252,896,561	100.0%

(1)	The Griffin Portfolio II Mortgage Loan (as defined below) is part of the Griffin Portfolio II Whole Loan (as defined below), which is comprised of seven pari passu promissory notes with an aggregate original principal balance of $250,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Griffin Portfolio II Whole Loan.

(2)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for a discussion of additional debt.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	The Griffin Portfolio II Properties were acquired from October through December 2016; therefore, 2nd Most Recent NOI and 3rd Most Recent NOI are not available. For a discussion of the difference between Most Recent NOI and UW NOI, see the “Cash Flow Analysis” table below.

(5)	The Griffin Portfolio II Properties were 100% leased at each of the referenced dates; however, the Southern Company Services Headquarters property tenant has been taking occupancy in phases during an extensive renovation period and is expected to be in full occupancy in October 2018.

(6)	The appraisal provided a bulk portfolio value for the Griffin Portfolio II Properties of $415,500,000, which includes a portfolio premium of $19,810,000 over the aggregate “as is” appraised values for the individual Griffin Portfolio II Properties. The aggregate “as is” appraised values for the individual Griffin Portfolio II Properties is $395,690,000, which results in a Cut-off Date LTV Ratio and a Maturity Date LTV Ratio of 63.2% and 63.2%, respectively.

(7)	Proceeds from the Griffin Portfolio II Whole Loan were used primarily to return equity to the sponsor to pay down a portion of the sponsor’s credit facility. The sponsor acquired the Griffin Portfolio II Properties in separate transactions in 2016 for an aggregate purchase price of $356,342,060.

The Mortgage Loan. The second largest mortgage loan (the “Griffin Portfolio II Mortgage Loan”) is part of a whole loan (the “Griffin Portfolio II Whole Loan”) evidenced by seven pari passu promissory notes in the aggregate original principal amount of $250,000,000. The Griffin Portfolio II Whole Loan is secured by the fee interests in a portfolio of two single-tenant office properties and two single-tenant warehouse and distribution facilities located in four different states and totaling 2,726,080 SF (the “Griffin Portfolio II Properties”). The non-controlling Note A-2-1, in the original principal amount of $60,000,000, represents the Griffin Portfolio II Mortgage Loan and will be included in the MSC 2018-L1 securitization transaction. The Griffin Portfolio II Mortgage Loan was co-originated by Bank of America, National Association and KeyBank National Association. A summary of the remaining promissory notes (the “Griffin Portfolio II Non-Serviced Pari Passu Companion Loans”) is shown in the table below. The Griffin Portfolio II Whole Loan is serviced pursuant to the pooling and servicing agreement for the BANK 2018-BNK13 securitization transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Griffin Portfolio II

Griffin Portfolio II Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1-1	$80,000,000	$80,000,000	BANK 2018-BNK13	Yes
A-1-2-1	$40,000,000	$40,000,000	MSC 2018-H3	No
A-1-2-2	$5,000,000	$5,000,000	BANK 2018-BNK13	No
A-2-1	$60,000,000	$60,000,000	MSC 2018-L1	No
A-2-2-1	$40,000,000	$40,000,000	MSC 2018-H3	No
A-2-2-2	$5,000,000	$5,000,000	UBS 2018-C11	No
A-2-3	$20,000,000	$20,000,000	UBS 2018-C11	No
Total	$250,000,000	$250,000,000

The Borrowers and the Sponsor. The borrowers are Griffin (Las Vegas Buffalo) Essential Asset REIT II, LLC, Griffin (DeKalb) Essential Asset REIT II, LLC, Griffin (Etna) Essential Asset REIT II, LLC and Griffin (Birmingham) Essential Asset REIT II, LLC (individually and collectively, the “Griffin Portfolio II Borrowers”), each a Delaware limited liability company structured to be bankruptcy-remote with at least two independent directors.

Substantially all of the equity ownership in the Griffin Portfolio II Borrowers is indirectly held by Griffin Capital Essential Asset REIT II, Inc., a Maryland corporation. Griffin Capital Essential Asset REIT II, Inc. is the non-recourse carveout guarantor for the Griffin Portfolio II Whole Loan and is a real estate investment trust that invests in office and industrial properties net leased on long term leases to corporate tenants. As of June 30, 2018, Griffin Capital Essential Asset REIT II, Inc. had a real estate portfolio consisting of 27 office, industrial, distribution and data center properties, totaling approximately 7.3 million SF that was 100.0% leased.

If Griffin Capital Essential Asset REIT II, Inc. fails to maintain a minimum net worth of $250,000,000 during the Griffin Portfolio II Whole Loan term, then in order to avoid an event of default, the Griffin Portfolio II Whole Loan documents permit the Griffin Portfolio II Borrowers to substitute a replacement guarantor with a net worth of at least $175,000,000 that is acceptable to the lender based on receipt of searches, satisfaction of underwriting criteria and evaluation of the replacement guarantor’s experience.

Griffin Capital Essential Asset REIT II, Inc.’s sponsor is Griffin Capital Company, LLC, formerly known as Griffin Capital Corporation. Griffin Capital Company, LLC is the sponsor for the Griffin Portfolio II Whole Loan and is an alternative investment asset manager with approximately $10.75 billion in assets under management as of June 30, 2018.

The Properties. The Griffin Portfolio II Properties are comprised of two single-tenant suburban office properties and two single-tenant industrial warehouse and distribution facilities located in Alabama, Ohio, Nevada and Illinois totaling 2,726,080 SF. The Griffin Portfolio II Properties are leased under long-term leases to credit-rated tenants from a range of industries that includes consumer services, retail, gaming and capital goods. All of the leases have built-in rental increases and none of the leases include any termination or contraction options. The office tenants use the properties as corporate or regional headquarters and the industrial tenants occupy build-to-suit, business-essential distribution centers.

The following table presents detailed information with respect to each of the Griffin Portfolio II Properties.

Griffin Portfolio II Properties Summary
Property Name, Location	Property Type	Year Built/ Renovated	SF	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value	% of Appraised Value(1)	UW NOI	% of UW NOI
Southern Company Services Headquarters 3525 & 3535 Colonnade Parkway Birmingham, AL	Office	1988 / 2018	669,438	$99,600,000	39.8%	$153,250,000	38.7%	$8,472,959	36.5%
Amazon.com Sortable Fulfillment Center 11999 National Road Pataskala, OH	Industrial	2016 / N/A	856,254	$61,500,000	24.6%	$94,600,000	23.9%	$5,922,167	25.5%
IGT North American Gaming & Interactive Headquarters 6355 South Buffalo Drive Las Vegas, NV	Office	2007 / 2016	222,268	$45,300,000	18.1%	$75,540,000	19.1%	$4,494,930	19.4%
3M Distribution Facility 1650 Macom Drive DeKalb, IL	Industrial	2016 / N/A	978,120	$43,600,000	17.4%	$72,300,000	18.3%	$4,337,484	18.7%
Total/Wtd. Avg.			2,726,080	$250,000,000	100.0%	$415,500,000(1)	100.0%	$23,227,540	100.0%

(1)	The appraiser provided a bulk portfolio value for the Griffin Portfolio II Properties of $415,500,000, which includes a portfolio premium of $19,810,000. The aggregate of the “as is” appraised values for the individual Griffin Portfolio II Properties is $395,690,000. The % of Appraised Value is based on the aggregate “as is” values.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Griffin Portfolio II

Southern Company Services Headquarters (669,438 SF, 24.6% of NRA, 39.8% ALA). The Southern Company Services Headquarters property is comprised of a nine-story office building and a seven-story office building, which total 669,438 SF, that are fully leased by Southern Company Services, Inc. through March 17, 2044 and are utilized as the main regional offices for Southern Company Services, Inc. and an affiliate, Southern Nuclear. The lease provides for 2.0% annual rent escalations commencing January 1, 2019, and one ten-year renewal option at fair market rent followed by 2.0% annual rent escalations. The lease does not provide any termination or contraction options. The lease requires that Southern Company Services, Inc. maintain during its lease term an investment grade credit rating from either S&P, Moody’s, or Fitch or provide to the landlord (i) an annual, automatic renewal letter of credit from a bank rated at least A- in an amount equal to the lesser of (a) $55 million (equal to approximately 3.8 years of maximum base rent and operating expense obligations) or (b) the remaining base rent and operating expense obligations for the balance of the lease term or (ii) a guaranty from its parent, Southern Company, provided that Southern Company also maintains an investment grade credit rating.

The Southern Company Services Headquarters property is located in Birmingham, Alabama, approximately five miles southeast of the Birmingham central business district along US Highway 280, approximately one-half mile southeast of its intersection with Interstate 459. The Southern Company Services Headquarters property was built in 1988 on a 19.8-acre site. Southern Company Services, Inc.’s lease commenced in March 2016, and the tenant is in the process of an extensive renovation, including mechanical systems replacements, roof resealing, parking deck resurfacing, window replacement, updates to the elevators, lighting, HVAC, fire-life safety and ADA requirements, and complete interior refinishing and repurposing. Southern Company Services, Inc. received $40 million in tenant improvements and has contributed an additional $50 million to the renovation, with completion and full tenant occupancy expected by October 2018. The sponsor acquired the Southern Company Services Headquarters property in 2016. Under a master escrow agreement with the seller, the seller is obligated to provide to the Griffin Portfolio II Borrowers all base rent and expense reimbursements to the extent not obligated to be paid by the tenant during its phased-in occupancy period. The master escrow agreement provides such payments through December 31, 2018 after which time the tenant is required by its lease to commence full rental payments.

Southern Company Services, Inc. is a subsidiary of Southern Company (NYSE: SO). Southern Company provides energy services to approximately 9.0 million customers through its subsidiaries. Southern Company Services, Inc. provides the operations, executive and advisory services, construction and advisory services, construction and plant management, general engineering, information technology, finance, accounting and treasury, marketing, and human resource services to Southern Company and its affiliates. Southern Company Services, Inc. is rated A- by S&P. Southern Company is rated A-, Baa2 and BBB+ by S&P, Moody’s and Fitch, respectively.

Amazon.com Sortable Fulfillment Center (856,254 SF, 31.4% of NRA, 24.6% ALA). The Amazon.com Sortable Fulfillment Center property is an 856,254 SF single story (with four mezzanine levels), Class A distribution warehouse facility fully leased by and built-to-suit for Amazon.com. The initial 15-year lease with Amazon.com.dedc LLC is guaranteed by its parent, Amazon.com, Inc., and extends through August 2031. The lease provides for 1.5% annual rental rate escalations and four five-year renewal options at fair market rent, which will be no less than 85% and no more than 110% of the then current base rent. The lease does not provide any termination or contraction options. If the related Griffin Portfolio II Borrower offers or receives an offer for the sale of the Amazon.com Sortable Fulfillment Center property during the lease term, Amazon.com.dedc LLC has an ongoing right of first offer to purchase the property and an ongoing right of first refusal to purchase the property if a proposed purchaser is a tenant competitor.

The Amazon.com Sortable Fulfillment Center property is located in Pataskala, Ohio, approximately 20 miles east of the Columbus central business district, between Interstate 70 and U.S. Highway 40, which puts the Amazon.com Sortable Fulfillment Center property within a ten-hour drive of more than 50% of both the United States and Canadian populations. The Amazon.com Sortable Fulfillment Center property is located in an industrial area 20 miles northeast of Rickenbacker International Airport, an international multimodal cargo airport, U.S. Foreign-Trade Zone and high-speed international logistics hub that is open full time with no noise restrictions. The Amazon.com Sortable Fulfillment Center property is a sortable products fulfillment center built in 2016 on a 96.0-acre site with 42-foot clear heights and 66 dock doors. The Amazon.com Sortable Fulfillment Center property was designed to Amazon.com Inc.’s specifications, and includes multi-level storage mezzanine spaces and advanced software and robotics to stow and pick inventory.

The Amazon.com Sortable Fulfillment Center property benefits from a Community Reinvestment Area real estate tax abatement from 2017 through 2031. Taxes are assessed only on the land (not the improvements), subject to certain conditions, including the employment of approximately 100 to 450 full-time employees.

Amazon.com Inc. operates as a large online retailer. Amazon.com Inc. designs its websites to enable products to be sold directly and by third parties. Amazon.com Inc. also manufactures and sells electronic devices, and serves developers and enterprises through Amazon Web Services. Amazon.com Inc. (NASDAQ: AMZN) is rated AA-, Baa1 and A+ from S&P, Moody’s and Fitch, respectively.

IGT North American Gaming & Interactive Headquarters (222,268 SF, 8.2% of NRA, 18.1% ALA). The IGT North American Gaming & Interactive Headquarters property is a 222,268 SF three-story, Class A office building fully leased to and built to suit for International Game Technology (“IGT”). The initial 15-year lease is guaranteed by IGT’s parent company, International Game Technology PLC (NYSE: IGT), and extends through December 31, 2030. The lease provides for approximately 1.76% average annual rental rate escalations and two five-year renewal options at fair market rent. The lease does not provide any termination or contraction options.

The IGT North American Gaming & Interactive Headquarters property is located in Las Vegas, Nevada, approximately 15 miles southwest of the Las Vegas central business district, just north of the 215 Beltway and approximately five miles west of Interstate 15. The IGT North American Gaming & Interactive Headquarters property was built in 2007 on a 15.2-acre site and serves as the headquarters for IGT’s North American Gaming and Interactive business unit, housing the engineering, sales, sound, corporate communications and software departments, and its executive management team. In 2016, the IGT North American Gaming & Interactive Headquarters property underwent a renovation, which included a new cafeteria and fitness center, conversion of the floorplans to an open-concept office build-out, and replacement of fixtures, flooring, wall coverings and restrooms.

IGT is a wholly owned subsidiary of International Game Technology PLC, a large developer of technology-based products and services and associated content for worldwide gaming and lottery markets. International Game Technology PLC is rated BB+ and Ba2 by S&P and Moody’s, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Griffin Portfolio II

3M Distribution Facility (978,120 SF, 35.9% of NRA, 17.4% ALA). The 3M Distribution Facility property is a 978,120 SF single story Class A distribution and warehouse facility fully leased by and built-to-suit for 3M Company (NYSE: MMM), with a ten-year initial term through October 31, 2026. The lease provides for 2.0% annual rent escalations and two five-year renewal options each at 2.0% over the preceding contractual rate and each requiring a 12-month notice. The lease does not provide any termination or contraction options. If the related Griffin Portfolio II Borrower offers or receives an offer for the sale of the 3M Distribution Facility property during the lease term, 3M Company has an ongoing right of first offer to purchase the property.

The 3M Distribution Facility property is located in DeKalb, Illinois at the interchange of I-88 and U.S. 23, approximately 60 miles west of the Chicago central business district within the I-39 Logistics Corridor, 20 miles west of Aurora and 14 miles east of I-39. The 3M Distribution Facility property’s location provides access to all major interstate highways in Illinois (I-88, I-55, I-74, I-57, I-90, I-80 and I-94), to all major Midwest distribution hubs, including Chicago, Indianapolis, Milwaukee, Minneapolis, St. Louis, Detroit and the Ohio Valley, and to the Union Pacific Global III Intermodal Rail Facility located 19 miles to the west of the 3M Distribution Facility property.

The 3M Distribution Facility property was built in 2016 on a 49.7-acre site and is 3M Company’s largest regional distribution facility and among its largest distribution facilities nationally. The 3M Distribution Facility property is located within the Park 88 Business Park, a 565-acre master-planned business park, adjacent to two other contiguous 3M Company distribution centers: a 410,400 SF distribution center built in 2007 and a 650,760 SF regional distribution center built in 2011. These three facilities provide 3M Company with over 2.0 million SF of distribution space. The 3M Distribution Facility property features 36-foot clear heights, 137 dock doors, T-5 and LED lighting, 387 car parking spaces, 348 trailer parking spaces, and specialized cold storage, red label, and aerosol rooms which contain additional sprinklers and fire protection, special containment floors, and explosion-resistant walls. 3M Company has over 60,000 products sold in markets worldwide, and it is estimated that approximately two-thirds of these products will be stored and distributed from the 3M Distribution Facility property.

The 3M Distribution Facility property benefits from a City of DeKalb real estate tax abatement from 2017 through 2021. Taxes are abated 80% for 2018 and 50% for 2019 through 2021, subject to certain conditions including full occupancy of the 3M Distribution Facility property, the employment of 250 fulltime permanent employees, and minimum wages for those employees during the duration of the agreement.

3M Company is a worldwide diversified technology company with products sold through a number of distribution channels, including wholesalers, retailers, jobbers, distributors, dealers, and directly to users, in a variety of industries. 3M Company has been a component of the Dow Jones Industrial Average since 1976. 3M Company is rated AA- and A1 by S&P and Moody’s, respectively.

The following table presents certain information relating to the leases at the Griffin Portfolio II Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (S&P/Moody’s/Fitch)(2)	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options
Southern Company Services, Inc.	A-/Baa2/BBB+	669,438	24.6%	$8,518,764	36.2%	$12.73	3/17/2044	1 x 10 Yrs
Amazon.com	AA-/Baa1/A+	856,254	31.4%	$5,723,934	24.3%	$6.68	8/31/2031	4 x 5 Yrs
International Game Technology	BB+/Ba2/NR	222,268	8.2%	$4,774,317	20.3%	$21.48	12/31/2030	2 x 5 Yrs
3M Company	AA-/A1/NR	978,120	35.9%	$4,528,579	19.2%	$4.63	10/31/2026	2 x 5 Yrs
Subtotal/Wtd. Avg.		2,726,080	100.0%	$23,545,594	100.0%	$8.64

Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		2,726,080	100.0%	$23,545,594	100.0%	$8.64

(1)	Information is based on the underwritten rent roll dated October 1, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Griffin Portfolio II

The weighted average remaining lease term for the Griffin Portfolio II Properties is 16.3 years. The following table presents certain information relating to the lease rollover schedule at the Griffin Portfolio II Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Base Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	1	978,120	$4.63	35.9%	35.9%	$4,528,579	19.2%	19.2%
2027	0	0	$0.00	0.0%	35.9%	$0	0.0%	19.2%
2028	0	0	$0.00	0.0%	35.9%	$0	0.0%	19.2%
2029 & Beyond	3	1,747,960	$10.88	64.1%	100.0%	$19,017,015	80.8%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	4	2,726,080	$8.64	100.0%		$23,545,594	100.0%

(1)	Information is based on the underwritten rent roll dated October 1, 2018.

The Markets. The Griffin Portfolio II Properties are located across four states: Alabama, Ohio, Nevada and Illinois.

Griffin Portfolio II Properties 2017 Demographic Summary
Property Name	City, State	1-mile Population	3-mile Population	5-mile Population	1-mile Average Household Income	3-mile Average Household Income	5-mile Average Household Income
Southern Company Services Headquarters	Birmingham, AL	4,402	43,170	119,756	$91,353	$117,193	$125,495
Amazon.com Sortable Fulfillment Center	Pataskala, OH	972	15,208	77,139	$97,597	$99,425	$90,996
IGT North American Gaming & Interactive Headquarters	Las Vegas, NV	8,131	138,546	318,800	$74,914	$76,759	$74,195
3M Distribution Facility	DeKalb, IL	524	33,769	55,492	$51,778	$63,728	$60,788

Source: Appraisals.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Griffin Portfolio II

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Griffin Portfolio II Properties:

Cash Flow Analysis
	2017(1)	UW	UW PSF
Base Rent(2)	$15,720,597	$23,545,594	$8.64
Straight-lined Rent(3)	$0	$1,375,674	$0.50
Reimbursements(4)	$1,886,896	$6,878,135	$2.52
Other Income(5)	($91,865)	$0	$0.00
Vacancy	$0	($1,089,362)	($0.40)
Effective Gross Income	$17,515,628	$30,710,040	$11.27
Total Operating Expenses(4)	$2,215,224	$7,482,500	$2.74
Net Operating Income	$15,300,404	$23,227,540	$8.52
TI/LC	$0	$996,165	$0.37
Capital Expenditures	$0	$272,608	$0.10
Net Cash Flow	$15,300,404	$21,958,766	$8.06

Occupancy %(1)(6)	100.0%	96.6%
NOI DSCR(7)	1.40x	2.12x
NCF DSCR(7)	1.40x	2.01x
NOI Debt Yield(7)	6.1%	9.3%
NCF Debt Yield(7)	6.1%	8.8%

(1)	Historical cash flows are not available prior to 2017, as the Griffin Portfolio II Properties were acquired from October through December 2016. 2017 Net Operating Income is less than UW Net Operating Income due primarily to the fact that one of the four Griffin Portfolio II Properties, Southern Company Services Headquarters, has been undergoing an extensive renovation and phased-in occupancy since 2016, and the single tenant at such property will not begin paying full rent until January 2019. 2017 Occupancy reflects the fact that the Griffin Portfolio II Properties were 100% leased as of December 31, 2017; the single tenant at the Southern Company Services Headquarters property is expected to be in full occupancy in October 2018.

(2)	UW Base Rent includes rent increases through May 2019.

(3)	Rent was straight-lined through the earlier of the lease or the loan term for investment-grade rated tenants: Southern Company Services, Inc., Amazon.com and 3M Company.

(4)	Reimbursements and Total Operating Expenses are based on actual real estate taxes for the land (and assuming that the real estate tax abatement remains in effect and consequently there are no taxes on the improvements) for the Amazon.com Sortable Fulfillment Center property, and average taxes over the loan term (after giving effect to the partial tax abatements through 2021) for the 3M Distribution Facility property.

(5)	Other Income represents an adjustment to the seller’s rent receivable in connection with the Southern Company Services Headquarters property supplemental rent contribution. See “The Properties” above for further information.

(6)	UW Occupancy is 96.6%. The Griffin Portfolio II Properties are 100.0% leased as of October 1, 2018.

(7)	Debt service coverage ratios and debt yields are based on the Griffin Portfolio II Whole Loan.

Escrows and Reserves. The Griffin Portfolio II Borrowers deposited at loan origination $1,900,229 for unfunded obligations related to the Southern Company Services Headquarters property and are required to deposit monthly any additional amount due for free rent, tenant improvements or leasing commissions under any lease at the Griffin Portfolio II Properties for any 12-month succeeding period following the applicable payment date.

The Griffin Portfolio II Borrowers deposited at loan origination $90,000 to a tax reserve and are generally required to deposit monthly (i) 1/12 of the estimated annual property taxes (currently estimated to be $45,000) and (ii) 1/12 of the estimated annual insurance premiums (unless the Griffin Portfolio II Properties are covered by an acceptable blanket policy). However, provided that neither an event of default nor a Debt Yield Sweep Period (as defined below) is continuing, monthly deposits for property taxes and insurance premiums will be waived to the extent such property taxes or insurance premiums are directly paid by a tenant pursuant to its lease and such tenant is not subject to bankruptcy proceedings or in default under its lease.

During a Debt Yield Sweep Period, the Griffin Portfolio II Borrowers are required to deposit monthly to a replacement reserve (i) 1/12 of $0.10 per annum PSF of industrial space and (ii) 1/12 of $0.20 per annum PSF of office space, capped at two years’ worth of such deposits (currently estimated to be $723,557). Additionally, beginning on May 1, 2023 (regardless of whether the deposits described in the preceding sentence are then required), the Griffin Portfolio II Borrowers are required to deposit monthly into the replacement reserve (i) 1/12 of $0.10 per annum PSF of industrial space and (ii) 1/12 of $0.20 per annum PSF of office space, capped at one years’ worth of such deposits (currently estimated to be $361,779). Notwithstanding the foregoing, at any time the reserve balance falls below the applicable cap or an event of default exists, the Griffin Portfolio II Borrowers are required to resume monthly deposits to the replacement reserve until the applicable cap is reached or exceeded or until the event of default ceases to exist.

During a Debt Yield Sweep Period, the Griffin Portfolio II Borrowers are required to deposit monthly to a tenant improvement and leasing commissions reserve (i) 1/12 of $0.50 per annum PSF of industrial space and (ii) 1/12 of $1.00 per annum PSF of office space, capped at two years’ worth of such deposits (currently estimated to be $3,617,786). Additionally, beginning on May 1, 2023 (regardless of whether the deposits described in the preceding sentence are then required), the Griffin Portfolio II Borrowers are required to deposit monthly into the tenant improvement and leasing commissions reserve (i) 1/12 of $0.50 per annum PSF of industrial space and (ii) 1/12 of $1.00 per annum PSF of office space, capped at one years’ worth of such deposits (currently estimated to be $1,808,893). Notwithstanding the foregoing, at any time the reserve balance falls below the applicable cap or an event of default exists, the Griffin Portfolio II Borrowers are required to resume monthly deposits to the tenant improvement and leasing commissions reserve until the applicable cap is reached or exceeded or until the event of default ceases to exist.

A “Debt Yield Sweep Period” will commence upon the debt yield being less than 7.5% in a calendar quarter, and end upon the debt yield being equal to or greater than 7.5% in a calendar quarter.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Griffin Portfolio II

Lockbox and Cash Management. A hard lockbox is in place with respect to the Griffin Portfolio II Whole Loan, with springing cash management upon the occurrence of a Cash Sweep Period (as defined below). During the continuance of a Cash Sweep Period, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Griffin Portfolio II Whole Loan documents. During the continuation of a Cash Sweep Period, all excess cash flow will be required to be held as additional security for the Griffin Portfolio II Whole Loan until discontinuance of the Cash Sweep Period; provided that if a Cash Sweep Period is cured by either a Southern Company Services Cash Trap Cap Cure (as defined below) or a 3M Cash Trap Cap Cure (as defined below), the lender is required to continue to hold the excess cash and will not disburse such excess cash to the Griffin Portfolio II Borrowers until the Southern Company Services Cure Conditions (as defined below) or the 3M Cure Conditions (as defined below) are satisfied.

A “Cash Sweep Period” means any of (a) a Debt Yield Sweep Period, (b) a 3M Sweep Period (as defined below), (c) a Southern Company Services Sweep Period (as defined below), or (d) any period of time during which an event of default is continuing.

A “3M Sweep Period” means the period (A) commencing on the first to occur of (i) 3M Company being in monetary default under its lease beyond notice and cure periods, (ii) 3M Company terminating its lease, vacating or going dark in 50% or more of its space, or giving written notice that it intends to terminate, vacate or go dark in 50% or more of its space, (iii) any termination or cancellation of the 3M Company lease (including rejection in any insolvency proceeding) and/or the 3M Company lease failing to otherwise be in full force and effect, (iv) any bankruptcy or similar insolvency of 3M Company or its assets and (v) 3M Company failing to extend or renew its lease on or prior to October 31, 2025, and (B) expiring on the first to occur of the lender’s receipt of (1) the satisfaction of the 3M Cure Conditions (as defined below) or (2) in the event the 3M Sweep Period exists solely pursuant to clauses (ii) or (v) above, at least 85% of the 3M Distribution Facility property being re-leased under lease terms acceptable to the lender to an acceptable replacement tenant who is in physical occupancy and paying full rent (or sufficient funds are deposited with the lender to cover all rent abatement under any such replacement lease). Notwithstanding the foregoing, a 3M Sweep Period will be deemed to have been cured at such time as $6.00 PSF for the 3M Distribution Facility property is on deposit in the excess cash reserve (a “3M Cash Trap Cap Cure”).

“3M Cure Conditions” means as applicable (i) 3M Company has cured all defaults under its lease, (ii) 3M Company has revoked all termination or cancellation notices and has re-affirmed its lease, (iii) if triggered by clause (v) of the definition of 3M Sweep Period, 3M Company has renewed or extended its lease, (iv) 3M Company is no longer insolvent or subject to any bankruptcy proceedings and 3M Company has affirmed its lease pursuant to final, non-appealable order of a court and (v) 3M Company is paying full, unabated rent (or if rent is abated, the Griffin Portfolio II Borrowers have deposited such amount of abated rent in a reserve with the lender).

A “Southern Company Services Sweep Period” means the period (A) commencing on the first to occur of (i) Southern Company Services, Inc. being in monetary default under its lease beyond notice and cure periods, (ii) Southern Company Services, Inc. terminating its lease, vacating or going dark in 50% or more of its space, or giving written notice that it intends to terminate, vacate or go dark in 50% or more of its space, (iii) any termination or cancellation of the Southern Company Services, Inc. lease (including rejection in any insolvency proceeding) and/or the Southern Company Services, Inc. lease failing to otherwise be in full force and effect, or (iv) any bankruptcy or similar insolvency of Southern Company Services, Inc. or its assets and (B) expiring on the first to occur of the lender’s receipt of (1) the satisfaction of the Southern Company Services Cure Conditions (as defined below) or (2) in the event the Southern Company Services Sweep Period exists solely pursuant to clause (ii) above, at least 85% of the Southern Company Services Headquarters property being re-leased under lease terms acceptable to the lender to an acceptable replacement tenant who is in physical occupancy of the space and paying full rent (or sufficient funds are deposited with the lender to cover all rent abatement under any such replacement lease). Notwithstanding the foregoing, a Southern Company Services Sweep Period will be deemed to have been cured at such time as $35.00 PSF for the Southern Company Services Headquarters property is on deposit in the excess cash reserve (a “Southern Company Services Cash Trap Cap Cure”).

“Southern Company Services Cure Conditions” means as applicable (i) Southern Company Services, Inc. has cured all defaults under its lease, (ii) Southern Company Services, Inc. has revoked all termination or cancellation notices and has re-affirmed its lease, (iii) Southern Company Services, Inc. is no longer insolvent or subject to any bankruptcy proceedings and Southern Company Services, Inc. has affirmed its lease pursuant to final, non-appealable order of a court and (iv) Southern Company Services, Inc. is paying full, unabated rent (or if rent is abated, the Griffin Portfolio II Borrowers have deposited such amount of abated rent in a reserve with the lender).

Additional Secured Indebtedness (not including trade debts). The Griffin Portfolio II Properties also secure the Griffin Portfolio II Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $190,000,000. The Griffin Portfolio II Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the Griffin Portfolio II Mortgage Loan. The Griffin Portfolio II Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the Griffin Portfolio II Non-Serviced Pari Passu Companion Loans. The holders of the Griffin Portfolio II Mortgage Loan and the Griffin Portfolio II Non-Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Griffin Portfolio II Whole Loan. See “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. After May 31, 2020, the Griffin Portfolio II Borrowers may obtain the release of one or more individual properties in connection with an arms-length sale provided that among other conditions (i) no event of default is continuing, (ii) the lender receives payment of a release price equal to 110% of the allocated loan amount for the release property plus payment of any applicable yield maintenance premium, (iii) the debt yield after the individual property release is not less than the greater of (a) 7.9% and (b) the debt yield immediately prior to such release, and (iv) satisfaction of customary REMIC requirements.

Notwithstanding the foregoing, if a tenant has vacated its premises, cancelled or terminated its lease, given notice of its intent to cancel or terminate its lease, or an event of default has occurred with respect to an individual property such that a material adverse effect would result, such individual property may be released without the requirement of an arms-length sale provided that, among other conditions, (i) the lender receives payment of a release price equal to 120% of the allocated loan amount for the applicable individual property and (ii) the aggregate allocated loan amounts for all released properties during the term of the Griffin Portfolio II Whole Loan must not exceed $56,250,000.

Substitution of Property. Following the earlier of (a) the date of the securitization of the last of the Griffin Portfolio II pari passu companion loans and (b) April 27, 2020, or as otherwise consented to by the lender in its reasonable discretion, the Griffin Portfolio II Borrowers may replace one or more individual properties with one or more replacement properties that is a similar “Class A” office or industrial property provided no event of default is continuing and provided further that among other conditions, (i) the replaced property has less than two years remaining on the term of the lease encumbering the property or the substitution of the property is curing a Cash Sweep Period, (ii) the aggregated allocated loan amounts for all replaced properties during the term of the Griffin Portfolio II Whole Loan must not exceed $56,250,000, (iii) the replacement property has net operating income

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Griffin Portfolio II

equal to or greater than the net operating income of the replaced property immediately prior to the substitution, (iv) the replacement property is owned in fee, (v) the replacement property has an average remaining lease term of no less than five years and is leased to a tenant with credit (or whose guarantor has credit) that is better than or equal to the tenant leasing the replaced property, (vi) the replacement property is located in a top ten metropolitan statistical area or a metropolitan statistical area equal to or greater than that in which the replaced property is located, (vii) the lender has received rating agency confirmation, (viii) any tenant at a remaining property will not have the right to lease space at the replaced property, (ix) the Griffin Portfolio II Borrowers pay a substitution service fee equal to 0.25% of the allocated loan amount of the replaced property, and (x) satisfaction of customary REMIC requirements.

Terrorism Insurance. The Griffin Portfolio II Borrowers are required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Griffin Portfolio II Properties and business interruption insurance for 24 months with a 12 month extended period of indemnity, provided, if the Terrorism Risk Insurance Program Reauthorization Act of 2007 or subsequent statute is not in effect, the Griffin Portfolio II Borrowers will not be required to pay annual premiums in excess of two times the premium for a separate property insurance policy and business interruption insurance policy insuring only the Griffin Portfolio II Properties on a stand-alone basis. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Millennium Partners Portfolio

Mortgage Loan No. 3 – Millennium Partners Portfolio

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Millennium Partners Portfolio

Mortgage Loan No. 3 – Millennium Partners Portfolio

Charlestown
Somerville
CAMBRIDGE
Cambridge St
Boston Naval Shipyard Natl. Historic Site
Logan International Airport
East Boston
North End
Charles River
Downtown
BOSTON
Back Bay
South End
South Boston
Broadway
Boston Common
Mass Pike
1

Riverside Park
Upper West Side
CENTRAL PARK
Hudson River
West Side
MANHATTAN
Midtown
2
4
6

Kalorama
Adams Morgan
WASHINGTON D.C.
Georgetown
West End
Logan Circle
Downtown
ARLINGTON
Foggy Bottom
National Mall
VIRGINIA
Potomac River
7
8

San Francisco Bay
Marina
Pacific Heights
Russian Hill
Nob Hill
Chinatown
Financial District
SAN FRANCISCO
SoMa
South Beach
Mission Bay
Haight Ashbury
Castro
Mission District
Potrero Hill
Noe Valley
Twin Peaks
SAN FRANCISCO COUNTY
3

Weston
Davie
FORT LAUDERDALE
Pembroke Pines
Hollywood
Miramar
Miami Gardens
North Miami Beach
North Miami
Hialeah
Miami Beach
MIAMI
Coral Gables
Kendall
Atlantic Ocean
Biscayne Bay
Homestead
5

Millennium Partners Portfolio

1	Millennium Tower Boston	Boston, MA
2	Lincoln Square	New York, NY
3	Four Seasons San Francisco Retail	San Francisco, CA
4	Lincoln West	New York, NY
5	Commercial Units at the Four Seasons Miami	Miami, FL
6	Lincoln Triangle	New York, NY
7	Ritz Carlton Washington DC Retail	Washington, DC
8	Ritz Carlton Georgetown Retail	Washington, DC

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Millennium Partners Portfolio

Mortgage Loan No. 3 – Millennium Partners Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$55,660,526			Location:	Various
Cut-off Date Balance(1):	$55,660,526			General Property Type:	Various
% of Initial Pool Balance:	6.2%			Detailed Property Type:	Various
Loan Purpose:	Refinance			Title Vesting:	Fee/Leasehold
Sponsor:	Millennium Partners			Year Built/Renovated:	Various/Various
Mortgage Rate:	4.2850%			Size:	1,549,699 SF
Note Date:	6/21/2018			Cut-off Date Balance per SF(1):	$305
First Payment Date:	8/7/2018			Maturity Date Balance per SF(1):	$305
Maturity Date:	7/7/2028			Property Manager:	Various (borrower-related)
Original Term:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	3 months			UW NOI:	$73,923,682
Prepayment Provisions(2):	LO (27); DEF (86); O (7)			UW NOI Debt Yield(1):	15.7%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield at Maturity(1):	15.7%
Additional Debt Type(1)(3):	Pari Passu/Subordinate/Mezzanine			UW NCF DSCR(1):	3.43x
Additional Debt Balance(1)(3):	$416,339,474/$238,000,000/$280,150,000			Most Recent NOI:	$70,669,941 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$67,498,085 (12/31/2016)
Reserves(4)				3rd Most Recent NOI:	$63,917,892 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	94.3% (5/1/2018)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy:	97.0% (12/31/2017)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	97.5% (12/31/2016)
Recurring Replacements:	$0	$0	N/A	Appraised Value (as of):	$1,460,900,000 (Various)
TI/LC:	$0	$0	N/A	Cut-off Date LTV Ratio(1):	32.3%
Other:	$0	$0	N/A	Maturity Date LTV Ratio(1):	32.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$710,000,000	71.6%	Refinance Existing Debt:	$968,067,075	97.6%
Mezzanine Loan:	$280,150,000	28.3%	Defeasance Costs:	$15,283,721	1.5%
Borrower Equity:	$1,349,415	0.1%	Other Closing Costs:	$8,148,619	0.8%

Total Sources:	$991,499,415	100.0%	Total Uses:	$991,499,415	100.0%

(1)	The Millennium Partners Mortgage Loan (as defined below) is part of the Millennium Partners Whole Loan (as defined below), which is comprised of six pari passu senior promissory notes with an aggregate principal balance of $400,900,000 (the “Senior A Notes”), six promissory notes which are pari passu with each other and subordinate to the Senior A Notes with an aggregate principal balance of $71,100,000 (the “Junior A Notes”), and one subordinate promissory note with a principal balance of $238,000,000 (the “Millennium Partners Subordinate Companion Loan”), which is junior to both the Senior A Notes and the Junior A Notes. Each of the Senior A Notes has been or will be transferred together with a Junior A Note which has the same numerical designation as such Senior A Note and represents the same percentage of the Junior A Notes as such Senior A Note represents of the Senior A Notes. Each such pair of a Senior A Note and Junior A Note is being treated as a single senior loan for purposes of this term sheet (each an “A Note Pair” and all A Note Pairs, collectively, the “Millennium Partners Senior Loan”). The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the Millennium Partners Senior Loan, without regard to the Millennium Partners Subordinate Companion Loan. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the entire $710,000,000 Millennium Partners Whole Loan are $458, $458, 10.4%, 10.4%, 2.28x, 48.6% and 48.6%, respectively. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers are based on the combined balance of the Millennium Partners Whole Loan and the related mezzanine loan are $639, $639, 7.5%, 7.5%, 1.41x, 67.8% and 67.8%, respectively.

(2)	Defeasance of the Millennium Partners Whole Loan is permitted at any time after the earlier of (i) the date that is 36 months after the loan origination date, or (ii) two years from the closing date of the securitization that includes the last pari passu note of the Millennium Partners Whole Loan to be securitized. The assumed lockout period of 27 payments is based on the closing date of this transaction in October 2018. A partial or full prepayment of the Millennium Partners Whole Loan, together with a prepayment fee equal to the greater of 1% and a yield maintenance premium, is permitted at any time during the lockout period in connection with the partial or full release of the Millennium Partners Portfolio (as defined below).

(3)	See “The Mortgage Loan,” “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The third largest mortgage loan (the “Millennium Partners Mortgage Loan”) is part of a whole loan (the “Millennium Partners Whole Loan”) in the aggregate original principal balance of $710,000,000. The Millennium Partners Whole Loan is secured by first priority fee and leasehold mortgages encumbering a retail and office portfolio comprised of eight properties in New York, New York, Boston, Massachusetts, Washington, DC, San Francisco, California and Miami, Florida (the “Millennium Partners Portfolio,” and individually each a “Millennium Partners Property”). The Millennium Partners Whole Loan was originated by Morgan Stanley Bank, N.A. The Millennium Partners Whole Loan is comprised of (i) six Senior A Notes, that are pari passu with each other, with an aggregate outstanding principal balance of $400,900,000, (ii) six Junior A Notes, which are pari passu with each other and subordinate to the Senior A Notes, with an aggregate outstanding principal balance of $71,100,000 and (iii) the Millennium Partners Subordinate Companion Loan, which is subordinate to the Senior A Notes and Junior A Notes and has an original principal balance of $238,000,000. Each of the Senior A Notes has been or will be transferred together with a Junior A Note which has the same numerical designation as such Senior A

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Millennium Partners Portfolio

Note and represents the same percentage of the Junior A Notes as such Senior A Note represents of the Senior A Notes, and which together will constitute an A Note Pair. Each A Note Pair is being treated as a single senior loan for purposes of this term sheet, and all A Note Pairs collectively comprise the Millennium Partners Senior Loan. Promissory Note A-6, in the original principal balance of $51,183,285 and Promissory Note B-6, in the original principal balance of $4,477,241, which together comprise an A Note Pair in the aggregate original principal balance of $55,660,526, represent the Millennium Partners Mortgage Loan and will be included in the MSC 2018-L1 securitization trust. Of the remaining A Note Pairs, the A Note Pair evidenced by Promissory Note A-1, in the original principal balance of $175,000,000 and Promissory Note B-1, in the original principal balance of $51,339,474, together with the entire Millennium Partners Subordinate Companion Loan, were contributed to the MSC 2018-MP securitization trust. The Millennium Partners Whole Loan will be serviced pursuant to the trust and servicing agreement for the MSC 2018-MP securitization trust. The other remaining A Note Pairs (together with Promissory Notes A-1 and B-1, the “Millennium Partners Non-Serviced Pari Passu Companion Loans”) are held by Morgan Stanley Bank, N.A., or affiliates thereof, and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Millennium Partners Pari Passu A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Millennium Partners Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Interest
Millennium Partners Mortgage Loan
A-6 & B-6	$55,660,526	$55,660,526	MSC 2018-L1	No
Millennium Partners Portfolio Non-Serviced Pari Passu Companion Loans
A-1 & B-1	$226,339,474	$226,339,474	MSC 2018-MP	Yes(1)
A-3 & B-3	$50,000,000	$50,000,000	BANK 2018-BNK14	No
A-2 & B-2	$75,000,000	$75,000,000	Morgan Stanley Bank, N.A.	No
A-4 & B-4	$40,000,000	$40,000,000	Morgan Stanley Bank, N.A.	No
A-5 & B-5	$25,000,000	$25,000,000	Morgan Stanley Bank, N.A.	No
Millennium Partners Portfolio Subordinate Companion Loan
C	$238,000,000	$238,000,000	MSC 2018-MP	No
Total	$710,000,000	$710,000,000
(1)	Control rights will be exercised by the class or classes entitled thereto under the MSC 2018-MP trust and servicing agreement.

The Borrowers and the Sponsor. The borrowers consist of 22 single-purpose entities (the “Millennium Partners Borrowers”), each organized as a Delaware limited liability company or a New York limited partnership and each structured to be bankruptcy remote with two independent directors. Each of the Millennium Partners Borrowers is a single purpose entity whose primary business is the ownership and/or operation of one or more Millennium Partners Properties owned by it, operating as trustee of a beneficial trust that owns one or more Millennium Partners Properties or operating as tenant under a primary lease with the owners of the related Millennium Partners Properties. The non-recourse carveout guarantor under the Millennium Partners Whole Loan is Millennium Partners Holding Co LLC and the sponsor is Millennium Partners. Millennium Partners has developed more than 3,200 luxury condominiums, eight five-star hotels, two extended-stay luxury hotels, 1,400,000 SF of office space, 900,000 SF of retail space, 3,750 parking spaces, five Loews Cineplex theaters and five high-end health clubs.

The Properties. The Millennium Partners Portfolio consists of eight properties totaling approximately 1.5 million SF, which include (i) seven properties previously securitized in the MSC 2014-MP transaction and (ii) one additional property located in Boston, Massachusetts, which was recently developed by the sponsor. Primarily developed between 1992 and 2016, the Millennium Partners Portfolio consists primarily of the retail/office/parking garage condominium units in (i) three luxury residential buildings adjacent to Lincoln Center on Manhattan’s Upper West Side, (ii) a newly constructed luxury residential tower in Boston’s Downtown Crossing neighborhood, (iii) the Four Seasons Hotels in San Francisco and Miami and (iv) two Ritz Carlton Hotels in Washington, DC.

Lincoln Square (the “Lincoln Square Property”) consists of 349,420 SF of retail space located in New York, New York on the city block bounded by Broadway and Columbus Avenue and West 67th and West 68th streets that is 91.9% leased. Tenants include a 13-screen Loews Theater (inclusive of one IMAX screen, which reported approximately $1.6 million/screen in aggregate TTM March 2018 ticket sales) and an Equinox.

Lincoln West (the “Lincoln West Property”) consists of 88,418 SF of retail space located in New York, New York on the west side of Broadway between West 66th and West 67th Streets that is 100.0% leased. Tenants include national (Raymour & Flanigan, Pottery Barn) and international (Zara) brands.

Lincoln Triangle (the “Lincoln Triangle Property”) consists of 76,411 SF of retail space located in New York, New York on the east side of Broadway between West 66th and West 67th Streets that is 100.0% leased. The tenants are Century 21 and Banana Republic ($414 PSF in TTM March 2018 sales).

Millennium Tower Boston (the “Millennium Tower Boston Property”) totals 351,385 SF and consists of 217,983 SF of retail space (62.0% of NRA) and 133,402 SF of office space (38.0% of NRA) located in Boston, Massachusetts that is 100.0% leased. Additionally, the Millennium Tower Boston Property includes an approximately 290-space parking garage located at the base of the newly developed Millennium Tower Boston and also includes space at the adjacent historic Burnham Building. Tenants include Primark, a discount fashion retailer, Havas, a Roche Brothers Supermarket and Old Navy.

Four Seasons San Francisco Retail (the “Four Seasons San Francisco Retail Property”) totals 210,788 SF and consists of 182,425 SF of retail space (86.5% of NRA) and 28,363 SF of office space (13.5% of NRA) located in San Francisco, California that is 91.9% leased. The Four Seasons San Francisco Retail Property is located at Four Seasons Hotel on Market Street, two blocks from both the Union Square shopping district and Westfield’s San Francisco Centre and in close proximity to the Moscone Convention Center. Tenants include a 114,010 SF Equinox, Ippudo ramen restaurant, Peet’s Coffee & Tea and St. John’s Knits.

Commercial Units at the Four Seasons Miami (the “Commercial Units at the Four Seasons Miami Property”) totals 260,517 SF and consists of 206,307 SF of office space (79.2% of NRA) and 54,210 SF of retail space (20.8% of NRA) located in Miami, Florida that is 83.7% leased. Additionally, the Commercial Units at the Four Seasons Miami Property includes an approximately 920-space parking garage located in the Four Seasons Hotel on Brickell Avenue in downtown Miami. Tenants include HSBC Bank’s private banking regional headquarters and Equinox.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Millennium Partners Portfolio

Ritz Carlton Washington DC Retail (the “Ritz Carlton Washington DC Retail Property”) consists of 132,377 SF of retail space located in Washington DC’s west end that is 100.0% leased. Additionally, the Ritz Carlton Washington DC Retail Property includes an approximately 680-space, four-story underground parking garage. Tenants include CVS and a 98,076 SF Equinox.

Ritz Carlton Georgetown Retail (the “Ritz Carlton Georgetown Retail Property”) consists of 80,383 SF of retail space located in central Georgetown in Washington DC that is 100.0% leased. Additionally, the Ritz Carlton Georgetown Retail Property includes an approximately 340-space, four-story underground parking garage. Tenants include a 14-screen Loews Theater ($521,643/screen in TTM March 2018 sales).

The following table presents detailed information with respect to the Millennium Partners Portfolio:

Millennium Partners Properties Summary
Property Name	Location	Property Type	SF	Allocated Whole Loan Amount	Appraised Value	UW NOI(1)	UW NCF(1)
Millennium Tower Boston	Boston	Office & Retail	351,385	$182,900,000	$360,000,000	$19,583,689	$18,667,190
Lincoln Square	New York	Urban Retail	349,420	$182,850,000	$340,000,000	$16,124,520	$15,453,287
Four Seasons San Francisco Retail	San Francisco	Office & Retail	210,788	$85,230,000	$170,100,000	$8,551,141	$8,063,904
Lincoln West	New York	Urban Retail	88,418	$77,900,000	$170,000,000	$7,115,374	$6,771,486
Commercial Units at the Four Seasons Miami	Miami	Office & Retail	260,517	$58,500,000	$123,100,000	$7,895,104	$7,353,710
Lincoln Triangle	New York	Urban Retail	76,411	$57,500,000	$125,000,000	$5,286,660	$5,027,909
Ritz Carlton Washington DC Retail	Washington	Urban Retail	132,377	$46,580,000	$120,700,000	$6,692,448	$6,471,429
Ritz Carlton Georgetown Retail	Washington	Urban Retail	80,383	$18,540,000	$52,000,000	$2,674,745	$2,554,311
Total			1,549,699	$710,000,000	$1,460,900,000	$73,923,682	$70,363,227

(1)	Information is based on the underwritten rent roll as of May 1, 2018.

As of May 1, 2018, the Millennium Partners Portfolio is 94.3% leased. The largest tenant, Equinox, occupies 26.0% of net rentable area (“NRA”) and contributes 21.1% of total underwritten base rent under four long term leases through June 2039. The remaining rent roll is granular, with no other single tenant accounting for more than 14.3% of NRA or contributing more than 9.6% of underwritten base rent. The Millennium Partners Portfolio’s top five tenants by NRA lease 60.8% of NRA and comprise 49.7% of the underwritten base rent. The Millennium Partners Portfolio benefits from well distributed rollover during the loan term, with the largest amount of rollover occurring in 2024, when leases comprising 15.5% of NRA and 19.1% of underwritten base rent expire. The weighted average remaining lease term at the Millennium Partners Portfolio is approximately 10.7 years.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Millennium Partners Portfolio

The following table presents a summary regarding the major tenants at the Millennium Partners Portfolio by NRA (of which certain tenants may have co-tenancy provisions, including co-tenancy provisions based on shadow anchors):

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent(3)	Annual UW Rent PSF(3)(4)	% of Annual UW Rent	Most Recent Sales(5)		Occ. Cost %(6)	Lease Expiration
							$	PSF
Major Tenants
Equinox(7)	NR/B2/B	403,432	26.0%	$16,800,378	$41.64	21.1%	$74,347,000	$184	22.6%	6/30/2039
Loews Theater(8)	B/B2/B+	221,698	14.3%	$5,257,676	$23.72	6.6%	$28,483,751	$128	18.5%	Various
Primark(9)	NR/NR/NR	138,833	9.0%	$7,672,479	$55.26	9.6%	NAV	NAV	NAV	9/30/2030
Havas(10)	BBB/Baa2/BBB	115,625	7.5%	$4,914,063	$42.50	6.2%	NAV	NAV	NAV	11/30/2024
Century 21(11)	NR/NR/NR	62,529	4.0%	$5,000,000	$79.96	6.3%	NAV	NAV	NAV	1/31/2021
HSBC Bank(12)	AA-/A2/A	47,145	3.0%	$2,404,248	$51.00	3.0%	NAV	NAV	NAV	Various
Roche Brothers Supermarkets(13)	NR/NR/NR	39,125	2.5%	$1,400,299	$35.79	1.8%	NAV	NAV	NAV	1/31/2030
Raymour & Flanigan(14)	NR/NR/NR	34,643	2.2%	$3,425,000	$98.87	4.3%	NAV	NAV	NAV	11/30/2024
Old Navy(15)	BB+/Baa2/BB+	30,350	2.0%	$3,400,111	$112.03	4.3%	$9,280,899	$306	36.6%	1/31/2027
Kenny Nachwalter(16)	NR/NR/NR	21,000	1.4%	$949,830	$45.23	1.2%	NAV	NAV	NAV	3/31/2027
Pottery Barn(17)	NR/NR/NR	20,330	1.3%	$2,148,665	$105.69	2.7%	$7,465,329	$367	28.8%	1/31/2027
Zara	NR/NR/NR	16,792	1.1%	$2,508,800	$149.40	3.1%	NAV	NAV	NAV	3/31/2024
Homer Bonner Jacobs(18)	NR/NR/NR	15,006	1.0%	$662,665	$44.16	0.8%	NAV	NAV	NAV	6/30/2022
The Gap	BB+/Baa2/BB+	14,696	0.9%	$2,833,611	$192.82	3.6%	$8,363,981	$569	33.9%	1/31/2025
Banana Republic	BB+/Baa2/BB+	13,882	0.9%	$2,474,996	$178.29	3.1%	$5,751,382	$414	43.0%	7/31/2021
Subtotal/Wtd. Avg.		1,195,086	77.1%	$61,852,820	$51.76	77.5%

Other Tenants		266,808	17.2%	$17,906,858	$67.12	22.5%
Vacant Space		87,805	5.7%	$0	$0.00	0.0%
Total/Wtd. Avg.		1,549,699	100.0%	$79,759,678	$54.56	100.0%

(1)	Information is based on the underwritten rent roll as of May 1, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual UW Rent and Annual UW Rent PSF include $844,393 ($0.54 PSF) of rent steps through June 1, 2019.

(4)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(5)	Most Recent Sales are as of December 31, 2017 for Equinox and as of March 31, 2018 TTM for all other tenants.

(6)	Occ. Cost % is based on the underwritten rent as of the May 1, 2018 rent roll divided by the most recently reported sales.

(7)	Equinox has two, 12-year extension options at fixed rent under three of its four leases at the Millennium Partners Portfolio. The remaining Equinox lease, at the Four Seasons San Francisco Retail Property has one, five-year extension.

(8)	AMC Entertainment is the guarantor for the Loews Theater (149,936 SF) at the Lincoln Square Property in New York and the Loews Theater (71,762 SF) at the Ritz Carlton Georgetown Retail Property. The current term of the Loews Theater lease at the Lincoln Square Property expires November 30, 2028. The Loews Theater lease at the Lincoln Square Property has one 14-year extension option at fixed rent, increased by 50% of the growth rate of the Consumer Price Index since November 2014. The Loews Cinemas at the Ritz Carlton Georgetown Property lease expiration date is November 30, 2032.

(9)	Primark has two, 15-year extension options, each at the greater of (i) 90% of fair market rent and (ii) 110% of the prior rent. Primark also has an early termination option effective September 30, 2025 with no less than 20 months’ prior notice.

(10)	Havas has two, five-year extension options at fair market rent. Havas has the one-time right to remove one full floor from its premises at the Millennium Tower Boston Property effective between September 1, 2021 and September 1, 2023 upon at least 12 months’ prior written notice to the borrower.

(11)	Century 21 has three extension options of 10 years, 20 years and nine years, respectively. The base rent will increase by 10% during the first five years of the first extension term and by an additional 10% during the second five years of the extension term. The base rent for the first five years of the second and third extension options will be equal to the greater of (i) 110% of prior rent or (ii) 90% of fair market rent, and for each remaining year of each extension term, 110% of the prior year’s rent.

(12)	HSBC Bank currently occupies 69,616 SF of office space that expires in April 2019. The Millennium Partners Borrowers have approached HSBC Bank to blend and extend its lease through April 2024 and vacate 33,691 SF on the 14th and 17th floors. The Millennium Partners Whole Loan was underwritten assuming that this extension has been executed, resulting in an UW decrease of $775,511 in base rent relative to in-place. The underwriting assumes 35,925 SF of space expiring in April 2024, 8,010 SF of space expiring in May 2026 and 3,210 SF of space expiring in March 2024.

(13)	Roche Brothers Supermarkets has one, seven-year extension option at fixed rent and one, five-year extension option at the greater of fixed rent and fair market rent.

(14)	Raymour & Flanigan has one, five-year extension option. The annual base rent during the extension term is equal to the greater of (i) 110% of the prior year’s annual rent or (ii) 95% of fair market rent.

(15)	Old Navy has one, five-year extension option at fixed rent equal to the prior year’s annual rent.

(16)	Kenny Nachwalter has two, five-year extension options at fair market rent, as well as an early termination option on April 1, 2023 subject to 12 months’ notice and payment of a termination fee.

(17)	Williams-Sonoma guarantees the Pottery Barn lease. Pottery Barn has one, 10-year extension option at the annual base rent for the prior five-year period increased by the lesser of (i) 115% of the minimum annual rent payable for the immediately prior lease period or (ii) the percentage increase in the Consumer Price Index over such prior five-year period.

(18)	Homer Bonner Jacobs has one, five-year extension option at the greater of (i) the then-current rent or (ii) fair market rent.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Millennium Partners Portfolio

The following table presents certain information with respect to the lease rollover at the Millennium Partners Portfolio:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Annual UW Rent Rolling	Approx. Cumulative % of Annual UW Rent Rolling
MTM	1	663	$45.25	0.0%	0.0%	$30,001	0.0%	0.0%
2018	1	1,316	$43.00	0.1%	0.1%	$56,588	0.1%	0.1%
2019	10	30,039	$59.84	1.9%	2.1%	$1,797,525	2.3%	2.4%
2020	8	42,342	$49.59	2.7%	4.8%	$2,099,592	2.6%	5.0%
2021	10	101,180	$87.35	6.5%	11.3%	$8,838,271	11.1%	16.1%
2022	7	43,898	$67.74	2.8%	14.2%	$2,973,702	3.7%	19.8%
2023	8	34,638	$71.37	2.2%	16.4%	$2,472,279	3.1%	22.9%
2024	11	239,837	$63.62	15.5%	31.9%	$15,259,314	19.1%	42.0%
2025	3	24,860	$139.45	1.6%	33.5%	$3,466,817	4.3%	46.4%
2026	6	27,055	$79.40	1.7%	35.2%	$2,148,296	2.7%	49.1%
2027	6	86,719	$84.10	5.6%	40.8%	$7,293,267	9.1%	58.2%
2028	2	154,003	$22.15	9.9%	50.8%	$3,410,505	4.3%	62.5%
2029 & Beyond	13	675,344	$44.29	43.6%	94.3%	$29,913,523	37.5%	100.0%
Vacant	0	87,805	$0.00	5.7%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	86	1,549,699	$54.56	100.0%		$79,759,678	100.0%

(1)	Information is based on the underwritten rent roll as of May 1, 2018.

(2)	Certain tenants may have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Markets. The Millennium Partners Portfolio Properties are located in New York, New York (33.2% of NRA, 38.7% of UW NCF), Boston, Massachusetts (22.7% of NRA, 26.5% of UW NCF), San Francisco, California (13.6% of NRA, 11.5% of UW NCF), Washington, DC (13.7% of NRA, 12.8% of UW NCF) and Miami, Florida (16.8% of NRA, 10.5% of UW NCF).

New York:

The Lincoln Square Property, Lincoln West Property and Lincoln Triangle Property, comprising approximately 38.7% of UW NCF, are located in in the Manhattan retail market in the Upper West Side neighborhood and consist of retail stores with estimated annual sales in excess of $75 million (reporting tenants). According to the appraisal, the Upper West Side neighborhood benefits from a range of amenities such as public transportation, retail corridors and a wide range of housing types. The availability rate in the Upper West Side retail market is 11.9% as of the first quarter 2018, unchanged from the prior year. Over the same time period, the rental rate declined 2.5%, from $364 PSF to $355 PSF, outperforming the majority of Manhattan’s retail markets.

Boston:

The Millennium Tower Boston Property, comprising approximately 26.5% of UW NCF, consists of both retail space (62.0% of NRA) and office space (38.0% of NRA) and is located in Downtown Crossing. According to the appraisal, the Downtown Crossing is bracketed by two of the city’s largest office submarkets, the Financial District (30.9 million SF) and Back Bay (12.7 million SF), which benefits the Millennium Tower Boston Property in regards to food and beverage opportunities as well as entertainment venues. The appraiser also noted that the Millennium Tower Boston Property is located in close proximity to tourist destinations in Cambridge and Boston, as well as area hospitals and universities, and has access to several major roadways, Logan Airport and mass transit. The Central Boston submarket consists of approximately 6.99 million SF of retail space. Retail vacancy and asking rents, as of the first quarter of 2018, was reported at 3.5% and $30.88 PSF, respectively. The Boston central business district consists of approximately 64.2 million SF of office space. Office vacancy and asking rents in the Boston central business district, as of the fourth quarter of 2017, were reported at 7.4% and $56.32 PSF, respectively.

San Francisco:

The Four Seasons San Francisco Retail Property, comprising approximately 11.5% of UW NCF, consists of both retail space (86.5% of NRA) and office space (13.5% of NRA) and is located on Market Street and Yerba Buena Lane in the Yerba Buena neighborhood of San Francisco. Yerba Buena is primarily comprised of the Moscone Convention Center complex, while the greater SoMa area has become a destination for technology companies that require a presence in the San Francisco city proper in order to attract talent. The Yerba Buena area primarily consists of older, low-rise structures, originally developed for light industrial uses and which have been converted into office use. The Moscone Convention Center and Yerba Buena Gardens, located to the south of the Four Seasons San Francisco Retail Property, were the core of a redevelopment project area, which has led to development of office, hotel and residential uses, including four luxury hotels and a number of high quality residential uses. The appraiser noted that as of the fourth quarter of 2017, the San Francisco retail market had an overall vacancy rate of 3.2%, down 0.2% from the prior quarter. The two central business district office submarkets, the North Financial District and the South Financial District, consist of approximately 26.6 million SF of office space. Four Seasons San Francisco Retail Property is located on the border of the North Financial District and the South Financial District. Vacancy in such office submarkets as of the fourth quarter of 2017 was reported at 6.0% and asking rents were $65.51 PSF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Millennium Partners Portfolio

Washington DC:

The Washington, DC properties, comprising approximately 12.8% of UW NCF consist of 212,760 SF retail space: the Ritz Carlton Washington DC Retail Property, located at the southwest corner of M Street and 22nd Street within the Downtown submarket of Washington, DC, and the Ritz Carlton Georgetown Retail Property, located along the north side of K Street NW, bounded by 31st Street and Wisconsin Avenue within the Georgetown submarket of Washington, DC. As of the first quarter of 2018, the appraiser noted that the Downtown submarket had an overall vacancy rate of 3.4%, the lowest among all Washington, DC submarkets, and the Georgetown submarket had an overall vacancy rate of 4.5%, lower than the regional vacancy rate of 5.4%.

Miami:

The Commercial Units at the Four Seasons Miami Property, consisting of 206,307 SF of office space, a 49,135 SF Equinox sports club, 5,075 SF of other retail space and an approximately 920-space parking garage comprise approximately 10.5% of UW NCF. The Four Seasons Miami Property is located along Brickell Avenue, an area comprised of high-density office, residential and hotel development and known as the financial center of Miami. Brickell is home to 28 foreign consulates and six foreign trade offices and has strong linkages via international trade. Many Latin American and European firms have offices within the Brickell submarket, including more than 122 banks and financial institutions. Office vacancy and asking rents in the Brickell Avenue office submarket, as of the first quarter of 2018, were reported at 12.0% and $45.85 PSF, respectively.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Millennium Partners Portfolio:

Cash Flow Analysis
	2014	2015	2016	2017	UW	UW PSF
Base Rental Revenue(1)	$56,497,229	$71,514,284	$74,645,860	$78,704,684	$79,759,678	$51.47
Credit Tenant Rent Steps(2)	$0	$0	$0	$0	$1,620,843	$1.05
Percentage Rent	$2,993,395	$597,543	$513,725	$334,364	$352,683	$0.23
Tenant Recoveries	$13,072,754	$12,600,722	$15,089,753	$15,285,690	$15,614,364	$10.08
Other Income(3)	$5,187,922	$5,516,070	$6,261,956	$7,001,434	$6,790,819	$4.38
Mark to Market(4)	$0	$0	$0	$0	$1,490,467	$0.96
Effective Gross Income	$77,751,300	$90,228,619	$96,511,294	$101,326,172	$105,628,854	$68.16
Total Operating Expenses(5)	$25,903,008	$26,310,727	$29,013,209	$30,656,231	$31,705,173	$20.46
Net Operating Income	$51,848,293	$63,917,892	$67,498,085	$70,669,941	$73,923,682	$47.70
Capital Expenditures	$0	$0	$0	$0	$309,940	$0.20
TI/LC	$0	$0	$0	$0	$3,250,515	$2.10
Net Cash Flow	$51,848,293	$63,917,892	$67,498,085	$70,669,941	$70,363,227	$45.40

Occupancy %	97.4%	97.6%	97.5%	97.0%	94.3%(6)
NOI DSCR(7)	2.53x	3.12x	3.29x	3.45x	3.60x
NCF DSCR(7)	2.53x	3.12x	3.29x	3.45x	3.43x
NOI Debt Yield(7)	11.0%	13.5%	14.3%	15.0%	15.7%
NCF Debt Yield(7)	11.0%	13.5%	14.3%	15.0%	14.9%

(1)	UW Base Rental Revenue reflects contractual rents as of May 1, 2018 and includes rent steps of $844,393 through June 1, 2019. Approximately 0.3% of rent is based on leases that are not yet signed.

(2)	Credit Tenant Rent Steps includes straight line rent steps for investment grade tenants through the loan term.

(3)	Other Income is based on Year 1 Budget and primarily consists of net parking income from the Millennium Tower Boston Property, Commercial Units at the Four Seasons Miami Property, Ritz Carlton Washington DC Retail Property, and Ritz Carlton Georgetown Retail Property ($6,524,692) and storage income across the Millennium Partners Portfolio ($151,505).

(4)	Mark to Market consists of the net present value of rent increases during the renewal term for Loews Theater at Lincoln Square. Such amount would be received only if the tenant renews its lease. Renewal rent for such lease is below market. We cannot assure you that such tenant will renew its lease or that any replacement leases will generate the assumed rent increases.

(5)	The Millennium Tower Boston Property benefits from a PILOT abatement through 2026. The Millennium Tower Whole Loan was underwritten based on the abated taxes for the Millennium Tower Boston Property, which is $1,649,993 less than the 2018 unabated taxes.

(6)	Represents economic occupancy. Physical occupancy is 94.3% as of May 1, 2018.

(7)	DSCRs and Debt Yields are based on the Millennium Partners Senior Loan, and exclude the Millennium Partners Subordinate Companion Loan.

Escrows and Reserves. Upon the occurrence and during the continuance of a Cash Management Sweep Period (as defined below), on each monthly payment date for the Millennium Partners Whole Loan, the Millennium Partners Borrowers are required to fund the following reserves: (i) a tax reserve in an amount equal to 1/12 of the taxes that the lender reasonably estimates will be payable during the then succeeding 12-month period and (ii) an insurance reserve in an amount equal to 1/12 of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage upon the expiration of the policies, provided that the monthly insurance reserve deposit is waived if a blanket insurance policy is maintained by the Millennium Partners Borrowers in accordance with the Millennium Partners Whole Loan documents.

Lockbox and Cash Management. The Millennium Partners Whole Loan is structured with a hard lockbox and in place cash management. If no event of default under the Millennium Partners Whole Loan documents exists, amounts on deposit in the cash management account are required to be disbursed, on a daily basis, (a) to fund the tax and insurance reserves (only during a Cash Management Sweep Period), (b) to fund debt service, (c) to satisfy other amounts due under the Millennium Partners Whole Loan documents, (d) to fund debt service under the Millennium Partners Mezzanine Loan (as defined below) (provided no event of default is continuing), (e) to satisfy other amounts due under the Millennium Partners Mezzanine Loan documents (provided no event of default is continuing), (f) to fund the Millennium Partners Borrowers’ remainder subaccount (only during a Cash Management Sweep Period), which will be held as additional collateral for the Millennium Partners Whole Loan and disbursed subject to and in accordance with the terms of the Millennium Partners Whole Loan documents and (g) if no Cash Management Sweep Period exists, to fund the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Millennium Partners Portfolio

Millennium Partners Borrowers’ operating account. The Millennium Partners Borrowers were required to send tenant direction letters to all tenants instructing them to (i) deposit all rents and other payments in the form of ACH or wire transfers into the lockbox account controlled by the lender, and (ii) send all rents and other payments in the form of credit card payments or checks to a payment processing provider which is required to process such payments and deposit such amounts into the lockbox account controlled by the lender.

A “Cash Management Sweep Period” will commence (a) upon the occurrence of an event of default under the Millennium Partners Whole Loan documents or under the Millennium Partners Mezzanine Loan, (b) upon the occurrence of a Debt Yield Event (as defined below) or (c) if any space at any Millennium Partners Property occupied by Equinox goes dark or Equinox files for bankruptcy and will terminate upon (x) with respect to clause (a), the cure of such event of default under the Millennium Partners Whole Loan or the Millennium Partners Mezzanine Loan, as applicable, to the reasonable satisfaction of the applicable lender, (y) with respect to clause (b), the termination of such Debt Yield Event, or (z) with respect to clause (c), (i) the assumption by Equinox of the subject leases representing not less than two-thirds of the aggregate rent payable by Equinox subtenants immediately prior to such bankruptcy or termination of the bankruptcy event, (ii) the re-tenanting of the subject space and the commencement of the payment of rent under a new, approved lease, (iii) the escrowing of $75 PSF against the applicable space, or (iv) Equinox re-commencing the operation of its business and re-commencing the payment of rent.

A “Debt Yield Event” will occur upon the debt yield for the Millennium Partners Whole Loan being below 7.75% at the end of a calendar quarter and will end upon the debt yield for the Millennium Partners Whole Loan being equal to or greater than 7.75% for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). The Millennium Partners Portfolio also secures the Non-Serviced Pari Passu Companion Loans (comprised of the other Senior A Notes, which have an aggregate outstanding Cut-off Date principal balance of $349,716,714.56, and the other Junior A Notes, which have an aggregate outstanding Cut-off Date principal balance of $66,622,759.44) and the Millennium Partners Subordinate Companion Loan, which has an outstanding Cut-off Date principal balance of $238,000,000. The Millennium Partners Non-Serviced Pari Passu Companion Loans and the Millennium Partners Subordinate Companion Loan are coterminous with the Millennium Partners Mortgage Loan and accrue interest at the same rate as the Millennium Partners Mortgage Loan. The Senior A Notes are pari passu with each other, the Junior A Notes are pari passu with each other and subordinate to the Senior A Notes, and the Millennium Partners Subordinate Companion Loan is subordinate to both the Senior A Notes and Junior A Notes. The holders of the Millennium Partners Mortgage Loan, the Millennium Partners Non-Serviced Pari Passu Companion Loans and the Millennium Partners Subordinate Companion Loan have entered into a co-lender agreement, which sets forth the allocation of collections on the Millennium Partners Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Millennium Partners Pari Passu A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Teachers Insurance and Annuity Association of America and T-C M-T REIT LLC made a $280,150,000 mezzanine loan (the “Millennium Partners Mezzanine Loan”) to certain mezzanine borrowers on the loan origination date, secured by the mezzanine borrowers’ equity interests in the Millennium Partners Borrowers. The Millennium Partners Mezzanine Loan accrues interest at a rate of 6.7100% per annum, and is coterminous with the Millennium Partners Whole Loan. The Millennium Partners Mezzanine Loan is secured by 100% of the equity interest in the Millennium Partners Borrowers. The lender under the Millennium Partners Whole Loan and the lender under the Millennium Partners Mezzanine Loan have entered into an intercreditor agreement. The Millennium Partners Mezzanine Loan may be replaced by another mezzanine loan provided that certain conditions are satisfied, including that the aggregate loan-to-value ratio (based on the outstanding principal balance of the Millennium Partners Whole Loan and the replacement mezzanine loan) is equal to or less than 75%, the aggregate debt service coverage ratio (based on the annual debt service of the Millennium Partners Whole Loan and the replacement mezzanine loan) is no less than 1.15x, and the delivery of an intercreditor agreement in the form attached to the Millennium Partners Whole Loan documents. The Millennium Partners Whole Loan documents do not prohibit a preferred equity structure. In addition, a certain institutional investor which is anticipated to purchase a preferred equity investment in the indirect owners of the borrowers has been designated as a permitted transferee.

Release of Property. The Millennium Partners Borrowers have the right to obtain the release of any one or more of the following individual assets: (a) any one or more of the individual Millennium Partners Properties, (b) the individual Equinox units at the Lincoln Square Property, Ritz Carlton Washington DC Retail Property and Four Seasons San Francisco Retail Property, (c) the Loews Theater unit at the Lincoln Square Property, (d) Century 21 at the Lincoln Triangle Property and (e) the approximately 37,724 SF office/retail building at 735 Market Street in San Francisco that is part of the Four Seasons San Francisco Retail Property (collectively, the “Released Properties and/or Units”), in each case if it is sold pursuant to a bona fide third party sale, provided that, among other conditions, (A) the Millennium Partners Borrowers either (x) during the defeasance lockout period, prepay, together with a prepayment fee equal to the greater of 1% of the amount prepaid and a yield maintenance premium, or (y) after the defeasance lockout period, defease, an amount of the Millennium Partners Whole Loan equal to 115% of the applicable allocated loan amount for the Released Properties and/or Units being released; (B) the debt yield of the Millennium Partners Whole Loan following such release is greater than the greater of (a) such debt yield immediately prior to such release or (b) 9.9% (C) compliance with REMIC related conditions, (D) in the case of the release of a unit that comprises less than all of an individual Millennium Partners Property, compliance with zoning and separate tax payment conditions, and (E) prepayment or defeasance (as applicable) of a release amount under the Millennium Partners Mezzanine Loan, or waiver by the mezzanine lender of such condition. The allocated whole loan amounts for the release units that constitute less than all of an individual Mortgaged Property are set forth in the table below:

Release Units	Allocated Whole Loan Amount
Commercial Unit E (Equinox) at Lincoln Square	$59,516,000
Commercial Unit C (Loews Theater) at Lincoln Square	$45,892,000
Equinox at Four Seasons San Francisco Retail	$36,570,000
Commercial Unit B (Century 21) Lincoln Triangle	$35,853,000
Equinox at Ritz Carlton Washington DC Retail	$25,814,000
735 Market Street at Four Seasons San Francisco Retail	$14,341,000

In addition, the Millennium Partners Borrowers are permitted to submit the 735 Market Building to a condominium regime, and upon legally separating such floors from the remainder of such building, obtain the release of the 5th and 6th floors of such building, which are non-income producing, without any required prepayment, defeasance or release premium, provided that certain REMIC related conditions are satisfied.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Millennium Partners Portfolio

Millennium Tower Boston PILOT Agreements. The Millennium Tower Boston Property is comprised of a property located at 10 Summer Street in Boston, Massachusetts (the “Burnham Property”) and a property located at 1 Franklin Street in Boston, Massachusetts (the “Boston Tower Property”), each of which is subject to a Contract for Payment in Lieu of Taxes (each, a “PILOT Agreement”) among the City of Boston, acting by and through its Assessing Department, the Boston Redevelopment Authority (the “BRA”) and the MP Franklin Burnham Co LLC (the “Burnham Borrower”) or MP Franklin Tower Retail Tenant LLC (the “Boston Tower Borrower”) (as successor in interest to MP Franklin Tower Co LLC), as applicable. Pursuant to the PILOT Agreements, the Burnham Borrower and the Boston Tower Borrower will pay reduced real estate taxes during the term of such PILOT Agreements. In connection with the PILOT Agreements, the BRA made a temporary taking of the Burnham Property and the commercial unit of the mixed-use condominium located at 1 Franklin Street, Boston Massachusetts (the “Boston Condominium”), with a corresponding ground lease or master lease, as applicable, to the related Millennium Partners Borrower. Each PILOT Agreement terminates on June 30, 2026, unless terminated earlier in accordance with its terms for failure to make a payment of taxes or the payment due in connection with the transfer of the owner’s rights under such PILOT Agreement. Upon termination of the applicable PILOT Agreement, the temporary taking of the Burnham Property and the commercial unit of the Boston Condominium will immediately terminate and the interest held by the BRA in the Burnham Property and the Boston Tower Property will automatically revert to the Burnham Borrower or the Boston Tower Borrower, as applicable. Upon the termination or expiration of the PILOT Agreements, the Burnham Borrower’s and the Boston Tower Borrower’s real estate tax obligations will be addressed at the standard real property tax rates for properties located in Boston, Massachusetts. The Millennium Partners Whole Loan was underwritten based on abated taxes, which is $1,649,993 less than the 2018 unabated taxes.

Millennium Tower Boston-Burnham Master Lease. The Boston Tower Borrower leases the commercial unit of the Boston Condominium from the BRA (as successor in interest to MP Franklin Tower Co LLC) (in such capacity, the “Boston Tower Lessor”) pursuant to a master lease, which is the legal and functional equivalent of a ground lease (the “Boston Tower Master Lease”), which expires on June 3, 2114, unless terminated earlier as provided below. Upon termination of the Boston Tower Master Lease, the Boston Tower Borrower will own the fee interest in the commercial unit of the Boston Condominium and such fee interest will be encumbered by the mortgage in favor of the lender. Simultaneously with the execution of the Boston Tower Master Lease, the Boston Tower Borrower paid the Boston Tower Lessor $100.00, which amount is the entire payment of rent due under the Boston Tower Master Lease. At any time upon or after the expiration or earlier termination of the PILOT Agreement for the Boston Tower Property, the Boston Tower Borrower may, by written notice to Boston Tower Lessor, elect in its sole discretion to terminate the Boston Tower Master Lease.

Millennium Tower Boston-Boston Tower Ground Lease. The Burnham Borrower ground leases (the “Burnham Ground Lease”) the Burnham Property from the BRA (as successor in interest to MP Burnham Owner LLC) (in such capacity, the “Burnham Ground Lessor”). The Burnham Ground Lease expires on October 10, 2111, unless terminated earlier as provided below. Upon termination of the Burnham Ground Lease, the Burnham Borrower will own the fee interest in the Burnham Property and such fee interest will be encumbered by the mortgage in favor of the lender. Simultaneously with the execution of the Burnham Ground Lease, the Burnham Borrower paid the Burnham Ground Lessor $100.00, which amount is the entire payment of rent due under the Burnham Ground Lease. At any time upon or after the expiration or earlier termination of the PILOT Agreement for the Burnham Property, the Burnham Borrower may, by written notice to Burnham Ground Lessor, elect in its sole discretion to terminate the Burnham Ground Lease.

Four Seasons San Francisco Ground Lease. CB-1 Commercial Co LLC (the “CB-1 Borrower”) ground leases (the “SF Ground Lease”) certain portions of the Four Seasons San Francisco Retail Property located along both sides of the Yerba Buena Lane, a pedestrian thoroughfare immediately adjacent to the Four Seasons Hotel that connects Market Street to Mission Street, Yerba Buena Gardens and the Moscone Center, San Francisco’s largest convention and exhibition complex, as well as the building located at 735 Market Street. The SF Ground Lease, which is from the Redevelopment Agency of the City and County of San Francisco (as succeeded by the Successor Agency to the Redevelopment Agency of the City and County of San Francisco (the “SF Ground Lessor”), expires August 26, 2046, unless otherwise terminated earlier. The SF Ground Lease is subject to involuntary termination from and after August 2026 in connection with the redevelopment by an unaffiliated third party, of the adjacent Marriott Marquis Hotel. Any such termination will result in permanent loss of revenue from certain retail space, which as of the loan origination date represented approximately 2.7% of the aggregate underwritten total rent for the Millennium Partners Portfolio Properties. The CB-1 Borrower pays base rent under the SF Ground Lease in equal monthly installments of $191,493.72 per annum (as of June 1, 2018). The CB-1 Borrower is also required to pay the SF Ground Lessor certain additional rent and percentage rents. The total underwritten ground rent is $367,000, and the total underwritten ground rent including additional rent and percentage rents is $558,430.52. The SF Ground Lease is subject to certain transfer restrictions. See “Description of the Mortgage Pool— Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” In the Preliminary Prospectus.

Condominiums. Each of the Millennium Tower Boston Property, the Lincoln Square Property, the Four Seasons San Francisco Retail Property, the Lincoln West Property, the Commercial Units at the Four Seasons Miami Property, the Lincoln Triangle Property, the Ritz Carlton Washington DC Retail Property and the Ritz Carlton Georgetown Retail Property is comprised of condominium units or units in a similar shared interest structure. With respect to each such Millennium Partners Property, the related Millennium Partners Borrowers do not control the related condominium board or condominium or other shared interest structure, nor do they have sufficient votes to block any item that requires a super-majority vote. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and other Shared Interests” in the Preliminary Prospectus.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the Millennium Partners Borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Millennium Partners Portfolio; provided that if TRIPRA (or extension thereof or similar government program) is in effect and continues to cover both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which covers “covered acts” as defined in TRIPRA subject to an annual terrorism premium cap of two times the amount of the annual insurance premium for the “all risk” and business interruption coverage on a stand-alone basis.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Navika Six Portfolio

Mortgage Loan No. 4 – Navika Six Portfolio

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Navika Six Portfolio

Mortgage Loan No. 4 – Navika Six Portfolio

SAN GABRIEL MOUNTAINS
LOS ANGELES COUNTY
Claremont
Rancho Cucamonga
Upland
Rialto
Fontana
Montclair
Ontario
Pomona
Chino
SAN BERNARDINO COUNTY
Sunnyslope
Jurupa Valley
Rubidoux
Chino Hills
Eastvale
RIVERSIDE COUNTY
RIVERSIDE
Norco
Chino Hills State Park
Corona

Flemington
Quakertown
Hopewell
Franklin Township
PENNSYLVANIA
Lambertville
Princeton
Doylestown
Harleysville
Montgomeryville
Pottstown
Newtown
Hamilton Twp.
TRENTON
Lansdale
Horsham
Yardley
Phoenixville
Norristown
Levittown
King of Prussia
Abington
Bensalem
Conshohocken
Burlington
Malvern
Wayne
Ardmore
PHILADELPHIA
Mount Holly
Moorestown
Media
NEW JERSEY
Springfield
CAMDEN
Mount Laurel
Chester Heights
Cherry Hill
Medford Township
Chester
Woodbury
Bellmawr
Lindenwold
DE
Gloucester Township
WILMINGTON
Swedesboro
WHARTON STATE FOREST

Navasota
Montgomery
Willis
Cleveland
Conroe
Porter Heights
Pinehurst
The Woodlands
Woodbranch
Stagecoach
Tomball
Spring
Dayton
Kingwood
Atascocita
Cypress
Humble
Crosby
Jersey Village
Aldine
HOUSTON
Brookshire
Katy
Channelview
Baytown
Mission Bend
Pasadena
Sugar Land
La Porte
Galveston Bay
Missouri City
Pearland
Rosenberg
Friendswood
League City
Texas City

Zephyrhills
Wesley Chapel
Land O' Lakes
Odessa
PASCO COUNTY
Cheval
New Tampa
Pebble Creek
Lutz
Lake Magdalene
Citrus Park
HILLSBOROUGH COUNTY
Temple Terrace
Carrollwood
Thonotosassa
Town 'n' Country
TAMPA
Mango
Valrico
Brandon

Daytona Beach
OCALA NATIONAL FOREST
Port Orange
DeLand
New Smyrna Beach
Deltona
Atlantic Ocean
Eustis
Leesburg
Mount Dora
Sanford
Apopka
Altamonte Springs
Winter Springs
Oviedo
Minneola
Winter Park
Titusville
Clermont
Winter Garden
ORLANDO
Alafaya
Merritt Island
Cocoa Beach
Celebration
Kissimmee
St. Cloud
Melbourne
Davenport
Lakeland
Poinciana
Winter Haven
Palm Bay

Navika Six Portfolio

1	Embassy Suites Ontario Airport	Ontario, CA
2	Hilton Garden Inn Mt Laurel	Mount Laurel, NJ
3	Springhill Suites Tampa North Tampa Palms	Tampa, FL
4	Fairfield Inn Houston Conroe	Conroe, TX
5	Springhill Suites Houston Rosenberg	Rosenberg, TX
6	Holiday Inn Titusville Kennedy Space Center	Titusville, FL

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Navika Six Portfolio

Mortgage Loan No. 4 – Navika Six Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$46,000,000			Location:	Various
Cut-off Date Balance(1):	$45,942,179			General Property Type:	Hospitality
% of Initial Pool Balance:	5.1%			Detailed Property Type:	Various
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Naveen Shah			Year Built/Renovated:	Various/Various
Mortgage Rate:	4.7550%			Size:	803 Rooms
Note Date:	8/29/2018			Cut-off Date Balance per Room(1):	$100,745
First Payment Date:	10/1/2018			Maturity Date Balance per Room(1):	$82,454
Maturity Date:	9/1/2028			Property Manager(4):	Sun Development & Management Corporation
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$11,501,731
Seasoning:	1 month			UW NOI Debt Yield(1):	14.2%
Prepayment Provisions:	LO (25); DEF (90); O (5)			UW NOI Debt Yield at Maturity (1):	17.4%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR(1):	2.02x
Additional Debt Type(1)(2):	Pari Passu			Most Recent NOI(5):	$11,679,834 (5/31/2018 TTM)
Additional Debt Balance(1)(2):	$34,956,005			2nd Most Recent NOI(5):	$10,622,652 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$10,051,973 (12/31/2016)
Reserves(3)				Most Recent Occupancy:	77.0% (5/31/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	76.6% (12/31/2017)
RE Tax:	$546,253	$104,271	N/A	3rd Most Recent Occupancy:	70.6% (12/31/2016)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$126,600,000 (6/1/2018)
FF&E Reserve:	$0	$128,016	N/A	Cut-off Date LTV Ratio(1):	63.9%
Transitional PIP Reserve:	$1,000,000	Springing	N/A	Maturity Date LTV Ratio(1):	52.3%
Fairfield Conroe PIP Reserve:	$164,725	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$81,000,000	97.0%	Loan Payoff:	$81,138,208	97.2%
Borrowers’ Equity:	$2,491,700	3.0%	Upfront Reserves:	$1,710,978	2.0%
			Closing Costs:	$642,514	0.8%
Total Sources:	$83,491,700	100.0%	Total Uses:	$83,491,700	100.0%

(1)	The Navika Six Portfolio Mortgage Loan (as defined below) is part of the Navika Six Portfolio Whole Loan (as defined below), which comprises two pari passu notes with an aggregate original principal balance of $81,000,000. The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Navika Six Portfolio Whole Loan.

(2)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” for a discussion of the additional debt.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	The property manager is required to be replaced by Flex Point Hospitality Solutions, LLC, an affiliate of the non-recourse carveout guarantor, or another property manager acceptable to the lender, within 120 days after the origination date, as described under “Lockbox and Cash Management” below.

(5)	The increase in Rooms Revenue and Net Operating Income from 2nd Most Recent NOI to Most Recent NOI is primarily attributable to significant gains at the Fairfield Inn Houston Conroe property and the Springhill Suites Houston Rosenberg property in the months following Hurricane Harvey in August 2017. UW Rooms Revenue for the Fairfield Inn Houston Conroe property and the Springhill Suites Houston Rosenberg property are based on the assumed cash flows set forth in the appraisal.

The Mortgage Loan. The fourth largest mortgage loan (the “Navika Six Portfolio Mortgage Loan”) is part of a whole loan (the “Navika Six Portfolio Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $81,000,000, which are secured by the first priority fee interest in a portfolio of six hospitality properties located in California, New Jersey, Florida and Texas (the “Navika Six Portfolio Properties”). The controlling promissory Note A-1 in the original principal amount of $46,000,000 represents the Navika Six Portfolio Mortgage Loan and will be included in the MSC 2018-L1 securitization trust. The non-controlling promissory Note A-2 in the original principal amount of $35,000,000 (the “Navika Six Portfolio Serviced Pari Passu Companion Loan”), was contributed to the BANK 2018-BNK14 securitization trust. The Navika Six Portfolio Mortgage Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2018-L1 securitization trust. See “Description of the Mortgage Pool—The Whole Loans— The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus. The proceeds of the Navika Six Portfolio Whole Loan, along with cash equity from the Navika Six Portfolio Borrowers (as defined below), were primarily used to refinance the Navika Six Portfolio Properties, pay closing costs and fund reserves.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Navika Six Portfolio

Navika Six Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$46,000,000	$45,942,179	MSC 2018-L1	Yes
A-2	$35,000,000	$34,956,005	BANK 2018-BNK14	No
Total	$81,000,000	$80,898,184

The Borrowers and the Sponsor. The borrowers consist of six single-purpose entities (the “Navika Six Portfolio Borrowers”), each organized as a Texas limited liability partnership, an Indiana limited liability partnership or a California limited liability company and each structured to be bankruptcy remote with one independent director. Legal counsel to the Navika Six Portfolio Borrowers delivered a non-consolidation opinion in connection with the origination of the Navika Six Portfolio Whole Loan. NCG Capital Partners LLC (“NCG Capital”), an entity of the Navika Group of Companies, owns 74% of the limited partnership interest or non-managing membership interest in each of the Navika Six Portfolio Borrowers and also indirectly owns 100% of the 1% general partner or managing member of each of the Navika Six Portfolio Borrowers. The borrower sponsor and non-recourse carveout guarantor is Naveen Shah. Naveen Shah is on the board of managers for the Navika Six Portfolio Borrowers, is the president and chief executive officer of the Navika Group of Companies and owns 18.2% of NCG Capital. Navika Group of Companies, founded in 2005, acquires, owns and manages income generating real estate nationwide, with a current portfolio consisting of nearly 40 full- and limited-service hotels under various Marriott, Hilton, IHG, Wyndham and Best Western flags and nine office buildings, shopping complexes, and recreational assets.

The Navika Six Portfolio Borrowers were each placed into Chapter 11 bankruptcy in 2013 by a prior owner (the “Prior Owner”) following a maturity default on a prior loan. The bankruptcy cases were dismissed in January 2015, and later in 2015 NCG Capital purchased a majority interest in the Navika Six Portfolio Borrowers. The Prior Owner continues to hold a minority interest in the Navika Six Portfolio Borrowers, and as of the origination date, an affiliate of the Prior Owner acted as the property manager of the Navika Six Portfolio Properties. The Prior Owner does not have any control of the Navika Six Portfolio Borrowers. In connection with the origination of the Navika Six Portfolio Whole Loan, the Prior Owner was removed from the board of managers of each Navika Six Portfolio Borrower. In addition, the Navika Six Portfolio Whole Loan documents require Sun Development & Management Corporation (the property manager affiliated with the Prior Owner) to be replaced within 120 days after the origination date (see “Lockbox and Cash Management” below).

Under the related franchise agreement for the Holiday Inn Titusville Kennedy Space Center property, the Fairfield Inn Houston Conroe property, the Springhill Suites Tampa North Tampa Palms property and the Springhill Suites Houston Rosenberg property, the consent of the franchisor was required for such change. Such consent has been obtained; however, for the Holiday Inn Titusville Kennedy Space Center property, such consent was conditioned on the related Navika Six Portfolio Borrower entering into an amendment to its existing franchise agreement, and for the remaining three Navika Six Portfolio Properties, such consent was conditioned on the related Navika Six Portfolio Borrower entering into the franchisor’s then current form of franchise agreement, including a property improvement plan (“PIP”) requiring such Navika Six Portfolio Borrower to address any renovations necessary to comply with the franchisor’s standards. Such amendments or new franchise agreements have not yet been entered into, and the franchisor for the Fairfield Inn Houston Conroe property, the Springhill Suites Tampa North Tampa Palms property and the Springhill Suites Houston Rosenberg property have not yet specified what PIP renovations would be required. At loan origination, $1,000,000 was deposited into a Transitional PIP Reserve in respect of any PIP that might be required by such franchisors. See “Escrows and Reserves” below.

The Properties. The Navika Six Portfolio Properties consist of three limited-service hotels, two full-service hotels and one select-service hotel, which were built between 2009 and 2011 totaling 803 rooms that, as of May 31, 2018, reported a weighted average occupancy rate of 77.0% with individual hotel occupancies ranging from 67.9% to 84.5%. The Navika Six Portfolio Properties include three Marriott flagged hotels, two Hilton flagged hotels and one IHG flagged hotel.

The following table presents certain information relating to the Navika Six Portfolio Properties:

Property	Allocated Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy (as of 5/31/2018)	Year Built/ Renovated	No. of Rooms	Appraised Value	UW Net Cash Flow	Allocated Cut-off Date LTV Ratio(1)
Embassy Suites Ontario Airport	$18,144,620	39.5%	84.4%	2011/N/A	175	$50,000,000	$4,098,404	63.9%
Hilton Garden Inn Mt Laurel	$8,564,263	18.6%	75.2%	2011/N/A	140	$23,600,000	$1,331,633	63.9%
Springhill Suites Tampa North Tampa Palms	$5,806,280	12.6%	76.9%	2010/2017	127	$16,000,000	$1,513,267	63.9%
Fairfield Inn Houston Conroe	$5,443,388	11.8%	70.6%	2010/N/A	120	$15,000,000	$1,138,711	63.9%
Springhill Suites Houston Rosenberg	$3,991,814	8.7%	84.5%	2009/2017	118	$11,000,000	$1,134,031	63.9%
Holiday Inn Titusville Kennedy Space Center	$3,991,814	8.7%	67.9%	2010/N/A	123	$11,000,000	$1,055,198	63.9%
Total/Weighted Average	$45,942,179	100.0%	77.0%		803	$126,600,000	$10,271,244	63.9%

(1)	Allocated Cut-off Date LTV Ratio based on the Navika Six Portfolio Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Navika Six Portfolio

Embassy Suites Ontario Airport

The Embassy Suites Ontario Airport property is a 175-room, eight-story, full-service hotel located in Ontario, California. The Embassy Suites Ontario Airport property is situated on a 3.53-acre parcel and contains 156 surface parking spaces, resulting in a parking ratio of approximately 0.9 spaces per room. The Embassy Suites Ontario Airport property opened in 2011. Amenities at the Embassy Suites Ontario Airport property include two restaurants, a lounge, indoor pool, fitness center, a 50 seat complimentary breakfast area, a 36 seat lounge evening reception area, guest laundry facilities, business center, sundry shop, and approximately 5,115 SF of dedicated meeting space spread across four rooms. The franchise agreement with Embassy Suites Franchise LLC expires on October 31, 2029. The appraisal identified one proposed 131-room full service Element by Westin Hotel that is anticipated to open in fall 2019 and is expected to compete directly with the Embassy Suites Ontario Airport property. The Embassy Suites Ontario Airport property guestroom configuration includes 112 king rooms, 56 double-queen rooms and seven suites.

Hilton Garden Inn Mt Laurel

The Hilton Garden Inn Mt Laurel property is a 140-room, five-story, select-service hotel located in Mount Laurel, New Jersey. The Hilton Garden Inn Mt Laurel property is situated on a 7.73-acre parcel and contains 168 surface parking spaces, resulting in a parking ratio of approximately 1.2 spaces per room. The Hilton Garden Inn Mt Laurel property opened in 2011. Amenities at the Hilton Garden Inn Mt Laurel property include a business center, sundry shop, fitness center, indoor swimming pool, The Garden Grille and Bar restaurant with 46 seats, and approximately 1,458 SF of meeting space spread across three rooms. The franchise agreement with Hilton Inns, Inc. expires on March 8, 2028. The Hilton Garden Inn Mt Laurel property guestroom configuration includes 81 king rooms and 59 double-queen rooms. The appraisal identified a new 135-room Springhill Suites opened in July 2017 within the 876,000 SF Laurel Corporate Center, and a 101-room Hampton Inn is scheduled to open at the end of 2018 within the Bishops Gate Corporate Center, both of which are considered to be directly competitive with the Hilton Garden Inn Mt Laurel property.

Springhill Suites Tampa North Tampa Palms

The Springhill Suites Tampa North Tampa Palms property is a 127-room, five-story, limited-service hotel located in Tampa, Florida. The Springhill Suites Tampa North Tampa Palms property is situated on a 2.48-acre parcel and contains 141 surface parking spaces, resulting in a parking ratio of approximately 1.1 spaces per room. The Springhill Suites Tampa North Tampa Palms property opened in 2010 and was renovated in 2017 at a cost of approximately $1.7 million ($13,385 per room). Amenities at the Springhill Suites Tampa North Tampa Palms property include an outdoor pool, fitness center, complimentary breakfast area, guest laundry facilities, business center, sundry shop, and approximately 1,035 SF of dedicated meeting space. The franchise agreement with Marriott International, Inc. expires on March 31, 2030. The Springhill Suites Tampa North Tampa Palms property guestroom configuration includes 75 king rooms and 52 double-queen rooms.

Fairfield Inn Houston Conroe

The Fairfield Inn Houston Conroe property is a 120-room, five-story, limited-service hotel located in Conroe, Texas. The Fairfield Inn Houston Conroe property is situated on a 2.18-acre parcel and contains 128 surface parking spaces, resulting in a parking ratio of approximately 1.1 spaces per room. The Fairfield Inn Houston Conroe property opened in 2010. Amenities at the Fairfield Inn Houston Conroe property include a restaurant, outdoor pool, fitness center, complimentary breakfast area, guest laundry facilities, business center, and sundry shop. The franchise agreement with Marriott International, Inc. expires on July 31, 2030. The Fairfield Inn Houston Conroe property guestroom configuration includes 23 king rooms, 72 double-double rooms and 26 king executive studios.

Springhill Suites Houston Rosenberg

The Springhill Suites Houston Rosenberg property is a 118-room, five-story, limited-service hotel located in Rosenberg, Texas. The Springhill Suites Houston Rosenberg property is situated on a 2.61-acre parcel and contains 121 surface parking spaces, resulting in a parking ratio of approximately 1.0 space per room. The Springhill Suites Houston Rosenberg property opened in 2009 and was renovated in 2017 at a cost of approximately $1.2 million ($10,169 per room). Amenities at the Springhill Suites Houston Rosenberg property include an outdoor pool, fitness center, complimentary breakfast area, guest laundry facilities, business center, sundry shop, and approximately 1,104 SF of dedicated meeting space. The franchise agreement with Marriott International, Inc. expires on July 31, 2029. The appraisal identified one proposed 100-room limited-service Home2 Suites hotel that is anticipated to open in October 2018 and is expected to compete directly with the Springhill Suites Houston Rosenberg property. The Springhill Suites Houston Rosenberg property guestroom configuration includes 66 king rooms and 52 double-queen rooms.

Holiday Inn Titusville Kennedy Space Center

The Holiday Inn Titusville Kennedy Space Center property is a 123-room, five-story, full-service hotel located in Titusville, Florida. The Holiday Inn Titusville Kennedy Space Center property is situated on a 3.19-acre parcel and contains 136 surface parking spaces, resulting in a parking ratio of approximately 1.1 space per room. The Holiday Inn Titusville Kennedy Space Center property opened in 2010. Amenities at the Holiday Inn Titusville Kennedy Space Center property include a restaurant/lounge, Bapa’s Bistro, outdoor pool, fitness center, business center, sundry shop, and approximately 1,500 SF of dedicated meeting space. The franchise agreement with Holiday Hospitality Franchising, Inc. expires on June 17, 2020. The appraisal identified one proposed 118-room select-service Hyatt Place hotel that is anticipated to open in the summer of 2019 and is expected to compete directly with the Holiday Inn Titusville Kennedy Space Center property. The Holiday Inn Titusville Kennedy Space Center property guestroom configuration includes 60 king rooms and 63 double-queen rooms.

2017 Accommodated Room Night Demand(1)
Property Name	Commercial	Meeting/Group	Leisure
Embassy Suites Ontario Airport	65%	10%	25%
Hilton Garden Inn Mt Laurel	65%	10%	25%
Springhill Suites Tampa North Tampa Palms	60%	30%	10%
Fairfield Inn Houston Conroe	60%	10%	30%
Springhill Suites Houston Rosenberg	60%	10%	30%
Holiday Inn Titusville Kennedy Space Center	60%	15%	25%

(1)	Information obtained from the appraisals.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Navika Six Portfolio

The Markets.

Embassy Suites Ontario Airport

The Embassy Suites Ontario Airport property is located in Ontario, San Bernardino County, California, within the Riverside-San Bernardino-Ontario metropolitan statistical area. According to the appraisal, the Riverside-San Bernardino-Ontario metropolitan statistical area is the third largest in the state with a population of approximately four million that experienced a population growth of approximately 0.9% from 2010 through 2016. The local economy is supported by several major employers including Stater Brothers Markets (18,221 employees), U.S. Marine Corps Air Ground Combat Center (16,266 employees), Fort Irwin (13,805 employees), Loma Linda University (13,000 employees) and Wal-Mart (12,263 employees). The Embassy Suites Ontario Airport property is located one mile west of the Ontario International Airport, ranked the 15th busiest cargo airport in the United States, and two miles west of the Ontario Convention Center, offering approximately 225,000 SF of convention space, approximately 70,000 SF of column free exhibit space, an approximately 20,000 SF ballroom and approximately 24,000 SF of meeting space.

Hilton Garden Inn Mt Laurel

The Hilton Garden Inn Mt Laurel property is located in Mount Laurel, Burlington County, New Jersey, approximately 17 miles from Philadelphia. According to the appraisal, Burlington County has a population of 450,226 and a median household income of $79,612. The local economy is supported by several major employers in the finance and insurance industry, with over 8,000 employees, followed by the administrative and support and waste management and remediation services industries, with over 4,000 employees. Major employers include CEDC (4,100 employees), PHH Mortgage (1,300 employees), TD Bank (1,200 employees), Amica Mutual Insurance Co. (800 employees) and ARI (700 employees). The Hilton Garden Inn Mt Laurel property is located in proximity to the Philadelphia International Airport, serving approximately 29.6 million passengers in 2017, and benefits from popular tourist destinations including the Flyers Skate Zone and Sahara Sam’s Oasis Indoor and Outdoor Water Park.

Springhill Suites Tampa North Tampa Palms

The Springhill Suites Tampa North Tampa Palms property is located in Tampa, Hillsborough County, Florida, within the Tampa-St. Petersburg-Clearwater metropolitan statistical area. According to the appraisal, the Tampa-St. Petersburg-Clearwater metropolitan statistical area is the second largest in the state with a population of approximately three million that experienced a population growth of approximately 1.4% from 2010 through 2016. The local economy is supported by employers in healthcare including the Tampa General Hospital (6,600 employees), St. Joseph’s Children’s & Women’s Hospital, James A. Haley Veterans Hospital, H. Lee Moffitt Cancer Center & Research Institute, and Pepin Heart Institute, and education including University of South Florida and University of Tampa. The Springhill Suites Tampa North Tampa Palms property is located in proximity to the Tampa International Airport, serving approximately 19.6 million passengers in 2017, and benefits from popular tourist destinations including Busch Gardens, Adventure Land, Museum of Science and Wilderness Park.

Fairfield Inn Houston Conroe

The Fairfield Inn Houston Conroe property is located in Conroe, Montgomery County, Texas, within the Houston metropolitan area. According to a federal agency, Conroe has a population of approximately 84,378 that experienced a population growth of approximately 3.7% from 2010 through 2017. The local economy is supported by industries including manufacturing, retail, healthcare, biotechnology, construction, and tourism. Major employers include Conroe Regional Medical Center (1,300 employees), NOV Downhole (650 employees), Consolidated Communications Services (450 employees), Wal-Mart Stores (400 employees), and NOV Fluid Control (375 employees). The Fairfield Inn Houston Conroe property is located in proximity to the George Bush Intercontinental Airport, serving approximately 40.7 million passengers in 2017, and benefits from demand generators including Conroe Park North, a 1,045-acre industrial park located approximately 2.5 miles east of the Fairfield Inn Houston Conroe property, Lake Conroe and The Woodlands.

Springhill Suites Houston Rosenberg

The Springhill Suites Houston Rosenberg property is located in Rosenberg, Fort Bend County, Texas, within the Houston metropolitan area. According to a federal agency, Rosenberg has a population of approximately 37,661 that experienced a population growth of approximately 2.3% from 2010 through 2017. The local economy is supported by industries including machinery & specialty machining, specialty foods, packaging, logistics and distribution, pharmaceuticals and medical products, and business services. Major employers include Allied Concrete, AT&T, Bass Construction Co., Biotics Research, BMC West, CenterPoint Energy, Si Environmental, Engelbrecht Manufacturing, Frito-Lay, Inc., Gurecky Manufacturing, Murphy Industries, National Oilwell Varco, and NexGen Pharma, Inc. The Springhill Suites Houston Rosenberg property is located in proximity to the Hobby Airport and the George Bush Intercontinental Airport, serving approximately 40.7 million passengers in 2017, and benefits from demand generators including Brazos Town Center I & II, a 550-acre mixed-use development, Rosenberg Business Park, a 184-acre commercial park, and ALDI Divisional Headquarters and Distribution Center, a $44 million, 650,000 SF facility.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Navika Six Portfolio

Holiday Inn Titusville Kennedy Space Center

The Holiday Inn Titusville Kennedy Space Center property is located in Titusville, Brevard County, Florida, within the Palm Bay-Melbourne-Titusville metropolitan statistical area. According to the appraisal, the Palm Bay-Melbourne-Titusville metropolitan statistical area has a population of approximately 579,000 and experienced a population growth of approximately 1.2% from 2011 through 2016. The local economy is supported by industries including education and health services, professional and business services, government, retail trade, and leisure and hospitality. Major employers include Patrick Air Force Base, Health First Inc., Harris Corp., 45th Space Wing, Publix Supermarkets, Wuesthoff Health Systems, NASA, Space Gateway Support, Northrop Grumman/Norden Systems, and Rockwell Collins Inc. The Holiday Inn Titusville Kennedy Space Center property is located in proximity to the Orlando Melbourne International Airport and the Orlando International Airport, serving approximately 42 million passengers in 2016, and benefits from demand generators including the Kennedy Space Center and Visitor Complex, which attracts roughly 1.5 million visitors annually and includes the U.S. Astronaut Hall of Fame, a Hubble Telescope replica and an Atlantis Exhibit.

The following tables present certain information relating to the Navika Six Portfolio Properties historical occupancy, ADR and RevPAR:

Historical Occupancy, ADR and RevPAR(1)
	2016 TTM(2)			2017 TTM(2)			2018 TTM(2)
Property	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Embassy Suites Ontario Airport	84.5%	$154.21	$130.34	83.4%	$164.69	$137.42	84.3%	$171.07	$144.27
Hilton Garden Inn Mt Laurel	74.3%	$123.50	$91.79	70.0%	$128.85	$90.25	75.2%	$122.67	$92.21
Springhill Suites Tampa North Tampa Palms	75.2%	$107.00	$80.52	72.0%	$110.18	$79.30	76.1%	$113.71	$86.55
Fairfield Inn Houston Conroe	63.2%	$109.33	$69.13	59.2%	$100.92	$59.71	70.0%	$104.75	$73.32
Springhill Suites Houston Rosenberg	67.9%	$89.66	$60.86	67.5%	$87.06	$58.80	84.5%	$96.57	$81.59
Holiday Inn Titusville Kennedy Space Center	65.5%	$100.94	$66.11	67.9%	$109.63	$74.44	68.1%	$117.60	$80.13

(1)	Information obtained from third party hospitality research reports dated June 19, 2018.

(2)	As of May of each respective year.

Historical Penetration Rates(1)
	2016 TTM(2)			2017 TTM(2)			2018 TTM(2)
Property	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Embassy Suites Ontario Airport(3)	100.9%	137.7%	138.9%	100.3%	137.7%	138.2%	99.3%	136.7%	135.7%
Hilton Garden Inn Mt Laurel(4)	117.1%	99.7%	116.8%	108.0%	101.8%	109.9%	114.7%	100.9%	115.8%
Springhill Suites Tampa North Tampa Palms(5)	105.6%	99.6%	105.2%	100.2%	98.0%	98.1%	101.0%	101.3%	102.4%
Fairfield Inn Houston Conroe(6)	92.3%	94.8%	87.4%	92.8%	94.8%	88.0%	92.2%	95.3%	87.8%
Springhill Suites Houston Rosenberg(7)	100.1%	108.4%	108.5%	104.5%	106.4%	111.2%	109.7%	110.1%	120.8%
Holiday Inn Titusville Kennedy Space Center(8)	107.2%	115.8%	124.1%	97.4%	122.4%	119.2%	92.8%	112.4%	104.4%

(1)	Information obtained from third party hospitality research reports dated June 19, 2018.

(2)	As of May of each respective year.

(3)	The competitive set for Embassy Suites Ontario Airport comprises six hotels totaling 1,193 rooms: Doubletree Ontario Airport (482 rooms), Sheraton Hotel Ontario Airport (165 rooms), Hyatt Place Ontario Rancho Cucamonga (127 rooms), Courtyard Ontario Rancho Cucamonga (117 rooms), Hilton Garden Inn Ontario Rancho Cucamonga (122 rooms) and Holiday Inn Ontario Airport (180 rooms).

(4)	The competitive set for Hilton Garden Inn Mt Laurel comprises seven hotels totaling 1,023 rooms: Hampton Inn Philadelphia Mount Laurel (125 rooms), Courtyard Mount Laurel (151 rooms), Doubletree Guest Suites Mount Laurel (204 rooms), Hyatt Place Mount Laurel (124 rooms), Holiday Inn Express & Suites Philadelphia Mount Laurel (90 rooms), Westin Mount Laurel (175 rooms) and aloft Hotel Mount Laurel (154 rooms).

(5)	The competitive set for Springhill Suites Tampa North Tampa Palms comprises six hotels totaling 578 rooms: Hampton Inn Suites Tampa North (126 rooms), Fairfield Inn & Suites Tampa North (82 rooms), La Quinta Inns & Suites Tampa North I-75 (84 rooms), Holiday Inn Express & Suites New Tampa I-75 @ Bruce B Downs (100 rooms), Holiday Inn Express Tampa North Telecom Park (92 rooms) and Hampton Inn Suites Tampa Wesley Chapel (94 rooms).

(6)	The competitive set for Fairfield Inn Houston Conroe comprises four hotels totaling 301 rooms: Comfort Inn Conroe (57 rooms), La Quinta Inns & Suites Conroe (50 rooms), Holiday Inn Express & Suites Conroe I-45 North (89 rooms) and Hampton Inn Suites Conroe I-45 North (105 rooms).

(7)	The competitive set for Springhill Suites Houston Rosenberg comprises four hotels totaling 249 rooms: Comfort Inn Rosenberg (49 rooms), Motel 6 Rosenberg (67 rooms), La Quinta Inns & Suites Houston Rosenberg (56 rooms) and Hampton Inn Suites Houston Rosenberg (77 rooms).

(8)	The competitive set for Holiday Inn Titusville Kennedy Space Center comprises four hotels totaling 435 rooms: Ramada Titusville Kennedy Space Center (124 rooms), Best Western Space Shuttle Inn (129 rooms), Hampton Inn Titusville I-95 Kennedy Space Center (86 rooms) and Fairfield Inn & Suites Titusville Kennedy Space Center (96 rooms).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Navika Six Portfolio

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Navika Six Portfolio Properties:

Cash Flow Analysis
	2015	2016	2017	5/31/2018 TTM	UW	UW per Room
Occupancy	74.7%	71.6%	73.4%	77.0%	75.2%
ADR	$113.48	$120.35	$121.95	$124.15	$125.47
RevPAR	$85.73	$87.85	$90.73	$96.38	$95.57

Rooms Revenue(1)	$25,142,037	$25,818,597	$26,593,721	$28,247,937	$28,038,676	$34,917
Food & Beverage	$2,529,784	$2,583,199	$2,443,602	$2,423,302	$2,423,296	$3,018
Other Income	$502,810	$318,905	$296,099	$301,807	$300,193	$374
Total Revenue	$28,174,631	$28,720,701	$29,333,422	$30,973,046	$30,762,165	$38,309
Total Expenses	$17,901,258	$18,668,728	$18,710,770	$19,293,212	$19,260,434	$23,986
Net Operating Income(1)	$10,273,373	$10,051,973	$10,622,652	$11,679,834	$11,501,731	$14,323
FF&E	$1,126,986	$1,148,828	$1,173,337	$1,238,922	$1,230,487	$1,532
Net Cash Flow	$9,146,387	$8,903,145	$9,449,315	$10,440,912	$10,271,244	$12,791

NOI DSCR(2)	2.02x	1.98x	2.09x	2.30x	2.27x
NCF DSCR(2)	1.80x	1.75x	1.86x	2.06x	2.02x
NOI Debt Yield(2)	12.7%	12.4%	13.1%	14.4%	14.2%
NCF Debt Yield(2)	11.3%	11.0%	11.7%	12.9%	12.7%

(1)	The increase in Rooms Revenue and Net Operating Income from 2017 to 5/31/2018 TTM is primarily attributable to significant gains at the Fairfield Inn Houston Conroe property and the Springhill Suites Houston Rosenberg property in the months following Hurricane Harvey in August 2017. UW Rooms Revenue for the Fairfield Inn Houston Conroe property and the Springhill Suites Houston Rosenberg property are based on the assumed cash flows set forth in the appraisal. 2015 and 2016 Rooms Revenue experienced declines at the Fairfield Inn Houston Conroe property and the Springhill Suites Houston Rosenberg property attributable to downturns in the energy markets.

(2)	The debt service coverage ratios and debt yields shown are based on the Navika Six Portfolio Whole Loan.

Escrows and Reserves. The Navika Six Portfolio Whole Loan documents provide for upfront reserves in the amount of $546,253 for real estate taxes, $164,725 for the remaining cost of a franchisor-required property improvement plan (“PIP”) which is in the process of being completed with respect to the Fairfield Inn Houston Conroe property, and $1,000,000 into a transitional PIP reserve, in respect of PIPs which may be required by the franchisors of the Fairfield Inn Houston Conroe property, the Springhill Suites Tampa North Tampa Palms property and the Springhill Suites Houston Rosenberg property, pursuant to the conditional consents provided by such franchisors to the change in control resulting from the removal of the Prior Owner from the board of managers of each of the Navika Six Portfolio Borrowers. In the event that such reserve is not sufficient to pay for the total cost of any such PIP, the Navika Six Portfolio Borrowers are required to deposit into such reserve any shortfall, as estimated by the lender in its good faith discretion, within five business days of written demand by the lender. Upon completion of all PIP work with respect to a specific PIP, or the lender’s receipt of evidence that no new PIP is required by the applicable franchisors, the lender is required to disburse any transitional PIP reserve funds with respect to such PIP to the Navika Six Portfolio Borrowers.

On each monthly payment date, the Navika Six Portfolio Borrowers are required to fund the following reserves: (i) a tax reserve in an amount equal to 1/12 of the taxes that the lender reasonably estimates will be payable during the then succeeding 12-month period, initially $104,271, (ii) an insurance reserve in an amount equal to 1/12 of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage upon the expiration of the policies, provided that the monthly insurance reserve deposit is waived if a blanket insurance policy is maintained by the Navika Six Portfolio Borrowers in accordance with the Navika Six Portfolio Whole Loan documents, and (iii) a furniture, fixtures and equipment reserve (“FF&E Reserve”) in an amount equal to the FF&E Monthly Deposit. The “FF&E Monthly Deposit” means (i) on the monthly payment date for each month commencing in October 2018 and through and including September 2020, an amount equal to 1/12 of 5% of the operating income for the Navika Six Portfolio Properties for the preceding calendar year; and (ii) on each monthly payment date commencing in October 2020 and thereafter, an amount equal to 1/12 of 4% of the operating income for the Navika Six Portfolio Properties for the preceding calendar year. The lender is required to disburse to the Navika Six Portfolio Borrowers from the origination date through the monthly payment date in September 2020 not more than 50% of the FF&E Reserve, and after the monthly payment date in September 2020 is required to transfer $1,200,000 (or such lesser amount as remains in the FF&E Reserve), into a PIP reserve to be utilized for any PIP required under the franchise agreement for the Holiday Inn Titusville Kennedy Space Center property.

Lockbox and Cash Management. The Navika Six Portfolio Whole Loan documents provide for a springing hard lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Event Period (as defined below), the Navika Six Portfolio Borrowers are required to enter into a lockbox agreement in a form attached to the Navika Six Portfolio Whole Loan documents and to establish a lender-controlled lockbox account, and the lender is required to establish, and the Navika Six Portfolio Borrowers are required to cooperate with a cash management bank designated by the lender to establish, a lender-controlled cash management account. On and after the first occurrence of a Cash Sweep Event Period, the Navika Six Portfolio Borrowers are required to cause all credit card receipts to be deposited directly into the lockbox account. In addition, on and after the first occurrence of a Cash Sweep Event Period, each of the Navika Six Portfolio Borrowers and their property manager is required to deposit into the lockbox account all rents or other revenue received from the Navika Six Portfolio Property, notwithstanding the foregoing direction, within one business day of receipt. On and after the first occurrence of a Cash Sweep Event Period (and notwithstanding any subsequent termination of such Cash Sweep Event Period), provided no event of default is continuing, funds in the lockbox account are required to be transferred to the cash management account and applied on each monthly payment date (i) to make deposits into the tax and insurance escrows as described above under “Escrows and Reserves”, (ii) to pay debt service, (iii) to fund the required deposits to the FF&E Reserve, as described above under “Escrows and Reserves”, (iv) if such Cash Sweep Event Period is then in effect solely as a result of a DSCR Event (as defined below) to pay for monthly operating expenses in accordance with the annual budget approved by the lender, and to pay for extraordinary expenses approved by the lender, and (v) to pay any remainder, (a) if such Cash Sweep Event Period is then in effect solely as a result of an FF&E Sweep Period (as defined below), into the FF&E Reserve, until such time, if any, as the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Navika Six Portfolio

franchisor provides the lender with a comfort letter acceptable to it in its sole discretion and the FF&E Sweep Period is cured (with any remaining balance thereafter being deposited into an excess cash flow account), (b) if a Cash Sweep Event Period is then in effect as a result of any event other than an FF&E Sweep Period, into an excess cash flow account to be held by the lender as additional security for the Navika Six Portfolio Whole Loan during the continuance of the Cash Sweep Event Period, and (c) if no Cash Sweep Event Period is then in effect, to the Navika Six Portfolio Borrowers.

A “Cash Sweep Event Period” means the period:

(i) commencing upon an event of default under the Navika Six Portfolio Whole Loan and ending if no event of default exists, or

(ii) commencing if the debt service coverage ratio on the Navika Six Portfolio Whole Loan is less than 1.35x for six consecutive calendar months (a “DSCR Event”), and ending on the date the debt service coverage ratio on the Navika Six Portfolio Whole Loan has been at least 1.35x for six consecutive calendar months, or

(iii) commencing if any franchisor provides notice that there has occurred an uncured default by any individual Navika Six Portfolio Borrower under any franchise agreement or that any individual Navika Six Portfolio Property is not being operated and maintained in accordance with the related franchisor’s standards, resulting in the related Navika Six Portfolio Borrower no longer being in good standing with such franchisor and such default is not cured within 30 days, and ending if such default has been remedied to the satisfaction of the lender and (as evidenced by an estoppel certificate or other franchisor approved documentation), the applicable franchisor, or

(iv) commencing upon either (x) the date that is one year prior to the expiration date of any franchise agreement if such franchise agreement has not been renewed and/or extended on terms reasonably acceptable to the lender (a “Franchise Expiration Event”) or (y) the termination of any franchise agreement and ending upon the related Navika Six Portfolio Borrower entering into (x) in the case of a Franchise Expiration Event, a renewal or extension of the existing franchise agreement or (y) in the case of either a Franchise Expiration Event or a franchise termination, a replacement franchise agreement, in form and substance reasonably acceptable to the lender (which may be conditioned upon rating agency confirmation) with a hotel operator acceptable to the lender (in its sole discretion), or

(v) commencing on the date that is two years prior to the earliest stated expiration date of any franchise agreement, if at such time there is not on deposit in the FF&E Reserve an amount equal to the greater of (i) at least $10,000 per guest room with respect to the individual property such franchise agreement applies to and (ii) the actual amount required by the applicable franchisor to be on deposit for FF&E pursuant to the terms of the applicable franchise agreement (the “FF&E Cap”) and ending upon the FF&E Cap being satisfied (such period, an “FF&E Sweep Period”). However, no FF&E Sweep Period will be triggered under clause (i) of the preceding sentence from the origination date through June 17, 2020 as a result of the expiration of the franchise agreement for the Holiday Inn Titusville Kennedy Space Center property on June 17, 2020. For purposes of determining how to allocate funds in the FF&E Reserve among the individual properties, the lender is required to take the applicable deposits for each individual property required to be deposited into the FF&E Reserve (but deducting any prior disbursements of funds in the FF&E Reserve for such individual property) and multiply that by the number of months the Navika Six Portfolio Whole Loan has been outstanding (commencing with the first monthly payment date) and then divide that number by the total number of guest rooms at the applicable individual property, or

(vi) commencing upon the failure of the Navika Six Portfolio Borrowers, within 120 days after the origination date, to (i) replace Sun Development & Management Corporation (an affiliate of the Prior Owner) with Flex Point Hospitality Solutions, LLC (“Flexpoint”), or another reputable and experienced professional management organization approved by the lender, as the property manager of the Navika Six Portfolio Properties, (ii) deliver a new property management agreement with the new property manager with identical economic terms, and substantially similar other terms, to those in the property management agreement in effect at origination, together with a subordination of management agreement in the form then used by the lender, (iii) deliver a new non-consolidation opinion to the lender with respect to Flexpoint (which is an affiliate of the non-recourse carveout guarantor ) and (iv) deliver a written consent from each franchisor to such replacement of the property manager and property management agreement, and ending upon the Navika Six Portfolio Borrowers satisfying the foregoing conditions.

Additional Secured Indebtedness (not including trade debts). The Navika Six Portfolio Properties also secure the Navika Six Portfolio Serviced Pari Passu Companion Loan, which has a Cut-off Date principal balance of $34,956,005. The Navika Six Portfolio Serviced Pari Passu Companion Loan accrues interest at the same rate as the Navika Six Portfolio Mortgage Loan. The Navika Six Portfolio Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Navika Six Portfolio Serviced Pari Passu Companion Loan. The holders of the Navika Six Portfolio Mortgage Loan and the Navika Six Portfolio Serviced Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Navika Six Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans-The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Provided that the franchise agreement for the Holiday Inn Titusville Kennedy Space Center property which expires in June 2020 has been renewed or extended on terms reasonably acceptable to the lender, following the defeasance lockout period, the Navika Six Portfolio Borrower has the right to obtain the release of (x) any of the individual Navika Six Portfolio Properties, or (y) a vacant release parcel located at the Hilton Garden Inn Mt Laurel property (the “Mt Laurel Release Parcel”), in each case upon satisfaction of the following conditions, among others: (i) defeasance of an amount of the Navika Six Portfolio Whole Loan equal to 115% of the applicable allocated loan amount, (ii) the loan-to-value ratio of the remaining Navika Six Portfolio Properties after the release is not greater than the lesser of the loan-to-value of the Navika Six Portfolio Properties immediately prior to such release (65%) and the loan-to-value ratio as of the origination date, (iii) the debt service coverage ratio of the remaining Navika Six Portfolio Properties after the release is equal to or greater than the greater of the debt service coverage ratio of the Navika Six Portfolio Properties immediately prior to such release (1.95x) and the debt service coverage ratio on the origination date, (iv) the debt yield of the remaining Navika Six Portfolio Properties after the release is equal to or greater than the greater of the debt yield of the Navika Six Portfolio Properties immediately prior to such release (12.30%) and the debt yield on the origination date, (v) compliance with REMIC related conditions and (vi) with respect to a release of the Mt Laurel Release Parcel, conditions relating to subdivision, zoning, separate tax parcel and other legal requirements. The allocated loan amount of the Mt Laurel Release Parcel is $2,304,000.

Terrorism Insurance. The Navika Six Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Navika Six Portfolio Borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Navika Six Portfolio Properties and twelve months of business interruption insurance; provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) or a subsequent extension or similar federal government program is in effect and continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance with coverage against “covered acts” within the meaning of TRIPRA (or such other program).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Offices at Mall of America

Mortgage Loan No. 5 – Offices at Mall of America

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Offices at Mall of America

Mortgage Loan No. 5 – Offices at Mall of America

Offices at Mall of America
2131 Lindau Lane
Bloomington, MN 55425
Downtown Minneapolis 2 miles
Downtown St. Paul 5 miles
MINNEAPOLIS
ST. PAUL
Richfield
Bloomington
Edina
Burnsville
Eagan
Mendota Heights
Standish
Fulton
Armatage
Diamond Lake
RAMSEY COUNTY
HENNEPIN COUNTY
DAKOTA COUNTY
Minneapolis-St. Paul International Airport
Mall of America
Lake Harriet
Lake Nokomis
Diamond Lake
Lakewood Cemetery
Lyndale Farmstead Center
Hiawatha Golf Course
Minnehaha Park
Minnehaha Parkway
St. Catherine University
VA Medical Center
Ft. Snelling Memorial Chapel
Historic Ft. Snelling
MENDOTA BRIDGE
Gun Club Lake
Ft. Snelling State Park
Delta Air Lines, Inc
Veterans Park
Richfield Hub and West Shopping Ctr.
Wood Lake Nature Ctr. Park
Fairview Southdale Hospital
Southdale Center
Galleria Edina
Centennial Lakes Park
Southtown Center
METRO Orange Line (Opens 2020)
METRO Blue Line
BLUE LINE
METRO Red Line
Long Meadow Lake
Blackdog Lake
Blackhawk Lake
Twin Cities Premium Outlets
Dowling Park
Rahn Park
Cliff Lake Centre
Mississippi River
Minnesota River
Crosstown Hwy
E. 38th St
W. 46th St
W. 50th St
W. 54th St
E. 54th St
E. 66th St
E. 73rd St
W. 76th St
E. 77th St
W. 84th St
E. 84th St
E. 86th St
W. 90th St
E. 92nd St
Xerxes Ave
Penn Ave
Lyndale Ave
Nicollet Ave
12th Ave
Cedar Ave
28th Ave
W. River Pkwy
Cleveland Ave
St. Clair Ave
Randolph Ave
Ford Pkwy
Sibley Memorial Hwy
Yankee Doodle Rd
Blackhawk Rd
Diffley Rd
Cliff Rd
35W
35E
494
77
62
55
5
13
1
30

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Offices at Mall of America

Mortgage Loan No. 5 – Offices at Mall of America

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	SMC			Single Asset/Portfolio:	Single Asset
Original Balance:	$42,000,000			Location:	Bloomington, MN 55425
Cut-off Date Balance:	$42,000,000			General Property Type:	Office
% of Initial Pool Balance:	4.7%			Detailed Property Type:	Suburban
Loan Purpose:	Refinance			Title Vesting(2):	Fee
Sponsor:	Triple Five Worldwide			Year Built/Renovated:	2016/N/A
Mortgage Rate:	5.1360%			Size:	169,311 SF
Note Date:	9/5/2018			Cut-off Date Balance per SF:	$248
First Payment Date:	10/6/2018			Maturity Date Balance per SF:	$221
Maturity Date:	9/6/2028			Property Manager:	MOA Management LLC
Original Term to Maturity:	120 months				(borrower related)
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	36 months			UW NOI(3):	$3,699,586
Seasoning:	1 month			UW NOI Debt Yield:	8.8%
Prepayment Provisions:	LO (25); DEF (90); O (5)			UW NOI Debt Yield at Maturity:	9.9%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.63x (IO) 1.30x (P&I)
Additional Debt Type:	N/A			Most Recent NOI(3):	$4,768,061 (5/31/2018 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI(3):	$3,641,012 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(4):	N/A
Reserves(1)				Most Recent Occupancy(5):	85.5% (8/28/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(6):	80.9% (12/31/2017)
RE Tax:	$0	$81,194	N/A	3rd Most Recent Occupancy(4):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$65,000,000 (7/17/2018)
Recurring Replacements:	$0	$2,116	$76,190	Cut-off Date LTV Ratio:	64.6%
TI/LC:	$1,778,000	Springing	$305,000	Maturity Date LTV Ratio:	57.5%
Other Reserve:	$0	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$42,000,000	100.0%	Loan Payoff:	$28,119,751	67.0%
			Reserves:	$1,778,000	4.2%
			Closing Costs:	$1,010,672	2.4%
			Return of Equity:	$11,091,577	26.4%
Total Sources:	$42,000,000	100.0%	Total Uses:	$42,000,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The Offices at Mall of America Property (as defined below) consists of a ground leasehold interest; the Offices at Mall of America Borrower (as defined below) holds the ground leasehold interest and a sponsor-affiliate holds the fee interest therein. The sponsor-affiliate has provided an accommodation fee mortgage for the Offices at Mall of America Property.

(3)	The Offices at Mall of America Property was completed in late 2016. Upon completion, most of the space at the Offices at Mall of America Property was leased on a triple net basis to an affiliate of the borrower sponsor until the building reached its current occupancy level of 85.5%. Accordingly, 2nd Most Recent NOI and Most Recent NOI represent the income from such borrower sponsor affiliate lease and do not represent the in place tenancy at the Offices at Mall of America Property.

(4)	The Offices at Mall of America Property was completed in late 2016. Accordingly, 3rd Most Recent NOI and 3rd Most Recent Occupancy are not available.

(5)	Most Recent Occupancy includes 40,773 SF (24.1% of NRA) that is leased by MOA Management LLC, the property manager and an affiliate of the Offices at Mall of America Borrower, of which 7,757 SF (4.6% of NRA) is currently vacant. MOA Management LLC has informed the borrower sponsor that it is in the process of moving other operating groups that are currently located in the basement of the Mall (as defined below) into the vacant space.

(6)	2nd Most Recent Occupancy is normalized to reflect occupancy that does not include space previously leased by an affiliate of the borrower sponsor (other than the space currently leased by the affiliated property manager). Inclusive of the borrower sponsor affiliated-leased space, the Offices at Mall of America Property was 95.4% leased.

The Mortgage Loan. The fifth largest mortgage loan (the “Offices at Mall of America Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $42,000,000, secured by a first priority fee and leasehold mortgage encumbering a 169,311 SF office property known as the Offices at Mall of America (the “Offices at Mall of America Property”) located in Bloomington, Minnesota. The proceeds of the Offices at Mall of America Mortgage Loan were primarily used to refinance a previous loan of approximately $28.1 million, fund reserves, pay closing costs and return equity to the sponsor.

The Borrower and the Sponsor. The borrower is North Pad Office, LLC (the “Offices at Mall of America Borrower”), a single-purpose Delaware limited liability company with two independent directors. The borrower sponsor of the Offices at Mall of America Mortgage Loan is Triple Five Worldwide. Triple Five Worldwide developed the Offices at Mall of America Property in late 2016 and leased it up to its current occupancy level of 85.5%. Triple Five Worldwide has a total cost basis of approximately $52.8 million ($312 PSF). Triple Five Worldwide also owns and manages the Mall of America (the “Mall”) which is directly below and adjacent to the Offices at Mall of America Property. Triple Five Worldwide is a multinational diversified conglomerate, development and finance corporation with offices in United States, Canadian and global cities. Triple Five Worldwide has developed, owns, and

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Offices at Mall of America

operates the West Edmonton Mall, Mall of America and American Dream retail and entertainment complexes. The non-recourse carveout guarantor of the Offices at Mall of America Mortgage Loan is 7 Crowns Corporation. 7 Crowns Corporation is an affiliate of Triple Five Worldwide.

The Property. The Offices at Mall of America Property is a Class A office building totaling 169,311 SF that sits atop three floors of retail space at the Mall in Bloomington, Minnesota. The Mall, which is one of the largest indoor shopping malls in the United States, has a gross area of approximately 4.2 million SF, with approximately 2.8 million SF of retail and entertainment space, and attracts approximately 40 million visitors annually. The Mall was ranked the Most Popular Attraction in the United States by a weekly news magazine. Since December 2012, revenues for the Mall have increased approximately 52.4% and occupancy has averaged approximately 89.2%. In addition, according to the borrower sponsor, the Mall generates nearly $2.0 billion in annual economic impact, and hosts more than 400 events per year, ranging from concerts to celebrity appearances and fashion shows. Anchors at the Mall include Nordstrom, Nordstrom Rack, Macy’s, Sears, Marshalls and Old Navy, among others. In addition, there are numerous entertainment options, including Nickelodeon Universe, CMX Market Cinema Experience, Sea Life Minnesota Aquarium, Crayola Experience, FlyOver America, American Girl, The LEGO Store, Rock of Ages Blacklight Minigolf, Moose Mountain Adventure Golf and The Escape Game.

The Offices at Mall of Property was developed as part of the $325 million expansion phase known as the “1C Development”, which was the Mall’s largest expansion since construction in 1992. The 1C Development was comprised of a luxury 342-room JW Marriott hotel, the Offices at Mall of America Property and more than 50 shops and restaurants.

The Offices at Mall of America Property is located approximately 10 miles south of the Minneapolis central business district and approximately five miles east of Bloomington. In addition, the Offices at Mall of America Property is located less than one mile from the Interstate 494 and Minnesota Route 77 intersection. The Offices at Mall of America Property offers access to the light-rail stop at the Mall. Many of the building’s tenants commute daily to work by rail. The rail provides access to the Minneapolis–Saint Paul International Airport via the Metro Blue Light-Rail Line, downtown Minneapolis, Target Field (home of the Minnesota Twins) and the new U.S. Bank Stadium (home of the Minnesota Vikings). The Offices at Mall of America Property also benefits from the Mall’s following amenities: dedicated and general parking, a variety of dining options (including fast food and fine dining), numerous hotel options and the events and entertainment at the Mall.

The Offices at Mall of America Property has access to 618 parking spaces within the parking deck underneath the Offices at Mall of America Property and to more than 10,000 parking spaces within the underground parking decks via a permanent easement agreement. Use of the parking deck is exclusively reserved for the Offices at Mall of America Property, valet service at the Mall and the adjacent non-collateral JW Marriott.

Major Tenants.

Cray (87,705 SF, 51.8% of NRA, 66.8% of underwritten base rent). Cray, together with its subsidiaries, designs, develops, manufactures, markets and services computing systems, and data analytics and artificial intelligence solutions. It operates through supercomputing, storage and data management, maintenance and support, and engineering services and other segments. Cray is headquartered in Seattle, Washington. Cray was founded in 1987 and has approximately 1,300 employees as of December 31, 2017. Cray’s lease has an expiration date of January 31, 2030, with two five-year lease renewal options. Cray has a one-time right to terminate its lease as of April 2025 with 12 months written notice and payment equal to approximately $4.9 million as an early termination fee.

MOA Management LLC (40,773 SF, 24.1% of NRA, 21.0% of underwritten base rent). MOA Management LLC is the property manager for both the Mall and the Offices at Mall of America Property, and reported approximately $3.6 million in management fee income in 2017. The tenant’s leased premises house its executive, development, leasing, public relations, event planning, human resources, legal, marketing, tourism, accounting and IT teams of the Mall. MOA Management LLC is affiliated with the borrower sponsor and the non-recourse carveout guarantor of the Offices at Mall of America Mortgage Loan. Additionally, the non-recourse carveout guarantor under the Offices at Mall of America Mortgage Loan serves as the guarantor for the MOA Management LLC lease. MOA Management LLC’s lease has an expiration date of June 30, 2033, with one five-year lease renewal option. MOA Management LLC leases a 7,757 SF suite (4.6% of NRA) which is currently vacant. According to the borrower sponsor, the tenant is in the process of moving other operating groups that are currently located in the basement of the Mall into this space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Offices at Mall of America

The following table presents a summary regarding major tenants at the Offices at Mall of America Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent(2)	Annual UW Rent PSF	% of Total Annual UW Rent	Lease Type	Lease Expiration
Major Tenants
Cray(3)	NR/NR/NR	87,705	51.8%	$3,362,581	$38.34	66.8%	Gross	1/31/2030
MOA Management LLC(4)(5)	NR/NR/NR	40,773	24.1%	$1,060,098	$26.00	21.0%	NNN	6/30/2033
Bloomington Convention & Visitor(6)	NR/NR/NR	9,884	5.8%	$362,940	$36.72	7.2%	Gross	7/31/2028
Vyaire Medical(7)(8)	NR/NR/NR	6,370	3.8%	$251,870	$39.54	5.0%	Gross	4/30/2024
Subtotal/Wtd. Avg.		144,732	85.5%	$5,037,489	$34.81	100.0%

Vacant Space		24,579	14.5%	$0	$0.00	0.0%
Total/Wtd. Avg. (9)		169,311	100.0%	$5,037,489	$34.81	100.0%

(1)	Information is based on the underwritten rent roll dated August 28, 2018.

(2)	Annual UW Rent includes contractual rent steps equal to $62,565 through May 1, 2019.

(3)	Cray has a one-time right to terminate its lease as of April 2025 with 12 months written notice and payment equal to approximately $4.9 million as an early termination fee. Cray has two five-year lease renewal options.

(4)	MOA Management LLC leases a 7,757 SF suite (4.6% of NRA) which is currently vacant. According to the borrower sponsor, the tenant is in the process of moving other operating groups that are currently located in the basement of the Mall into this space. MOA Management LLC is an affiliate of the borrower sponsor and the non-recourse carveout guarantor of the Offices at Mall of America Mortgage Loan. Additionally, the non-recourse carveout guarantor under the Offices at Mall of America Mortgage Loan serves as the guarantor for the MOA Management LLC lease.

(5)	MOA Management LLC has one five-year lease renewal option.

(6)	Bloomington Convention & Visitor has one five-year lease renewal option.

(7)	Vyaire Medical has a one-time right to terminate its lease as of April 30, 2022 with 12 months written notice and payment of a termination fee equal to the unamortized balance of tenant improvement costs, space planning costs and leasing commissions.

(8)	Vyaire Medical has one five-year lease renewal option.

(9)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover schedule at the Offices at Mall of America Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	1	6,370	$39.54	3.8%	3.8%	$251,870	5.0%	5.0%
2025	0	0	$0.00	0.0%	3.8%	$0	0.0%	5.0%
2026	0	0	$0.00	0.0%	3.8%	$0	0.0%	5.0%
2027	0	0	$0.00	0.0%	3.8%	$0	0.0%	5.0%
2028	1	9,884	$36.72	5.8%	9.6%	$362,940	7.2%	12.2%
2029 & Beyond	2	128,478	$34.42	75.9%	85.5%	$4,422,679	87.8%	100.0%
Vacant	0	24,579	$0.00	14.5%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(3)	4	169,311	$34.81	100.0%		$5,037,489	100.0%

(1)	Information is based on the underwritten rent roll dated August 28, 2018.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Offices at Mall of America Property is located within the Minneapolis St. Paul office market and specifically in the Interstate 94 Corridor office submarket. According to the appraisal, as of the second quarter of 2018, the Minneapolis St. Paul office market reports approximately 198.0 million SF of supply, a vacancy rate of 7.7% and asking rents of $21.09 PSF on a triple net basis. According to the appraisal, as of the second quarter of 2018, the Interstate 94 Corridor office submarket reports 34.0 million SF of supply, a vacancy rate of 9.3% and asking rents of $20.67 PSF on a triple net basis. The appraisal concluded a market rent of $37.47 PSF on a gross basis and $26.00 PSF on a triple net basis for the Offices at Mall of America Property.

The Offices at Mall of America Property is located in an area referred to by the city of Bloomington as the South Loop, which is bordered by State Route 77 to the west, Interstate 494 to the north and the Minnesota River to the south and east. The South Loop is anchored by the Mall, which is one of the largest malls in North America measuring approximately 2.8 million SF and is annually the most visited shopping center in the United States. The Mall

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Offices at Mall of America

was built in 1992 on the former site of Metropolitan Stadium and contains approximately 430 retail and entertainment tenants. The mall is anchored by Nordstrom, Sears and Macy’s. The city benefits from its proximity to the Minneapolis-Saint Paul International Airport. Bloomington has approximately 8,000 hotel rooms. The three largest employers in the area are the University of Minnesota (18,000 employees), 3M Co. (11,000 employees) and Target Stores Inc. (10,000 employees).

According to the appraisal, the estimated 2017 population within a one-, three- and five-mile radius of the Offices at Mall of America Property was 8,136, 58,091 and 227,445, respectively. The estimated 2017 average household income within the same radii was $62,264, $69,631 and $89,199.

The following table presents lease comparables with respect to the Offices at Mall of America Property as identified in the appraisal:

Comparable Lease Summary(1)
Property Name/Location	Year Built	Occupancy	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF	Adjusted Rent PSF(2)	Lease Type
Minnesota Center 7760 France Avenue Bloomington, MN	1986	100%	Jostens	58,786	Jul-18	11.0	$15.50	$19.38	Net
Fifty South Sixth 50 S. 6th Street Minneapolis, MN	2001	94%	Confidential	105,072	Nov-17	16.0	$24.40	$28.18	NNN
T3 323 Washington Minneapolis, MN	2015	97%	Confidential	34,057	Oct-17	13.0	$23.50	$23.50	Net
8500 Tower 8500 Normandale Bloomington, MN	1987	N/A	Confidential Reliakor	2,045 1,410	Dec-17 Apr-16	5.0 7.0	$19.50 $21.00	$24.38 $26.25	Net Net
The Colonnade 5500 Wayzata Golden Valley, MN	1988	99%	Confidential	12,536	Jan-18	7.0	$23.00	$27.60	NNN

(1)	Source: Appraisal.

(2)	Includes appraisal’s adjustments for market conditions, location, quality and condition.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Offices at Mall of America

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Offices at Mall of America Property:

Cash Flow Analysis(1)
	2017	5/31/2018 TTM	UW	UW PSF
Gross Potential Rent	$4,153,009	$5,438,383	$5,962,397	$35.22
Total Recoveries	$731,855	$710,063	$423,308	$2.50
Other Income	$900	$2,400	$2,400	$0.01
Less Vacancy & Credit Loss	$0	$0	($924,908)	($5.46)
Effective Gross Income	$4,885,764	$6,150,846	$5,463,197	$32.27
Total Operating Expenses	$1,244,751	$1,382,785	$1,763,611	$10.42
Net Operating Income(2)	$3,641,012	$4,768,061	$3,699,586	$21.85
Capital Expenditures	$0	$0	$25,397	$0.15
TI/LC	$0	$0	$101,587	$0.60
Net Cash Flow	$3,641,012	$4,768,061	$3,572,602	$21.10

Occupancy %(3)	80.9%	85.5%	85.5%
NOI DSCR (IO)	1.66x	2.18x	1.69x
NOI DSCR (P&I)	1.33x	1.74x	1.35x
NCF DSCR (IO)	1.66x	2.18x	1.63x
NCF DSCR (P&I)	1.33x	1.74x	1.30x
NOI Debt Yield	8.7%	11.4%	8.8%
NCF Debt Yield	8.7%	11.4%	8.5%

(1)	The Offices at Mall of America Property was completed in late 2016. Accordingly, historical operating performance prior to 2017 is not available.

(2)	The Offices at Mall of America Property was completed in late 2016. Upon completion, most of the space at the Offices at Mall of America Property was leased on a triple net basis to an affiliate of the sponsor until the building reached its current occupancy level of 85.5%. Accordingly, 2017 and 5/31/2018 TTM Net Operating Income represent the income from such sponsor affiliate lease and do not represent the in place tenancy at the Offices at Mall of America Property.

(3)	Occupancy % for 2017 is normalized to reflect occupancy that does not include space previously leased by an affiliate of the borrower sponsor (other than the space currently leased by the affiliated property manager). Inclusive of the borrower sponsor affiliated-leased space, the Offices at Mall of America Property was 95.4% leased. 5/31/2018 TTM Occupancy % is the occupancy as of August 28, 2018. UW Occupancy % is based on underwritten economic occupancy. 5/31/2018 TTM Occupancy and UW Occupancy include 40,773 SF (24.1% of NRA) that is leased by MOA Management LLC, the property manager and an affiliate of the Offices at Mall of America Borrower, of which 7,757 SF (4.6% of NRA) is currently vacant. MOA Management LLC has informed the borrower sponsor that it is in the process of moving other operating groups that are currently located in the basement of the Mall into the vacant space.

Escrows and Reserves. The Offices at Mall of America Mortgage Loan documents provide for upfront escrows in the amount of $1,778,000 for future tenant improvements and leasing commissions. The Offices at Mall of America Mortgage Loan documents also provide for ongoing monthly escrow deposits of $81,194 for real estate taxes, $2,116 for replacement reserves subject to a cap of $76,190 and $8,466 for TI/LC reserves subject to a cap of $305,000. Monthly escrow deposits for the TI/LC reserve are currently suspended until the balance falls below the cap. Insurance escrows are waived so long as, among other conditions, the Offices at Mall of America Property is covered by an acceptable blanket policy (which is currently maintained). If such condition is no longer satisfied, on each due date, the Offices at Mall of America Borrower will be required to fund an insurance reserve in a monthly amount equal to 1/12 of the amount that the lender estimates will be necessary to pay the annual insurance premiums.

Lockbox and Cash Management. The Offices at Mall of America Mortgage Loan is structured with a springing lockbox and springing cash management. The Offices at Mall of America Mortgage Loan requires that after the occurrence of a Sweep Event Period (as defined below) the Offices at Mall of America Borrower or property manager, as applicable, (i) deposits into the lockbox account, immediately after receipt, all rents and other revenue of any kind received by the Offices at Mall of America Borrower or the property manager with respect to the Offices at Mall of America Property and (ii) delivers tenant direction letters to the tenants directing such tenants to pay all rents into the lockbox account. Upon the occurrence and during the continuance of a Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Offices at Mall of America Mortgage Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Offices at Mall of America Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Offices at Mall of America Mortgage Loan (unless the Sweep Event Period is caused by a Major Tenant Trigger Event Period (as defined below), in which event all excess cash flow is required be transferred to a reserve for the re-tenanting of the leased space of a Major Tenant (as defined below)). To the extent that no Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the Offices at Mall of America Borrower. Additionally, the Offices at Mall of America Borrower has a two-time right to cure a Sweep Event Period and cease making deposits into the lockbox account. Upon the commencement of a third Sweep Event Period, the Offices Mall of America Borrower will be required to open, maintain and resume causing all rents and other revenue to be deposited into the lockbox for the remainder of the term of the Offices at Mall of America Mortgage Loan.

A “Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence and continuance of an event of default, (ii) the date on which the debt service coverage ratio based on the trailing 12-month period is less than 1.15x and (iii) the occurrence and continuance of a Major Tenant Trigger Event Period.

A Sweep Event Period will end: with regard to clause (i), upon the cure of such event of default, with regard to clause (ii), when the debt service coverage ratio based on the trailing 12-month period is at least 1.20x for two consecutive calendar quarters, and with regard to clause (iii), when the related Major Tenant Trigger Event Period is cured, as further described below.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Offices at Mall of America

A “Major Tenant Trigger Event Period” means that either Cray, MOA Management LLC or a replacement tenant (each a “Major Tenant”) (i) defaults under its lease, (ii) goes dark in 75.0% or more of its leased premises (excluding the 7,757 SF suite leased to MOA Management LLC that is currently vacant) or gives notice of its intention to do the foregoing, (iii) gives notice to vacate or vacates its leased space at the Offices at Mall of America Property, (iv) becomes a debtor in any bankruptcy or other insolvency proceeding, (v) terminates its lease, or (vi) fails to renew or extend the term of its lease for a period of five years, either (a) on terms and conditions stated in its respective lease, (b) on market terms and conditions or (c) on terms reasonably satisfactory to the lender at least 12 months prior to its lease expiration.

Such Major Tenant Trigger Event Period will terminate: with regard to clause (i), upon the related tenant curing such default and no other default has occurred under such lease for two consecutive quarters; with regard to clauses (ii), (iii) and (v), the related tenant has rescinded such notice and/or resumed its customary business operations at its leased space for at least two calendar quarters; with regard to clause (iv), the lease for the related tenant is assumed or affirmed in such proceeding and the related tenant is discharged from bankruptcy such that no proceedings are ongoing; with regard to clause (vi), the related tenant exercises the applicable extension option or enters into a new lease on terms and conditions satisfactory to the lender; and with regard to clauses (i) through (vi), a Major Tenant Re-Tenanting Event (as defined below) has occurred.

A “Major Tenant Re-Tenanting Event” means that: (i) the Cray space or MOA Management LLC space, as applicable, is leased pursuant to a replacement lease having a term of at least five years for the related space, as applicable, (ii) such replacement tenant has taken occupancy of the leased premises, is paying full unabated rent and is open for business and all tenant improvements costs and leasing commissions have been paid and (iii) such replacement tenant has delivered a signed estoppel certificate reasonably satisfactory to the lender.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Offices at Mall of America Borrower is required to obtain terrorism insurance for domestic and foreign acts of terrorism (as defined in the Terrorism Risk Insurance Program Reauthorization Act of 2007 as amended or replaced) in an amount equal to the full replacement cost of the Offices at Mall of America Property and business interruption insurance of at least 18 months as required under the Offices at Mall of America Mortgage Loan documents. If TRIPRA or a similar or subsequent statute is not in effect, then provided that insurance for “Acts of Terrorism” is commercially available, the Offices at Mall of America Borrower will be required to carry such insurance throughout the term of the Offices at Mall of America Mortgage Loan as required by the preceding sentence, but in such event the Offices at Mall of America Borrower will not be required to spend more than the Terrorism Cap Amount (as defined below) on terrorism insurance coverage, and if the cost of such insurance exceeds the Terrorism Cap Amount, the Offices at Mall of America Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Cap Amount. The “Terrorism Cap Amount” is the specified percentage (which is at least equal to 200%) of the amount of the insurance premium that is payable at such time in respect of the property and loss of rents/business interruption insurance required under the loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and loss of rents/business interruption insurance). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	The Gateway

Mortgage Loan No. 6 – The Gateway

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	The Gateway

Mortgage Loan No. 6 – The Gateway

The Gateway
550 & 568 Battery Street, 440 Davis Court, 100 Washington Street,
155 Jackson Street, 405 Davis Court, 200 Washington Street,
San Francisco, CA 94111
SAN FRANCISCO
San Francisco Bay
North Beach
Telegraph Hill
Chinatown
Union Square
Financial District
South Beach
SoMa
Broadway
Washington St
Clay St
California St
Embarcadero
BART
Ferry Building
Justin Herman Plaza
Union St
Lombard St
Greenwich St
Filbert St
Pacific Ave
Jackson St
Sacramento St
Mission St
Howard St
Folsom St
Harrison St
Bryant St
Market St
Bush St
Post St
Sutter St
Geary St
Ellis St
Union Square
Columbus Ave
CABLE CAR LINE
Exploratorium
Coit Tower
Transamerica Bldg.
Portsmouth Square
Yerba Buena Gardens
SAN FRANCISCO
Richmond
Berkeley
OAKLAND
Concord
Fremont
Pacific Ocean

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	The Gateway

Mortgage Loan No. 6 – The Gateway

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	CCRE	Single Asset/Portfolio:	Single Asset
Original Balance(1):	$40,000,000	Location:	San Francisco, CA 94111
Cut-off Date Balance(1):	$40,000,000	General Property Type(6):	Multifamily
% of Initial Pool Balance:	4.4%	Detailed Property Type(6):	High Rise
Loan Purpose:	Refinance	Title Vesting:	Fee
Sponsors(2):	Prime Property Fund II, L.P.; C M	Year Built/Renovated:	1965-1967/2010-2018
Golden Gate, Inc.; Oakhill Gateway	Size(6):	1,254 Units
Partners, L.P.	Cut-off Date Balance per Unit(1)(6):	$263,158
Mortgage Rate:	3.7218181818%	Maturity Date Balance per Unit(1)(6):	$263,158
Note Date:	3/16/2018	Property Manager:	Golden Management, Inc.
First Payment Date:	5/6/2018	(borrower-related)
Maturity Date:	4/6/2028
Original Term to Maturity:	120 months	Underwriting and Financial Information
Original Amortization Term:	0 months	UW NOI:	$37,417,049
IO Period:	120 months	UW NOI Debt Yield(1):	11.3%
Seasoning:	6 months	UW NOI Debt Yield at Maturity(1):	11.3%
Prepayment Provisions(3):	LO (11); YM1 (19); DEF/YM1 (83); O (7)	UW NCF DSCR(1):	2.98x
Lockbox/Cash Mgmt Status:	Soft/Springing	Most Recent NOI:	$37,784,429 (7/31/2018 TTM)
Additional Debt Type(1)(4):	Pari Passu/Subordinate Debt	2nd Most Recent NOI:	$37,344,275 (12/31/2017)
Additional Debt Balance(1)(4):	$290,000,000/$220,000,000	3rd Most Recent NOI:	$37,666,095 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)	Most Recent Occupancy(6):	93.9% (6/30/2018)
Reserves(5)	2nd Most Recent Occupancy(6):	96.7% (1/25/2018)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(6):	95.8% (12/31/2016)
RE Tax:	$0	Springing	N/A	Appraised Value (as of):	$868,800,000 (2/1/2018)
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	38.0%
Recurring Replacements:	$0	Springing	N/A	Maturity Date LTV Ratio(1):	38.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes(1):	$330,000,000	60.0%	Loan Payoff:	$337,917,797	61.4%
Subordinate Notes(1):	$220,000,000	40.0%	Return of Equity:	$208,695,272	37.9%
			Closing Costs:	$3,386,930	0.6%
Total Sources:	$550,000,000	100.0%	Total Uses:	$550,000,000	100.0%

(1)	The Gateway Mortgage Loan (as defined below) is part of The Gateway Whole Loan (as defined below), which is comprised of nine pari passu senior promissory notes with an aggregate original principal balance of $330,000,000 (“The Gateway Senior Notes”) and six subordinate promissory notes (four pari passu B-Notes and two pari passu C-Notes) with an aggregate original principal balance of $220,000,000 (“The Gateway Subordinate Companion Loans”). The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising The Gateway Senior Notes, without regard to The Gateway Subordinate Companion Loans. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on The Gateway Whole Loan aggregate principal balance of $550,000,000 are $438,596, $438,596, 6.8%, 6.8%, 1.61x, 63.3% and 63.3%, respectively.

(2)	There is no non-recourse carveout guarantor for The Gateway Whole Loan and no environmental indemnitor other than The Gateway Borrower (as defined below).

(3)	Prior to the open prepayment date of October 6, 2027, The Gateway Whole Loan may be, (a) defeased in whole, but not in part, at any time after the earlier of (i) March 16, 2021, or (ii) two years from the closing date of the securitization that includes the last pari passu promissory note of The Gateway Senior Notes to be securitized (the assumed lockout period of 30 payments is based on the closing date of this transaction in October 2018) or (b) prepaid in whole, but not in part, on and after April 6, 2019 with payment of the greater of 1% of the amount prepaid or a yield maintenance premium.

(4)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for a discussion of additional debt.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	The Gateway Property (as defined below) also includes 61,989 SF of ground floor commercial space, 58 townhomes, and 866 garage parking spaces which are not included in the unit count or occupancy figures.

The Mortgage Loan. The sixth largest mortgage loan (“The Gateway Mortgage Loan”) is part of a whole loan (“The Gateway Whole Loan”) in the aggregate original principal amount of $550,000,000. The Gateway Whole Loan is secured by a first priority fee mortgage encumbering a residential community totaling 1,254 high-rise rent-controlled units, 58 low-rise townhouse rent-controlled units, 61,989 SF of commercial space, and 866 garage parking spaces located in San Francisco, California (“The Gateway Property”). The Gateway Whole Loan was co-originated by Deutsche Bank AG, New York Branch (“DBNY”) and Bank of America, N.A. (“BANA”). The Gateway Whole Loan is comprised of (i) nine senior pari passu promissory notes with an original aggregate principal balance of $330,000,000 (Notes A-1-A1, A-1-A2, A-1-A3, A-1-A4, A-1-A5, A-1-A6, A-1-B, A-2-A and A-2-B), (ii) four subordinate pari passu B-Notes with an original aggregate principal balance of $105,000,000 (Notes B-1-A, B-1-B, B-2-A and B-2-B: collectively, “The Gateway B-Notes”) that are subordinate to The Gateway Senior Notes, and (iii) two subordinate pari passu C-Notes with an original aggregate principal balance of $115,000,000 (Notes C-1 and C-2: collectively, “The Gateway C-Notes”) that are subordinate to both The Gateway Senior Notes and The Gateway B-Notes. Notes A-1-A3 and A-1-A4 in the aggregate original principal amount of $40,000,000 were purchased by Cantor Commercial Real Estate Lending, L.P. (“CCRE”) from DBNY and represent The Gateway Mortgage Loan. The Gateway Mortgage Loan is being contributed by CCRE

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	The Gateway

and will be included in the MSC 2018-L1 securitization trust. Of The Gateway Senior Notes remaining, evidenced by Notes A-1-A1, A-1-A2, A-1-A5, A-1-A6, A-1-B, A-2-A and A-2-B (collectively, “The Gateway Pari Passu Senior Companion Loans”), Notes A-1-A2, A-1-A5 and A-1-A6 are currently being held by DBNY and are expected to be contributed to one or more future securitization trusts, while Notes A-1-A1, A-1-B, A-2-A and A-2-B have been contributed to other securitization trusts as described in the table below. The Gateway Subordinate Companion Loans have been sold as described in the table below. The Gateway Whole Loan will be serviced pursuant to the pooling and servicing agreement for the COMM 2018-HOME securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-AB Whole Loans—The Gateway Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Proceeds from The Gateway Whole Loan were used to pay off the existing debt of $337,917,797 that was securitized in two deals by Freddie Mac in 2013, FREMF 2013-K33 and FREMF 2013-K34, fund closing costs of $3,386,930, and return $208,695,272 of equity to The Gateway Borrower.

The Gateway Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Interest
Note A-1-A1	$120,000,000	$120,000,000	COMM 2018-HOME	No(1)
Note A-1-A2	$20,000,000	$20,000,000	DBNY	No
Note A-1-A3	$20,000,000	$20,000,000	MSC 2018-L1	No
Note A-1-A4	$20,000,000	$20,000,000	MSC 2018-L1	No
Note A-1-A5	$10,000,000	$10,000,000	DBNY	No
Note A-1-A6	$7,500,000	$7,500,000	DBNY	No
Note A-1-B	$50,000,000	$50,000,000	Benchmark 2018-B4	No
Note A-2-A	$27,500,000	$27,500,000	BANK 2018-BNK11	No
Note A-2-B	$55,000,000	$55,000,000	BANK 2018-BNK12	No
Note B-1-A	$39,375,000	$39,375,000	Prima Mortgage Investment Trust, LLC	No(1)
Note B-1-B	$39,375,000	$39,375,000	New York State Teachers’ Retirement System	No(1)
Note B-2-A	$13,125,000	$13,125,000	Prima Mortgage Investment Trust, LLC	No(1)
Note B-2-B	$13,125,000	$13,125,000	New York State Teachers’ Retirement System	No(1)
Note C-1	$86,250,000	$86,250,000	Teachers Insurance and Annuity Association of America	Yes(1)
Note C-2	$28,750,000	$28,750,000	Teachers Insurance and Annuity Association of America	Yes(1)
Total	$550,000,000	$550,000,000

(1)	The Gateway Whole Loan is being serviced pursuant to the COMM 2018-HOME pooling and servicing agreement. However, so long as no “control appraisal period” has occurred and is continuing with respect to The Gateway C-Notes, the holder of a majority (by principal balance) of The Gateway C-Notes will be the controlling noteholder and will have the right to approve certain modifications and consent to certain actions taken with respect to The Gateway Whole Loan; however if a control appraisal period has occurred and is continuing with respect to The Gateway C-Notes but not with respect to The Gateway B-Notes, the holder of a majority (by principal balance) of The Gateway B-Notes will be the controlling holder with the rights described above. If a control appraisal period has occurred and is continuing with respect to all subordinate notes, the holder of Note A-1-A1 will be the controlling noteholder with the rights described in the preceding sentence, which rights may be exercised by the controlling class certificate holder (or its representative or any party assigned to exercise the rights of the controlling noteholder under the COMM 2018-HOME pooling and servicing agreement).

The Borrower and Sponsors. The borrower is Golden Gateway Center SPE, LLC, a single purpose Delaware limited liability company with two independent directors (“The Gateway Borrower”). The Gateway Borrower is indirectly owned by three general partners: Prime Property Fund II, L.P., an entity of the Prime Group; C M Golden Gate, Inc., an entity of C M Capital Corporation; and Oakhill Gateway Partners, L.P., an entity of Oak Hill Investments, Inc. (together, “The Gateway Mortgage Loan Sponsors”). There is no non-recourse carveout guarantor for The Gateway Whole Loan and no environmental indemnitor other than The Gateway Borrower.

Prime Group is a real estate platform that owns and manages over $7 billion in assets nationwide. Its subsidiary, Prime Residential, is an owner of multifamily rental communities, with more than 14,000 residential units in its portfolio. C M Capital Corporation is based in Palo Alto, California, and is an investor in real estate and alternative asset classes. Oak Hill Investments, Inc. acts as managing general partner overseeing day-to-day operations of The Gateway Property.

The Property. The Gateway Property is a Class A rent-controlled residential community situated on over 7.7 acres and encompassing four full city blocks in San Francisco, California. The Gateway Property was constructed in two phases from 1965 to 1967 and contains 940,823 SF of rentable living area across 1,254 apartment units in four high-rise buildings and 58 townhouse units in 19 low-rise buildings. The high-rise buildings are comprised of two 22-story structures and two 25-story structures. The low-rise buildings are each two stories and are interspersed among outdoor plazas and pedestrian walkways. The Gateway Property includes subterranean parking garages providing 866 parking spaces (0.69 spaces per apartment unit) and includes a dedicated 1.665-acre park parcel known as Sydney G. Walton Square, which connects to the main portion of The Gateway Property via a sky bridge. The park parcel is required to remain a green belt and is prohibited from any development.

The Gateway Property also features 61,989 SF of ground floor commercial space, which commercial component contributed approximately 4.0% of the 2017 effective gross income at The Gateway Property. As of February 7, 2018, the commercial space was 88.6% leased to 14 tenants at a weighted average base rent of $34.29 PSF. The commercial tenants include Safeway Stores, Inc., which is the San Francisco Financial District’s only full service grocery store, national tenants including Bank of America, Baskin Robbins and Starbucks, and a collection of smaller local tenants including a dentist’s office, cleaners and beauty salon as well as a fitness center operated by an affiliate of The Gateway Borrower.

The Gateway Property offers its tenants controlled access, on-site maintenance and property management, attended security desks in each lobby, video surveillance in common areas, a landscaped courtyard and sundeck, bike racks, storage and parking for rental, as well as discounted fees for access to the on-site fitness center, swim and tennis club. The high rise apartments feature laundry on each floor. The townhome units offer two to four bedroom units, each with a fireplace and raised skylight above the bathrooms. Every unit features a balcony or patio space and a majority of the units have unobstructed city or water views of the San Francisco Bay. Between 2010 and 2018, The Gateway Borrower invested over $21.5 million on exterior, common areas and interior unit renovations.

The residential component at The Gateway Property was 93.9% occupied as of June 30, 2018. The Gateway Property has averaged a 96.6% occupancy rate over the last 15 years and has experienced revenue growth, averaging 4.14% during the past five years, despite being subject to San Francisco’s rent control ordinance. The rent control ordinance does not limit the starting rent on any new lease, but limits any rental increase that a landlord can charge to 60.0% of the annual increase in the consumer price index. There are no low income units at The Gateway Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	The Gateway

The table below shows the high-rise apartment unit mix at The Gateway Property:

The Gateway Apartment Unit Mix
Unit Type	Units	Occupied Units	% Occupied	Average Unit Size (SF)	Total Unit Size (SF)	Average Monthly In-Place Rent per Unit	Average Monthly Asking Rent per Unit	Market Monthly Rent per Unit	Average Monthly In-Place Rent PSF	Average Monthly Asking Rent PSF	Market Monthly Rent PSF
Studio	391	380	97.2%	541	211,682	$2,477	$3,124	$3,000	$4.58	$5.77	$5.55
1BD/1BA	530	522	98.5%	718	380,654	$2,832	$3,475	$3,300	$3.94	$4.84	$4.60
2BD/1BA	159	152	95.6%	908	144,383	$3,501	$4,453	$4,250	$3.86	$4.90	$4.68
2BD/2BA	104	98	94.2%	972	101,060	$3,989	$5,011	$4,900	$4.10	$5.16	$5.04
2BD/2BA PH	4	4	100.0%	1,498	5,991	$6,132	$7,472	$7,500	$4.09	$4.99	$5.01
2BD/2.5BA TH	34	32	94.1%	1,396	47,470	$4,491	$5,789	$5,900	$3.22	$4.15	$4.23
3BD/2BA	4	4	100.0%	1,272	5,086	$4,386	$5,684	$5,700	$3.45	$4.47	$4.48
3BD/2BA PH	4	4	100.0%	1,701	6,803	$5,187	$5,728	$5,850	$3.05	$3.37	$3.44
3BD/2.5BA TH	20	20	100.0%	1,533	30,650	$7,552	$8,285	$8,450	$4.93	$5.40	$5.51
4BD/2.5BA TH	4	4	100.0%	1,761	7,044	$6,366	$6,698	$6,700	$3.62	$3.80	$3.80
Total/Wtd. Avg.	1,254	1,220	97.3%(1)	750	940,823	$3,023	$3,761	$3,652	$4.03	$5.01	$4.87

Source: Appraisal.

(1)	The occupancy figure is sourced from the appraisal dated September 18, 2018. The Gateway Property was 93.9% occupied as of June 30, 2018, based on the 1,254 available residential units.

The Market. The Gateway Property’s primary address is 440 Davis Court in San Francisco, California in the Northeast Waterfront area of the city, just southwest of The Embarcadero, north of the Downtown Financial District and east of the Jackson Square District. The Gateway Property is bound by Battery Street to the west, Drumm Street to the east, Jackson Street to the north and Washington Street to the south. The Gateway Property is accessible from San Francisco’s Bay Bridge, San Francisco International Airport, the Golden Gate Bridge and AT&T Park, home of the San Francisco Giants. There are many forms of public transportation within walking distance of The Gateway Property including the BART (Bay Area Rapid Transit), MUNI Metro, AC Transit and CalTrain.

San Francisco employers include various technology companies. In early 2016, Apple opened an office in the South Financial District with approximately 450 employees. Salesforce employs approximately 6,600 workers in San Francisco, with total employees growing by 12% in 2016 to become the city’s second-largest employer behind Wells Fargo with approximately 8,200 in its San Francisco workforce. Uber has also been increasing its presence in the city, increasing its employee base by 84% to approximately 4,000 in January 2017. San Francisco benefits from its proximity to higher learning institutions such as Stanford University (12,973 employees) and University of San Francisco (9,784 employees) approximately 36 miles and 4 miles, respectively, from The Gateway Property. The 2017 population within a one-, three- and five-mile radius of The Gateway Property was 63,096, 342,432 and 605,258, respectively. The 2017 estimated average household income within a one-, three- and five-mile radius of The Gateway Property was $117,355, $123,267 and $127,739, respectively.

The Gateway Property is located in the Russian Hill / Embarcadero submarket within the greater San Francisco multifamily market, located on the Northeast point of the San Francisco peninsula. The submarket is bound by California Street to the south, Polk Street to the west and extends to the San Francisco Bay in the north and east. According to the appraisal, the 9,853-unit submarket had a vacancy rate of 4.3% in the fourth quarter of 2017, with an average asking rent of $3,313 per unit, down 4.4% and up 0.2% from the third quarter of 2017, respectively. The Gateway Property is also located in the San Francisco Downtown North Submarket within the greater San Francisco retail market. According to the appraisal, the 2,926,371 SF retail submarket had a vacancy rate of 6.1% in the fourth quarter of 2017 with average asking rents of $55.83 PSF (NNN) up from $55.33 in the third quarter of 2017.

The appraisal did not note any new supply recently completed or under construction that will be directly competitive with The Gateway Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	The Gateway

Comparable rental properties to The Gateway Property are shown in the table below:

Comparable Rental Properties
Property, Address	Year Built / Renovated	# Units	Occupancy	Average Unit Size (SF)	Average Monthly In-Place Rent per Unit	Average Monthly In-Place Rent PSF	Distance
The Gateway 440 Davis Court(1), San Francisco, CA	1965 – 1967 / 2010 – 2018	1,254	93.9%(2)	750	$3,023	$4.03	N/A
Filmore Center 1475 Fillmore Street, San Francisco, CA	1989	1,114	97%	753	$3,123	$4.15	2.0 Mi W
Rincon Green Apartments 333 Harrison Street, San Francisco, CA	2013	326	97%	598	$3,459	$5.78	0.7 Mi S
Carmel Rincon 88 Howard Street, San Francisco, CA	1989	320	94%	711	$3,869	$5.44	0.3 Mi S
388 Beale Apartments 388 Beale Street, San Francisco, CA	2000	226	95%	1,111	$4,850	$4.36	0.7 Mi S
Bayside Village 580 Beale Street, San Francisco, CA	1988	862	97%	767	$3,357	$4.37	1.0 Mi S
Soma Square 1 St. Francis Place, San Francisco, CA	1985	410	97%	787	$3,834	$4.87	0.9 Mi S
The Paramount 680 Mission Street, San Francisco, CA	2001	486	97%	797	$4,450	$5.58	0.7 Mi S
NorthPoint 2211 Stockton Street, San Francisco, CA	1967	514	99%	672	$2,716	$4.04	1.0 Mi NW
Total/Wtd. Avg.(3)		4,258	97%	758	$3,515	$4.65

Source: Appraisal.

(1)	The address above represents The Gateway Property’s primary address. The full address for The Gateway Property is 550 & 560 Battery Street, 440 Davis Court, 100 Washington Street, 155 Jackson Street, 405 Davis Court, 200 Washington Street, 99 Jackson Street, 1-9 Boston Ship Plaza, 10-13 & 25-38 Hinckley Walk, 14-24 Whaleship Plaza and 39-58 Ironship Plaza.

(2)	The Gateway Property was 93.9% occupied as of June 30, 2018, based on the 1,254 available residential units.

(3)	Total/Wtd. Avg. statistics exclude The Gateway Property.

Operating History Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The Gateway Property:

Cash Flow Analysis
	2013	2014	2015	2016	2017	7/31/2018 TTM	UW	UW per Unit(1)
Base Rent	$37,937,500(2)	$41,175,884	$43,308,092	$44,970,891	$45,503,069	$46,030,763	$46,030,763	$36,707
Commercial Income	$1,800,200	$1,871,377	$2,004,157	$2,023,910	$1,935,551	$1,950,235	$1,950,235	$1,555
Parking	$1,964,400	$2,019,443	$2,038,759	$2,002,455	$1,898,201	$1,849,472	$1,849,472	$1,475
Other Income(3)	$1,204,100	$1,254,913	$1,393,330	$1,376,571	$1,415,608	$1,336,155	$1,336,155	$1,066
Less Vacancy & Credit Loss	$96,500(2)	$1,618,919	$1,524,918	$2,101,397	$2,524,821	$2,417,251	$2,417,251	$1,928
Effective Gross Income	$42,809,700	$44,702,698	$47,219,420	$48,272,429	$48,227,609	$48,749,375	$48,749,375	$38,875
Total Operating Expenses	$10,274,300	$10,237,030	$10,391,115	$10,606,334	$10,883,334	$10,964,946	$11,332,325	$9,037
Net Operating Income	$32,535,400	$34,465,668	$36,828,305	$37,666,095	$37,344,275	$37,784,429	$37,417,049	$29,838
Capital Expenditures	$0	$0	$0	$0	$0	$0	$313,500	$250
Net Cash Flow	$32,535,400	$34,465,668	$36,828,305	$37,666,095	$37,344,275	$37,784,429	$37,103,549	$29,588

Occupancy %(1)	97.4%	97.1%	97.1%	95.8%	96.7%(4)	93.9%(5)	95.0%
NOI DSCR(6)	2.61x	2.77x	2.96x	3.02x	3.00x	3.03x	3.00x
NCF DSCR(6)	2.61x	2.77x	2.96x	3.02x	3.00x	3.03x	2.98x
NOI Debt Yield(6)	9.9%	10.4%	11.2%	11.4%	11.3%	11.4%	11.3%
NCF Debt Yield(6)	9.9%	10.4%	11.2%	11.4%	11.3%	11.4%	11.2%

(1)	UW per Unit and Occupancy figures above are based on the 1,254 available residential units. The Gateway Property also includes 61,989 SF of ground floor commercial space, 58 townhomes, and 866 garage parking spaces which are not included in the unit count or occupancy figures.

(2)	2013 Base Rent is shown net of vacancy. Vacancy in 2013 was 2.6%.

(3)	Other Income includes utility reimbursements.

(4)	Occupancy as of January 25, 2018.

(5)	Occupancy as of June 30, 2018.

(6)	Debt service coverage ratios and debt yield figures are based on The Gateway Senior Notes and exclude The Gateway Subordinate Companion Loans.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	The Gateway

Escrows and Reserves. During the occurrence and continuance of an event of default, The Gateway Borrower is required to deposit monthly (i) 1/12 of the annual real estate taxes, (ii) 1/12 of the annual capital expenditures and (iii) 1/12 of the estimated annual insurance premiums (unless an acceptable blanket policy is in place), as estimated by the lender.

Lockbox and Cash Management. The Gateway Whole Loan documents require a soft lockbox for rents received from residential tenants and commercial tenants other than Bank of America, National Association and Safeway, Inc., and a hard lockbox for rents received from Bank of America National Association and Safeway, Inc., which amounts are required to be transferred daily to The Gateway Borrower’s operating account unless an event of default has occurred and is continuing. Upon an event of default until the cure of the event of default, transfers to The Gateway Borrower’s operating account are required to cease and sums on deposit in the lockbox account are required to be swept daily into a lender-controlled cash management account and applied to payment of all monthly amounts due under The Gateway Whole Loan documents.

Additional Secured Indebtedness (not including trade debts). The Gateway Property also secures The Gateway Pari Passu Senior Companion Loans, in the aggregate original principal amount of $290,000,000, and The Gateway Subordinate Companion Loans, in the aggregate original principal amount of $220,000,000. The Gateway Pari Passu Senior Companion Loans and The Gateway Subordinate Companion Loans are coterminous with The Gateway Mortgage Loan. The Gateway Pari Passu Senior Companion Loans accrue interest at the same rate as The Gateway Mortgage Loan. The Gateway B-Notes accrue interest at the rate of 4.5000% per annum, and The Gateway C-Notes accrue interest at the rate of 4.9300% per annum. The Gateway Mortgage Loan along with The Gateway Pari Passu Senior Companion Loans are each pari passu in right of payment and together are senior in right of payment to The Gateway Subordinate Companion Loans. The holders of The Gateway Mortgage Loan, The Gateway Pari Passu Senior Companion Loans and The Gateway Subordinate Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on The Gateway Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-AB Whole Loans—The Gateway Whole Loan” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Substitution of Property. Not permitted.

Terrorism Insurance. The Gateway Borrower is required to maintain insurance coverage for perils and acts of terrorism in an amount equal to the full replacement cost of The Gateway Property (plus 24 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering (i) the 12 months following restoration or (ii) the period of time until such income returns to the same level it was at prior to the loss, whichever occurs first), provided that the coverage is commercially available and if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or extension thereof is not in effect, The Gateway Borrower will not be required to pay annual premiums in excess of two times the premium of the required property and rental loss/business interruption insurance (without giving effect to the cost of the terrorism, flood, wind, and/or earthquake components) insuring The Gateway Property. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Plaza Frontenac

Mortgage Loan No. 7 – Plaza Frontenac

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Plaza Frontenac

Mortgage Loan No. 7 – Plaza Frontenac

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Plaza Frontenac

Mortgage Loan No. 7 – Plaza Frontenac

Plaza Frontenac
1701 South Lindbergh Boulevard
Frontenac, MO 63131
Lambert-St. Louis International Airport
Ferguson
Berkeley
Kinloch
Bridgeton
St. Ann
Woodson Terrace
Cool Valley
Maryland Heights
St. John
Bellerive
Bel-Ridge
University of Missouri St. Louis
Bel-Nor
Overland
Vinita Park
Greendale
Pagedale
Chesterfield
Heritage Place
Four Seasons Country Club
Olivette
University City
Monsanto Company
ST. LOUIS COUNTY
Creve Coeur
Bellerive Country Club
St. Luke's Hospital
Maryville University
Missouri Baptist University
Mercy Hospital
Westwood Country Club
Saint Louis Country Club
Ladue
Log Cabin Golf Club
Clayton
Fontbonne College
Concordia Seminary
Washington University
St. Louis Galleria
Richmond Heights
Missouri Baptist Medical Ctr.
St. Louis County Library
Frontenac
Town and Country
Town and Country Crossing
Queeny Park
Old Warson Country Club
Brentwood
Brentwood Square
The Promenade at Brentwood
SSM St. Mary's Health Center
Downtown St. Louis 7 miles
Ballwin
Des Peres
Olympic Oaks Village
Maplewood
Brentwood Plaza
ST. LOUIS
Manchester Highlands Shopping Center
Manchester Meadows
Des Peres Square
West County Center
Glendale
Webster Groves
Sutton Place Shopping Center
St. Luke's Des Peres Hospital
Shrewsbury
MacKenzie Pointe Shopping Center
Kirkwood
Manchester
Greenbriar Hills Country Club
Saint Louis Community College - Meramec
National Museum of Transportation
Kirkwood Commons
Watson Plaza
Greentree Park
Valley Park
Simpson Park
Crestwood
Affton
Grant's Farm
Unger Park
Sunset Hills Plaza
Fenton Logistics Park
North Buder Park
Sunset Hills
Fenton
Fenton Industrial Park
Tapawingo National Golf Course
Concord
Meramec River
MISSOURI
ILLINOIS
St. Charles
St. Peters
O'Fallon
Wentzville
Florissant
Alton
Godfrey
Wildwood
Belleville
Oakville
Arnold
House Springs
Cedar Hill
Barnhart
Waterloo
Columbia
Cahokia
Fenton
Gray Summit

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Plaza Frontenac

Mortgage Loan No. 7 – Plaza Frontenac

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$40,000,000			Location:	Frontenac, MO 63131
Cut-off Date Balance(1):	$40,000,000			General Property Type:	Retail
% of Initial Pool Balance:	4.4%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	General Growth Properties; Canada Pension Plan Investment Board			Year Built/Renovated:	1974/1994
				Size(5):	351,006 SF
Mortgage Rate:	4.4330%			Cut-off Date Balance per SF(1):	$285
Note Date:	7/2/2018			Maturity Date Balance per SF(1):	$285
First Payment Date:	9/1/2018			Property Manager:	General Growth Management, Inc. (borrower-related)
Maturity Date:	8/1/2028
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI:	$10,022,234
IO Period:	120 months			UW NOI Debt Yield(1):	10.0%
Seasoning:	2 months			UW NOI Debt Yield at Maturity(1):	10.0%
Prepayment Provisions(2):	LO (26); DEF (90); O (4)			UW NCF DSCR(1):	2.09x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI:	$9,885,268 (12/31/2017)
Additional Debt Type(1)(3):	Pari Passu			2nd Most Recent NOI:	$9,783,836 (12/31/2016)
Additional Debt Balance(1)(3):	$60,000,000			3rd Most Recent NOI:	$9,496,000 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	96.5% (3/1/2018)
Reserves(4)				2nd Most Recent Occupancy:	95.7% (12/31/2017)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	98.5% (12/31/2016)
RE Tax:	$0	Springing	N/A	Appraised Value (as of):	$210,000,000 (5/20/2018)
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	47.6%
Recurring Replacements:	$0	Springing	N/A	Maturity Date LTV Ratio(1):	47.6%
TI/LC:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$100,000,000	100.0%	Loan Payoff	$52,133,931	52.1%
			Return of Equity	$47,081,971	47.1%
			Closing Costs	$784,098	0.8%
Total Sources:	$100,000,000	100.0%	Total Uses:	$100,000,000	100.0%

(1)	The Plaza Frontenac Mortgage Loan (as defined below) is part of the Plaza Frontenac Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an aggregate original principal amount of $100,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Plaza Frontenac Whole Loan.

(2)	The Plaza Frontenac Whole Loan may also be prepaid in part in the amount of $6,500,000, together with, if prior to the open period, a prepayment fee equal to the greater of 1% of the amount prepaid and a yield maintenance premium, in connection with a release of the Saks parcel. Defeasance of the Plaza Frontenac Whole Loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the last securitization involving any portion of the loan or (ii) July 2, 2021. The assumed lockout period of 26 payments is based on the closing date of this transaction in October 2018. “Release of Property” below.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for a discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The Plaza Frontenac Property (as defined below) is part of a larger retail center which also includes a 135,044 SF non-collateral parcel owned by Neiman Marcus.

The Mortgage Loan. The seventh largest mortgage loan (the “Plaza Frontenac Mortgage Loan”) is part of a whole loan (the “Plaza Frontenac Whole Loan”) evidenced by three pari passu promissory notes in the original principal amount of $100,000,000. The Plaza Frontenac Whole Loan is secured by a first priority fee interest in a retail property in Frontenac, Missouri (the “Plaza Frontenac Property”). The controlling Promissory Note A-1 in the original principal amount of $40,000,000 represents the Plaza Frontenac Mortgage Loan and will be included in the MSC 2018-L1 securitization trust. The non-controlling Promissory Note A-2 in the original principal amount of $40,000,000 was contributed to the BANK 2018-BNK13 securitization trust. The non-controlling Promissory Note A-3 in the original principal amount of $20,000,000 (together with Promissory Note A-2, the “Plaza Frontenac Serviced Pari Passu Companion Loan”) will be contributed to one or more securitizations in the future. The Plaza Frontenac Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2018-L1 securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Plaza Frontenac

Plaza Frontenac Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	MSC 2018-L1	Yes
A-2	$40,000,000	$40,000,000	BANK 2018-BNK13	No
A-3	$20,000,000	$20,000,000	Morgan Stanley Bank, N.A.	No
Total	$100,000,000	$100,000,000

Proceeds of the Plaza Frontenac Whole Loan were used to refinance existing securitized mortgage debt, pay closing costs, and return equity to the Plaza Frontenac Borrower (as defined below).

The Borrower and the Sponsors. The borrower is Plaza Frontenac Acquisition, LLC (the “Plaza Frontenac Borrower”), a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Plaza Frontenac Whole Loan. GGP-CPP Venture, LP is the guarantor of certain nonrecourse carveouts under the Plaza Frontenac Whole Loan. The non-recourse carveout guarantor is the indirect owner of two properties, the Plaza Frontenac Property and the St. Louis Galleria Mall.

The borrower sponsors are General Growth Properties (“GGP”) and Canada Pension Plan Investment Board (“CPPIB”). GGP is an S&P 500 real estate company focused exclusively on owning, managing, leasing, and redeveloping high-quality retail properties throughout the United States. GGP manages 163 properties making up approximately 146 million SF of space across 42 states. CPPIB is a professional investment organization with a commercial, investment-only mandate, as outlined in the CPPIB Act. CPPIB has a 45% interest in the Plaza Frontenac Property and GGP has a 55% interest. GGP previously filed for bankruptcy in 2009 and emerged from bankruptcy in 2013. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus. On August 28, 2018, Brookfield Property Partners L.P (“BPY”) acquired all shares in GGP, Inc. and BPY is a controlled affiliate of Brookfield Asset Management Inc. (“BAM”), a global alternative asset manager that is traded on the New York and Toronto Stock Exchanges.

The Property. The Plaza Frontenac Property is a 351,006 SF anchored retail center comprised of six buildings located in Frontenac, Missouri. Built in 1974 and renovated in 1994, the Plaza Frontenac Property sits on approximately 26.1 acres and is part of a larger shopping center that is comprised of approximately 485,000 SF of retail space, including the separately owned Neiman Marcus (135,044 SF) that sits on approximately 7.5 acres and is not part of the collateral. Neiman Marcus is not party to an operating covenant. Another anchor tenant, Saks Fifth Avenue, was constructed on a ground-leased parcel and contains 125,669 SF (35.8% of the net rentable area and 0.4% of underwritten base rent). The Plaza Frontenac Property contains a total of 2,409 parking spaces (4.96 spaces per 1,000 SF of NRA, including Neiman Marcus). As of March 1, 2018, the Plaza Frontenac Property was 96.5% leased by a mix of 55 national and local retail tenants. No tenant accounts for more than 7.7% of underwritten rent, and apart from Saks Fifth Avenue, no tenant accounts for more than 4.1% of NRA. Comparable inline sales, represented by 34 tenants with at least one full year of sales, were $725 PSF as of the January 2018 TTM period, while four pad site tenants with at least 12 months of operations reported sales of $719 PSF. The Plaza Frontenac Property’s in-line tenants that reported sales reported $71.6 million ($598 PSF), $77.5 million ($647 PSF) and $86.8 million ($725 PSF) in sales for 2015, 2016 and January 2018 TTM, respectively. The Plaza Frontenac Property is as of March 1, 2018 96.5% occupied across all collateral tenants. Historically, overall occupancy at the Plaza Frontenac Property has averaged 97.7% since 2014.

The tenants at the Plaza Frontenac Property have a weighted average remaining lease term of 4.5 years and 67.0% of NRA has been in occupancy for a minimum of five years. Over the past 32 months, there have been five lease renewals at the Plaza Frontenac Property, ranging in size from 2,400 to 12,962 SF, with new yearly rental rates ranging from $40.00 to $74.16 PSF. Each tenant, except for one, renewed at a higher rent. Since December 2014, there have been eight new leases signed at the Plaza Frontenac Property, ranging in size from 654 to 10,055 SF, with yearly rates ranging from $30.36 to $148.50 PSF.

Major Tenants.

Saks Fifth Avenue (125,669 SF, 35.8% of NRA, 0.4% of underwritten rent). Saks Fifth Avenue leases 125,669 SF at the Plaza Frontenac Property. The lease began November 1, 1974, expires November 30, 2023 and has four, 10-year extension options followed by one extension option that expires on the 99th anniversary of the date of the lease. Founded in 1924, Saks Fifth Avenue is an American luxury department store headquartered in New York City. The Saks parcel may be released as described below under “Release of Property.”

Plaza Frontenac Cinema (14,307 SF, 4.1% of NRA, 3.5% of underwritten rent). Plaza Frontenac Cinema leases 14,307 SF at the Plaza Frontenac Property. The lease began May 8, 1998, expires May 7, 2023 and has no renewal options remaining. Plaza Frontenac Cinema is owned by Landmark Theatres, which was founded in 1974 and has grown to 52 theaters, 252 screens in 27 markets.

Pottery Barn (12,962 SF, 3.7% of NRA, 7.4% of underwritten rent). Pottery Barn leases 12,962 SF at the Plaza Frontenac Property. The lease began February 1, 2017, expires January 31, 2029 and has no renewal options remaining. Pottery Barn is a multi-channel retailer with an e-commerce site, catalogs and brick-and-mortar stores established in 1949. Pottery Barn Kids/PB Teen leases 12,000 SF at the Plaza Frontenac Property. The lease began November 28, 2006, and expires November 30, 2021. Pottery Barn Kids/PB Teen is a subsidiary of Pottery Barn and was launched in 2003.

Mitchell Gold + Bob William (10,055 SF, 2.9% of NRA, 3.6% of underwritten rent). Mitchell Gold + Bob William leases 10,055 SF at the Plaza Frontenac Property. The lease began November 2, 2014, expires November 30, 2024 and has one, five-year extension option. Founded in 1989 in Taylorsville, North Carolina, Mitchell Gold + Bob William is a luxury department store focused on comfort. Mitchell Gold + Bob William has grown to a team of over 700 people with stores both in the United States and overseas.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Plaza Frontenac

The following table presents certain information relating to the major tenants at the Plaza Frontenac Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	% of SF	Annual U/W Base Rent PSF(3)	Annual U/W Rent	% of Annual U/W Rent	1/31/2018 TTM Sales PSF	1/31/2018 TTM Occupancy Cost(4)	Lease Expiration Date

Anchor Tenant
Saks Fifth Avenue	NR/NR/NR	125,669	35.8%	$0.28	$35,187	0.4%	$209	2.5%	11/30/2023
Total Anchor Tenant		125,669	35.8%	$0.28	$35,187	0.4%

Major Tenants
Plaza Frontenac Cinema	NR/NR/NR	14,307	4.1%	$23.00	$329,061	3.5%	$166	25.4%	5/7/2023
Pottery Barn	NR/NR/NR	12,962	3.7%	$54.11	$701,374	7.4%	$504	11.9%	1/31/2029
Pottery Barn Kids/PB Teen	NR/NR/NR	12,000	3.4%	$14.18	$170,160	1.8%	$206	11.7%	11/30/2021
Mitchell Gold+Bob William	NR/NR/NR	10,055	2.9%	$34.33	$345,188	3.6%	$168	23.2%	11/30/2024
Major Tenants Total		49,324	14.1%	$31.34	$1,545,783	16.3%

In-line Tenants
Stonewater Spa	NR/NR/NR	9,141	2.6%	$38.26	$349,735	3.7%	$283	15.5%	7/31/2023
Talbots	NR/NR/B-	9,140	2.6%	$79.91	$730,377	7.7%	$384	26.4%	3/31/2024
Williams Sonoma	NR/NR/NR	8,670	2.5%	$43.67	$378,619	4.0%	$375	13.3%	1/31/2029
Tiffany & Co.	BBB+/ Baa2/ BBB+	4,750	1.4%	$93.14	$442,415	4.7%	$1,228	9.3%	9/30/2022
Louis Vuitton	NR/NR/A+	4,000	1.1%	$104.89	$419,560	4.4%	$2,724	4.9%	7/31/2024
Athleta	NR/NR/NR	3,756	1.1%	$84.43	$317,116	3.3%	$1,547	8.6%	5/31/2023
In-line Tenants Total		39,457	11.2%	$66.85	$2,637,822	27.8%

Other Tenants		124,341	35.4%	$42.30	$5,259,560	55.5%
Occupied Total		338,791	96.5%	$27.98	$9,478,352	100.0%

Vacant Space		12,215	3.5%
Collateral Total		351,006	100.0%

(1)	Information is based on the underwritten rent roll dated March 1, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual U/W Base Rent includes contractual rent steps equal to $296,073 through June 30, 2019.

(4)	Occupancy Cost is based on the Annual UW Base Rent as of the March 1, 2018 rent roll, underwritten reimbursements and overage rent divided by sales as of January 31, 2018.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Plaza Frontenac

The following table presents certain information relating to the lease rollover at the Plaza Frontenac Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	6	19,983	$37.89	5.7%	5.7%	$757,100	8.0%	8.0%
2019	10	29,475	$21.00	8.4%	14.1%	$619,049	6.5%	14.5%
2020	4	6,795	$52.38	1.9%	16.0%	$355,927	3.8%	18.3%
2021	5	28,213	$24.76	8.0%	24.1%	$698,607	7.4%	25.6%
2022	8	19,809	$60.34	5.6%	29.7%	$1,195,259	12.6%	38.3%
2023	5	154,186	$7.21	43.9%	73.6%	$1,111,893	11.7%	50.0%
2024	7	34,234	$64.98	9.8%	83.4%	$2,224,384	23.5%	73.5%
2025	2	6,601	$38.46	1.9%	85.3%	$253,902	2.7%	76.1%
2026	3	4,194	$97.69	1.2%	86.5%	$409,724	4.3%	80.5%
2027	3	7,927	$66.65	2.3%	88.7%	$528,302	5.6%	86.0%
2028	1	5,742	$42.53	1.6%	90.4%	$244,212	2.6%	88.6%
2029 & Beyond	2	21,632	$49.93	6.2%	96.5%	$1,079,993	11.4%	100.0%
Vacant	0	12,215	$0.00	3.5%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	56	351,006	$27.98	100.0%		$9,478,352	100.0%

(1)	Information is based on the underwritten rent roll dated March 1, 2018.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Plaza Frontenac Property is located south of Interstate 64 at the corner of Lindbergh Boulevard and Clayton Road in Frontenac, St. Louis County, Missouri. Lambert St. Louis International Airport is a medium-hub airport owned and operated by the city of St. Louis. Airport traffic has continued to improve, with 14.7 million travelers in 2017, a level not seen since 2007. In addition, the Plaza Frontenac Property is located near four interstate highways and home to six Class I railroads.

The Plaza Frontenac Property is located in the St. Louis metropolitan area. According to a third-party report, the second quarter of 2018’s overall retail vacancy rate for the St. Louis retail market was approximately 5.0%, while the market rental rate was approximately $15.11 per SF. According to a third-party report, there were 707,036 SF of retail under construction during the second quarter of 2018 in the St. Louis metropolitan area. The Plaza Frontenac Property is located in the Mid County retail submarket, which contains approximately 10.0% of the St. Louis metropolitan area SF retail inventory. The Mid County retail submarket had a vacancy rate of 3.2% and a market rental rate of $24.73 PSF. As of the second quarter of 2018, the Mid County retail submarket had approximately 171,007 SF under construction.

According to the appraisal, the 2017 estimated population within a one-, three- and five-mile radius is 2,647, 51,096 and 200,410, respectively. The 2017 estimated average household income within a one-, three- and five-mile radius is $234,521, $173,378 and $127,681, respectively.

The following table presents certain competitive properties to the Plaza Frontenac Property:

Competitive Property Summary
Property Name/Location	Distance from Subject	Year Built/Year Renovated	Total GLA (SF)	Anchor Tenants	Occupancy
St. Louis Galleria(1) 1155 St. Louis Galleria Blvd. Richmond Heights, MO	5 miles	1986/2006	1,182,625	Nordstrom Dillard’s Macy’s	99.4%

West County Center 80 West County Center Des Peres, MO	5 miles	1969/2002	1,211,996	Macy’s Nordstrom JCPenney	98.0%
Chesterfield Mall 30 Chesterfield Mall Dr. Chesterfield, MO	10 miles	1976/2006	1,283,503	Dillard’s Macy’s Sears	92.1%
South County Center 85 So. County Center Way St. Louis, MO	15 miles	1963/2002	884,714	Dillard’s Macy’s JCPenney Sears	96.1%

Source: Appraisal

(1)	St. Louis Galleria is also owned by the Plaza Frontenac Property non-recourse carveout guarantor.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Plaza Frontenac

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Plaza Frontenac Property:

Cash Flow Analysis
	2014	2015	2016	2017	UW	UW PSF
Base Rent	$8,228,539	$8,955,305	$9,254,390	$9,286,610	$9,478,352	$27.00
Overage Rent/Percent in Lieu(1)	$378,419	$320,202	$259,092	$485,173	$691,837	$1.97
Specialty Leasing/Other	$417,929	$315,454	$336,495	$327,190	$327,190	$0.93
Reimbursements	$4,194,855	$4,155,651	$4,109,736	$4,014,103	$3,797,107	$10.82
Other Income(2)	$9,568	$8,689	$5,458	$5,000	$5,000	$0.01
Effective Gross Income	$13,229,309	$13,755,300	$13,965,170	$14,118,075	$14,299,486	$40.74
Total Operating Expenses	$4,368,811	$4,259,300	$4,181,335	$4,232,807	$4,277,252	$12.19
Net Operating Income	$8,860,498	$9,496,000	$9,783,836	$9,885,268	$10,022,234	$28.55
Replacement Reserves	$0	$0	$0	$0	$52,651	$0.15
TI/LC	$0	$0	$0	$0	$578,000	$1.65
Net Cash Flow	$8,860,498	$9,496,000	$9,783,836	$9,885,268	$9,391,583	$26.76

Occupancy %	98.6%	98.0%	98.5%	95.7%	96.5%(3)
NOI DSCR(4)	1.97x	2.11x	2.18x	2.20x	2.23x
NCF DSCR(4)	1.97x	2.11x	2.18x	2.20x	2.09x
NOI Debt Yield(4)	8.9%	9.5%	9.8%	9.9%	10.0%
NCF Debt Yield(4)	8.9%	9.5%	9.8%	9.9%	9.4%

(1)	UW Overage Rent/Percent in Lieu is comprised of $446,065 of overage rent and $245,772 of percentage in lieu.

(2)	Other Income includes gift card revenue and non-tenant revenue.

(3)	UW Occupancy is as of March 1, 2018.

(4)	Debt service coverage ratios and debt yields are based on the Plaza Frontenac Whole Loan.

Escrows and Reserves. During the continuance of a Cash Management Period (as defined below), the Plaza Frontenac Borrower is required to deposit monthly into escrow 1/12 of the annual estimated real estate tax payments and 1/12 of the annual estimated insurance premiums (unless an acceptable blanket insurance policy is in place and evidence is delivered to lender of the timely payment of insurance premiums). During the continuance of a Cash Management Period, the Plaza Frontenac Borrower is required to deposit monthly $7,294 into a capital expenditure reserve; provided that such deposit is not required at any time the amount on deposit in such reserve equals or exceeds $87,527. During the continuance of a Cash Management Period, the Plaza Frontenac Borrower is required to deposit monthly $29,176 into a tenant improvements and leasing commissions reserve; provided that such deposit is not required at any time the amount on deposit in such reserve equals or exceeds $350,110. If a Cash Management Period is no longer continuing, all funds in the tax and insurance escrows, capital expenditure reserve and tenant improvements and leasing commissions reserve are required to be released to the Plaza Frontenac Borrower.

A “Cash Management Period” means a period (i) commencing upon an event of default under the Plaza Frontenac Whole Loan and ending if such event of default is thereafter cured or waived or (ii) commencing upon a determination that the net operating income debt yield is less than 7.75% and ending upon the net operating income debt yield being equal to or in excess of 7.75% for two consecutive calendar quarters.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Plaza Frontenac Whole Loan. The Plaza Frontenac Borrower is required to notify and advise each tenant, other than tenants under leases or licenses having a maximum term of one year (“Seasonal Leases”), to send rent payments directly to the lockbox account. In addition, the Plaza Frontenac Borrower is required to deposit into the lockbox account all rents or other revenue received by it from the Plaza Frontenac Property within two business days after receipt. The Plaza Frontenac Whole Loan has springing cash management (i.e., cash management is required only after the initial occurrence and during the continuance of a Cash Management Period). Provided a Cash Management Period is not continuing, funds in the lockbox account are required to be transferred to an account designated by the Plaza Frontenac Borrower. Upon the first occurrence of a Cash Management Period, the Plaza Frontenac Borrower is required to establish a lender-controlled cash management account. During the continuance of a Cash Management Period, funds in the lockbox account are required to be transferred on each second business day to such lender-controlled cash management account and applied on each monthly payment date (i) to make deposits into the tax and insurance escrows as described above under “Escrows and Reserves”, (ii) to pay debt service on the Plaza Frontenac Whole Loan, (iii) if no event of default is continuing with respect to the Plaza Frontenac Whole Loan as to which the lender has taken an Enforcement Action (as defined below) to pay (1) the greater of (x) operating expenses and capital expenditures set forth in the approved annual budget or (y) the actual amount of such expenses for the related calendar month (but not in excess of 110% of the budgeted amount unless reasonably approved by the lender), and (2) extraordinary expenses approved by the lender, (iv) to fund the required deposits to the capital expenditures reserve and tenant improvements and leasing commissions reserve, as described above under “Escrows and Reserves”, and (v) to pay any remainder (1) if no Cash Sweep Period (as defined below) is continuing, to the operating account of the Plaza Frontenac Borrower, and (2) otherwise, into an excess cash flow account to be held by the lender as additional security for the Plaza Frontenac Whole Loan during the continuance of the Cash Sweep Period (provided that amounts in such account may be used on subsequent monthly payment dates to make the payments set forth in clauses (i) through (iv) above). An “Enforcement Action” means any initiation by the lender of foreclosure proceedings or proceedings for the appointment of a receiver (or the initiation by the lender of any judicial action in respect of the promissory notes as a predicate to any such proceedings).

Notwithstanding the preceding requirements, Non-Core Income is not required to be deposited into the lockbox account. “Non-Core Income” means (i) certain de minimis amounts of rents received directly by the Plaza Frontenac Borrower from miscellaneous revenue items such as holiday photos and change retrieved from fountains (but does not include rent from Seasonal Leases) and (ii) certain rents generated pursuant to multi-property sponsorship and advertising programs which are directly attributable to the Plaza Frontenac Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Plaza Frontenac

A “Cash Sweep Period” means a period (i) commencing upon an event of default under the Plaza Frontenac Whole Loan and ending if such event of default is thereafter cured or waived or (ii) commencing upon a determination that the net operating income debt yield is less than 7.00% and ending upon the net operating income debt yield being equal to or in excess of 7.00% for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. The Plaza Frontenac Borrower has the right to obtain the release of the parcel (or substantially all of such parcel) leased to the Saks Fifth Avenue anchor (the “Saks Parcel”) upon transfer of such parcel to a Pre-Approved Saks Parcel Transferee (as defined below) or another non-borrower-affiliated transferee reasonably approved by the lender, upon prepayment of a release price equal to $6,500,000, together with, prior to the open period, a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium. The right to obtain such release is subject to certain conditions, including but not limited to: (i) at the time of the release, the improvements on the Saks Parcel are not then occupied and open for business with the public (unless (1) the proposed release is in conjunction with a sale to Saks Inc. or an affiliate, (2) the Saks lease is within six months of expiring pursuant to its terms, and (3) Saks Inc. has communicated to the borrower that the fee simple acquisition of the Saks Parcel is a condition to its continuing operation at the Plaza Frontenac Property); (ii) the transferee enters into a reciprocal easement agreement (“REA”) with the borrower on terms reasonably acceptable to the lender, including a prohibition on the owner of the Saks Parcel leasing or offering to lease any space at the Saks Parcel to tenants leasing space at the remaining Mortgaged Property and a requirement that substantially all of the Saks Parcel be operated by no more than a single user for a period of ten years after release, (iii) compliance with separate legal parcel and tax lots requirements, (iv) the Saks Parcel is not necessary for zoning, parking, other legal requirements, access, driveways or utilities (or if it is necessary, an REA is entered into which allows the use of the Saks Parcel for the necessary purpose), (v) if the release is expected to materially adversely affect lender’s rights under the title insurance policy (other than as to the Saks Parcel), updated title endorsements, (vi) compliance with leases, REAs, and similar agreements affecting the Mortgaged Property, and the release does not trigger any co-tenancy not already arising from vacancy of the Saks Parcel or other extrinsic circumstance and (vii) compliance with REMIC related conditions. Saks Fifth Avenue represents approximately 35.8% of the NRA and 0.4% of the underwritten annual rent at the Plaza Frontenac Property and has a lease expiration on November 30, 2023.

“Pre-Approved Saks Parcel Transferee” means a national department store of one of the following classifications: (i) luxury, (ii) upscale, or (iii) middle-market, but in no event including any discount store or off-price retailer.

The Plaza Frontenac Borrower may also obtain the release of (x) one or more vacant, non-income producing and unimproved parcels (including “air rights” parcels) or outlots, and (y) previously acquired Plaza Frontenac Expansion Parcels (as defined below), in connection with a transfer to a third party and the development of the Plaza Frontenac Property, without prepayment or defeasance, upon satisfaction of the following conditions, among others: (i) the borrower delivers to the lender (a) evidence that (1) the release parcel is not necessary to the use or operation of, and may be readily separated without material diminution in value of, the Plaza Frontenac Property, (2) compliance with separate legal parcel and tax lot requirements and other legal requirements, (3) the release parcel is not necessary for zoning, parking, other legal requirements, access, driveways or utilities (or if necessary, an REA is entered into which allows the use of the release parcel for the necessary purpose), (b) if the release would reasonably be expected to materially adversely affect lender’s rights under its title insurance policy as to the remaining property, updated title endorsements, and (c) any required approvals of third parties holding interests in the Plaza Frontenac Property, (ii) such release is in compliance with leases and other agreements affecting the Plaza Frontenac Property, (iii) except in the case of release of a previously acquired Expansion Parcel or if the rating agencies waive review or fail to respond within 30 days of a request, rating agency confirmation is obtained and (iv) compliance with REMIC related conditions.

Addition of Property. The Plaza Frontenac Borrower also has the right to acquire one or more parcels of land, together with the improvements thereon, that constitute an integral part of, adjoin to, or are proximately located near, the related shopping center (each a “Plaza Frontenac Expansion Parcel”); provided that the following conditions, among others, are satisfied: (i) the Plaza Frontenac Borrower acquires fee simple or leasehold title to the Plaza Frontenac Expansion Parcel and (ii) the Plaza Frontenac Borrower delivers (a) an officer’s certificate regarding certain property-related representations as to the Plaza Frontenac Expansion Parcel (subject to title exceptions), (b) a mortgage, assignment of leases and UCC-1 financing statements (“Substitute Loan Documents”) with respect to the Plaza Frontenac Expansion Parcel, and a title insurance policy or endorsement insuring the lien of the Substitute Loan Documents as a first mortgage lien, subject to permitted encumbrances and standard exceptions, (c) evidence of authority to complete the acquisition and an enforceability opinion as to the Substitute Loan Documents (unless they amend existing loan documents), (d) an environmental report, and if the report shows any hazardous substance, the cost of remediation of which is reasonably likely to exceed $6,300,000 for such individual Plaza Frontenac Expansion Parcel (the “Threshold Amount”), either a deposit of 125% of the estimated remediation cost or an Additional Indemnity (as defined below), (e) if the Plaza Frontenac Expansion Parcel is improved, a property condition report indicating that it is in good condition and free of damage, or if any repairs are recommended which are estimated to exceed the Threshold Amount, either a deposit of 125% of the estimated repair cost or an Additional Indemnity and (f) evidence that the Plaza Frontenac Expansion Parcel constitutes or will constitute a separate tax lot or part of a tax lot that is part of the existing property.

An “Additional Indemnity” means an indemnity for the specified costs from GGP, Inc., an affiliate thereof, or a qualified transferee (as defined in the loan documents), each of which satisfies certain requirements in the loan documents.

Substitution of Property. The Plaza Frontenac Borrower may also obtain the release of one or more portions of the Plaza Frontenac Property (each an “Exchange Parcel”) in exchange for the acquisition and encumbrance by the loan documents of a substitute parcel (each a “Substitute Parcel”), provided that the following conditions, among others, are satisfied: (i) the Exchange Parcel is vacant, non-income producing and unimproved, (ii) the conditions set forth in clauses (i) and (ii) of the first sentence under “Addition of Property” above are satisfied with respect to the Substitute Parcel (provided that the separate tax parcel condition will also apply to the Exchange Parcel), (iii) the Exchange Parcel is conveyed to a person other than the Plaza Frontenac Borrower, (iv) the Substitute Parcel is at or adjacent to the related shopping center and reasonably equivalent in value to the Exchange Parcel, as established by a letter of value from an appraiser, (v) if the Substitute Parcel is ground leased, the ground lease and estoppel satisfies all of the then-current criteria of S&P for financeable ground leases, (vi) compliance with REMIC related conditions and (vii) rating agency confirmation is obtained.

Terrorism Insurance. The Plaza Frontenac Borrower is required to obtain all risk and business income insurance against acts of terrorism to the extent such insurance is available in an amount determined by the lender (but in no event more than an amount equal to the sum of 100% of the full replacement cost and 18 months of business income insurance); provided that so long as the Terrorism Risk Insurance Act of 2002 (as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015) (“TRIPRA”) is in effect (or any extension thereof or other federal government program with substantially similar protection), the lender is required to accept terrorism insurance which covers “covered acts” (as defined

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Plaza Frontenac

by such statute or other program), as full compliance with the foregoing, so long as such statute or other program covers both domestic and foreign acts of terrorism. If TRIPRA or such other program is not in effect, the Plaza Frontenac Borrower is not required to pay insurance premiums with respect to terrorism insurance in excess of the Terrorism Cap (defined below).

“Terrorism Cap” means two times the amount of the then-current annual insurance premiums payable by the Plaza Frontenac Borrower for the property and business income insurance policies required under the Plaza Frontenac Whole Loan documents (excluding the earthquake and terrorism components of such insurance premiums) on a stand-alone basis. See “Risk Factors— Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	5 Cuba Hill Road

Mortgage Loan No. 8 – 5 Cuba Hill Road

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	5 Cuba Hill Road

Mortgage Loan No. 8 – 5 Cuba Hill Road

5 Cuba Hill Road
5 Cuba Hill Road
Greenlawn, NY 11740
Long Island Sound
Caumsett State Park
Eatons Neck
Northport Bay
Huntington Bay
Vanderbilt Museum and Planetarium
Huntington Bay
Centerport
Northport
Fort Salonga
Lloyd Harbor
Cold Spring Harbor
Huntington Crescent Club
Halesite
Huntington Hospital
Huntington Country Club
Huntington
Northport VA Medical Center
East Northport
Kings Park
Cove Neck
Greenlawn
Greenlawn Plaza
Cold Spring Harbor Laboratory
Cold Spring Harbor
Laurel Hollow
Commack
Huntington Station
Elwood
Berkley Jackson County Park
Huntington Square
Smithtown
Stillwell Woods Park
Oheka Castle
Cold Spring Country Club
South Huntington
Suffolk County
Woodbury
West Hills
Oyster Bay GC
Walt Whitman Shops
Woodbury Village
West Hills County Park
Northern State Pkwy
Dix Hills
Commack Commons
Riverhead 34 miles
N.Y. City 35 miles
Melville Mall
The Five Towns College
LIU-Brentwood Campus
Manetto Hill Park
Long Island Expwy
Brentwood
Plainview
Nassau County
Pine Ridge Conservation Area
Melville
Strathmore Park
North Shore Univ. Hospital at Plainview
Museum of American Armor
Deer Park
North Bay Shore
Old Bethpage
Wheatley Heights
Tanger Outlets Deer Park
Bethpage State Park
Farmingdale State College
Bethpage
East Farmingdale
Wyandanch
Bethpage State Park Golf Course
Republic Airport
Colonial Springs GC
North Babylon
Bay Shore
LIRR Port Jefferson Line
LIRR Ronkonkoma Line
Connecticut
Stamford
Norwalk
Long Island Sound
New Rochelle
Long Island
N.Y. City
Queens
Hempstead
Levittown
Brentwood
Atlantic Ocean

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	5 Cuba Hill Road

Mortgage Loan No. 8 – 5 Cuba Hill Road

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Single Asset
Original Balance:	$38,100,000			Location:	Greenlawn, NY 11740
Cut-off Date Balance:	$38,100,000			General Property Type:	Mixed Use
% of Initial Pool Balance:	4.2%			Detailed Property Type:	Office & Industrial
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Joseph Simone			Year Built/Renovated:	1954, 1962, 1966/2018
Mortgage Rate:	5.1900%			Size:	199,128 SF
Note Date:	9/27/2018			Cut-off Date Balance per SF:	$191
First Payment Date:	11/1/2018			Maturity Date Balance per SF:	$159
Maturity Date:	10/1/2028			Property Manager:	Hutch Management LLC
Original Term to Maturity:	120 months				(borrower related)
Original Amortization Term:	360 months
IO Period:	0 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI:	$3,577,944
Prepayment Provisions:	LO (24); DEF (90); O (6)			UW NOI Debt Yield:	9.4%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield at Maturity:	11.3%
Additional Debt Type:	N/A			UW NCF DSCR:	1.37x
Additional Debt Balance:	N/A			Most Recent NOI(2):	N/A
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(2):	N/A
Reserves(1)				3rd Most Recent NOI(2):	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy:	87.7% (7/31/2018)
RE Tax:	$140,850	$23,475	N/A	2nd Most Recent Occupancy(2):	N/A
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy(2):	N/A
Recurring Replacements:	$4,149	$4,149	$150,000	Appraised Value (as of):	$59,600,000 (8/17/2018)
TI/LC:	$309,956	$9,956	Springing	Cut-off Date LTV Ratio:	63.9%
Other:	$600,000	Springing	Various	Maturity Date LTV Ratio:	53.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$38,100,000	100.0%	Loan Payoff:	$29,244,354	76.8%
			Reserves:	$1,054,954	2.8%
			Closing Costs:	$525,133	1.4%
			Return of Equity:	$7,275,559	19.1%
Total Sources:	$38,100,000	100.0%	Total Uses:	$38,100,000	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve information.

(2)	Historical NOI and Occupancy are not available for the 5 Cuba Hill Road Property (as defined below) due to its purchase in December 2015 and the subsequent full renovation of two of the four collateral buildings. Following the renovation, the two buildings were turned over to Mount Sinai (as defined below) whose rent commenced on March 1, 2018 and which represents 84.9% of the underwritten base rent. See “The Property” below for additional details.

The Mortgage Loan. The eighth largest mortgage loan (the “5 Cuba Hill Road Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $38,100,000 and secured by a first priority fee mortgage encumbering a mixed-use office and industrial property located in Greenlawn, New York on Long Island (the “5 Cuba Hill Road Property”). Proceeds of the 5 Cuba Hill Road Mortgage Loan were used to refinance prior debt secured by the 5 Cuba Hill Road Property, fund reserves, pay closing costs and return equity to the 5 Cuba Hill Road Borrower (as defined below).

The Borrower and the Sponsors. The borrower is 5 Cuba Hill Owner LLC (the “5 Cuba Hill Road Borrower”), a single-purpose Delaware limited liability company, with two independent directors. The sponsor and non-recourse carveout guarantor is Joseph Simone, the president of Simone Development Companies (“Simone”), a privately held real estate investment company engaged in the acquisition, development and management of commercial, healthcare, industrial, retail and residential properties. Simone owns and manages more than 100 commercial properties within a 75-mile radius of New York City containing more than 5 million SF.

The Property. The 5 Cuba Hill Road Property consists of four buildings containing 199,128 SF identified as buildings 2, 3, 4 and 5 and located on a 17.7-acre site in Greenlawn, New York, in Suffolk County on Long Island. Buildings 2 and 3 are single story industrial buildings built in 1954 and 1962, respectively, and are 100% occupied by BAE Systems Information (“BAE”). Building 4 is a single story medical office building originally constructed in 1962 and interconnected to building 5 which is a two-story medical office building originally constructed in 1966. The 5 Cuba Hill Road Property was purchased from BAE by a Simone subsidiary which leased 100% of the space back to BAE. Upon BAE’s lease expiration and vacation from buildings 4 and 5, Simone commenced a full renovation of the two buildings which was completed in 2018 and 80,000 SF of Class A medical office space was delivered to the Icahn School of Medicine at Mt. Sinai (“Mount Sinai”). Simone invested approximately $16.18 million in renovations to the 5 Cuba Hill Road Property, of which approximately $7.35 million was for tenant improvements.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	5 Cuba Hill Road

The two BAE industrial buildings are finished with small lobby areas, offices, testing rooms, manufacturing space and storage. The two Mount Sinai medical office buildings include patient and doctor offices, a large reception area, testing/treatment rooms, meeting rooms and a cafeteria. The 5 Cuba Hill Road Property has 946 surface parking spaces for a parking ratio of 4.75 spaces per 1,000 SF.

The 5 Cuba Hill Road Property is on Long Island approximately 40 miles east of Manhattan and situated off Cuba Hill Road approximately 0.2 miles east of the Greenlawn central business district and the Greenlawn station of the Long Island Rail Road, a commuter railroad connecting Long Island to Penn Station in Manhattan. The area surrounding the 5 Cuba Hill Road Property is fully developed with limited vacant land available and is comprised of single family homes, free standing commercial buildings and street level retail. The 5 Cuba Hill Road Property is approximately 2.3 miles southeast of Highway 25A, approximately 2.3 miles north of Highway 25 and 7.9 miles northwest of Interstate 495. The Huntington Hospital is approximately 2.0 miles to the northwest.

Major Tenants.

BAE (94,625 SF, 47.5% of NRA, 15.1% of underwritten base rent; rated BBB/Baa2/BBB by Fitch/Moody’s/S&P). BAE (LSE: BA.L) is a United Kingdom-based international defense, aerospace and security company. BAE derives its revenue from the design, manufacture and support of military and commercial aircraft and missiles (55%); warships, submarines and marine weapons systems (25%); tracked and amphibious combat vehicles and artillery systems (15%) and providing cyber, intelligence, and security services to governments and commercial enterprises (5%). BAE employs approximately 83,200 people worldwide including approximately 29,100 in the United States and operates a regional headquarters building across the street from the 5 Cuba Hill Road Property at 450 Pulaski Road. BAE reported 2017 revenues of approximately £18.3 billion, underlying EBITA of approximately £2.0 billion, cash flow from operations of approximately £1.9 billion and profit of approximately £884 million. BAE leases two buildings at the 5 Cuba Hill Road Property. Building 3 totals 48,450 SF, has a lease expiration of November 30, 2025, two five-year renewal options with 18 months’ notice and no termination options. Building 2, which abuts Cuba Hill Road and lies at the entrance to the 5 Cuba Hill Road Property, totals 46,175 SF, has a lease expiration of November 30, 2020, two one-year renewal options with six months’ notice and no termination options.

Mount Sinai (80,000 SF, 40.2% of NRA, 84.9% of underwritten base rent; rated A/A3/A- by Fitch/Moody’s/S&P). Mount Sinai Health System is New York City’s largest integrated medical services system including approximately 6,600 primary and specialty care physicians, seven hospital campuses, the Icahn School of Medicine, a network of 10 joint-venture ambulatory surgery centers, more than 140 ambulatory practices throughout the greater New York region and in Florida and 31 affiliated community health centers. The Mount Sinai Hospital is ranked in the top 20 U.S. Hospitals by a news magazine analysis. The Icahn School of Medicine is ranked in the top 20 best medical schools by the same news magazine’s analysis, in the top 10 most innovative research institutions by a scientific journal and is the 13th largest recipient of funding from the National Institutes of Health. Mount Sinai consolidated three Huntington, New York offices totaling approximately 60,000 SF into their 80,000 SF space at the 5 Cuba Hill Road Property and placed approximately 60 physicians and 250 additional employees at the facility. At the 5 Cuba Hill Road Property, Mount Sinai provides more than 20 medical specialties, an advanced imaging center offering PET and CAT scans, digital x-rays, and wide-bore MRI, a Women’s Center, an on-site laboratory, an infusion center and extended morning, evening and Saturday office hours. Mount Sinai has a lease expiration of February 29, 2048 with no renewal options and no termination options.

The following table presents certain information relating to the leases at the 5 Cuba Hill Road Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	Annual UW Base Rent PSF(3)	% of Total Annual UW Base Rent	Lease Expiration
Tenants
BAE(4)	BBB/Baa2/BBB	94,625	47.5%	$622,190	$6.58	15.1%	Various
Mount Sinai(5)	A/A3/A-	80,000	40.2%	$3,484,720	$43.56	84.9%	2/29/2048
Subtotal/Wtd. Avg.		174,625	87.7%	$4,106,910	$23.52	100.0%
Vacant Space		24,503	12.3%	$0	$0.00	0.0%
Total/Wtd. Avg.		199,128	100.0%	$4,106,910	$23.52	100.0%
(1)	Information is based on the underwritten rent roll dated July 31, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	BAE occupies the 5 Cuba Hill Road Property under two leases. One lease is for 48,450 SF with a lease expiration of November 30, 2025 and the second lease is for 46,175 SF with a lease expiration of November 30, 2020. Annual UW Base Rent and Annual UW Base Rent PSF for BAE include contractual rent steps for BAE through December 2018 totaling $9,544.

(5)	Annual UW Base Rent and Annual UW Base Rent PSF for Mount Sinai includes $444,720 of straight-line contractual rent during the loan term.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	5 Cuba Hill Road

The following table presents certain information relating to the lease rollover schedule at the 5 Cuba Hill Road Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Base Rent PSF Rolling(2)(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling(2)	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	1	46,175	$5.00	23.2%	23.2%	$230,875	5.6%	5.6%
2021	0	0	$0.00	0.0%	23.2%	$0	0.0%	5.6%
2022	0	0	$0.00	0.0%	23.2%	$0	0.0%	5.6%
2023	0	0	$0.00	0.0%	23.2%	$0	0.0%	5.6%
2024	0	0	$0.00	0.0%	23.2%	$0	0.0%	5.6%
2025	1	48,450	$8.08	24.3%	47.5%	$391,315	9.5%	15.1%
2026	0	0	$0.00	0.0%	47.5%	$0	0.0%	15.1%
2027	0	0	$0.00	0.0%	47.5%	$0	0.0%	15.1%
2028	0	0	$0.00	0.0%	47.5%	$0	0.0%	15.1%
2029 & Beyond	1	80,000	$43.56	40.2%	87.7%	$3,484,720	84.9%	100.0%
Vacant	0	24,503	$0.00	12.3%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	3	199,128	$23.52	100.0%		$4,106,910	100.0%
(1)	Information is based on the underwritten rent roll dated July 31, 2018.

(2)	Total UW Base Rent Rolling and UW Base Rent PSF Rolling includes contractual rent steps for BAE through December 2018 totaling $9,544 and straight-line rent for Mount Sinai totaling $444,720.

(3)	Total/Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The 5 Cuba Hill Road Property is located at 5 Cuba Hill Road in Greenlawn, New York in Suffolk County on Long Island which is part of the larger New York-Newark-Bridgeport core based statistical area. Long Island is approximately 1,200 square miles in size and has a population of approximately 2.9 million. Long Island’s largest economic drivers are the trade, transportation and utilities and education and health services sectors which employ 20.7% and 19.5% of the workforce, respectively. Other notable sectors of the local economy are government, professional and business services and leisure and hospitality. Approximately 20% of Long Island residents commute daily to work in New York City. Long Island’s 2017 median household income is estimated at $95,841 versus $56,286 for the United States. The average annual population and employment growth over the 10 years between 2007 and 2017 was 0.2% and 0.6%, respectively. As of May 2018, Long Island’s unemployment rate was reported at 3.5%.

According to a third-party market report, the estimated 2018 population within a one-, three- and five-mile radius of the 5 Cuba Hill Road Property was 8,403, 92,686 and 181,361, respectively. The estimated 2018 median household income within a one-, three- and five-mile radius of the 5 Cuba Hill Road Property was $125,161, $111,010 and $118,620, respectively.

Industrial Market - According to a third-party market report, the 5 Cuba Hill Road Property is located within the Long Island industrial market, the Western Suffolk industrial submarket cluster and the Northwest Suffolk industrial submarket. As of the second quarter of 2018, the Long Island industrial market consisted of 15,842 properties totaling approximately 359.8 million SF of space with a vacancy of 4.5% and asking rents of $17.52 PSF. The Western Suffolk industrial submarket cluster is comprised of five distinct submarkets which collectively consists of 2,863 properties totaling 77,246,642 SF with a vacancy of 2.4% and asking rents of $11.04 PSF. Quarterly vacancy for the Western Suffolk industrial submarket cluster has averaged 2.5% since the beginning of 2015. Over the same period, cumulative supply growth has been 0.1% and cumulative rent growth has been 19.7%. The Northwest Suffolk industrial submarket consists of 226 properties totaling approximately 3.4 million SF of space with vacancy of 4.6% and asking rents of $11.02 PSF.

Medical Office Market – Market information specific to the medical office property type is not followed or analyzed by major real estate firms in the area. The appraisal notes that most of the office buildings in the market are fully occupied by medical groups affiliated with one or several of the market’s major health care providers Northwell, Winthrop/NYU Langone and Mount Sinai. Most offices in the area interact with Huntington Hospital which is approximately 2.0 miles from the 5 Cuba Hill Road Property and the appraisal notes there are no new medical office buildings in the market for lease. The appraisal also notes that occupancy in the local area for existing modern medical office space is generally over 95% as such space is typically occupied by one of the three major health care providers noted above. Excluding the 5 Cuba Hill Road Property and a nearby Winthrop/NYU Langone facility, the appraisal identified 11 buildings within a five-mile radius of the 5 Cuba Hill Road Property totaling 310,000 SF with a vacancy rate of 6.9%. Rental rates for better buildings were reported to be between $32.00 and $38.00 PSF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	5 Cuba Hill Road

The following table presents recent leasing data at comparable industrial properties with respect to the 5 Cuba Hill Road Property:

Comparable Industrial Leases
Property Name/Address	Year Built	Total NRA (SF)	Tenant Name	Lease NRA (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF	Lease Type
5 Cuba Hill Road Property(1) 5 Cuba Hill Road Greenlawn, NY 11740	1954, 1962	199,128	BAE	94,625	Nov-15	7.6(2)	$6.47	NNN(3)
168 Railroad Street Huntington Station, NY	1946	48,000	Bevolution Group	48,000	Jun-17	5.0	$12.00	Modified Gross
300 Karin Lane Hicksville, NY	1979	78,000	Lakeview Group LLC	28,000	Sep-18	10.0	$9.50	Modified Gross
170 Express Street Plainview, NY	1966	46,338	Confidential	42,233	Feb-18	5.0	$12.00	Modified Gross
220 Smith Street Farmingdale, NY	1920	46,161	Atlantic Plywood	46,161	Feb-18	10.0	$10.00	Modified Gross
30 Hub Drive Melville, NY	1976	130,000	The Bridal Outlet	20,000	Sep-17	10.0	$10.50	Modified Gross
99 Lafayette Drive Syosset, NY	1964	223,908	Confidential	23,200	Jun-18	5.0	$11.00	Modified Gross

Source: Appraisal

(1)	Information is based on the underwritten rent roll dated July 31, 2018 with the exception of Year Built. Rent PSF is the in-place rent as of the underwritten rent roll dated July 31, 2018.

(2)	Lease Term (Yrs.) is the weighted average lease term for BAE’s two leases. One lease is for 48,450 SF with an original term of 10 years and expires on November 30, 2025 and the second lease is for 46,175 SF with an original term of five years and expires on November 30, 2020.

(3)	The appraisal estimated an equivalent rental rate for BAE exclusive of expense contributions to be $8.97 PSF.

The following table presents recent leasing data at comparable office properties with respect to the 5 Cuba Hill Road Property:

Comparable Office Leases
Property Name/Address	Year Built	Building Class	Tenant Name	Lease NRA (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF	Lease Type
5 Cuba Hill Road Property(1) 5 Cuba Hill Road Greenlawn, NY 11740	1962, 1966	A	Mount Sinai	80,000	Mar-18	30.0	$38.00	Modified Gross
900 Stewart Avenue Garden City, NY	1986	A	Signature Bank	16,414	Jan-17	11.0	$31.00	Modified Gross
1101 Stewart Avenue Garden City, NY	1982	A	Northwell Health	32,667	Feb-18	10.0	$36.00	Modified Gross
900 Stewart Avenue Garden City, NY	1986	A	Wright Risk Management	37,161	Apr-18	10.5	$32.00	Modified Gross
1 Jericho Plaza Jericho, NY	1980	A	Confidential	56,128	Aug-18	5.0	$34.00	Modified Gross
1 Huntington Quadrangle Melville, NY	1971	A	Confidential	20,281	May-18	10.0	$32.00	Modified Gross

Source: Appraisal

(1)	Information is based on the underwritten rent roll dated July 31, 2018 with the exception of Year Built and Building Class. Rent PSF is the in-place rent as of the underwritten rent roll dated July 31, 2018.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	5 Cuba Hill Road

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 5 Cuba Hill Road Property:

Cash Flow Analysis(1)
	UW	UW PSF
Gross Potential Rent(2)	$4,910,913	$24.66
Total Recoveries	$748,655	$3.76
Less Vacancy & Credit Loss	($804,003)	($4.04)
Effective Gross Income	$4,855,565	$24.38
Total Operating Expenses	$1,277,622	$6.42
Net Operating Income	$3,577,944	$17.97
Capital Expenditures	$49,782	$0.25
TI/LC(3)	$89,477	$0.45
Net Cash Flow	$3,438,685	$17.27

Occupancy %(4)	85.8%
NOI DSCR	1.43x
NCF DSCR	1.37x
NOI Debt Yield	9.4%
NCF Debt Yield	9.0%

(1)	Historical financial information is not available for the 5 Cuba Hill Road Property due to its purchase in December 2015 and the subsequent full renovation of two of the four collateral buildings. Following the renovation, the two buildings were turned over to Mount Sinai whose rent commenced on March 1, 2018 and which represents 84.9% of the underwritten base rent.

(2)	UW Gross Potential Rent includes grossed up rent for vacant space of $804,003, contractual rent steps for BAE through December 2018 totaling $9,544 and straight-line rent for Mount Sinai totaling $444,720.

(3)	UW TI/LC includes a $30,000 credit for an upfront TI/LC deposit at loan origination.

(4)	UW Occupancy of 85.8% represents the economic occupancy. Physical occupancy as of July 31, 2018 was 87.7%.

Escrows and Reserves. At origination, the 5 Cuba Hill Road Borrower deposited (i) $140,850 into a real estate tax escrow, (ii) $4,148.50 into a replacement reserve, (iii) $309,956 into a reserve for future TI/LC, and (iv) $600,000 into a Mount Sinai holdback reserve related to an unexecuted lease for an additional 4,157 SF space at the 5 Cuba Hill Road Property (in-place economic occupancy of 85.8%, exclusive of the additional Mount Sinai space, was utilized for underwriting purposes). On a monthly basis the 5 Cuba Hill Road Borrower is required to deposit (i) 1/12 of the annual estimated tax payments, which currently equates to $23,475, (ii) 1/12 of the annual estimated insurance premiums (unless the 5 Cuba Hill Road Borrower maintains insurance under an acceptable blanket insurance policy, among other conditions in the related loan documents), (iii) $4,148.50 for replacement reserves, capped at $150,000 and (iv) $9,956 for future TI/LC reserves. Upon the occurrence of a Cash Sweep Period due to a BAE trigger event (as described in clause (iv) of the Cash Sweep Period definition below), all excess cash will be swept to the BAE reserve and upon the occurrence of a Cash Sweep Period due to a Mount Sinai trigger event (as described in clause (v) of the Cash Sweep Period definition below), all excess cash will be swept to the Mount Sinai reserve. Upon the 5 Cuba Hill Road Borrower successfully (a) executing an extension of BAE’s building 2 lease for its 46,175 SF space expiring November 30, 2020 for a rental rate equal to or greater than the rental rate payable under the BAE lease at the time of the BAE tenant trigger event (as described in clause (iv) of the Cash Sweep Period definition below), for a lease term of at least five years and such other terms and conditions as acceptable to the lender or (b) entering into one or more replacement leases for 100% of BAE’s prior space to one or more acceptable replacement tenants for a rental rate equal to or greater than the rental rate payable under the BAE lease at the time of the BAE tenant trigger event, for a lease term of at least five years and such other terms and conditions as acceptable to the lender, the collections for TI/LC reserves will be capped at $350,000. Upon the 5 Cuba Hill Road Borrower delivering evidence confirming the execution of a lease or an amendment to Mount Sinai’s existing lease for an additional 4,157 SF at a rental rate equal to or greater than $27.00 PSF and a term of at least 10 years, $300,000 of the Mount Sinai holdback reserve is required to be released to the 5 Cuba Hill Road Borrower and the remaining funds released under terms specified in the 5 Cuba Hill Road Mortgage Loan documents. If the 5 Cuba Hill Road Borrower fails to deliver said evidence on or before September 27, 2019, all funds in the Mount Sinai holdback reserve are required to be transferred to the TI/LC reserve, which amount will be excluded from the determination of the TI/LC reserve cap (if such cap is in effect).

Lockbox and Cash Management. The 5 Cuba Hill Road Mortgage Loan is structured with a soft lockbox and springing cash management. The 5 Cuba Hill Road Borrower is required to deposit all rents and other revenue within one day of receipt into the lockbox account controlled by the lender. Provided no Cash Sweep Period (as defined below) is in effect, all funds in the lockbox account are required to be transferred to an account controlled by the 5 Cuba Hill Road Borrower on each business day. Upon the occurrence and continuance of a Cash Sweep Period defined under any of clause (iii), (iv) or (v) below, all sums on deposit in the lockbox account are required to be swept on each business day into a cash management account under the control of the lender for the payment of, among other things, debt service, monthly escrows and property operating expenses pursuant to an annual approved budget, with all excess cash required to be deposited (x) if a Cash Sweep Period relates to a debt service event as described in clause (iii) of the definition of Cash Sweep Period below, to an excess cash flow reserve to be held as additional security during the continuance of such Cash Sweep Period, (y) if a Cash Sweep Period relates to the BAE tenant trigger event as described in clause (iv) of the definition of Cash Sweep Period below, to the BAE reserve to be used for retenanting expenses for BAE’s respective space and (z) if a Cash Sweep Period relates to a Mount Sinai tenant trigger event as described in clause (v) of the definition of Cash Sweep Period below, to the Mount Sinai reserve to be used for retenanting expenses for Mount Sinai’s respective space. Upon the occurrence and continuance of a Cash Sweep Period defined under either clause (i) or (ii) below, all sums on deposit in the lockbox account are required to be swept on a daily basis into a cash management account under the control of the lender and may be applied by the lender in such order and priority as the lender determines.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	5 Cuba Hill Road

A “Cash Sweep Period” will commence upon:

(i)	the occurrence of an event of default and continue until such event of default is cured;

(ii)	the occurrence of any bankruptcy action of (i) the 5 Cuba Hill Road Borrower or (ii) the property manager if such manager is not replaced within 60 days by either a 5 Cuba Hill Road Borrower-affiliated manager (lender consent not required) or a qualified manager and, in the case of any bankruptcy action of the property manager, continue until the manager is replaced with a qualified manager under a replacement agreement within 60 days after such bankruptcy action (in no event will a Cash Sweep Period due to a bankruptcy action of the 5 Cuba Hill Road Borrower be cured);

(iii)	the date the debt service coverage ratio for the immediately preceding three-month period is less than 1.15x and will continue until such time as the debt service coverage ratio for the immediately preceding three-month period is at least 1.20x for two consecutive calendar quarters;

(iv)	with respect to BAE or any successor or assign of such entity as tenant under its lease or a replacement lease, the date that is six months prior to the then applicable expiration date of BAE’s building 2 lease for its 46,175 SF space expiring November 30, 2020 (or any renewal or replacement thereof) and will continue until (so long as there is no default or event of default that would trigger another Cash Sweep Period) the date that (1) the 5 Cuba Hill Road Borrower has delivered acceptable evidence to the lender that BAE has renewed the term of its lease according to the terms therein for a rental rate equal to or greater than the rental rate payable under the BAE lease at the time of the BAE tenant trigger event, for a lease term of at least five years and other such terms and conditions as acceptable to the lender, or (2) the 5 Cuba Hill Road Borrower has entered into one or more replacement leases for 100% of BAE’s prior space with a replacement tenant or tenants acceptable to the lender for a rental rate equal to or greater than the rental rate payable under the BAE lease at the time of the BAE tenant trigger event, for a lease term of at least five years and other such terms and conditions as acceptable to the lender and the replacement tenant or tenants have delivered to the lender estoppels confirming that such replacement tenant or tenants are in occupancy of 100% of BAE’s prior space, are obligated to pay full contractual rent without right of offset or free rent credit and have made their first monthly rent payment, provided, however, in no event will the amount of excess cash being swept into the BAE reserve exceed $700,000 based upon the combined amount in the TI/LC reserves and the BAE reserve and upon the satisfaction of either sub-clause (1) or (2) in this clause (iv), any cash swept into the BAE reserve pursuant to this clause (iv) will be transferred to the TI/LC reserve and such transferred amount will not be included in the determination of the TI/LC reserve cap; or

(v)	with respect to Mount Sinai or any successor or assign of such entity as tenant under its lease or a replacement lease:

(a)	the date that Mount Sinai fails to maintain an underlying long term bond rating of Ba2 or greater as determined by Moody’s (or an equivalent rating by any other nationally recognized credit rating agency approved by the lender) and will continue until (so long as there is no default or event of default that would trigger another Cash Sweep Period) the date Mount Sinai has an underlying long term bond rating of Ba2 or greater as determined by Moody’s (or an equivalent rating by any other nationally recognized credit rating agency approved by the lender), provided, however, any cash swept pursuant to this sub-clause (v) (a) into the Mount Sinai reserve may not exceed $1,200,000; or

(b)	the date that Mount Sinai files a bankruptcy action or any bankruptcy or similar action is filed against Mount Sinai and will continue until (so long as there is no default or event of default that would trigger another Cash Sweep Period) the date that (1) is 30 days after the date Mount Sinai has affirmed its lease, is no longer the subject of a bankruptcy or similar proceeding, and is in occupancy and paying full contractual unabated post-petition rent without right of offset or free rent credit and has delivered a tenant estoppel acceptable to the lender or (2) the 5 Cuba Hill Road Borrower has entered into one or more replacement leases for 100% of Mount Sinai’s prior space with a replacement tenant or tenants acceptable to the lender for a rental rate and term equal to the then current market rate and term as determined by the lender and other such terms and conditions as acceptable to the lender and the replacement tenant or tenants have delivered to the lender estoppels confirming that such replacement tenant or tenants have leased 100% of Mount Sinai’s prior space, are obligated to pay full contractual rent without right of offset or free rent credit and have made their first monthly rent payment.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The 5 Cuba Hill Road Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic, in an amount equal to the full replacement cost of the 5 Cuba Hill Road Property and business interruption insurance of at least 18 months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Market at Estrella Falls

Mortgage Loan No. 9 – Market at Estrella Falls

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Market at Estrella Falls

Mortgage Loan No. 9 – Market at Estrella Falls

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Market at Estrella Falls

Mortgage Loan No. 9 – Market at Estrella Falls

Market at Estrella Falls
1755, 1785, 1805, 1825, 1831, 1855, 1895, 1905, 1965, 1981, 1985, 2025, 2071 and 2075 North Pebble Creek Parkway and 15280 West McDowell Road
Goodyear, AZ 85395
Surprise
El Mirage
Peoria
Sun City
Glendale
PHOENIX
Goodyear
Avondale
Buckeye
Litchfield Park
Tolleson
Waddell Rd.
Cactus Rd.
Peoria Ave.
Olive Ave.
Northern Pkwy
Northern Ave.
Glendale Ave.
Bethany Home Rd.
Camelback Rd.
Indian School Rd.
Thomas Rd.
McDowell Rd.
Papago Frwy
Van Buren St.
Buckeye Rd.
Yuma Rd.
Lower Buckeye Rd.
Broadway Rd.
Vineyard Ave.
Indian Springs Rd.
West Virginia Ave.
Grand Ave.
Thunderbird Rd.
Bob Stump Mem. Parkway
Citrus Rd.
Cotton Ln.
Sarival Rd.
Sarival Ave.
Reems Rd.
Bullard Ave.
Litchfield Rd.
Dysart Rd.
El Mirage Rd.
N. 111th Ave.
N. 99th Ave.
N. 91st Ave.
S. 91st Ave.
N. 195th Ave.
Perryville Rd.
Estrella Pkwy
Avondale Blvd.
Luke Air Force Base
Wildlife World Zoo, Aquarium & Safari Park
Falcon Golf Course
Wigwam Country Club
Eagle's West Golf Club
Tuscany Falls Golf Course
Palm Valley Marketplace
Estrella Mtn. Community College
Palm Valley Golf Club
Palm Valley Pavilions West
Palm Valley Pavilions
Palmilla Center
West Valley Chamber of Commerce
Coldwater Plaza
SanMar
Canyon Trails Towne Center
Goodyear Ballpark
Phoenix Goodyear Airport
Cleveland Indians Spring Training
Cincinnati Reds Spring Training
Agua Fria River
Agua Fria R. (Dry)
Gila River (Dry)
New River (Dry)
Estrella Mountain Park
GILA RIVER INDIAN RESERVATION
Glendale Municipal Airport
Camelback Ranch-Glendale
Sun City Golf Course
Sun Health Boswell Mem. Hospital
Surprise Crossing
Pueblo Plaza
Park West
Peoria Crossing
Tanger Outlets Westgate
Westgate Entertainment District
Gila River Arena
University of Phoenix Stadium
Agua Fria Towne Center
Conair Corporation
St. Joseph's Westgate Medical Ctr.
Agua Fria Frwy
Gateway Pavilions
Crossroads at Tolleson
Gateway Crossing
Phoenix Intl. Airport 15 miles
303
60
101
10
85

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Market at Estrella Falls

Mortgage Loan No. 9 – Market at Estrella Falls

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Single Asset
Original Balance:	$35,325,000			Location:	Goodyear, AZ 85395
Cut-off Date Balance:	$35,325,000			General Property Type:	Retail
% of Initial Pool Balance:	3.9%			Detailed Property Type:	Anchored
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Robert L. Stark			Year Built/Renovated:	2008, 2016, 2018/N/A
Mortgage Rate:	4.8000%			Size(2):	292,048 SF
Note Date:	7/6/2018			Cut-off Date Balance per SF(2):	$121
First Payment Date:	9/1/2018			Maturity Date Balance per SF(2):	$104
Maturity Date:	8/1/2028			Property Manager:	Robert L. Stark Enterprises, Inc.
Original Term to Maturity:	120 months				(borrower related)
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	24 months			UW NOI:	$3,557,263
Seasoning:	2 months			UW NOI Debt Yield:	10.1%
Prepayment Provisions:	LO (26); DEF (91); O (3)			UW NOI Debt Yield at Maturity:	11.7%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.88x (IO) 1.45x (P&I)
Additional Debt Type:	N/A			Most Recent NOI:	$3,556,472 (3/31/2018 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI(3):	$3,444,090 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(3):	$2,723,292 (12/31/2016)
Reserves(1)				Most Recent Occupancy(4):	99.1% (6/26/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	96.2% (12/31/2017)
RE Tax:	$233,731	$58,433	N/A	3rd Most Recent Occupancy:	96.0% (12/31/2016)
Insurance:	$0	Springing	N/A	Appraised Value (as of)(5):	$47,100,000 (1/1/2019)
Recurring Replacements:	$5,841	$5,841	$210,264	Cut-off Date LTV Ratio(5):	75.0%
TI/LC:	$150,000	$20,686	$914,000	Maturity Date LTV Ratio(5):	64.7%
Other:	$866,830	$0	N/A

Sources and Uses(6)

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$35,325,000	72.2%	Purchase Price:	$47,100,000	96.3%
Borrower Equity:	$13,579,994	27.8%	Reserves:	$1,256,402	2.6%
			Closing Costs:	$548,592	1.1%
Total Sources:	$48,904,994	100.0%	Total Uses:	$48,904,994	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve information.

(2)	Size includes a 15,068 SF space, which is not fully constructed, but is expected to be completed by January 1, 2019, with the cost of construction being held at the title company as detailed below. Party City has executed a lease for the space. Cut-off Date Balance per SF and Maturity Date Balance per SF are calculated inclusive of the 15,068 SF.

(3)	The increase from 3rd Most Recent NOI to 2nd Most Recent NOI is due to the space occupied by Burlington being built in 2016 and the tenant commencing rent payments in September 2016.

(4)	Most Recent Occupancy is inclusive of four tenants, Party City, Hubbard Swim School, Guitar Center, and Haircutters in the Park, leasing a total of 26,593 SF (9.1% of NRA, 11.6% of UW base rent) which are not yet open for business or have not yet taken possession of their space. Hubbard Swim School, Guitar Center, and Haircutters in the Park are expected to take possession of their respective spaces in October 2018, while Party City is expected to take possession of its space in January 2019. See “Escrows and Reserves” for descriptions of reserves held for these four tenants.

(5)	The appraised value represents the “upon completion of construction and stabilization” value of $47,100,000, which assumes the construction of the Party City building is complete and the tenant is in occupancy. At origination, the Market at Estrella Falls Borrower (as defined below) deposited $542,448 into reserves for the outstanding tenant improvements and free rent related to the Party City lease. Additionally, per the purchase and sale agreement between the Market at Estrella Falls Borrower and the seller of the Market at Estrella Falls Property (as defined below), the title company holds $3,200,000 for the cost of construction of the Party City building and such funds have been collaterally assigned to the lender. The “as-is” value as of May 9, 2018 is $43,740,000. The Cut-off Date LTV Ratio and the Maturity Date LTV Ratio based on the “as-is” value are 80.8% and 69.7%, respectively.

(6)	The Market at Estrella Falls Borrower purchased the Market at Estrella Falls Property and an affiliate of the Market at Estrella Falls Borrower purchased an additional 14.49-acre, non-collateral parcel for a total consideration of $49.1 million. The Borrower Equity and Purchase Price figures in the Sources and Uses table above have both been reduced by $2.0 million, which equals the lender-allocated value of the non-collateral parcel purchased by the affiliate.

The Mortgage Loan. The ninth largest mortgage loan (the “Market at Estrella Falls Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $35,325,000 and is secured by a first priority fee mortgage encumbering a 292,048 SF anchored retail property in Goodyear, Arizona (the “Market at Estrella Falls Property”). Proceeds of the Market at Estrella Falls Mortgage Loan and additional borrower equity were used to acquire the Market at Estrella Falls Property, fund upfront reserves, and pay closing costs.

The Borrower and the Sponsor. The borrower is Estrella Falls, LLC (the “Market at Estrella Falls Borrower”), a single-purpose Delaware limited liability company with one independent director. The sponsor and non-recourse carveout guarantor is Robert L. Stark. Mr. Stark is the President and Chief Executive Officer of Robert L. Stark Enterprises, Inc. (“Stark Enterprises”), a real estate development company founded in 1978 and headquartered in Cleveland, Ohio. Stark Enterprises offers development, construction, property management, marketing, architectural design, landscape design, and

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Market at Estrella Falls

property maintenance services. Stark Enterprises’ current portfolio totals 31 retail, entertainment, office, multifamily, hotel, and student housing properties valued at approximately $2 billion and totaling approximately 8 million SF.

The Property. The Market at Estrella Falls Property is a 292,048 SF retail power center anchored by T.J. Maxx/HomeGoods, Burlington, and C-A-L Ranch Stores and located in Goodyear, Arizona, a suburban community approximately 20 minutes west of downtown Phoenix. The Market at Estrella Falls Property currently consists of three anchor tenant spaces, four junior anchor spaces, 15 in-line tenant spaces, and three outparcels with an additional 15,068 SF junior anchor space being constructed for Party City with an estimated completion date of January 1, 2019. As of June 26, 2018, the Market at Estrella Falls Property is 99.1% leased to 24 tenants, 10 of which are national retailers.

The Market at Estrella Falls Property is situated on a 36.7-acre site at the northeast corner of McDowell Road and Pebble Creek Parkway, approximately 0.2 miles north of the Interstate 10/North Estrella Parkway interchange, and is part of a larger, 300-acre mixed-use development. The Market at Estrella Falls Property was constructed in phases from 2008 through 2018 and has a parking ratio of approximately 5.1 spaces per 1,000 SF. Access is provided by three entrances on the south side from West McDowell Road, two entrances on the east side from Pebblecreek Parkway and three entrances on the north side from West Monte Vista Road. Traffic counts on Pebble Creek Parkway are reported between 12,010 and 18,590 cars per day and 10,500 cars per day on McDowell Road. The appraisal notes that traffic adjacent to the Market at Estrella Falls Property is likely to grow in future years as more households move to the area.

The area surrounding the Market at Estrella Falls Property includes a high density of retail properties and residential properties. The Market at Estrella Falls Borrower purchased the Market at Estrella Falls Property simultaneous with an affiliate of the Market at Estrella Falls Borrower purchasing an adjacent 14.49-acre parcel which is not collateral for the Market at Estrella Falls Mortgage Loan. The affiliate has announced plans to add another 70,000 SF of dining, retail, and entertainment space on the non-collateral parcel. The Market at Estrella Falls Mortgage Loan documents restrict the Market at Estrella Falls Borrower or an affiliate from directly or indirectly soliciting any tenant at the Market at Estrella Falls Property to lease space at the non-collateral parcel.

Major Tenants.

Burlington (55,419 SF, 19.0% of NRA, 15.2% of underwritten rent). Burlington, a subsidiary of Burlington Stores, Inc. (NYSE: BURL) (rated BB by S&P), was founded in 1972 and offers a selection of women’s apparel, menswear, youth apparel, baby apparel, footwear, accessories, home goods, and coats. As of August 4, 2018, Burlington Stores, Inc. operates 651 retail stores in 45 states and Puerto Rico, inclusive of its online retail operations, burlington.com. Burlington has been a tenant at the Market at Estrella Falls Property since 2016 under a lease expiring January 31, 2033. Burlington pays a base rent of $9.75 PSF and has three, five-year renewal options and no termination options. Burlington reported fiscal year end 2017 sales of approximately $150 PSF at the Market at Estrella Falls Property.

C-A-L Ranch Stores (50,311 SF, 17.2% of NRA, 7.2% of underwritten rent). C-A-L Ranch Stores is a privately-held company that sells a variety of home and garden products, tools and hardware, outdoor and camping products, clothing and accessories, farm and ranch products, and pet and livestock products. C-A-L Ranch Stores was founded in Idaho Falls, Idaho in 1959 and has since grown its footprint to include 25 retail stores in Idaho, Utah, Nevada, and Arizona, a distribution center located in Payson, Utah, an ecommerce store, and a corporate headquarters located in Ammon, Idaho. C-A-L Ranch Stores occupies 50,311 SF under a lease expiring September 30, 2024, and pays $5.13 PSF in base rent. C-A-L Ranch Stores has three, five-year renewal options and no termination options. C-A-L Ranch Stores reported sales at the Market at Estrella Falls Property of approximately $102 PSF for the trailing twelve-months ending April 2018.

T.J. Maxx/HomeGoods (50,043 SF, 17.1% of NRA, 16.5% of underwritten rent). T.J. Maxx and HomeGoods, which operate two store fronts at the Market at Estrella Falls Property under a single lease, are off-price apparel and home fashions retailers in the United States and worldwide. T.J. Maxx and HomeGoods are owned and operated by The TJX Companies, Inc. (NYSE: TJX) (rated A2/A+ by Moody’s/S&P) (“TJX”), which operates over 4,000 stores under a number of different names including T.J. Maxx, HomeGoods, Marshalls, Winners, HomeSense, T.K. Maxx, and Sierra Trading Post. As of fiscal year end 2018, TJX reported net annual sales of approximately $35.9 billion and operated 1,223 T.J. Maxx stores and 667 HomeGoods stores in the United States and Puerto Rico. T.J. Maxx/HomeGoods has occupied 50,043 SF since 2008 under a lease expiring September 30, 2023, and currently pays $11.75 PSF in base rent. T.J. Maxx/HomeGoods has three, five-year renewal options remaining and no termination options. T.J. Maxx/HomeGoods reported sales at the Market at Estrella Falls Property of approximately $356 PSF for the trailing twelve-months ending April 2018.

The following table presents a summary regarding the major tenants at the Market at Estrella Falls Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	Annual UW Rent PSF	% of Total Annual UW Rent	Lease Expiration
Anchor/Major Tenants
Burlington	NR/NR/BB	55,419	19.0%	$540,335	$9.75	15.2%	1/31/2033
C-A-L Ranch Stores	NR/NR/NR	50,311	17.2%	$258,095	$5.13	7.2%	9/30/2024
T.J. Maxx/HomeGoods	NR/A2/A+	50,043	17.1%	$588,005	$11.75	16.5%	9/30/2023
Shoe Carnival	NR/NR/NR	20,533	7.0%	$160,500	$7.82	4.5%	12/31/2019
Staples	NR/B3/B+	20,333	7.0%	$313,164	$15.40	8.8%	9/30/2023
Subtotal/Wtd. Avg.		196,639	67.3%	$1,860,100	$9.46	52.2%
Other Tenants(3)		92,908	31.8%	$1,703,192	$18.33	47.8%
Vacant Space		2,501	0.9%	$0	$0.00	0.0%
Total/Wtd. Avg.(3)(4)		292,048	100.0%	$3,563,292	$12.31	100.0%

(1)	Information is based on the underwritten rent roll dated June 26, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Includes two ground lease tenants that own their own improvements and four tenants that are not yet open for business or have not yet taken possession of their space. Annual UW Rent includes the ground lease rent, while Tenant SF excludes any SF associated with the ground lease tenants.

(4)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Market at Estrella Falls

Historical Sales Summary(1)
	2016		2017		April 30, 2018 TTM
Tenant	Sales ($)	Sales (PSF)	Sales ($)	Sales (PSF)	Sales ($)	Sales (PSF)	Occ. Cost%(2)
Burlington(3)	NAV	NAV	$8,293,546	$150	NAV	NAV	NAV
C-A-L Ranch Stores	$4,933,872	$98	$5,069,582	$101	$5,145,130	$102	7.3%
T.J. Maxx/HomeGoods	$15,911,368	$318	$16,206,673	$324	$17,799,631	$356	4.7%
Shoe Carnival	$1,919,609	$93	$2,204,378	$107	$2,287,216	$111	10.4%
Staples	$3,245,448	$160	$3,215,161	$158	$3,215,161	$158	13.0%
Old Navy	$4,269,653	$278	$4,801,866	$313	$5,014,396	$327	4.8%
Other Tenants(4)	$7,404,854	$508	$7,993,271	$549	$8,028,490	$551	5.1%
Total/Wtd. Avg.	$37,684,804	$220	$47,784,477	$211	$41,490,024	$242	6.1%

(1)	Information is based on the underwritten rent roll as of June 26, 2018.

(2)	Occ. Cost % calculations are based on Annual UW Rent plus reimbursements, divided by sales from the respective year.

(3)	2017 Sales for Burlington are for the trailing twelve-month period ending September 30, 2017. Occupancy cost for the corresponding period is 9.7%.

(4)	Other Tenants include seven in-line or outparcel tenants that report sales.

The following table presents certain information relating to the lease rollover at the Market at Estrella Falls Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	2	4,410	$21.15	1.5%	1.5%	$93,252	2.6%	2.6%
2019	4	23,994	$10.00	8.2%	9.7%	$240,038	6.7%	9.4%
2020	2	12,784	$13.04	4.4%	14.1%	$166,667	4.7%	14.0%
2021	1	6,004	$18.58	2.1%	16.2%	$111,533	3.1%	17.2%
2022	1	15,344	$0.00	5.3%	21.4%	$0	0.0%	17.2%
2023	3	71,876	$12.97	24.6%	46.0%	$932,455	26.2%	43.3%
2024	2	65,568	$8.61	22.5%	68.5%	$564,456	15.8%	59.2%
2025	1	5,055	$23.74	1.7%	70.2%	$120,000	3.4%	62.5%
2026	0	0	$0.00	0.0%	70.2%	$0	0.0%	62.5%
2027	1	2,500	$23.50	0.9%	71.1%	$58,750	1.6%	64.2%
2028	5	11,525	$40.31	3.9%	75.0%	$464,582	13.0%	77.2%
2029 & Beyond	2	70,487	$11.51	24.1%	99.1%	$811,559	22.8%	100.0%
Vacant	0	2,501	$0.00	0.9%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(3)(4)	24	292,048	$12.31	100.0%		$3,563,292	100.0%

(1)	Information is based on the underwritten rent roll dated June 26, 2018.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Includes two ground lease tenants that own their own improvements and four tenants that are not yet open for business or have not yet taken possession of their space. Total UW Rent Rolling includes the ground lease rent, while SF Rolling excludes any SF associated with the ground lease tenants.

(4)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Market at Estrella Falls Property is located in Goodyear, Maricopa County, Arizona, approximately 20.2 miles west of downtown Phoenix, Arizona, the sixth most populous city in the United States. Home to five Fortune 500 companies, the Phoenix-Mesa-Scottsdale, Arizona metropolitan statistical area (“Phoenix MSA”) has a growing workforce with much of the growth attributed to the bioscience, business services, technology, and manufacturing industries. In particular, the Phoenix MSA is becoming recognized for healthcare and bioscience and an established technology hub, according to the appraisal.

The Market at Estrella Falls Property is located in the North Goodyear/Litchfield retail submarket of the Phoenix retail market. According to a third-party market research report, as of the second quarter of 2018, the Phoenix market contained 14,927 properties with approximately 230.7 million SF of retail space. Vacancy was reported at 7.1% and asking rents were $15.68 PSF, with positive year to date absorption of approximately 1.6 million SF. In addition, as of the second quarter of 2018, the North Goodyear/Litchfield retail submarket consisted of 230 properties with approximately 5.2 million SF of retail space. Vacancy in the submarket was 6.6% and asking rents were $15.81 PSF, with negative year to date absorption of 98,065 SF.

According to a third-party demographics provider, the 2017 estimated population within a one-, three-, and five-mile radius is 6,271, 65,071, and 147,553, respectively, which is expected to have an annual growth rate of approximately 3.2%, 2.2%, and 2.0%, respectively, over the next five years. The 2017 estimated median household income within a one-, three-, and five-mile radius is $77,316, $73,748, and $67,061, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Market at Estrella Falls

The following table presents leasing data at certain competitive retail properties with respect to the Market at Estrella Falls Property:

Competitive Property Summary
Property Name/Address	Type	Year Built	Size (SF)	Total Occupancy	Tenant Type	Actual Rent PSF	Asking Rent PSF	Distance to Subject
Market at Estrella Falls Property(1)	Power Center	2008, 2016, 2018	292,048(2)	99.1%(3)	In-line Junior Anchor Anchor Pad Site	$17 NNN(4) $13 NNN(4) $9 NNN $24 NNN	NAV NAV NAV NAV	─
Estrella Marketplace 100 North Estrella Parkway Goodyear, AZ	Community Center	2005	267,000	98.5%	Small Shops Junior Anchor	$23 NNN NAV	$25 - $30 NNN NAV	1.5 miles
Pebble Creek Marketplace 15537 West McDowell Road Goodyear, AZ	Community Center	2018	112,005	93.5%	Small Shops Junior Anchor	NAV NAV	$30 NNN NAV	0.6 miles
Goodyear Centerpointe 15277 West McDowell Road Goodyear, AZ	Power Center	2008	262,469	82.5%	Small Shops Junior Anchor Anchor	NAV NAV NAV	$40 NNN $15 NNN $11 - $12 NNN	0.3 miles
Canyon Crossroads 530 North Estrella Parkway Goodyear, AZ	Community Center	2009	496,647	95.0%	Small Shops Junior Anchor	$17 - $25 NNN NAV	NAV NAV	1.4 miles

Source: Appraisal

(1)	Information is based on the underwritten rent roll as of June 26, 2018.

(2)	Size includes a 15,068 SF space, which is not fully constructed, but is expected to be completed by January 1, 2019. Party City has executed a lease for the space.

(3)	Total Occupancy is inclusive of four tenants leasing a total of 26,593 SF (9.1% of NRA, 11.6% of UW base rent) which are not yet open for business or have not yet taken possession of their space. Hubbard Swim School, Guitar Center, and Haircutters in the Park are expected to take possession of their respective spaces in October 2018, while Party City is expected to take possession of its space in January 2019.

(4)	Actual Rent PSF for In-line and Junior Anchor excludes tenants with gross leases.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Market at Estrella Falls Property:

Cash Flow Analysis
	2015	2016	2017	3/31/2018 TTM	UW	UW PSF
Base Rent(1)(2)	$2,345,564	$2,525,628	$3,021,418	$3,099,033	$3,613,312	$12.37
Total Recoveries(2)	$835,931	$944,876	$1,176,032	$1,194,406	$1,228,490	$4.21
Other Income	$74,589	$92,817	$135,800	$126,215	$14,706	$0.05
Overage Rent / Percent in Lieu	$305,722	$310,053	$354,551	$362,501	$323,442	$1.11
Less Vacancy	$0	$0	$0	$0	($335,741)	($1.15)
Effective Gross Income	$3,561,806	$3,873,374	$4,687,801	$4,782,155	$4,844,209	$16.59
Total Expenses	$1,080,057	$1,150,082	$1,243,711	$1,225,682	$1,286,946	$4.41
Net Operating Income	$2,481,749	$2,723,292	$3,444,090	$3,556,472	$3,557,263	$12.18
Capital Expenditures	$0	$0	$0	$0	$70,092	$0.24
TI/LC	$0	$0	$0	$0	$256,373	$0.88
Net Cash Flow	$2,481,749	$2,723,292	$3,444,090	$3,556,472	$3,230,798	$11.06

Occupancy %(3)	94.8%	96.0%	96.2%	99.1%	93.5%
NOI DSCR (IO)	1.44x	1.58x	2.00x	2.07x	2.07x
NOI DSCR (P&I)	1.12x	1.22x	1.55x	1.60x	1.60x
NCF DSCR (IO)	1.44x	1.58x	2.00x	2.07x	1.88x
NCF DSCR (P&I)	1.12x	1.22x	1.55x	1.60x	1.45x
NOI Debt Yield	7.0%	7.7%	9.7%	10.1%	10.1%
NCF Debt Yield	7.0%	7.7%	9.7%	10.1%	9.1%

(1)	UW Base Rent is based on the rent roll dated June 26, 2018, and includes $59,347 of rent steps through January 2019, $50,020 of grossed up vacant space, and a deduction of $48,353 for mark to market rent. Additionally, UW Base Rent is inclusive of $412,056 for four tenants which are not yet open for business or have not yet taken possession of their space. Hubbard Swim School, Guitar Center, and Haircutters in the Park are expected to take possession of their respective spaces in October 2018, while Party City is expected to take possession of its space in January 2019.

(2)	Base Rent and Total Recoveries increased over the period from 2015 to 2017 due to the space occupied by Burlington being built in 2016 and the tenant commencing payment of rent and expense obligations in September 2016.

(3)	3/31/2018 TTM Occupancy % reflects occupancy as of June 26, 2018, and includes four tenants that are not yet open for business or have not yet taken possession of their space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Market at Estrella Falls

Escrows and Reserves. At origination, the Market at Estrella Falls Borrower deposited (i) $233,731 into a real estate tax escrow, (ii) $5,841 into a replacement reserve, (iii) $150,000 into a TI/LC reserve, (iv) $514,324 into an outstanding TI/LC reserve for Party City, Hubbard Swim School, Guitar Center, and Haircutters in the Park, (v) $239,496 into a reserve for tenants with executed leases but whose rent has not yet commenced that include Party City, Hubbard Swim School, Guitar Center, and Haircutters in the Park, and (vi) $113,010 into a rent concession reserve for Party City. On a monthly basis, the Market at Estrella Falls Borrower is required to deposit (i) 1/12 of the annual estimated tax payments, which currently equates to $58,433, (ii) 1/12 of the annual estimated insurance premiums (unless the Market at Estrella Falls Borrower maintains insurance under an acceptable blanket insurance policy, among other conditions in the related loan documents), (iii) $5,841 for replacement reserves, capped at $210,264, and (iv) $20,686 for TI/LC reserves, capped at $914,000.

Pursuant to the purchase and sale agreement between the Market at Estrella Falls Borrower and the seller of the Market at Estrella Falls Property, the title company holds $3,200,000 for the cost of construction of the Party City building and such funds have been collaterally assigned to the lender.

The Market at Estrella Falls Property is subject to certain property tax assessments in connection with the payment of certain improvement districts bonds. Pursuant to an escrow holdback agreement entered into on July 6, 2018, which was collaterally assigned to the lender, the title company holds $4,075,552 in funds to pay off the existing improvement districts bonds and related fees affecting the Market at Estrella Falls Property and such payoff is anticipated to occur on or around December 1, 2018.

Lockbox and Cash Management. The Market at Estrella Falls Mortgage Loan is structured with a hard lockbox and springing cash management. The Market at Estrella Falls Borrower is required to direct all tenants to deposit all rents and other revenue directly into the lockbox account controlled by the lender. Notwithstanding the foregoing, the Market at Estrella Falls Borrower and property manager are required to deposit all revenues received into the lockbox account within two business days of receipt. Provided no Cash Sweep Period (as defined below) is in effect, all funds in the lockbox account are required to be transferred on each business day to an account controlled by the Market at Estrella Falls Borrower. Upon the occurrence and continuance of a Cash Sweep Period defined under either clause (iii) or (iv) below, all sums on deposit in the lockbox account are required to be swept each Thursday into a cash management account under the control of the lender for the payment of, among other things, debt service, monthly escrows, and property operating expenses pursuant to an annual approved budget, with all excess cash required to be deposited (x) if a Cash Sweep Period relates to a debt service event as identified in clause (iii) of the definition of Cash Sweep Period below, to an excess cash flow reserve to be held as additional security during the continuance of such Cash Sweep Period, and (y) if a Cash Sweep Period relates to any of the Major Tenant events as identified in clause (iv) of the definition of Cash Sweep Period below, to a rollover reserve (“Major Tenant Rollover Reserve”) to be used for retenanting expenses. Upon the occurrence and continuance of a Cash Sweep Period defined under either clause (i) or (ii) below, all sums on deposit in the lockbox account are required to be swept on a daily basis into a cash management account under the control of the lender and may be applied by the lender in such order and priority as the lender determines.

A “Cash Sweep Period” will commence upon:

(i)	the occurrence of an event of default and continue until such event of default is cured in accordance with the Market at Estrella Falls Mortgage Loan documents;

(ii)	the occurrence of any bankruptcy action of the Market at Estrella Falls Borrower or property manager and, in the case of any bankruptcy action of the property manager, continue until the manager is replaced with a qualified manager under a replacement management agreement within 60 days of such bankruptcy action and, in the case of any involuntary bankruptcy action involving the Market at Estrella Falls Borrower, such involuntary bankruptcy action is dismissed within 60 days of its filing (in no event will a Cash Sweep Period due to a voluntary bankruptcy action of the Market at Estrella Falls Borrower be cured);

(iii)	the date the debt service coverage ratio for the immediately preceding six-month period is less than 1.15x (amortizing) and will continue until (1) such time as the debt service coverage ratio for the immediately preceding six-month period is at least 1.15x (amortizing) for two consecutive calendar quarters or (2) the date that the Market at Estrella Falls Borrower deposits cash or delivers a letter of credit in an aggregate amount which, if added to the net operating income, would be sufficient to achieve a debt service coverage ratio of 1.15x (amortizing) or greater for the immediately preceding six-month period; or

(iv)	with respect to Burlington or T.J. Maxx/HomeGoods, or any successor or assign of such entity as tenant (a “Major Tenant”) under its lease or a replacement lease (“Major Tenant Lease”):

(a)	the date that any Major Tenant files a bankruptcy action or an involuntary petition is filed against a Major Tenant and will continue until (so long as there is no default or event of default that would trigger another Cash Sweep Period) (1) the date the applicable Major Tenant has affirmed its Major Tenant Lease, is no longer the subject of a bankruptcy or similar proceeding, and is in occupancy and paying full contractual unabated post-petition rent without right of offset or free rent credit or (2) the date the Market at Estrella Falls Borrower has entered into one or more replacement leases for all or a part of the applicable Major Tenant premises in each case with tenants acceptable to the lender in its discretion and (x) the replacement tenants are in occupancy of the entire net leasable area of the applicable Major Tenant premises, are obligated to pay full contractual rent without right of offset or free rent credit in an aggregate amount greater than or equal to the rent that the applicable Major Tenant would have been obligated to pay pursuant to its Major Tenant Lease for the same period for its entire Major Tenant premises, and have made their first monthly rental payment and (y) the replacement tenants have delivered a tenant estoppel acceptable to the lender (clauses (x) and (y), collectively, the “Replacement Lease Conditions”);

(b)	the earlier to occur of the date that any Major Tenant (i) gives notice that it intends to go dark, vacate or abandon the premises or (ii) for five consecutive business days (except for temporary closures for repairs, restoration, rehabilitation or customary force majeure events), vacates, goes dark, abandons, or surrenders substantially all of the premises, and will continue until (so long as there is no default or event of default that would trigger another Cash Sweep Period) the date that (1) the applicable Major Tenant has resumed operations at its premises, is in occupancy and open for business paying full contractual unabated rent without right of offset or free rent credit, has made its next due monthly rental payment, and has delivered a tenant estoppel acceptable to the lender, (2) the Market at Estrella Falls Borrower has entered into one or more replacement leases (or approved subleases) for all or a part of the applicable premises with tenants acceptable to the lender in its discretion and the Replacement Lease Conditions have been satisfied, or (3) the balance of the Major Tenant Rollover Reserve has reached (provided the applicable Major Tenant continues to pay its contractual rent) (x) $500,000 if the Cash Sweep Period relates to a Major Tenant event caused by T.J. Maxx/HomeGoods, (y) $550,000 if the Cash Sweep Period relates to a Major Tenant event caused by Burlington, or (z) $1,050,000 if the Cash Sweep Period relates to a Major Tenant event

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Market at Estrella Falls

caused by both T.J. Maxx/HomeGoods and Burlington; or

(c)	with respect to the Major Tenant Lease for T.J. Maxx/HomeGoods, the earlier to occur of (i) the date of any termination of the Major Tenant Lease or (ii) the date that is nine months prior to the then applicable expiration date of the Major Tenant Lease or any renewal or replacement thereof and will continue until (so long as there is no default or event of default that would trigger another Cash Sweep Period) the date that (1) the Market at Estrella Falls Borrower has provided acceptable evidence to the lender that the Major Tenant has renewed the term of its Major Tenant Lease or (2) the Market at Estrella Falls Borrower has entered into one or more replacement leases for all or a part of the premises with tenants acceptable to the lender in its discretion and the Replacement Lease Conditions have been satisfied.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Market at Estrella Falls Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic, in an amount equal to the full replacement cost of the Market at Estrella Falls Property and business interruption insurance of at least 12 months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Embassy Suites Atlanta Airport

Mortgage Loan No. 10 – Embassy Suites Atlanta Airport

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Embassy Suites Atlanta Airport

Mortgage Loan No. 10 – Embassy Suites Atlanta Airport

Embassy Suites Atlanta Airport
4700 Southport Road
Atlanta, GA 30337
Downtown
Cascade Heights
ATLANTA
South Atlanta
Lakewood
East Point
Hapeville
College Park
Hartsfield-Jackson Atlanta Intl. Airport
Forest Park
CLAYTON COUNTY
FULTON COUNTY
Union City
Fairburn
FAYETTE COUNTY
SOUTHPARK INDUSTRIAL PARK
The Perimeter
MARTA
South Fulton Pkwy
Camp Creek Pkwy
Campbellton Rd
Cascade Rd
Washington Rd
Flat Shoals Rd
Jonesboro Rd
Old National Hwy
Fayetteville Rd
Cleveland Ave SW
Old National Discount Mall
Hopper Shopping Center
Camp Creek Marketplace
Greenbriar Mall
Fort McPherson
Porsche Experience Center ATL
Porsche Cars North America
Atlanta State Farmers Market
Atlanta Metro Studios
Shannon Square
Shannon Crossing
Smyrna
Decatur
Marietta
Roswell
Alpharetta
Dunwoody
Sandy Springs
Douglasville
East Point

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Embassy Suites Atlanta Airport

Mortgage Loan No. 10 – Embassy Suites Atlanta Airport

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	SMC			Single Asset/Portfolio:	Single Asset
Original Balance:	$33,000,000			Location:	Atlanta, GA 30337
Cut-off Date Balance:	$33,000,000			General Property Type:	Hospitality
% of Initial Pool Balance:	3.7%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Wedge Hotels Corporation			Year Built/Renovated:	1989/2015
Mortgage Rate:	4.9700%			Size:	236 Rooms
Note Date:	8/29/2018			Cut-off Date Balance per Room:	$139,831
First Payment Date:	10/6/2018			Maturity Date Balance per Room:	$118,204
Maturity Date:	9/6/2028			Property Manager:	Kana Hotels, Inc.
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$4,103,166
IO Period:	12 months			UW NOI Debt Yield:	12.4%
Seasoning:	1 month			UW NOI Debt Yield at Maturity:	14.7%
Prepayment Provisions:	LO (12); YM1 (103); O (5)			UW NCF DSCR:	2.17x (IO) 1.70x (P&I)
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI(3):	$4,100,201 (6/30/2018 TTM)
Additional Debt Type:	N/A			2nd Most Recent NOI(3):	$3,893,270 (12/31/2017)
Additional Debt Balance:	N/A			3rd Most Recent NOI(3):	$3,397,714 (12/31/2016)
Future Debt Permitted (Type)(1):	Yes (Permitted Parent Debt)			Most Recent Occupancy:	79.4% (6/30/2018)
Reserves(2)				2nd Most Recent Occupancy:	79.4% (12/31/2017)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	80.1% (12/31/2016)
RE Tax:	$547,545	$47,375	N/A	Appraised Value (as of):	$60,600,000 (7/24/2018)
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio:	54.5%
FF&E Reserve:	$0	$41,589	N/A	Maturity Date LTV Ratio:	46.0%
Other Reserve:	$0	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$33,000,000	100.0%	Loan Payoff:	$16,558,616	50.2%
			Return of Equity:	$15,423,148	46.7%
			Reserves:	$547,545	1.7%
			Closing Costs:	$470,691	1.4%
Total Sources:	$33,000,000	100.0%	Total Uses:	$33,000,000	100.0%

(1)	See “Parent Debt” below.

(2)	See “Escrows and Reserves” below for further discussions of reserve requirements.

(3)	The borrower sponsor acquired the Embassy Suites Atlanta Airport Property (as defined below) in 2014. Following the acquisition, the borrower sponsor commenced work to complete a full renovation of the Embassy Suites Atlanta Airport Property, while also adding three suites, bringing the total room count to 236. In total, the borrower sponsor has invested approximately $12.3 million of capital expenditures and property improvement plan (“PIP”) work since 2015. The Embassy Suites Atlanta Airport Property fully came back online in 2016 and as such, has seen an increase from 3rd Most Recent NOI to the Most Recent NOI.

The Mortgage Loan. The tenth largest mortgage loan (the “Embassy Suites Atlanta Airport Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $33,000,000, secured by a first priority fee mortgage encumbering a 236 room full service hospitality property known as the Embassy Suites Atlanta Airport (the “Embassy Suites Atlanta Airport Property”) located in Atlanta, Georgia. The proceeds of the Embassy Suites Atlanta Airport Mortgage Loan were primarily used to refinance a previous loan of approximately $16.6 million, fund reserves, pay closing costs and return equity to the borrower sponsor.

The Borrower and the Sponsor. The borrower is Southport Hotel Company, L.L.C., a Delaware limited liability company (the “Embassy Suites Atlanta Airport Borrower”). The borrower sponsor and non-recourse carveout guarantor for the Embassy Suites Atlanta Airport Mortgage Loan is Wedge Hotels Corporation (“Wedge”), an affiliate of Wedge Real Estate. Wedge Real Estate is a privately-held commercial real estate investment firm based in Houston, Texas which focuses on hospitality and office assets nationwide. Wedge is affiliated with the Wedge Group, a private equity group that focuses on investments in a wide range of industries including manufacturing, trucking, food processing, engineering, construction, oilfield services and real estate. Wedge currently owns five other Hilton-flagged assets in addition to the Embassy Suites Atlanta Airport Property.

Wedge is led by Gregory J. Armstrong, the President of Wedge Real Estate. Mr. Armstrong joined Wedge in 1995, and became President and chief executive officer (“CEO”) in 2012. Prior to his appointment as CEO, Mr. Armstrong served 12 years as the president of Wedge Real Estate Holdings, Inc., and was responsible for a real estate portfolio that included hotels, office, industrial and self-storage properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Embassy Suites Atlanta Airport

The Property. The Embassy Suites Atlanta Airport Property consists of a five-story atrium hotel tower with approximately 247 surface level parking spaces. The Embassy Suites Atlanta Airport Property offers two-room suites; all suites feature LCD TVs, a kitchenette with a refrigerator and microwave, a sofa-bed, a private bedroom and a separate living area. The Embassy Suites Atlanta Airport Property features approximately 7,717 SF of flexible indoor meeting space, including a 5,616 SF ballroom. All meeting spaces have been upgraded and are situated on the Embassy Suites Atlanta Airport Property’s first floor. The Embassy Suites Atlanta Airport Property also features a fitness facility, a heated indoor pool and an outdoor pool with a spa.

The Embassy Suites Atlanta Airport Property is accessible via Interstate 285 and Interstate 85, which is convenient to corporate and group demand generators including Delta Air Lines, Bank of America, DHL, Boeing Training and Flight Services, Coca-Cola Bottling Systems, Sysco Foods and the Georgia International Convention Center. Since 2015, the borrower sponsor has invested approximately $5.2 million in public areas, $4.2 million in common guest areas, $1.8 million in systems and operations, $510,662 in design and engineering, and $638,783 in other upgrades. Capital expenditures and PIP work since 2015 totals approximately $12.3 million ($52,291 per room).

According to the appraisal, the demand segmentation for the Embassy Suites Atlanta Airport Property is 55% commercial, 30% leisure, and 15% meeting and group. The Embassy Suites Atlanta Airport Property is operating under a Hilton franchise agreement which expires in January 2029.

Historical Occupancy, ADR, RevPAR(1)(2)(3)
	Competitive Set			Embassy Suites Atlanta Airport Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2015	82.8%	$95.99	$79.50	56.3%	$119.35	$67.23	68.0%	124.3%	84.6%
12/31/2016	79.1%	$100.28	$79.30	80.1%	$127.35	$102.01	101.3%	127.0%	128.6%
12/31/2017	82.7%	$112.63	$93.17	79.4%	$137.95	$109.53	96.0%	122.5%	117.6%
6/30/2018 TTM	83.2%	$115.56	$96.20	79.4%	$141.61	$112.43	95.4%	122.5%	116.9%

Source: Industry Report and Underwritten Operating Statements.

(1)	The competitive set includes Marriott Atlanta Airport, Westin Atlanta Airport, Renaissance Concourse Atlanta Airport Hotel, Holiday Inn Atlanta Airport North and Crowne Plaza Atlanta Airport. This competitive set includes two hotels that are additional to the hotels identified in the Competitive Property Summary below.

(2)	Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at Embassy Suites Atlanta Airport Property are attributable to variances in reporting methodologies and/or timing differences.

(3)	The borrower sponsor acquired the Embassy Suites Atlanta Airport Property in 2014. Following the acquisition, the borrower sponsor commenced work to complete a full renovation of the Embassy Suites Atlanta Airport Property, while also adding three suites, bringing the total room count to 236. In total, the borrower sponsor has invested approximately $12.3 million of capital expenditures and PIP work since 2015.

The Market. The Embassy Suites Atlanta Airport Property is located at 4700 Southport Road within a half-mile of Hartsfield-Jackson Atlanta International Airport (“ATL”). According to the airport website, ATL is the nation’s busiest international airport and has a direct economic impact of approximately $34.8 billion for the metropolitan Atlanta area and caters to over 100 million airline passengers traveled per year. ATL averages more than 275,000 passengers a day, with over 2,700 arrivals and departures on an average day. The airport also serves as a global gateway with nonstop service to over 150 domestic destinations and more than 75 international destinations. Since 1998, ATL has consistently ranked the busiest airport in the world by passenger-count. ATL is also home to Delta Air Lines, one of the world’s largest United States domestic and international carriers. In 2016, ATL commenced work on its 20-year, $6.0 billion development plan. The plan includes six focus areas: air cargo development, airside, parking decks, support facilities, the passenger terminal complex and third-party development. Air cargo development is expected to add up to 1.0 million SF of warehouse space by 2021. Airside developments will include repaving the existing runways, adding two end-around taxiways and adding a sixth runway in 2023-2024. Parking deck construction began in 2016 with work on a new West parking deck and a surface lot on Sullivan Road; beginning in 2021, the North and South decks are expected to be demolished and replaced. Support facilities, such as the fire station, maintenance complex, and vehicle staging areas, will be renovated. It is also anticipated that the terminal complex will be modernized, Concourse T will be extended, and a new 10-gate Concourse G will be constructed.

Competitive properties to the Embassy Suites Atlanta Airport Property are shown in the table below:

Competitive Property Summary(1)
Property Name	Year Opened	No. of Rooms	Commercial Demand	Meeting & Group Demand	Leisure Demand	Contract Demand	TTM Occ.(1)	TTM ADR(1)	TTM RevPAR(1)
Embassy Suites Atlanta Airport Property(2)	1989	236	55%	15%	30%	0%	79.4%	$141.61	$112.43
Marriott Atlanta Airport	1981	641	35%	35%	25%	5%	75%-80%	$120-$125	$95-$100
Westin Atlanta Airport	1982	500	38%	28%	18%	16%	85%-90%	$110-$115	$100-$105
Renaissance Concourse Atlanta	1992	387	40%	25%	25%	10%	75%-80%	$130-$140	$105-$110

Source: Appraisal.

(1)	TTM Occ., TTM ADR and TTM RevPAR for the Embassy Suites Atlanta Airport Property are as of June 30, 2018 and are from the Embassy Suites Atlanta Airport Borrower’s operating statements. TTM Occ., TTM ADR and TTM RevPAR for the competitive properties are from the appraisal and as of December 31, 2017.

(2)	Variances between the underwriting, the appraisal and the Historical Occupancy, ADR and RevPAR table with respect to Occupancy, ADR and RevPAR at the Embassy Suites Atlanta Airport Property are attributable to variances in reporting methodologies and/or timing differences.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Embassy Suites Atlanta Airport

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Embassy Suites Atlanta Airport Property:

Cash Flow Analysis(1)(2)
	2015	2016	2017	6/30/2018 TTM	UW	UW per Room
Occupancy	56.3%	80.1%	79.4%	79.4%	79.4%
ADR	$119.35	$127.35	$137.95	$141.61	$141.61
RevPAR	$67.23	$102.01	$109.53	$112.43	$112.43

Rooms Revenue	$5,742,239	$8,810,896	$9,435,111	$9,685,120	$9,685,120	$41,039
Food & Beverage	$1,082,323	$1,815,768	$1,885,510	$2,042,317	$2,042,317	$8,654
Other Income	$376,021	$646,164	$724,079	$749,113	$749,113	$3,174
Total Revenue	$7,200,583	$11,272,828	$12,044,700	$12,476,550	$12,476,550	$52,867
Total Expenses	$5,728,159	$7,875,114	$8,151,430	$8,376,349	$8,373,384	$35,480
Net Operating Income	$1,472,425	$3,397,714	$3,893,270	$4,100,201	$4,103,166	$17,386
FF&E	$288,023	$450,913	$481,788	$499,062	$499,062	$2,115
Net Cash Flow	$1,184,401	$2,946,800	$3,411,482	$3,601,139	$3,604,104	$15,272

NOI DSCR (IO)	0.89x	2.04x	2.34x	2.47x	2.47x
NOI DSCR (P&I)	0.70x	1.60x	1.84x	1.94x	1.94x
NCF DSCR (IO)	0.71x	1.77x	2.05x	2.17x	2.17x
NCF DSCR (P&I)	0.56x	1.39x	1.61x	1.70x	1.70x
NOI Debt Yield	4.5%	10.3%	11.8%	12.4%	12.4%
NCF Debt Yield	3.6%	8.9%	10.3%	10.9%	10.9%

(1)	Occupancy, ADR and RevPAR figures are based on the underwriting, which has been taken from financial statements provided by the Embassy Suites Atlanta Airport Borrower. Variances between the underwriting, the appraisal and the Historical Occupancy, ADR, RevPAR table with respect to Occupancy, ADR and RevPAR at Embassy Suites Atlanta Airport Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	The borrower sponsor acquired the Embassy Suites Atlanta Airport Property in 2014. Following the acquisition, the borrower sponsor commenced work to complete a full renovation of the Embassy Suites Atlanta Airport Property, while also adding three suites, bringing the total room count to 236. In total, the borrower sponsor has invested approximately $12.3 million of capital expenditures and property improvement plan (“PIP”) work since 2015. The Embassy Suites Atlanta Airport Property fully came back online in 2016 and as such, has seen an increase from 2016 Net Operating Income to the 6/30/2018 TTM Net Operating Income.

Escrows and Reserves. The Embassy Suites Atlanta Airport Mortgage Loan documents provide for upfront escrows in the amount of $547,545 for real estate taxes. The Embassy Suites Atlanta Airport Mortgage Loan documents also provide for ongoing monthly escrow deposits of (i) 1/12 of the estimated annual property taxes (currently equal to $47,375) and (ii) 1/12 of 4% of annual gross revenues at the Embassy Suites Atlanta Airport Property (currently equal to $41,589) for FF&E. Insurance escrows are waived so long as, among other things, the Embassy Suites Atlanta Airport Property is covered by an acceptable blanket insurance policy (which is currently maintained). If such condition is no longer satisfied, on each due date, the Embassy Suites Atlanta Airport Borrower will be required to fund an insurance reserve in a monthly amount equal to 1/12 of the amount that the lender estimates will be necessary to pay the annual insurance premiums.

Lockbox and Cash Management. The Embassy Suites Atlanta Airport Mortgage Loan is structured with a springing lockbox and springing cash management. Following the occurrence of a Sweep Event Period (as defined below), the Embassy Suites Atlanta Airport Borrower and the property manager will be required to establish and maintain a restricted account for the benefit of the lender (the “Clearing Account”) for the remaining term of the Embassy Suites Atlanta Airport Mortgage Loan and to direct all credit card companies to pay all Embassy Suites Atlanta Airport Property receipts directly into the Clearing Account. Following the occurrence and during the continuance of a Sweep Event Period, all sums on deposit in the Clearing Account are required to be transferred on a daily basis to an account designated and controlled by the lender (the “Cash Management Account”), from which the monthly payments required under the Embassy Suites Atlanta Airport Mortgage Loan documents will be made and (i) absent the existence of a Sweep Event Period, any remaining amounts on deposit in the Cash Management Account are required to be disbursed to the Embassy Suites Atlanta Airport Borrower and (ii) during the existence of a Sweep Event Period, any excess cash is required to be held by the lender as additional security for the Embassy Suites Atlanta Airport Mortgage Loan.

A “Sweep Event Period” will commence upon the earlier of:

(i) the occurrence of an event of default under the Embassy Suites Atlanta Airport Mortgage Loan, and will continue until the cure (if applicable) of the event of default,

(ii) the debt service coverage ratio, calculated based on the trailing 12 calendar months, being less than 1.20x, and will continue until the debt service coverage ratio, calculated based on the trailing 12 calendar months, for two consecutive calendar quarters thereafter is equal to or greater than 1.25x, or

(iii) the cancellation, termination or expiration of the franchise agreement, and will continue until the lender receives satisfactory evidence that the Embassy Suites Atlanta Airport Borrower has entered into a replacement franchise agreement satisfactory to the lender and the lender has received a satisfactory comfort letter from the applicable franchisor.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Embassy Suites Atlanta Airport

Additional Secured Indebtedness (not including trade debts). None.

Parent Debt. In connection with a credit facility for an owner of the Embassy Suites Atlanta Airport Borrower, direct or indirect constituent owners of the Embassy Suites Atlanta Airport Borrower may incur indebtedness secured by direct or indirect ownership interests in the Embassy Suites Atlanta Airport Borrower (“Parent Debt”). Future mezzanine debt is permitted, provided the following conditions, among others, have been satisfied: (i) the pledge of the direct or indirect membership interests in the Embassy Suites Atlanta Airport Borrower will comprise no more than 10% of the value of the collateral serving as the security granted in connection with such Parent Debt, (ii) the Parent Debt lender executes an intercreditor and standstill agreement acceptable to the lender, (iii) the terms, conditions and structure of, and documentation for, the Parent Debt are approved by the lender and (iv) the Embassy Suites Atlanta Airport Borrower will have delivered to the lender a rating agency confirmation.

Release of Property. Not permitted.

Terrorism Insurance. The Embassy Suites Atlanta Airport Borrower is required to obtain terrorism insurance for domestic and foreign acts of terrorism (as defined in the Terrorism Risk Insurance Program Reauthorization Act of 2007 as amended or replaced) in an amount equal to the full replacement cost of the Embassy Suites Atlanta Airport Property and business interruption insurance of at least 18 months required under the Embassy Suites Atlanta Airport Mortgage Loan documents. See “Risk Factors— Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Regions Tower

Mortgage Loan No. 11 – Regions Tower

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$30,000,000			Location:	Indianapolis, IN 46204
Cut-off Date Balance(1):	$30,000,000			General Property Type:	Office
% of Initial Pool Balance:	3.3%			Detailed Property Type:	CBD
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	Elchonon Schwartz; Simon Singer;			Year Built/Renovated:	1969/2016-2017
	Isaac Maleh			Size:	687,237 SF
Mortgage Rate:	4.8974%			Cut-off Date Balance per SF(1):	$106
Note Date:	9/27/2018			Maturity Date Balance per SF(1):	$106
First Payment Date:	11/1/2018			Property Manager:	Nightingale Realty, LLC
Maturity Date:	10/1/2023				(borrower-related)
Original Term to Maturity:	60 months
Original Amortization Term:	0 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI:	$7,400,303
Prepayment Provisions:	LO (24); DEF (32); O (4)			UW NOI Debt Yield(1):	10.1%
Lockbox/Cash Mgmt Status:	Hard / In Place			UW NOI Debt Yield at Maturity(1):	10.1%
Additional Debt Type(1):	Pari Passu / Mezzanine			UW NCF DSCR(1):	1.85x
Additional Debt Balance(1):	$43,000,000 / $11,000,000			Most Recent NOI:	$5,757,700 (5/31/2018 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$5,700,159 (12/31/2017)
Reserves				3rd Most Recent NOI:	$4,441,592 (12/31/2016)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	84.5% (7/1/2018)
RE Tax:	$73,459	$73,459	N/A	2nd Most Recent Occupancy(3):	78.2% (12/31/2017)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	73.4% (12/31/2016)
Recurring Replacements:	$500,000	Springing	$100,000	Appraised Value (as of):	$124,400,000 (6/14/2018)
TI/LC:	$4,000,000	Springing	$1,000,000	Cut-off Date LTV Ratio(1):	58.7%
Deferred Maintenance:	$609,356	$0	N/A	Maturity Date LTV Ratio(1):	58.7%
Other(2):	$11,079,030	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$73,000,000	85.9%	Loan Payoff:	$62,959,626	74.1%
Mezzanine Loan(1):	$11,000,000	13.0%	Reserves:	$16,261,846	19.1%
Borrower Equity:	$935,245	1.1%	Closing Costs:	$5,713,773	6.7%
Total Sources:	$84,935,245	100.0%	Total Uses:	$84,935,245	100.0%

(1)	The Regions Tower Mortgage Loan (as defined below) is part of the Regions Tower Whole Loan (as defined below), which comprises two pari passu notes with an aggregate original principal amount of $73,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Regions Tower Whole Loan. In addition, Morgan Stanley Mortgage Capital Holdings, LLC made an $11,000,000 mezzanine loan to parent entities of the Regions Tower Borrowers (as defined below), secured by equity in the Regions Tower Borrowers, which has an interest rate of 8.8500%, and is co-terminous with the Regions Tower Whole Loan. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the combined balance of the Regions Tower Whole Loan and the mezzanine loan are $122, $122, 8.8%, 8.8%, 1.45x, 67.5% and 67.5%, respectively. The mezzanine loan was sold to Paragon Indy LLC.

(2)	Other reserves consist of $6,574,712 for outstanding tenant improvements and leasing commissions, $2,607,143 for the Maplewood Lease Reserve Account (as described herein) and $1,897,175 for outstanding rent concessions. In order to obtain release of the Maplewood Lease Reserve Account, on or before September 27, 2019, (i) the Regions Tower Borrowers must deliver to the lender a fully executed copy of a lease for the 7,785 SF vacant space on the ground floor (the “Maplewood Space”) either with Maplewood Kitchen and Bar or with an alternative tenant reasonably acceptable to the lender, in each case, in form and substance reasonably acceptable to the lender, for all or any portion of the Maplewood Space, and (ii) the debt yield, as determined by the lender in its sole discretion, must be equal to or greater than 8.8%. If such conditions are satisfied, and (x) the net base rent payable under the applicable lease is not less than $233,550 per year, on a triple net basis (only with respect to expenses thereunder) (the “Total Base Rent Amount”), the lender must disburse the entire amount of the Maplewood Lease Reserve Account to the Regions Tower Borrowers and (y) if the net base rent payable thereunder is less than the Total Base Rent Amount, the lender must disburse a pro rata portion of the Maplewood Lease Reserve Account based on the proportion of the Total Base Rent Amount payable thereunder at any time prior to March 27, 2020, upon satisfaction of certain conditions. The Regions Tower Whole Loan was underwritten assuming a lease for the Maplewood Space is in effect at an annual rent of $233,550. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties” in the Preliminary Prospectus.

(3)	Most Recent Occupancy includes 10,698 SF occupied by Hill Fulwider, which is disbanding and expected to vacate in the near term, and 4,585 SF occupied by Regions Bank, which space is expected to be vacated. Rent from such tenants for such temporary space was not underwritten.

The Mortgage Loan. The eleventh largest mortgage loan (the “Regions Tower Mortgage Loan”) is part of a whole loan (the “Regions Tower Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $73,000,000, which are secured by the first priority fee interest in an office property located in Indianapolis, Indiana (the “Regions Tower Property”). The non-controlling Promissory Note A-1 in the original principal amount of $30,000,000 represents the Regions Tower Mortgage Loan and will be included in the MSC 2018-L1 securitization trust. The

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Regions Tower

controlling Promissory Note A-2 in the original principal amount of $43,000,000 (the “Regions Tower Pari Passu Companion Loan”), is expected to be contributed to one or more future securitizations or may be otherwise transferred at any time. The Regions Tower Mortgage Loan will initially be serviced pursuant to the pooling and servicing agreement for the MSC 2018-L1 securitization, and from and after the securitization of the Regions Tower Pari Passu Companion Loan, will be serviced pursuant to the pooling and servicing agreement for the securitization to which the Regions Tower Pari Passu Companion Loan is contributed. See “Description of the Mortgage Pool—The Whole Loans— The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus. The proceeds of the Regions Tower Whole Loan in addition to a mezzanine loan and cash equity contributed by the Regions Tower Borrowers (as defined below), were primarily used to refinance the Regions Tower Property, pay closing costs and fund reserves.

Regions Tower Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$30,000,000	MSC 2018-L1	No
A-2	$43,000,000	$43,000,000	Mortgage Stanley Bank, N.A.	Yes
Total	$73,000,000	$73,000,000

The Borrowers and the Sponsors. The borrowers are NG 211 N. Pennsylvania St LLC (76.95% ownership interest in the Regions Tower Property) and Regions Tower MF LLC (23.05% ownership interest in the Regions Tower Property) (together, the “Regions Tower Borrowers”), both single-purpose Delaware limited liability companies and tenants-in-common, with one independent director.

NG 211 N. Pennsylvania St LLC is 44.7% owned by The Nightingale Group, LLC (“Nightingale”), which is 50.0% owned by Elchonon Schwartz and 50.0% owned by Simon Singer. Isaac Maleh indirectly owns 90.0% of Regions Tower MF LLC. The borrower sponsors and non-recourse carveout guarantors are Elchonon Schwartz, Simon Singer and Isaac Maleh. Isaac Maleh’s liability under his non-recourse carveout guaranty is limited to liability for acts or omissions caused by him which result in full recourse liability to the Regions Tower Borrowers.

Founded in 2005 by Elchonon Schwartz and Simon Singer, Nightingale is a privately held vertically integrated commercial real estate investment firm. Headquartered in New York City, Nightingale’s portfolio holdings currently span across 22 states with over 11 million SF of office and retail commercial space under management.

The Property. The Regions Tower Property is a 687,237 SF, 35-story, Class A office building located on an approximately 3.72-acre parcel in the central business district of Indianapolis, Indiana. The Regions Tower Property was built in 1969 and most recently renovated between 2016 and 2017. The Regions Tower Property is situated on four major thoroughfares – Ohio and New York Streets (east-west), and Delaware and Pennsylvania Streets (north-south), one block northeast of Monument Circle. The Route 65 and Route 70 exchange (the “Split”) is approximately one mile away. Amenities at the Regions Tower Property include an executive office space, a conference center facility and auditorium, a fitness center, a raised computer room, storage space, on-site building security and a cafeteria. The Regions Tower Property includes an eight-story (six-stories above grade, two-stories below grade), attached 825-space parking garage (approximately 1.2 spaces per 1,000 SF). Since acquiring the Regions Tower Property in 2014, the Regions Tower Borrowers budgeted for approximately $9.5 million in capital improvements that included updating the lobby, façade repairs, upgrading the elevators and new carpet and paint to the common areas. In 2018, the Regions Tower Borrowers executed new leases totaling 42,369 SF and tenant expansions totaling 18,793 SF. As of July 1, 2018, the Regions Tower Property was 84.5% leased to 51 tenants.

In 2006, the Regions Tower Property sustained damage to approximately one third of its façade due to a tornado. As a result of such damage, and concerns about the stability of the remainder of the façade, the Regions Tower Property was rebuilt over a period of five years and five months at a cost of approximately $48,000,000, of which $34,100,000 was obtained through an insurance settlement.

Major Tenants.

Taft Stettiinius & Hollister LLP (97,423 SF, 14.2% of NRA, 21.8% of underwritten rent). Taft Stettiinius & Hollister LLP is a law firm with approximately 450 attorneys across 10 offices in seven states. Taft Stettiinius & Hollister LLP originally took occupancy of 85,777 SF at the Regions Tower Property in 2014 and signed a lease for an additional 11,646 SF of space, of which it is expected to take occupancy in January 2019. Taft Stettiinius & Hollister LLP has extended its lease one time, has a lease expiration of August 31, 2036 and has one, 10-year renewal option remaining. Taft Stettiinius & Hollister LLP has a free or abated rent period through December 2019, which was reserved for at loan origination. Upon request, the Regions Tower Borrowers are required to pay Taft Stettiinius & Hollister LLP an “Excess Allowance” of $961,090, which has not been reserved for. If the Regions Tower Borrowers fail to pay such Excess Allowance when requested by the tenant, an excess cash sweep will result, and if such cash sweep does not result in the Excess Allowance being reserved for by the next payment date, an event of default will exist.

Regions Bank (59,864 SF, 8.7% of NRA, 12.2% of underwritten rent). Regions Bank is a financial holding company headquartered in Birmingham, Alabama that operates in the South, Midwest and Texas. Regions Bank took occupancy of 64,449 SF at the Regions Tower Property in 2009 and is currently in the process of vacating 4,585 SF. Regions Bank has extended its lease one time, has a lease expiration of December 31, 2029 and has two, five-year renewal options remaining.

Kreig DeValut LLP (54,505 SF, 7.9% of NRA, 10.8% of underwritten rent). Kreig DeValut LLP is a full service law firm with a commercial law practice that encompasses more than 30 areas of service that includes employee benefits and employee stock ownership, health care, banking, finance and more. Kreig DeValut LLP took occupancy of its space in 2010, has a lease expiration of November 30, 2025 and has two, five-year renewal options remaining.

Wooden & McLaughlin LLP (32,495 SF, 4.7% of NRA, 4.9% of underwritten rent). Wooden & McLaughlin LLP is a law firm founded in Indianapolis with over 60 clients throughout industries including insurance, education, automobiles and aviation. Wooden & McLaughlin LLP took occupancy of 29,646 SF at the Regions Tower Property in 2016 and added 2,849 SF as of September 2018. Wooden & McLaughlin LLP has a lease expiration of January 31, 2028 and has one, five-year renewal option. Wooden & McLaughlin LLP has the right to terminate its lease on January 31, 2024 with 12 months’ notice and payment of a termination fee (as described below under “Tenant Summary”) and also has the right to surrender a portion of its space containing between 3,000 and 4,000 SF effective as of January 31, 2024 with 12 months’ notice and payment of a contraction fee (as described below under “Tenant Summary”). Wooden & McLaughlin LLP has an abated rent period through April 2019, which was reserved for at loan origination.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Regions Tower

Flaherty and Collins Construction (24,503 SF, 3.6% of NRA, 4.2% of underwritten rent). Flaherty and Collins Construction provides property development, construction and management services on multifamily projects across the nation. Flaherty and Collins Construction originally took occupancy of its space in 2016, has a lease expiration of October 31, 2027 and has one, five-year renewal option remaining. Flaherty and Collins Construction has the right to terminate its lease on October 31, 2024 with nine months’ notice and payment of a termination fee (as described below under “Tenant Summary”) and also has the right to surrender a portion of the 29th floor containing between 3,685 and 4,685 SF effective as of October 31, 2023 with 12 months’ notice and payment of a contraction fee (as described below under “Tenant Summary”).

The following table presents certain information relating to the major tenants at the Regions Tower Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration
Tenant
Taft Stettiinius & Hollister LLP(3)	NR/NR/NR	97,423	14.2%	$2,479,090	21.8%	$25.45	8/31/2036
Regions Bank	NR/NR/NR	59,864	8.7%	$1,390,141	12.2%	$23.22	12/31/2029
Kreig DeValut LLP	NR/NR/NR	54,505	7.9%	$1,226,363	10.8%	$22.50	11/30/2025
Wooden & McLaughlin LLP(4)	NR/NR/NR	32,495	4.7%	$554,883	4.9%	$17.08	1/31/2028
Flaherty and Collins Construction(5)	NR/NR/NR	24,503	3.6%	$474,133	4.2%	$19.35	10/31/2027
Subtotal/Wtd. Avg.		268,790	39.1%	$6,124,610	53.9%	$22.79

Other Tenants		296,587	43.2%	$5,237,718	46.1%	$17.66
Vacant Space(6)		121,860	17.7%	$0	0.0%	$0.00
Total/Wtd. Avg.		687,237	100.0%	$11,362,328	100.0%	$20.10

(1)	Information is based on the underwritten rent roll as of July 1, 2018.

(2)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(3)	Taft Stettiinius & Hollister LLP includes 1,417 SF of storage space that is leased on a month to month basis and 11,646 SF, for which it has signed a lease and is expected to take occupancy in January 2019. Taft Stettiinius & Hollister LLP has a free or abated rent period through December 2019, which was reserved for at loan origination. The Regions Tower Borrowers are required to pay Taft Stettiinius & Hollister LLP an “Excess Allowance” of $961,090, which has not been reserved for. If the Regions Tower Borrowers fail to pay such Excess Allowance when requested by the tenant, an excess cash sweep will result, and if such cash sweep does not result in the Excess Allowance being reserved for by the next payment date, an event of default will exist.

(4)	Wooden & McLaughlin LLP has an abated rent period through April 2019, which was reserved for at loan origination. Wooden & McLaughlin LLP has the right to terminate its lease on January 31, 2024 with 12 months’ notice and payment of a termination fee equal to the sum of (i) 200% of fixed rent payable in the last full calendar month immediately preceding the effective termination date and (ii) the unamortized portion of landlord’s concessions (plus 8% interest per annum). Wooden & McLaughlin LLP has the right to surrender a portion of its space containing between 3,000 and 4,000 SF effective as of January 31, 2024 with 12 months’ notice and payment of a contraction fee equal to the unamortized portion of landlord’s concessions allocated to the contraction space (plus 8% interest per annum).

(5)	Flaherty and Collins Construction has the right to terminate its lease on October 31, 2024 with nine months’ notice and payment of a termination fee equal to the sum of (i) 200% of fixed rent payable in the last full calendar month immediately preceding the effective termination date and (ii) the unamortized portion of landlord’s concessions (plus 8% interest per annum). Flaherty and Collins Construction has the right to surrender a portion of the 29th floor containing between 3,685 and 4,685 SF effective as of October 31, 2023 with 12 months’ notice and payment of a contraction fee equal to the unamortized portion of landlord’s concessions allocated to the contraction space (plus 8% interest per annum).

(6)	Vacant Space includes 10,698 SF occupied by Hill Fulwider, which is disbanding and expected to vacate in the near term, and 4,585 SF occupied by Regions Bank, which space is expected to be vacated. Rent from such tenants for such temporary spaces was not underwritten.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Regions Tower

The following table presents certain information relating to the lease rollover schedule at the Regions Tower Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	7	3,766	$4.46	0.5%	0.5%	$16,812	0.1%	0.1%
2018	2	5,387	$20.82	0.8%	1.3%	$112,167	1.0%	1.1%
2019	5	20,881	$19.81	3.0%	4.4%	$413,690	3.6%	4.8%
2020	6	37,991	$13.19	5.5%	9.9%	$501,087	4.4%	9.2%
2021	5	23,359	$18.83	3.4%	13.3%	$439,843	3.9%	13.1%
2022	3	13,388	$18.48	1.9%	15.2%	$247,380	2.2%	15.2%
2023	6	56,662	$19.26	8.2%	23.5%	$1,091,437	9.6%	24.8%
2024	2	29,786	$16.66	4.3%	27.8%	$496,305	4.4%	29.2%
2025	2	64,892	$22.34	9.4%	37.3%	$1,449,683	12.8%	42.0%
2026	2	23,194	$22.57	3.4%	40.6%	$523,569	4.6%	46.6%
2027	3	45,836	$19.00	6.7%	47.3%	$871,079	7.7%	54.2%
2028	5	75,412	$14.54	11.0%	58.3%	$1,096,496	9.7%	63.9%
2029 & Beyond	3	164,823	$24.89	24.0%	82.3%	$4,102,781	36.1%	100.0%
Vacant Space(4)	0	121,860	$0.00	17.7%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	51	687,237	$20.10	100.0%		$11,362,328	100.0%

(1)	Information is based on the underwritten rent roll as of July 1, 2018

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

(4)	Vacant Space includes 10,698 SF occupied by Hill Fulwider, which is disbanding and expected to vacate in the near term, and 4,585 SF occupied by Regions Bank, which space is expected to be vacated. Rent from such tenants for such temporary spaces was not underwritten.

The Market. The Regions Tower Property is located in the Central office submarket, within the central business district of Indianapolis, Indiana. According to the appraisal, the government services sector and related industries are a significant influence on the commercial and office uses in the Regions Tower Property neighborhood. The Regions Tower Property is located within proximity to numerous demand drivers including the Indiana state capitol building, Circle Centre Mall, the Federal Building, Circle Theatre, the Indianapolis Convention and Exposition Center, Lucas Oil Stadium, Union Station, The Indianapolis Zoo, and a variety of hotels and restaurants. In addition, the Regions Tower Property is located approximately ten miles east of the Indianapolis International Airport.

According to the appraisal, for the first quarter of 2018, the Indianapolis office market contained 17,826,000 SF of Class A office space, with a vacancy of 17.5% and effective rent of $21.71 PSF. For the first quarter of 2018, the Central office submarket contained 6,799,000 SF of Class A office space, with a vacancy of 14.1% and average rent of $21.89 PSF. Class A vacancy rates in the Central office sub-market market have been stable since 2009 (ranging from 11.6% to 15.9%), while asking rents have steadily increased since 2009. According to a third party market report, there are no office buildings under construction or proposed in the Indianapolis central business district.

The estimated 2017 population within a one-, three- and five-mile radius of the Regions Tower Property is 16,993, 104,709 and 256,067, respectively, according to the appraisal. The estimated 2017 median household income within a one-, three- and five-mile radius of the Regions Tower Property is $40,366, $29,907 and $33,201, respectively.

The following table reflects comparable office leases with respect to the Regions Tower Property:

Comparable Office Lease Summary
Property/Location	Year Built	SF	Tenant Name		Lease Date	Lease Term (Mos.)	Rent PSF	Lease Type
				Lease Size (SF)
30 S. Meridian Street Indianapolis, IN	1920	265,801	Carrier	56,494	1/2019	120	$21.75	MG
OneAmerica Tower Indianapolis, IN	1982	899,382	InfoSys	35,378	6/2018	68	$23.50	MG
Pan American Plaza Indianapolis, IN	1987	147,227	Infrastructure Engineering	2,474	4/2018	60	$20.00	MG
130 East Indianapolis, IN	1922	102,000	Angi Home Services	65,620	1/2018	103	$20.90	Gross
201 N Illinois Indianapolis, IN	1986	318,978	GAI Consultants	6,785	12/2017	48	$17.00	MG
Guaranty Building Indianapolis, IN	1922	220,000	Cummins	19,562	10/2017	64	$25.00	Gross
McQuat Place Indianapolis, IN	1912	25,200	Char blue	4,032	5/2017	77	$16.28	MG

Source: Appraisal.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Regions Tower

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and Underwritten Net Cash Flow at the Regions Tower Property:

Cash Flow Analysis
	2015	2016	2017	5/31/2018 TTM	UW	UW PSF
Gross Potential Rent(1)	$8,513,964	$8,108,868	$9,122,094	$9,396,390	$13,797,222	$20.08
Total Recoveries	$370,055	$552,971	$508,027	$460,690	$407,660	$0.59
Other Income	$2,146,931	$2,092,505	$2,152,457	$2,173,296	$1,817,051	$2.64
Less Vacancy & Credit Loss	$0	$0	$0	$0	($2,443,565)	($3.56)
Effective Gross Income	$11,030,950	$10,754,344	$11,782,578	$12,030,376	$13,578,368	$19.76
Total Expenses	$5,691,603	$6,312,752	$6,082,419	$6,272,676	$6,178,065	$8.99
Net Operating Income(2)	$5,339,347	$4,441,592	$5,700,159	$5,757,700	$7,400,303	$10.77
Capital Expenditures	$0	$0	$0	$0	$137,447	$0.20
TI/LC	$0	$0	$0	$0	$569,004	$0.83
Net Cash Flow	$5,339,347	$4,441,592	$5,700,159	$5,757,700	$6,693,851	$9.74

Occupancy %	71.5%	73.4%	78.2%	84.5%(3)	82.4%
NOI DSCR(4)	1.47x	1.23x	1.57x	1.59x	2.04x
NCF DSCR(4)	1.47x	1.23x	1.57x	1.59x	1.85x
NOI Debt Yield(4)	7.3%	6.1%	7.8%	7.9%	10.1%
NCF Debt Yield(4)	7.3%	6.1%	7.8%	7.9%	9.2%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated July 1, 2018 and includes rent steps through June 1, 2019 totaling $129,041 and $47,392 of straight-lined rent for Regions Bank through December 31, 2024.

(2)	The increase from 5/31/2018 TTM Net Operating Income to UW Net Operating income is primarily from recent leasing activity which includes, Levenemtum (17,780 SF, $417,830 UW base rent), Scalable Licensing (7,467 SF, $149,340 UW base rent), Jackson Lewis PC (6,689 SF, $143,814 UW base rent) and FNEX LLC (1,480 SF, $31,820). Rent steps through June 1, 2019 totaling $129,041 and $47,392 of straight-lined rent for Regions Bank also contribute to the increase.

(3)	5/31/2018 TTM Occupancy % is as of July 1, 2018 and includes Hill Fulwider (10,698 SF) which is disbanding and expected to vacate in the near term, and Regions Bank (4,585 SF) which is expected to vacate. Rent from such tenants for such temporary spaces was not underwritten.

(4)	DSCRs and Debt Yields are based on the Regions Tower Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Zenith Ridge

Mortgage Loan No. 12 – Zenith Ridge

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	SMC			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$30,000,000			Location:	Canonsburg, PA 15317
Cut-off Date Balance(1):	$30,000,000			General Property Type:	Office
% of Initial Pool Balance:	3.3%			Detailed Property Type:	Suburban
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	James D. Scalo; John F. Scalo;			Year Built/Renovated:	2014, 2015, 2016/N/A
	Charles R. Zappala; John J. Verbanac			Size:	486,000 SF
Mortgage Rate:	4.7000%			Cut-off Date Balance per SF(1):	$185
Note Date:	7/13/2018			Maturity Date Balance per SF(1):	$170
First Payment Date:	9/6/2018			Property Manager:	Burns Scalo Management LLC
Maturity Date:	8/6/2028				(borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$9,435,006
Seasoning:	2 months			UW NOI Debt Yield(1):	10.5%
Prepayment Provisions(2):	LO (26); DEF (90); O (4)			UW NOI Debt Yield at Maturity(1):	11.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.01x (IO) 1.54x (P&I)
Additional Debt Type(1)(3):	Pari Passu			Most Recent NOI:	$9,377,045 (5/31/2018 TTM)
Additional Debt Balance(1):	$60,000,000			2nd Most Recent NOI:	$8,833,988 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$7,657,108 (12/31/2016)
Reserves				Most Recent Occupancy(6):	100.0% (7/11/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	93.6% (12/31/2017)
RE Tax:	$30,949	$54,461	N/A	3rd Most Recent Occupancy:	91.1% (12/31/2016)
Insurance(4):	$0	Springing	N/A	Appraised Value (as of):	$133,100,000 (6/25/2018)
Recurring Replacements:	$0	$6,075	N/A	Cut-off Date LTV Ratio(1):	67.6%
TI/LC:	$0	$60,750	N/A	Maturity Date LTV Ratio(1):	62.2%
Other(5):	$2,335,949	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$90,000,000	100.0%	Loan Payoff:	$78,785,911	87.5%
			Reserves:	$2,366,898	2.6%
			Closing Costs:	$1,529,631	1.7%
			Return of Equity:	$7,317,560	8.1%
Total Sources:	$90,000,000	100.0%	Total Uses:	$90,000,000	100.0%

(1)	The Zenith Ridge Mortgage Loan (as defined below) is part of the Zenith Ridge Whole Loan (as defined below), which is comprised of five pari passu promissory notes with an aggregate principal balance of $90,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Zenith Ridge Whole Loan.

(2)	Defeasance of the Zenith Ridge Whole Loan is permitted any time after the earlier of (i) July 13, 2021 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the Zenith Ridge Whole Loan to be securitized. The assumed lockout period of 26 payments is based on the closing date of this transaction in October 2018.

(3)	See “The Mortgage Loan” for a discussion of additional debt.

(4)	Insurance escrows are waived so long as, among other things, the Zenith Ridge Property (as defined below) is covered by an acceptable blanket policy (which is currently maintained). If such condition is no longer satisfied, on each due date, the borrowers will be required to fund an insurance reserve in a monthly amount equal to 1/12 of the amount that the lender estimates will be necessary to pay the annual insurance premiums.

(5)	Other reserves consist of $1,445,533 into an account for outstanding tenant improvements and leasing commissions related to Ansys, Inc. (“Ansys”) and $890,416 into an account for free rent related to Ansys at Zenith Ridge II (as defined below).

(6)	Most Recent Occupancy includes 30,971 SF (6.4% of NRA) of additional space that is leased by the largest tenant, Ansys, but is not yet occupied. Ansys currently occupies 186,000 SF at the Zenith Ridge Property (as defined below) and is in the process of building out its additional space in Zenith Ridge II. According to the borrower sponsors, Ansys is expected to take occupancy of its space in November 2018. Ansys is entitled to 15 months of free rent related to its Zenith Ridge II space for which the borrowers were required to escrow at origination of the Zenith Ridge Whole Loan an amount equal to $890,416, along with outstanding tenant improvements and leasing commissions in an aggregate amount equal to $1,445,533.

The Mortgage Loan. The twelfth largest mortgage loan (the “Zenith Ridge Mortgage Loan”) is part of a whole loan (the “Zenith Ridge Whole Loan”) evidenced by five pari passu promissory notes in the aggregate original principal amount of $90,000,000, all of which are secured by a first priority fee mortgage encumbering a suburban office property located in Canonsburg, Pennsylvania (the “Zenith Ridge Property”). The non-controlling Note A-2, in the original principal amount of $30,000,000, evidences the Zenith Ridge Mortgage Loan and will be contributed to the MSC 2018-L1 transaction. The controlling Note A-1 in the original principal amount of $35,000,000 was contributed to the CD 2018-CD7 transaction. The non-controlling Notes A-3, A-4 and A-5, in the aggregate original principal amount of $25,000,000 are expected to be contributed to one or more future commercial mortgage securitization transactions or otherwise transferred at any time. The Zenith Ridge Whole Loan will be serviced pursuant to the pooling and servicing

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Zenith Ridge

agreement for the CD 2018-CD7 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Whole Loans” in the Preliminary Prospectus.

Zenith Ridge Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$35,000,000	$35,000,000	CD 2018-CD7	Yes
A-2	$30,000,000	$30,000,000	MSC 2018-L1	No
A-3	$10,000,000	$10,000,000	Starwood Mortgage Funding II LLC	No
A-4	$10,000,000	$10,000,000	Starwood Mortgage Funding II LLC	No
A-5	$5,000,000	$5,000,000	Starwood Mortgage Funding II LLC	No
Total	$90,000,000	$90,000,000

The Borrowers and the Sponsors. The borrowers, Quattro Investment Group, L.P., Quattro 2a, L.P. and Quattro 2b, L.P., are each single purpose Pennsylvania limited partnerships structured to be bankruptcy-remote with two independent directors for each of the borrowers’ general partners. Each of the three borrowers owns one of the buildings located on the Zenith Ridge Property. Each of the borrowers will be jointly and severally liable for the Zenith Ridge Whole Loan. The non-recourse carveout guarantors are James D. Scalo, John F. Scalo, Charles R. Zappala and John J. Verbanac. James D. Scalo and John F. Scalo are principals of Burns & Scalo Real Estate Services, Inc. (“BSRES”), a commercial real estate company that engages in development, management and brokerage of commercial real estate in the Pittsburgh, Pennsylvania area. James D. Scalo is the president and chief executive officer of BSRES, which has developed and currently manages more than 3.5 million SF of office, warehouse, flex and retail properties in western Pennsylvania. BSRES, founded in 1956, has expanded its investment and services portfolio to include commercial office structures, flex and warehouse buildings, apartments, storage facilities and built-to-suit opportunities. BSRES owns and manages several million SF of commercial real estate for both private investment and third-party owners. John F. Scalo, James D. Scalo’s brother, is chief executive officer and president of Burns & Scalo Roofing Company, Inc., an affiliate of and predecessor to BSRES. Charles R. Zappala started his career as an investment banker as one of the founding partners of RRZ, Inc., a regional investment banking firm in Pittsburgh. He has been involved in the development of seven residential projects totaling 400 units, 160,000 SF of medical research and office space and two retail shopping centers totaling 550,000 SF. John J. Verbanac has extensive real estate experience and has focused on a concentration in public sector oriented projects that involve public finance stacking, infrastructure and entitlement issues.

The Property. The Zenith Ridge Property is comprised of three, five-story class A office buildings located in Canonsburg, Pennsylvania, encompassing 486,000 SF. The Zenith Ridge I building (“Zenith Ridge I”) has approximately 186,000 SF and is 100% occupied by Ansys. The Zenith Ridge II building (“Zenith Ridge II”) has approximately 150,000 SF and is 100% leased to 12 tenants. The Zenith Ridge III building (“Zenith Ridge III”) has approximately 150,000 SF and is 100% occupied by EQT Corp. The Zenith Ridge Property is located in a suburban office park in the Pittsburgh area (the “Southpointe Business Park”). The Southpointe Business Park is nearly fully developed and contains approximately 4.0 million SF of office space and is currently 91.4% occupied.

The Southpointe Business Park was developed in two phases (Southpointe I & Southpointe II) with the initial phase developed in 1989 and the second phase developed approximately 10 years ago. The Zenith Ridge Property is located in Southpointe II, which features developments such as a class A multi-family property known as 1400 Main Street built in 2015, a new Holiday Inn Express and a Homewood Suites by Hilton and the Southpointe Town Center, a mixed-use development with approximately 60,000 SF of retail and restaurants. All of these developments are within walking distance of the Zenith Ridge Property.

The Zenith Ridge Property has received the LEED Core and Shell Certification and the Class G Certification and is one of three office properties in the Southpointe Business Park with that designation. The Zenith Ridge Property has the following attributes to qualify for the certification: low-flow water fixtures, energy monitoring equipment, preferred parking for “Low Emission Vehicles”, low volatile organic compound paints, which positively impact indoor air quality, high performance low emissivity coated glass and a green campus, including walking trails, fire pits and outdoor patios.

Major Tenants.

Ansys (216,971 SF, 44.6% of NRA, 42.1% of underwritten base rent). Ansys is an American computer-aided engineering software developer headquartered at the Zenith Ridge Property. Ansys publishes engineering analysis software across a range of disciplines, including finite element analysis, structural analysis, computational fluid dynamics, explicit and implicit methods, and heat transfer. The company was founded in 1970 and has since expanded its business through a combination of organic growth and acquisitions. It currently has nearly 3,000 employees. In October 2014, Ansys relocated to the Zenith Ridge Property from its national headquarters at 257 Technology Drive, a 107,000 SF, 20-year old building which is also in Southpointe Business Park. It initially leased the build-to-suit 186,000 SF Zenith Ridge I in October 2014. It has invested more than $1.0 million of its own money in additional build-out of the Zenith Ridge I space. It is expanding and currently building out by 30,971 SF into Zenith Ridge II to accommodate its acquisition of 3DSIM, a developer of additive manufacturing technology, and it is expected to take occupancy in November 2018. Its lease expires in December 2029 and it has two five-year extension options plus an additional 30 month extension option for the Zenith Ridge I space and two five-year extension options plus an additional extension option ending August 14, 2042 for the Zenith Ridge II space. As part of the lease terms, the tenant will receive 15 months free rent. At origination of the Zenith Ridge Whole Loan, the lender escrowed 15 months free rent ($890,416) and all outstanding tenant improvements and leasing commission obligation ($1,445,533). Ansys has the one-time right to terminate its lease effective December 2025 by providing 18 months’ notice and paying all unamortized tenant improvements allowance, brokerage fees and free rent, plus an additional $887,671.

EQT Corp. (180,908 SF, 37.2% of NRA, 39.1% of underwritten base rent). EQT Corp., based in Pittsburgh, is a petroleum and natural gas exploration and pipeline transport company. EQT Corp., founded in 1888, is the leading natural gas producer in the United States based on average daily sales volume. The Zenith Ridge Property served as Rice Energy’s headquarters and in November 2017, Rice Energy was acquired by EQT Corp. for approximately $8.2 billion. The company has more than 2,000 employees. EQT Corp.’s leases expire in January 2031 (150,000 SF in Zenith Ridge III) and December 2024 (30,908 SF in Zenith Ridge II), respectively. EQT Corp. is in the process of creating two independent energy companies by separating its “upstream” business and “midstream” business. The Zenith Ridge Property space is expected to operate as its headquarters for the company’s midstream operations, which involve the transportation, storage and wholesale marketing of crude or refined petroleum products. The company is expected to move its existing midstream operations from downtown Pittsburgh to this location. In connection with the relocation, it is

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Zenith Ridge

expected to spend approximately $3.5 million on a command center to be housed within the Zenith Ridge Property. EQT Corp. has one 10-year lease renewal option followed by one five-year lease renewal option for the 150,000 SF Zenith Ridge III space.

The following table presents a summary regarding major tenants at the Zenith Ridge Property:

Tenant Summary(1)
Tenant Name	Credit Rating (S&P/Moody’s/Fitch)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	Annual UW Rent PSF	% of Total Annual UW Rent	Lease Expiration
Major Tenants
Ansys(3)	NR/NR/NR	216,971	44.6%	$5,021,304	$23.14	42.1%	12/31/2029
EQT Corp.(4)	BBB/Baa3/BBB-	180,908	37.2%	$4,671,664	$25.82	39.1%	Various
Nicholson Construction Company	NR/NR/NR	17,342	3.6%	$469,275	$27.06	3.9%	1/31/2026
Regus	NR/NR/NR	13,814	2.8%	$373,807	$27.06	3.1%	1/31/2025
Sentric Holding Corp.	NR/NR/NR	13,334	2.7%	$332,550	$24.94	2.8%	9/30/2021
Subtotal/Wtd. Avg.		442,369	91.0%	$10,868,600	$24.57	91.1%

Other Tenants		43,631	9.0%	$1,065,726	$24.43	8.9%
Vacant Space		0	0.0%	$0	$0.00	0.0%
Total/Wtd. Avg.		486,000	100.0%	$11,934,326	$24.56	100.0%

(1)	Information is based on the underwritten rent roll dated July 11, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Ansys occupies the entire 186,000 SF of Zenith Ridge I and is currently building out its 30,971 SF suite in Zenith Ridge II. Ansys is expected to take occupancy of its space in Zenith Ridge II in November 2018. Ansys is entitled to 15 months of free rent related to its Zenith Ridge II space which the borrowers were required to escrow at origination of the Zenith Ridge Whole Loan in an amount equal to $890,416, along with outstanding tenant improvements and leasing commissions in an aggregate amount equal to $1,445,533. Additionally, Ansys has the one-time right to terminate its lease effective December 2025 by providing 18 months’ notice and paying all unamortized tenant improvements allowance, brokerage fees and free rent, plus an additional $887,671, estimated to total approximately $5.75 million.

(4)	EQT Corp. occupies the entire 150,000 SF of Zenith Ridge III under a lease that expires in January 2031 and occupies another 30,908 SF in Zenith Ridge II under a lease that expires in December 2024.

The following table presents certain information relating to the lease rollover schedule at the Zenith Ridge Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	3	33,249	$23.16	6.8%	6.8%	$770,136	6.5%	6.5%
2022	5	23,716	$26.49	4.9%	11.7%	$628,140	5.3%	11.7%
2023	0	0	$0.00	0.0%	11.7%	$0	0.0%	11.7%
2024	1	30,908	$24.68	6.4%	18.1%	$762,790	6.4%	18.1%
2025	1	13,814	$27.06	2.8%	20.9%	$373,807	3.1%	21.2%
2026	1	17,342	$27.06	3.6%	24.5%	$469,275	3.9%	25.2%
2027	0	0	$0.00	0.0%	24.5%	$0	0.0%	25.2%
2028	0	0	$0.00	0.0%	24.5%	$0	0.0%	25.2%
2029 & Beyond	3	366,971	$24.33	75.5%	100.0%	$8,930,178	74.8%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	14	486,000	$24.56	100.0%		$11,934,326	100.0%

(1)	Information is based on the underwritten rent roll dated July 11, 2018.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

The Market. The Zenith Ridge Property is located in Canonsburg, Washington County, Pennsylvania. The Zenith Ridge Property is situated in the Pittsburgh office market and the Washington County office submarket. The Pittsburgh office market contains approximately 133.1 million SF with a first quarter 2018 vacancy rate of 8.7% and asking rent of $21.56 PSF. The Washington County office submarket contains approximately 8.5 million SF with a first quarter 2018 vacancy rate of 8.3% and asking rent of $20.78 PSF. The appraisal determined market rent of $24.25 PSF for office space.

The estimated 2017 population within a one-, three- and five-mile radius of the Zenith Ridge Property was 5,614, 32,117 and 63,326 people, respectively. The estimated 2017 average household income within a one-, three- and five-mile radius of the Zenith Ridge Property was $92,636, $99,010 and $104,935, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Zenith Ridge

The following table presents recent leasing data with respect to comparable office properties with respect to the Zenith Ridge Property as identified in the appraisal:

Comparable Office Rentals Summary
Property Name/Location	Year Built	Occ.	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF
1800 and 1900 Main Street 1800 and 1900 Main Street Canonsburg, PA	2014	100%	115,160	Bowles Rice	14,926	Dec-15	7.0	$23.58
The Fountainhead 555 Southpointe Boulevard Canonsburg, PA	2002	100%	90,250	Crown Castle	24,748	Dec-17	5.0	$22.75
Stealth II 501 Technology Boulevard Canonsburg, PA	2000	100%	98,314	Huntley & Huntley	5,463	Apr-17	7.0	$20.00
370 Southpointe Boulevard 370 Southpointe Boulevard Canonsburg, PA	2000	100%	65,637	Available	14,839	-	5.0	$24.50
Southpointe Plaza I 400 Southpointe Boulevard Canonsburg, PA	1996	96%	62,500	Available	16,010	-	5.0	$22.00

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Zenith Ridge Property:

Cash Flow Analysis
	2016	2017	5/31/2018 TTM	UW	UW PSF
Gross Potential Rent(1)	$9,082,608	$10,427,320	$11,012,814	$11,934,326	$24.56
Total Recoveries	$159,691	$353,016	$398,350	$857,697	$1.76
Other Income	$33,000	$13,482	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	($639,601)	($1.32)
Effective Gross Income	$9,275,299	$10,793,818	$11,411,164	$12,152,422	$25.00
Total Operating Expenses	$1,618,191	$1,959,830	$2,034,119	$2,717,417	$5.59
Net Operating Income(2)	$7,657,108	$8,833,988	$9,377,045	$9,435,006	$19.41
Capital Expenditures	$0	$0	$0	$72,900	$0.15
TI/LC	$0	$0	$0	$729,000	$1.50
Net Cash Flow	$7,657,108	$8,833,988	$9,377,045	$8,633,106	$17.76

Occupancy %(3)	91.1%	93.6%	100.0%	95.0%
NOI DSCR (IO)(4)	1.79x	2.06x	2.19x	2.20x
NOI DSCR (P&I) (4)	1.37x	1.58x	1.67x	1.68x
NCF DSCR (IO) (4)	1.79x	2.06x	2.19x	2.01x
NCF DSCR (P&I) (4)	1.37x	1.58x	1.67x	1.54x
NOI Debt Yield(4)	8.5%	9.8%	10.4%	10.5%
NCF Debt Yield(4)	8.5%	9.8%	10.4%	9.6%

(1)	UW Gross Potential Rent includes approximately $41,670 in rent steps through April 2019 and $316,814 representing the present value of rent steps for investment grade tenants.

(2)	The increase in 2016 Net Operating Income to UW Net Operating Income is primarily due to (i) the lease-up of the Zenith Ridge Property and (ii) the inclusion of contractual rent steps totaling $358,484 through April 2019.

(3)	Occupancy % for 2016 and 2017 represents physical occupancy as of December 31 for each respective year. TTM Occupancy % equates to physical occupancy as of July 11, 2018. UW Occupancy % is based on underwritten economic occupancy.

(4)	Debt service coverage ratios and debt yields are based on the Zenith Ridge Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Alex Park South

Mortgage Loan No. 13 – Alex Park South

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$28,000,000			Location:	Rochester, NY 14607
Cut-off Date Balance(1):	$28,000,000			General Property Type:	Office
% of Initial Pool Balance:	3.1%			Detailed Property Type:	Suburban
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Estate of Laurence C. Glazer			Year Built/Renovated:	1969, 1992, 1993, 1998, 2009, 2010/2010
Mortgage Rate:	5.4400%			Size:	348,872 SF
Note Date:	7/31/2018			Cut-off Date Balance per SF(1):	$123
First Payment Date:	9/1/2018			Maturity Date Balance per SF(1):	$110
Maturity Date:	8/1/2028			Property Manager:	Buckingham Properties LLC (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	36 months
Seasoning:	2 months
Prepayment Provisions(2):	LO (26); DEF (91); O (3)			Underwriting and Financial Information
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI:	$4,352,093
Additional Debt Type(1)(3):	Pari Passu			UW NOI Debt Yield(1):	10.1%
Additional Debt Balance(1)(3):	$14,900,000			UW NOI Debt Yield at Maturity(1):	11.3%
Future Debt Permitted (Type):	No (N/A)			UW NCF DSCR(1):	1.62x (IO) 1.32x (P&I)
Reserves				Most Recent NOI:	$4,187,884 (5/31/2018 TTM)
Type	Initial	Monthly	Cap	2nd Most Recent NOI:	$3,501,408 (12/31/2017)
RE Tax:	$31,333	$4,476	N/A	3rd Most Recent NOI:	$4,663,655 (12/31/2016)
Insurance:	$0	Springing	N/A	Most Recent Occupancy:	93.6% (6/27/2018)
Recurring Replacements:	$7,196	$7,196	N/A	2nd Most Recent Occupancy:	95.3% (12/31/2017)
TI/LC(4):	$1,700,000	$51,749	$5,000,000	3rd Most Recent Occupancy:	98.8% (12/31/2016)
Deferred Maintenance:	$228,125	$0	N/A	Appraised Value (as of):	$66,000,000 (6/25/2018)
Windstream Reserve(4):	$1,300,000	$0	N/A	Cut-off Date LTV Ratio(1):	65.0%
Rent Concession Reserve:	$8,361	$0	N/A	Maturity Date LTV Ratio(1):	58.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$42,900,000	89.6%	Loan Payoff:	$43,935,475	91.7%
Borrower Equity:	$5,000,420	10.4%	Reserves:	$3,275,015	6.8%
			Closing Costs:	$689,930	1.4%
Total Sources:	$47,900,420	100.0%	Total Uses:	$47,900,420	100.0%

(1)	The Alex Park South Mortgage Loan (as defined below) is part of the Alex Park South Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $42,900,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Alex Park South Whole Loan.

(2)	Defeasance of the Alex Park South Whole Loan is permitted at any time after the earlier of (i) September 1, 2022, or (ii) two years from the closing date of the securitization that includes the last pari passu note of the Alex Park South Whole Loan to be securitized. The assumed lockout period of 26 payments is based on the closing date of this transaction in October 2018.

(3)	See “The Mortgage Loan” below for further discussion of additional debt.

(4)	The TI/LC reserve is capped at (a) $5,000,000 prior to (1) the Alex Park South Borrower (as defined below) providing acceptable evidence that Rochester General Hospital has renewed its lease term or has entered into a new lease or an amendment for the entire premises or (2) the Alex Park South Borrower entering into one or more replacement leases or approved subleases for the entire premises, with tenants and at lease terms acceptable to the lender and (b) $3,100,000 thereafter (“TI/LC Reserve Cap”); provided that the amounts in the Windstream Reserve are taken into account for the sole purpose of calculating if the TI/LC Reserve Cap has been met.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Alex Park South Mortgage Loan”) is part of a whole loan (the “Alex Park South Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $42,900,000, both of which are secured by a first priority fee mortgage encumbering a suburban office property located in Rochester, New York (the “Alex Park South Property”). Promissory Note A-1 in the original principal amount of $28,000,000 represents the Alex Park South Mortgage Loan and will be included in the MSC 2018-L1 securitization transaction. Promissory Note A-2 in the original principal amount of $14,900,000, representing the companion loan, is currently held by KeyBank National Association and is expected to be contributed to a future securitization transaction. The Alex Park South Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2018-L1 securitization transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Alex Park South

Alex Park South Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$28,000,000	$28,000,000	MSC 2018-L1	Yes
A-2	$14,900,000	$14,900,000	KeyBank National Association	No
Total	$42,900,000	$42,900,000

The proceeds of the Alex Park South Whole Loan, along with approximately $5.0 million of borrower equity, were used to pay off existing debt of approximately $43.9 million, fund reserves and pay closing costs.

The Borrower and the Sponsor. The borrower is Alex Park South LLC (the “Alex Park South Borrower”), a single-purpose Delaware limited liability company, with two independent directors. The sponsor and non-recourse carveout guarantor is the Estate of Laurence C. Glazer. Mr. Glazer was a real estate developer based in New York, who founded Buckingham Properties LLC (“Buckingham Properties”) in 1970. Buckingham Properties is a real estate development and property management company located in Rochester, New York. Buckingham Properties’ portfolio includes office, industrial, retail, and residential properties totaling approximately 10 million SF, as well as over 200 acres of development land. The Alex Park South Borrower reports a total cost basis of approximately $68.4 million in the Alex Park South Property, resulting in a 62.7% loan-to-cost ratio. Concurrently with or prior to the final disposition of the estate, pursuant to the Alex Park South Whole Loan documents, the Alex Park South Borrower is required to cause the replacement of the guarantor with a guarantor meeting certain net worth and other requirements specified in the Alex Park South Whole Loan documents.

The Property. The Alex Park South Property consists of seven, mostly-interconnected office and medical office buildings containing 348,872 SF. Located near downtown Rochester, New York on an 8.18-acre site, the Alex Park South Property was built in phases in 1969, 1992, 1993, 1998, 2009, and 2010 and renovated in 2010. The improvements consist of traditional office space, medical office space, retail bank branch and a café, as well as a 1,850-space, multi-level parking garage. A portion of the Alex Park South Property includes the former site of the Genesee Hospital, which closed in 2001 and subsequently converted into its current office use. As of June 27, 2018, the Alex Park South Property was 93.6% leased by 10 tenants.

The Alex Park South Property is situated at the northeast corner of Monroe Avenue and Alexander Street, less than one mile southeast of the Rochester central business district. Primary regional access to the area is provided via Interstate 90, which is located less than eight miles south of the Alex Park South Property and runs in an east-west direction across upstate New York. Interstates 390, 490, and 590 are all in close proximity to the Alex Park South Property providing access to the greater Rochester area as well as to Interstate 90. In the immediate vicinity of the Alex Park South Property is a large concentration of residential development with a smaller mix of commercial uses.

Located immediately to the north of the Alex Park South Property on an eight-acre site is a mixed-use project currently under development and owned by Buckingham Properties (“Alex Park North”). Alex Park North is planned to include new retail and office buildings in addition to over 400 apartment units. Construction of an approximately 20,000 SF building for retailer Central Rock Gym has already commenced, expected to be followed by an approximately 70,000 SF office building 100.0% pre-leased to Mindex Technologies. In addition, two mixed-use buildings with retail and residential components, three residential buildings, and a three-level parking garage are planned for construction at Alex Park North.

Major Tenants.

Rochester General Hospital (“RGH”) (117,578 SF, 33.7% of NRA, 34.3% of underwritten base rent). RGH operates medical offices for obstetrics and gynecology, as well as a diagnostic imaging and radiology center, at the Alex Park South Property. Incorporated in 1847 and located approximately four miles to the north of the Alex Park South Property, RGH is a 528-bed acute-care facility with a medical and dental staff of 1,500 that provides services including emergency, pediatrics, obstetrics and gynecology, and neurosciences. RGH is part of the Rochester Regional Health System, which encompasses five hospitals, 66 primary care locations, and a medical staff of more than 2,500 located throughout the Greater Rochester and Finger Lakes regions. RGH occupies a total of 117,578 SF at the Alex Park South Property through three separate leases: (i) a 106,556 SF lease expiring February 28, 2024, with no renewal options, (ii) a 7,116 SF lease expiring June 30, 2022, with three, five-year renewal options, and (iii) a 3,906 SF lease expiring September 30, 2024, with three, five-year renewal options. RGH has the option to terminate the 3,906 SF lease on September 30, 2019, with at least one year’s written notice and payment of a termination fee equal to $138,856.

MVP Health Care, Inc. (“MVP”) (116,676 SF, 33.4% of NRA, 33.3% of underwritten base rent). MVP is a regional not-for-profit health benefit plan covering more than 700,000 members across New York and Vermont. Headquartered in Schenectady, New York, MVP has over 1,700 employees and covers clients ranging from large companies to individuals and families. MVP offers fully-insured and self-insured employer benefit plans, dental insurance, Medicare advantage plans, and ancillary products. MVP has occupied its space since 2008 and has a current lease expiration of May 31, 2028, with two, five-year renewal options. MVP has the option to terminate its lease on May 31, 2023, with at least 12 months’ prior written notice and payment of a termination fee equal $1,500,000. Additionally, MVP has the option to surrender either the third or the fifth floor, both of which contain 16,500 SF, at the 220 Alexander Street building within the Alex Park South Property, with at least 180 days’ prior written notice and no fee required to be paid by the tenant.

Windstream Communications (“Windstream”) (72,796 SF, 20.9% of NRA, 23.8% of underwritten base rent) (NASDAQ: WIN; rated Caa1/CCC+ by Moody’s/S&P). Windstream is a provider of advanced network communications and technology solutions for consumers, small businesses, enterprise organizations, and carrier partners across the United States. Windstream offers bundled services, including high-speed broadband internet, phone service, security solutions, and digital TV packages. Windstream also provides data, cloud solutions, unified communications, and managed services to its business and enterprise clients. In February 2017, Windstream completed a merger with EarthLink, the previous tenant at the Alex Park South Property, in a $1.1 billion transaction. The merger brought Windstream’s total fiber optic footprint to 145,000 fiber route miles. Windstream has a lease expiration of September 30, 2022, with two, five-year renewal options and no termination options. See “Description of the Mortgage Pool—Tenant Issues—Other” in the Preliminary Prospectus.

IMA Disability Services (“IMA”) (4,839 SF, 1.4% of NRA, 2.2% of underwritten base rent). IMA is a national provider of medical, psychological and speech and language evaluations. IMA’s primary areas of focus are Social Security Disability Consultative Examinations, VA Compensation and Pension Exams, Employability Evaluations, and Occupational Health Services, with clients including local, state, and federal agencies, as well as private

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Alex Park South

insurers and corporations. Over the past 10 years, IMA has conducted more than 2.5 million evaluations and has grown to a network of more than 500 licensed providers. IMA has a lease expiration of February 28, 2022, with two, five-year renewal options and no termination options.

Alexander Medical Group (“AMG”) (4,684 SF, 1.3% of NRA, 1.4% of underwritten base rent). AMG is a private internal medical practice that offers comprehensive health care services to adults and includes additional on-site lab and radiology services. AMG has been providing care to the Rochester community since 1995. AMG has a lease expiration of November 30, 2021, with one, five-year renewal option and no termination options.

The following table presents certain information relating to the leases at the Alex Park South Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	Annual UW Base Rent PSF(3)	% of Total Annual UW Base Rent	Lease Expiration
Major Tenants
Rochester General Hospital(4)	NR/NR/NR	117,578	33.7%	$1,805,320	$15.35	34.3%	2/28/2024
MVP Health Care, Inc.(5)	NR/NR/NR	116,676	33.4%	$1,749,637	$15.00	33.3%	5/31/2028
Windstream(6)	NR/Caa1/CCC+	72,796	20.9%	$1,250,873	$17.18	23.8%	9/30/2022
IMA Disability Services	NR/NR/NR	4,839	1.4%	$114,869	$23.74	2.2%	2/28/2022
Alexander Medical Group	NR/NR/NR	4,684	1.3%	$73,841	$15.76	1.4%	11/30/2021
Subtotal/Wtd. Avg.		316,573	90.7%	$4,994,540	$15.78	95.0%
Other Tenants		9,979	2.9%	$262,246	$26.28	5.0%
Vacant Space		22,320	6.4%	$0	$0.00	0.0%
Total/Wtd. Avg.		348,872	100.0%	$5,256,785	$16.10	100.0%

(1)	Information is based on the underwritten rent roll dated June 27, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	RGH occupies 117,578 SF through three separate leases: (i) a 106,556 SF lease expiring February 28, 2024, (ii) a 7,116 SF lease expiring June 30, 2022, and (iii) a 3,906 SF lease expiring September 30, 2024. RGH has the option to terminate 3,906 SF on September 30, 2019, with at least one year’s written notice and payment of a termination fee equal to $138,856.

(5)	MVP has the option to terminate its lease on May 31, 2023, with at least 12 months’ prior written notice and payment of a termination fee equal $1,500,000. Additionally, MVP has the option to surrender either the third or the fifth floor, both of which contain 16,500 SF, at the 220 Alexander Street building within the Alex Park South Property, with at least 180 days’ prior written notice and no fee required to be paid by the tenant.

(6)	See “Description of the Mortgage Pool—Tenant Issues—Other” in the Preliminary Prospectus.

The following table presents certain information relating to the lease rollover schedule at the Alex Park South Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	1	4,684	$15.76	1.3%	1.3%	$73,841	1.4%	1.4%
2022	5	86,527	$18.10	24.8%	26.1%	$1,565,771	29.8%	31.2%
2023	1	1,190	$13.11	0.3%	26.5%	$15,600	0.3%	31.5%
2024	2	110,462	$14.78	31.7%	58.1%	$1,633,024	31.1%	62.6%
2025	1	3,000	$56.25	0.9%	59.0%	$168,750	3.2%	65.8%
2026	1	4,013	$12.50	1.2%	60.2%	$50,163	1.0%	66.7%
2027	0	0	$0.00	0.0%	60.2%	$0	0.0%	66.7%
2028	1	116,676	$15.00	33.4%	93.6%	$1,749,637	33.3%	100.0%
2029 & Beyond	0	0	$0.00	0.0%	93.6%	$0	0.%	100.0%
Vacant	0	22,320	$0.00	6.4%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	12	348,872	$16.10	100.0%		$5,256,785	100.0%

(1)	Information is based on the underwritten rent roll dated June 27, 2018.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Total/Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The Alex Park South Property is located in Rochester, Monroe County, New York, within the Rochester metropolitan statistical area (“Rochester MSA”), which had a 2017 population of approximately 1.1 million. Rochester is situated along the southern shore of Lake Ontario in western New York, approximately 65 miles northeast of Buffalo and 75 miles west of Syracuse, New York. Greater Rochester International Airport is approximately three miles southwest of the Alex Park South Property. Historically an industrial-based economy, the Rochester MSA’s dependence on

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Alex Park South

legacy firms is waning and the emerging presence of modern, technology-heavy companies has brought in new jobs, according to the appraisal. Employment in the Rochester MSA has been transitioning into services-based jobs with the education and health services sector comprising a large concentration of employment for the market, as well as trade, transportation and utilities; professional and business services; government; and manufacturing. The top three employers within Rochester are University of Rochester, Rochester Regional Health System, and Wegmans Food Markets Inc.

According to a third-party market report, the estimated 2017 population within a one-, three- and five-mile radius of the Alex Park South Property was 30,530, 190,983, and 301,483, respectively. The estimated 2017 average household income within a one-, three- and five-mile radius of the Alex Park South Property was $57,286, $53,675, and $59,415, respectively.

According to a third-party market report, the Alex Park South Property is located within the Rochester office market and the Greater Rochester office submarket. As of the second quarter of 2018, the Rochester office market consisted of 2,170 properties providing approximately 47.1 million SF of office space. Vacancy was reported at 6.5% and asking rents were $13.10 PSF, with positive year to date absorption of 455,380 SF. In addition, as of the second quarter of 2018, the Greater Rochester submarket consisted of 366 properties with approximately 9.3 million SF of office space. Vacancy in the Greater Rochester submarket was 4.2% and asking rents were $10.95 PSF, with negative year to date absorption of 17,397 SF.

The following table presents recent leasing data for comparable office leases with respect to the Alex Park South Property:

Comparable Office Leases
Property Name/Address	Year Built	NRA (SF)	Tenant Name	Lease NRA (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF	Lease Type
Alex Park South Property 210, 214 and 218-224 Alexander Street and 330-350 Monroe Avenue Rochester, NY 14607	1969, 1992, 1993, 1998, 2009, 2010	348,872(1)	MVP	116,676(1)	Dec-16	11.5	$15.00(1)	Mod Gross
196-210 East Main Street Rochester, New York	1912	62,611	Social Security	21,775	Jan-18	10.0	$19.93	NNN
75 South Clinton Avenue Rochester, New York	1990	305,371	CoStar Group	2,420	Oct-17	5.0	$20.56	NNN
120 Erie Canal Drive Rochester, New York	1993	31,700	Greece Teachers	1,656	Oct-17	3.0	$19.40	NNN
220 Thruway Park Drive West Henrietta, New York	2014	47,292	Ehealth Global	47,292	Jul-17	6.0	$16.95	NNN
2695 Brighton Henrietta Rochester, New York	1989	37,721	Usherwood Office	6,414	Jun-17	10.0	$16.70	NNN

Source: Appraisal

(1)	Based on the underwritten rent roll dated June 27, 2018.

The following table presents recent leasing data for comparable medical office leases with respect to the Alex Park South Property:

Comparable Medical Office Leases
Property Name/Address	Year Built	NRA (SF)	Tenant Name	Lease NRA (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF	Lease Type
Alex Park South Property 210, 214 and 218-224 Alexander Street and 330-350 Monroe Avenue Rochester, NY 14607	1969, 1992, 1993, 1998, 2009, 2010	348,872(1)	AMG	4,684(1)	Dec-18	3.0	$15.76(1)	NNN
995 Senator Keating Blvd Rochester, New York	2003	55,373	Monroe Community	3,892	Sep-17	5.0	$17.50	NNN
1208 Scottsville Road Rochester, New York	NAV	10,212	Fresenius Medical Care	10,212	Mar-17	15.0	$34.06	NNN
5700 West Genesee Street Camillus, New York	1986	88,059	Pulmonary Health	3,493	Mar-17	5.0	$24.00	NNN
1001 Main Street Buffalo, New York	2015	296,633	UB Associates Inc	107,951	Oct-16	20.0	$27.38	NNN
1001 Main Street Buffalo, New York	2015	296,633	Kaleida Health	109,258	Aug-16	20.0	$25.67	NNN

Source: Appraisal

(1)	Based on the underwritten rent roll dated June 27, 2018.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Alex Park South

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Alex Park South Property:

Cash Flow Analysis
	2015	2016	2017	TTM 5/31/2018	UW	UW PSF
Gross Potential Rent(1)	$4,862,293	$5,428,125	$5,042,082	$5,088,128	$5,770,145	$16.54
Total Recoveries(2)	$3,123,653	$2,597,930	$1,758,801	$1,700,513	$2,248,172	$6.44
Parking Income(3)	$0	$0	$0	$392,735	$392,735	$1.13
Less Vacancy & Credit Loss	$0	$0	$0	$0	($684,982)	($1.96)
Effective Gross Income	$7,985,946	$8,026,055	$6,800,883	$7,181,377	$7,726,071	$22.15
Total Operating Expenses	$3,259,664	$3,362,400	$3,299,475	$2,993,493	$3,373,977	$9.67
Net Operating Income	$4,726,282	$4,663,655	$3,501,408	$4,187,884	$4,352,093	$12.47
Capital Expenditures	$0	$0	$0	$0	$69,774	$0.20
TI/LC(4)	$0	$0	$0	$0	$449,439	$1.29
Net Cash Flow	$4,726,282	$4,663,655	$3,501,408	$4,187,884	$3,832,880	$10.99

Occupancy %(5)	98.8%	98.8%	95.3%	93.6%	91.9%
NOI DSCR (IO)(6)	2.00x	1.97x	1.48x	1.77x	1.84x
NOI DSCR (P&I)(6)	1.63x	1.61x	1.21x	1.44x	1.50x
NCF DSCR (IO)(6)	2.00x	1.97x	1.48x	1.77x	1.62x
NCF DSCR (P&I)(6)	1.63x	1.61x	1.21x	1.44x	1.32x
NOI Debt Yield(6)	11.0%	10.9%	8.2%	9.8%	10.1%
NCF Debt Yield(6)	11.0%	10.9%	8.2%	9.8%	8.9%

(1)	UW Gross Potential Rent includes grossed up rent for vacant space of $513,360 and contractual rent steps through September 2019 totaling $85,464. Gross Potential Rent decreased from 2016 to 2017 due to MVP surrendering 16,500 SF of space effective January 1, 2017.

(2)	The decrease in Total Recoveries from 2016 to 2017 is due to MVP going from a triple net lease to a modified gross lease when the tenant signed its extension (1.4 years prior to the original lease expiration) through 2028 at the end of 2016.

(3)	Historically, the Alex Park South Borrower did not include parking income on its annual operating statements for the Alex Park South Property. Beginning with TTM 5/31/2018 and going forward, parking income is being included on the annual operating statements.

(4)	UW TI/LC includes a $170,000 credit for the upfront TI/LC deposited at origination.

(5)	TTM 5/31/2018 Occupancy % is as of June 27, 2018.

(6)	The debt service coverage ratios and debt yields are based on the Alex Park South Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Alliance Data Systems

Mortgage Loan No. 14 – Alliance Data Systems

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CCRE			Single Asset/Portfolio:	Single Asset
Original Balance:	$26,550,000			Location:	Columbus, OH 43219
Cut-off Date Balance:	$26,550,000			Property Type:	Office
% of Initial Pool Balance:	2.9%			Property Sub-Type:	Suburban
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Rodin Global Property Trust, Inc.			Year Built/Renovated:	2017/N/A
Mortgage Rate(1):	4.9425%			Size:	241,493 SF
Note Date:	7/31/2018			Cut-off Date Balance per SF:	$110
First Payment Date:	9/6/2018			Maturity Date or ARD Balance per SF(2):	$110
Anticipated Repayment Date(1):	8/6/2028			Property Manager:	RDN Property Management, LLC
Maturity Date(1):	9/12/2032				(borrower-related)
Original Term to Maturity or ARD(2):	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI:	$2,913,000
Prepayment Provisions:	LO (23); YM1 (3); DEF/YM1 (91); O (3)			UW NOI Debt Yield:	11.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity or ARD(2):	11.0%
Additional Debt Type:	N/A			UW NCF DSCR:	2.09x
Additional Debt Balance:	N/A			Most Recent NOI(3):	N/A
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(3):	N/A
Reserves				3rd Most Recent NOI(3):	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (10/6/2018)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy:	100.0% (12/31/2017)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy(3):	N/A
Recurring Replacements:	$108,000	Springing	$108,000	Appraised Value (as of):	$47,000,000 (7/13/2018)
TI/LC:	$280,000	Springing	$280,000	Cut-off Date LTV Ratio:	56.5%
Major Tenant Rollover:	$0	Springing	N/A	Maturity Date or ARD LTV Ratio(2):	56.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$26,550,000	55.7%	Purchase Price:	$46,950,000	98.5%
Borrower Equity:	$21,103,794	44.3%	Reserves:	$388,000	0.8%
			Closing Costs:	$315,794	0.7%
Total Sources:	$47,653,794	100.0%	Total Uses:	$47,653,794	100.0%

(1)	The Alliance Data Systems Mortgage Loan (as defined below) has an anticipated repayment date of August 6, 2028 and a final maturity date of September 12, 2032, provided (i) the Comenity lease remains in full force and effect, (ii) no “Major Tenant Trigger Event” (as defined in the loan agreement) has occurred with respect to the Comenity lease, and (iii) no “Cash Sweep Event” (other than an “ARD Trigger Event”) (each such term as defined in the loan agreement) has occurred, otherwise (if (i) the Comenity lease is no longer in full force and effect, (ii) a Major Tenant Trigger Event has occurred with respect to the Comenity lease, or (iii) a Cash Sweep Event (other than an ARD Trigger Event) has occurred and is continuing) the final maturity date will be the anticipated repayment date. In the event the Alliance Data Systems Mortgage Loan is not repaid in full on or before the anticipated repayment date, the Alliance Data Systems Borrower (as defined below) will accrue interest based on 2.50% plus the greater of (a) the initial interest rate of 4.9425% (the “Initial Interest Rate”) and (b) the 10-year swap yield as of the first business day after the anticipated repayment date, with the payment of interest accrued at the extension rate over the Initial Interest Rate to be deferred until the outstanding principal balance is paid in full. Following the anticipated repayment date, all excess cash flow from the Alliance Data Systems Property is required to be collected by the lender and applied as follows: first, to pay interest at the Initial Interest Rate, second, to reduce the principal balance of the Alliance Data Systems Mortgage Loan until the entire outstanding principal balance of the Alliance Data Systems Mortgage Loan is paid in full, and third, to pay accrued interest on the Alliance Data Systems Mortgage Loan which has accrued at the excess of the extension rate over the Initial Interest Rate and has been deferred until repayment of the Alliance Data Systems Mortgage Loan.

(2)	Based on the Anticipated Repayment Date of August 6, 2028.

(3)	Historical financial information and 3rd Most Recent Occupancy are not available because the Alliance Data Systems Property (as defined below) was built in 2017. Comenity executed a 15-year lease in January 2016, which commenced in September 2017 and expires in September 2032.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Alliance Data Systems Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $26,550,000 and secured by a first priority fee mortgage encumbering an office building located in Columbus, Ohio (the “Alliance Data Systems Property”). The proceeds of the Alliance Data Systems Mortgage Loan, along with equity from the Alliance Data Systems Borrower (as defined below), were used to acquire the Alliance Data Systems Property, fund reserves and pay closing costs.

The Borrower and the Sponsor. The borrower is 3075 Loyalty Circle Owner, LLC (the “Alliance Data Systems Borrower”), a single-purpose Delaware limited liability company, with one independent director. The sponsor is Rodin Global Property Trust, Inc. (“Rodin Global”), a public, non-traded real estate investment trust that invests and manages a diversified portfolio of income-producing net leased commercial properties located in the United States and select European countries. Rodin Global is externally managed by Rodin Global Property Advisors, LLC, a Delaware limited liability company and wholly-owned subsidiary of Cantor Fitzgerald Investors, LLC (“Cantor Investors”).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Alliance Data Systems

The non-recourse carveout guarantor is CF Real Estate Holdings, LLC, a Delaware limited liability company (the “Guarantor”), which is owned directly by Cantor Investors. The Guarantor and Cantor Investors are each an affiliate of Cantor Commercial Real Estate Lending, L.P., the lender (and a loan seller), Cantor Fitzgerald & Co., an underwriter, and Berkeley Point Capital LLC, a primary servicer or limited sub-servicer for certain loans included in the MSC 2018-L1 securitization trust. Cantor Investors is wholly owned by Cantor Fitzgerald, L.P. (“Cantor Fitzgerald”). Cantor Fitzgerald was founded in 1945 as an investment bank and brokerage business. Along with its subsidiaries and affiliates, Cantor Fitzgerald operates with 10,000 employees in 42 offices worldwide. The Alliance Data Systems Borrower is owned through a joint venture between Rodin Global Property Trust, Inc. (67%) and Cantor Fitzgerald Investors, LLC (33%), an affiliate of CCRE.

The Property. The Alliance Data Systems Property is a Class A suburban office building built-to-suit for Alliance Data Systems Corporation (“Alliance Data Systems”) in 2017. The Alliance Data Systems Property is comprised of approximately 241,493 SF situated on 18.62 acres of land. The Alliance Data Systems Property is part of a larger three-building office campus occupied by Alliance Data Systems. Amenities within the larger campus include a fitness center and cafeteria. The larger campus features 1,205 parking spaces with a parking ratio of 5.0 spaces per 1,000 SF.

As of October 6, 2018, the Alliance Data Systems Property is 100.0% occupied.

Major Tenants.

Comenity Servicing, LLC. (241,493 SF, 100.0% of NRA, 100.0% of underwritten rent). Comenity Servicing, LLC. (“Comenity”) is a privately-held company that provides customer service, billing and collection services for credit card receivables. Comenity was incorporated in 2012 and is based out of Columbus, Ohio. Comenity is a subsidiary of Alliance Data Systems (NYSE: ADS), which guarantees the lease. Alliance Data Systems provides marketing services, such as private label credit cards, loyalty programs and direct marketing to over 2,000 companies. For fiscal year 2017, Alliance Data Systems reported revenues of approximately $7.72 billion and assets of approximately $30.68 billion.

Comenity executed a 15-year lease in January 2016, which commenced in September 2017 and expires in September 2032. The lease permits a one-time, 10-year extension option, for which rent will be at least 95% of the fair market value. As of October 6, 2018, annual contractual rent is $3,137,920 ($12.99 PSF) and increases annually by 1.07%. There are no termination options.

The following table presents certain information relating to the tenancy at the Alliance Data Systems Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Major Tenant
Comenity(2)	NR/NR/NR	241,493	100.0%	$3,148,039(3)	100.0%	$13.04(3)	9/12/2032(4)
Subtotal/Wtd. Avg.		241,493	100.0%	$3,148,039	100.0%	$13.04
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		241,493	100.0%	$3,148,039	100.0%	$13.04

(1)	Information is based on the underwritten rent roll as of October 6, 2018.

(2)	The lease guarantor is Alliance Data Systems.

(3)	Annual UW Rent and Annual UW Rent PSF reflect rent steps through September 2019. The lease requires annual contractual increases of 1.07%.

(4)	Comenity has one, 10-year renewal option at an annual rent equal to at least 95% of fair market value.

The following table presents certain information relating to the lease rollover schedule at the Alliance Data Systems Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029 & Beyond	1	241,493	$13.04	100.0%	100.0%	$3,148,039	100.0%	100.0%
Vacant Space	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	1	241,493	$13.04	100.0%		$3,148,039	100.0%

(1)	Information is based on the underwritten rent roll as of October 6, 2018.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Alliance Data Systems

The Market. The Alliance Data Systems Property is located in Columbus, Ohio, within the North Central submarket of Franklin County. According to the appraisal, as of the second quarter of 2018, the vacancy rate in the Columbus office market was approximately 6.6%, with average asking rents of $18.87 PSF. As of the second quarter of 2018, the vacancy rate in the North Central office submarket was approximately 5.0% with average asking rents of $22.60 PSF. According to the appraisal, the average vacancy over the past ten years in the North Central office submarket was 5.5%.

According to the appraisal, the 2017 estimated population within a one-, three- and five-mile radius of the Alliance Data Systems Property was 12,057, 69,151 and 273,635, respectively. The 2017 estimated median household income within the same one-, three- and five-mile radius was $45,326, $44,777 and $44,376, respectively.

The following table reflects comparable office leases with respect to the Alliance Data Systems Property:

Comparable Office Lease Summary
Property		SF	Tenant Name	Lease Commencement Date	Lease Term (Yrs.)	Rent PSF	Lease Type
	Location
Alliance Data Systems	Columbus, OH	241,493	Comenity Servicing, LLC.	9/13/2017	15.0	$13.04(1)	NNN
Lane Bryant Headquarters	Columbus, OH	135,485	Lane Bryant	6/1/2017	10.0	$12.55	NNN
Cardinal Health	Dublin, OH	401,681	Cardinal Health	5/25/2016	15.8	$13.50	NNN
Abbott Laboratories	Columbus, OH	215,000	Abbott Laboratories	8/15/2015	15.0	$15.51	NNN
Safelite Group	Columbus, OH	182,490	Safelite Group	3/15/2015	9.8	$15.00	FSG
Alliance Data Systems I & II	Columbus, OH	325,000	ADS Alliance Data Systems Inc.	8/1/2016	15.0	$12.93	NNN

Source: Appraisal.

(1)	Rent PSF reflects UW rent including rent steps through September 2019. The lease requires annual contractual increases of 1.07%.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to Underwritten Net Cash Flow at the Alliance Data Systems Property:

Cash Flow Analysis(1)
	UW	UW PSF
Base Rent(2)	$3,148,039	$13.04
Total Recoveries	$0	$0.00
Other Income	$0	$0.00
Less Vacancy & Credit Loss(3)	($157,402)	($0.65)
Effective Gross Income	$2,990,637	$12.38
Total Expenses	$77,637	$0.32
Net Operating Income	$2,913,000	$12.06
Capital Expenditures	$36,224	$0.15
TI/LC	$96,597	$0.40
Net Cash Flow	$2,780,179	$11.51

U/W Occupancy %(3)	95.0%
NOI DSCR	2.19x
NCF DSCR	2.09x
NOI Debt Yield	11.0%
NCF Debt Yield	10.5%

(1)	Historical operating statements and occupancy are not available because the Alliance Data Systems Property was built in 2017.

(2)	UW Base Rent is based on the underwritten rent roll dated October 6, 2018 and includes rent steps through September 2019 totaling $43,338.

(3)	The underwritten economic vacancy is 5.0%. The Alliance Data Systems Property is 100.0% leased as of October 6, 2018.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Playa Largo

Mortgage Loan No. 15 – Playa Largo

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	SMC			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$25,000,000			Location:	Key Largo, FL 33037
Cut-off Date Balance(1):	$25,000,000			General Property Type:	Hospitality
% of Initial Pool Balance:	2.8%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	Lance T. Shaner; Lance T. Shaner, as			Year Built/Renovated:	2016/N/A
	trustee of Lance T. Shaner Revocable			Size:	178 Rooms
	Trust Dated December 5, 2012;			Cut-off Date Balance per Room(1):	$505,618
	Prime Hospitality Group, LLC			Maturity Date Balance per Room(1):	$439,887
Mortgage Rate:	5.1440%			Property Manager:	Shaner Hotel Holdings Limited
Note Date:	5/17/2018				Partnership (borrower related)
First Payment Date:	7/6/2018
Maturity Date:	6/6/2028
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$11,187,986
IO Period:	24 months			UW NOI Debt Yield(1):	12.4%
Seasoning:	4 months			UW NOI Debt Yield at Maturity(1):	14.3%
Prepayment Provisions:	LO (28); DEF (88); O (4)			UW NCF DSCR(1):	2.12x (IO) 1.69x (P&I)
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI(3):	$10,892,342 (7/31/2018 TTM)
Additional Debt Type(1)(2):	Pari Passu			2nd Most Recent NOI(3)(4):	$9,185,692 (12/31/2017)
Additional Debt Balance(1)(2):	$65,000,000			3rd Most Recent NOI(5):	N/A
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	80.8% (7/31/2018)
Reserves				2nd Most Recent Occupancy(4):	78.0% (12/31/2017)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(5):	N/A
RE Tax:	$286,979	$35,872	N/A	Appraised Value (as of):	$188,600,000 (3/28/2018)
Insurance:	$44,902	$19,747	N/A	Cut-off Date LTV Ratio(1):	47.7%
FF&E Reserve:	$0	$98,841	N/A	Maturity Date LTV Ratio(1):	41.5%
NOI DSCR Funds:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$90,000,000	100.0%	Loan Payoff:	$45,813,744	50.9%
			Return of Equity:	$41,096,303	45.7%
			Closing Costs:	$2,758,073	3.1%
			Reserves:	$331,881	0.4%
Total Sources:	$90,000,000	100.0%	Total Uses:	$90,000,000	100.0%

(1)	The Playa Largo Mortgage Loan (as defined below) is part of the Playa Largo Whole Loan (as defined below), which is comprised of six pari passu promissory notes with an aggregate principal amount of $90,000,000. The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Playa Largo Whole Loan.

(2)	See “The Mortgage Loan” for a discussion of additional debt.

(3)	Most Recent NOI and 2nd Most Recent NOI were adjusted to reflect a normalized September 2017, as the Playa Largo Property (as defined below) was affected by Hurricane Irma. The adjusted September 2017 revenue represents 80.7% of the October 2017 revenue based on September and October 2016 competitive set RevPAR ratios. September 2017 expenses were adjusted based on October 2017 expense ratios. Unadjusted 2nd Most Recent NOI and Most Recent NOI is $8,681,114 and $10,124,996, respectively.

(4)	There were a total of 62,127 available room nights in 2017 as 30 rooms were added to the Playa Largo Property in May 2017.

(5)	3rd Most Recent NOI and 3rd Most Recent Occupancy are not available as the Playa Largo Property was built in August 2016.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Playa Largo Mortgage Loan”) is part of a whole loan (the “Playa Largo Whole Loan”) evidenced by six pari passu promissory notes in the aggregate original principal amount of $90,000,000, all of which are secured by a first priority fee mortgage encumbering a full service hospitality property located in Key Largo, Florida (the “Playa Largo Property”). The non-controlling notes A-4, A-5 and A-6, in the aggregate original principal amount of $25,000,000, evidence the Playa Largo Mortgage Loan and will be securitized in the MSC 2018-L1 transaction. The controlling note A-1 in the original principal amount of $35,000,000 was securitized in the MSC 2018-H3 transaction. The non-controlling notes A-2 and A-3, in the aggregate original principal amount of $30,000,000 were securitized in the CD 2018-CD7 transaction. The Playa Largo Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2018-H3 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Whole Loans” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Playa Largo

Playa Largo Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$35,000,000	$35,000,000	MSC 2018-H3	Yes
A-2	$15,000,000	$15,000,000	CD 2018-CD7	No
A-3	$15,000,000	$15,000,000	CD 2018-CD7	No
A-4	$10,000,000	$10,000,000	MSC 2018-L1	No
A-5	$10,000,000	$10,000,000	MSC 2018-L1	No
A-6	$5,000,000	$5,000,000	MSC 2018-L1	No
Total	$90,000,000	$90,000,000

The Borrower and the Sponsors. The borrower is Playa Largo Hospitality PLHT, LLC, a Delaware limited-liability company, as trustee of the Key Largo Hospitality Land Trust, a land trust established pursuant to the Florida Land Trust Act (the “Playa Largo Borrower”). The borrower sponsors and non-recourse carve-out guarantors for the Playa Largo Whole Loan are Lance T. Shaner, Lance T. Shaner, as trustee of Lance T. Shaner Revocable Trust dated December 5, 2012 (the guarantees provided thereby, together, the “Shaner Guarantee”) and Prime Hospitality Group, LLC (the guarantee provided thereby, the “Prime Hospitality Guarantee”). Lance T. Shaner is the Chairman and chief executive officer of Shaner Hotel Group. Mr. Shaner has more than 45 years of experience in owning and operating hotel and resort facilities. Mr. Shaner is responsible for new development and redevelopment of more than 75 hotel projects, with brand affiliations such as Marriott, Hilton and IHG. Shaner Hotel Group was founded in 1976 by Lance T. Shaner and his brother Fred Shaner. Shaner Hotel Group is a full-service hospitality operator and management company focusing on hotel development, operational controls, marketing, revenue management and financial reporting. The firm’s existing portfolio consists of 56 hotels, including 43 Marriott flags, three Hilton flags, three IHG flags, two Choice flags and five independent hotels. Eighteen of the firm’s hotels are located in Florida. Additionally, three Shaner hotels were ranked in the top ten in a 2017 magazine survey including the Playa Largo Property, the French Leave Resort and Renaissance Tuscany II Ciocco Resort in Ciocco, Italy.

Prime Hospitality Group is the hotel division for Prime Group. Prime Group focuses on the investment, development, construction and management of multifamily residential, commercial, office and hospitality properties. Prime Hospitality Group owns multiple branded hotels including those flagged by Marriott, Hilton and IHG. The firm’s existing portfolio consists of 34 properties and includes 14 hotels, which are all located in Florida. Larry Abbo is the chief executive officer of Prime Group, which was founded in 1987 and is headquartered in Hollywood, Florida.

The Shaner Guarantee and the Prime Hospitality Guarantee are several guarantees with liability split on a 50%/50% basis. The Lance T. Shaner Revocable Trust, of which Lance T. Shaner is the sole trustee, owns a 10% interest in the Playa Largo Borrower. Prime Hospitality Group, LLC does not have an ownership interest in the Playa Largo Borrower; however, Prime Hospitality Group II, LLC, which has the same ownership as Prime Hospitality Group, LLC, owns 50% of the Playa Largo Borrower.

The Property. The Playa Largo Property is comprised of a central hotel structure that is three stories tall and includes three guestroom wings. The hotel room types include standard and suite-style guestroom configurations. Additionally, the Playa Largo Property has ten detached, two-story bungalow units and a two-story beach house on the south side of the resort grounds with a private pool and frontage on the beach. An additional two-story building on the northwest portion of the Playa Largo Property along the beach contains the Sol by the Sea restaurant and the boating and activity rentals office. The meeting space is located on the north and eastern sides of the main building. The Playa Largo Property features a guarded gated entrance. The Playa Largo Property opened in August 2016 with 148 available rooms. Thirty additional rooms (which include the bungalows) were added during the first four months of 2017, with the Playa Largo Property being fully completed in May 2017. The Playa Largo Property has three full-service restaurants along with a poolside tiki bar. Amenities at the Playa Largo Property include a fitness center, two pools, a Jacuzzi, a bocce ball court, two tennis courts, a basketball court, a children’s center and a beach activity rental office. Additionally, the Playa Largo Property has 14.5 beachfront acres. The Playa Largo Property features an ocean spa with full-service salon, private cabanas, fire pits and watersports programs, including paddle boards, kayaks, snorkeling, diving, boating and ocean excursions. Other features of the Playa Largo Property include a private boat launch and marina with 23 slips, the Tavernier Ballroom with more than 6,879 square feet of flexible event space and private event courtyards. The Playa Largo Property contains 178 parking spaces, resulting in a parking ratio of 1.0 spaces per room.

According to the appraisal, the demand segmentation for the Playa Largo Property is 10% commercial, 65% leisure, and 25% meeting and group. The hotel franchise agreement with Marriott International, Inc. expires August 31, 2041.

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			Playa Largo Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2017	71.4%	$376.21	$268.55	78.0%	$347.42	$271.12	109.3%	92.3%	101.0%
7/31/2018 TTM	72.4%	$381.38	$276.03	80.8%	$366.04	$295.57	111.6%	96.0%	107.1%

Source: Industry Report and Underwritten Operating Statements.

(1)	The competitive set includes Hyatt Centric Key West Resort & Spa, Waldorf Astoria Casa Marina Resort, Key Largo Bay Marriott Beach Resort, Margaritaville Key West Resort & Marina, Ritz Carlton Key Biscayne Miami and Tranquility Bay Beachfront Hotel & Resort.

(2)	Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at Playa Largo Property are attributable to variances in reporting methodologies and/or timing differences.

The Market. The Playa Largo Property is located at 97450 Overseas Highway, approximately 60 miles south of Miami International Airport, and within Monroe county, which has a population of approximately 77,013. Key Largo, the northernmost of the Florida Keys, is located in the Upper Keys, which are home to many scuba diving and snorkeling locations including the John Pennekamp Coral Reef Park in Key Largo. The coral reef formations in the Keys are the only coral reef formations in the continental United States and are a significant attraction for visitors. Other popular activities and attractions include paddle boarding, water skiing, jet skiing, parasailing, kayaking and festivals. Hotel demand is primarily generated by a heavy concentration of

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1	Playa Largo

group and leisure travelers. Key features in the Florida Keys include beaches, fishing, boating, the cruise port, the shopping and the restaurants and bars in the area.

Competitive properties to the Playa Largo Property are shown in the table below:

Competitive Property Summary(1)
Property Name	Year Opened	No. of Rooms	Commercial Demand	Meeting & Group Demand	Leisure Demand	TTM Occ.(1)	TTM ADR(1)	TTM RevPAR(1)
Playa Largo Property(2)	2016	178	10%	25%	65%	80.8%	$366.04	$295.57
Hyatt Key West Resort and Spa	1988	120	15%	10%	75%	90%-95%	$380-$390	$340-$350
Waldorf Astoria Casa Marina Resort	1921	311	10%	30%	60%	75%-80%	$375-$385	$290-$300
Key Largo Bay Marriott Beach Resort	1993	153	15%	25%	60%	75%-80%	$270-$280	$200-$210
Margaritaville Key West Resort & Marina	1996	178	25%	20%	65%	75%-80%	$360-$370	$285-$295
Ritz Carlton Key Biscayne	2001	440	10%	50%	40%	55%-60%	$425-$435	$235-$245
Tranquility Bay Beachfront Hotel & Resort	2005	103	10%	15%	75%	85%-90%	$345-$355	$295-$305

Source: Appraisal.

(1)	TTM Occ., TTM ADR and TTM RevPAR for the Playa Largo Property is as of July 31, 2018. TTM Occ., TTM ADR and TTM RevPAR for the competitive properties are from the appraisal as of February 28, 2018.

(2)	Variances between the underwriting, the appraisal and the Historical Occupancy, ADR and RevPAR table with respect to Occupancy, ADR and RevPAR at the Playa Largo Property are attributable to variances in reporting methodologies and/or timing differences.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Playa Largo Property:

Cash Flow Analysis(1)
	2017(2)(3)	7/31/2018 TTM(2)(3)	UW(3)	UW per Room
Occupancy	78.0%	80.8%	80.8%
ADR	$347.42	$366.04	$366.03
RevPAR	$271.12	$295.57	$295.57

Rooms Revenue	$16,844,069	$19,203,082	$19,203,082	$107,882
Food & Beverage	$7,653,762	$8,495,071	$8,495,071	$47,725
Other Income(4)	$2,600,703	$3,013,466	$3,013,466	$16,930
Total Revenue	$27,098,534	$30,711,619	$30,711,619	$172,537
Total Expenses	$17,912,842	$19,819,277	$19,523,633	$109,683
Net Operating Income	$9,185,692	$10,892,342	$11,187,986	$62,854
FF&E	$0	$0	$1,228,465	$6,901
Net Cash Flow	$9,185,692	$10,892,342	$9,959,521	$55,952

NOI DSCR (IO)(5)	1.96x	2.32x	2.38x
NOI DSCR (P&I)(5)	1.56x	1.85x	1.90x
NCF DSCR (IO)(5)	1.96x	2.32x	2.12x
NCF DSCR (P&I)(5)	1.56x	1.85x	1.69x
NOI Debt Yield(5)	10.2%	12.1%	12.4%
NCF Debt Yield(5)	10.2%	12.1%	11.1%

(1)	Occupancy, ADR and RevPAR figures are based on the underwriting, which has been taken from financial statements provided by the Playa Largo Borrower. Variances between the underwriting, the appraisal and the Historical Occupancy, ADR, RevPAR table with respect to Occupancy, ADR and RevPAR at the Playa Largo Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	2017 and 7/31/2018 TTM cash flows were adjusted to reflect a normalized September 2017, as the Playa Largo Property was affected by Hurricane Irma. The adjusted September 2017 revenue represents 80.7% of the October 2017 revenue based on September and October 2016 competitive set RevPAR ratios. September 2017 expenses were adjusted based on October 2017 expense ratios. Unadjusted 2017 and 7/31/2018 TTM Net Operating Income is $8,681,114 and $10,124,996, respectively.

(3)	There were a total of 62,127 available room nights in 2017 as 30 rooms were added to the Playa Largo Property in May 2017. The 7/31/2018 TTM and UW cash flow represents 64,970 room nights.

(4)	Other Income includes resort fee, spa, marina, tennis fees and retail income.

(5)	Debt service coverage ratios and debt yields are based on the Playa Largo Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

MSC 2018-L1

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